Exhibit 10.22

INCREMENTAL AMENDMENT

(AMENDMENT NO. 5 TO CREDIT AGREEMENT)

INCREMENTAL AMENDMENT (this “Agreement”), dated as of April 30, 2020, among KNOWLTON DEVELOPMENT HOLDCO, INC., a corporation duly constituted under the laws of the Province of British Columbia (“Holdings”), KDC US HOLDINGS, INC., a Virginia corporation (the “US Borrower”), KNOWLTON DEVELOPMENT CORPORATION INC., a corporation duly amalgamated under the laws of the Province of British Columbia (the “Canadian Borrower” or “Borrower Representative” and, together with the US Borrower, each, a “Borrower” and collectively, the “Borrowers”), the subsidiaries of the Borrowers party hereto, UBS AG, Stamford Branch (“UBS”), as an Incremental Term Loan Lender (as defined below), UBS, Jefferies Finance LLC and Guggenheim Securities, LLC acting in their capacities as the Incremental Lead Arrangers (the “Incremental Lead Arrangers” and each, an “Incremental Lead Arranger”), and UBS AG, Stamford Branch, as administrative agent and collateral agent for the Incremental Term Loan Lenders (in such capacities, the “Agent”), relating to the Credit Agreement, dated as of December 21, 2018 (as amended by that certain Incremental Amendment (Amendment No. 1 to Credit Agreement), dated as of August 22, 2019, that certain Amendment No. 2 to Credit Agreement, dated as of September 25, 2019, that certain Incremental Amendment (Amendment No. 3 to Credit Agreement), dated as of January 23, 2020 and that certain Refinancing Amendment (Amendment No. 4 to Credit Agreement), dated as of January 29, 2020, and as further amended, restated, amended and restated, supplemented or otherwise modified through the date hereof, the “Credit Agreement”), among Holdings, the Borrowers, the Lenders and Issuing Banks from time to time party thereto, the Agent and the other parties from time to time party thereto.

RECITALS:

WHEREAS, pursuant to the Share Purchase Agreement, dated as of February 8, 2020 (the “Signing Date”) (together with the schedules and exhibits thereto, as amended, restated, amended and restated, supplemented or modified from time to time, the “Purchase Agreement”), by and among Treetop Zobele Bidco Limited, a company limited by shares incorporated under the laws of England and Wales (the “Seller”), Z Gamma B.V., a private company with limited liability organized under the laws of the Kingdom of the Netherlands (the “Target”) and the Canadian Borrower, as buyer, the Canadian Borrower intends to acquire the Shares (as defined in the Purchase Agreement) in the Target (the “Acquisition”), and in connection therewith, the Canadian Borrower will obtain Incremental Term Loans and the proceeds of such Incremental Term Loans will be used, together with cash on hand, to finance the Acquisition (including any working capital and/or purchase price adjustments and the payment of all or a portion of the related transaction costs) (collectively, the “Transactions”).

WHEREAS, pursuant to Section 2.22(a)(i) of the Credit Agreement, the Borrowers wish to add a new tranche of term facilities, and the Incremental Term Loan Lenders party hereto (together with each other financial institution from time to time holding Incremental Term Loans (as defined below), the “Incremental Term Loan Lenders”) have agreed to provide US Dollar- denominated term loans in an aggregate principal amount of US$500,000,000 (the “Incremental Term Facility”, and the term loans made available thereunder, “Incremental Term Loans”).

WHEREAS, it is understood and agreed that the Incremental Term Loans will comprise a new tranche of Term Loans under the Credit Agreement, with terms and provisions set forth in the Credit Agreement, such that the Incremental Term Loans shall constitute a new Class of Loans from the Initial Term Loans.

WHEREAS, pursuant to Sections 2.22(g) and 9.02(b) of the Credit Agreement, the Credit Agreement may be amended to give effect to the provisions of Section 2.22 of the Credit Agreement through an Incremental Amendment executed by the Borrowers, the Agent, and each Incremental Term Loan Lender providing an Incremental Term Commitment (as defined below).

NOW THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference in the Credit Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference, and each reference in any other Loan Document to “the Credit Agreement”, “thereof”, “thereunder”, “therein” or “thereby” or any other similar reference to the Credit Agreement shall, from the Amendment No. 5 Closing Date (as defined below), refer to the Credit Agreement as amended hereby.

SECTION 2. Incremental Term Loans.

(a) Each Incremental Term Loan Lender party hereto severally agrees to make, on the Amendment No. 5 Closing Date, Incremental Term Loans to the Canadian Borrower in an amount equal to the commitment amount set forth next to such Incremental Term Loan Lender’s name in Schedule 1 hereto under the caption “Incremental Term Commitment” (the “Incremental Term Commitment”), in each case on the terms and subject solely to the conditions set forth in Section 6(a) of this Agreement. Each Incremental Term Loan Lender’s Incremental Term Commitment shall terminate on the Amendment No. 5 Closing Date (immediately after giving effect to the Borrowing of Incremental Term Loans on such date). Incremental Term Loans borrowed under this Section 2 and subsequently repaid or prepaid may not be reborrowed. The Canadian Borrower shall utilize the proceeds of the Incremental Term Loans made on the Amendment No. 5 Closing Date, together with cash on hand, to (i) finance the Acquisition (including any working capital and/or purchase price adjustments), (ii) pay interest, fees, premiums, expenses and other transaction costs in connection with the foregoing and (iii) for general corporate purposes.

(b) If the Canadian Borrower requests to have the Incremental Term Loans be LIBO Rate Loans, the Agent and each Incremental Term Loan Lender party hereto hereby consents to an Interest Period for such Incremental Term Loans beginning on the Amendment No. 5 Closing Date and ending on the last day of the Interest Period then in effect with respect to the Initial Term Loans.

SECTION 3. Amendments to Credit Agreement. In accordance with Sections 2.22 and 9.02 of the Credit Agreement and effective as of the Amendment No. 5 Closing Date (as defined below), the Credit Agreement is hereby amended to delete the ~~stricken text~~ (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the conformed copy of the Credit Agreement attached as Annex A hereto.

SECTION 4. Terms of the Incremental Term Loans Generally. On the Amendment No. 5 Closing Date, after giving effect to the Incremental Term Loans hereunder, (i) each Incremental Term Loan Lender holding Incremental Term Loans shall become a “Lender”, in each case for all purposes of the Credit Agreement and the other Loan Documents and (ii) each Incremental Term Loan shall constitute a “Loan”, and shall be deemed to be an “Additional Term Loan”, in each case for all purposes of the Credit Agreement and the other Loan Documents. The Incremental Term Loans shall constitute a separate Class from the Initial Term Loans under the Credit Agreement. The parties hereto hereby consent

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to the incurrence of the Incremental Term Loans on the terms set forth herein. Upon the effectiveness of this Agreement, all conditions and requirements set forth in the Credit Agreement or the other Loan Documents relating to the incurrence of the Incremental Term Loans shall be deemed satisfied and the incurrence of the Incremental Term Loans shall be deemed arranged and consummated in accordance with the terms of the Credit Agreement and the other Loan Documents.

SECTION 5. Representations of the Loan Parties. After giving effect to this Agreement and subject to the Certain Funds Provision (as defined below), each of the Loan Parties represents and warrants that the representations and warranties of the Loan Parties set forth in the Credit Agreement and the other Loan Documents will be true in all material respects on and as of the Amendment No. 5 Closing Date; provided, that (A) to the extent that any such representation or warranty expressly relates to an earlier date such representation or warranty will be true in all material respects as of such earlier date and (B) if such representation or warranty is qualified by or subject to a “material respects”, “material adverse effect”, “material adverse change” or similar term or qualification, such representation and warranty will be true in all respects.

SECTION 6. Conditions to the Amendment No. 5 Closing Date. (a) This Agreement shall become effective with respect to the establishment of the Incremental Term Facility, the funding of the Incremental Term Loans and the consummation of the amendments relating to the Incremental Term Facility set forth in Section 3 as of the first date when each of the following conditions shall have been satisfied (such date, the “Amendment No. 5 Closing Date”):

(i) the Incremental Lead Arrangers shall have received from the Agent, the Incremental Term Loan Lenders, the Borrowers and each other Loan Party, an executed counterpart hereof or other written confirmation (in form reasonably satisfactory to the Incremental Lead Arrangers) that such party has signed a counterpart hereof;

(ii) the Borrower Representative shall have delivered a Borrowing Request (with respect to the Incremental Term Loans) to the Agent at least one Business Day prior to the Amendment No. 5 Closing Date;

(iii) the Incremental Term Loan Lenders, Incremental Lead Arrangers and the Agent shall have received, at least three Business Days prior to the Amendment No. 5 Closing Date, (A) all documentation and other information about any Loan Party reasonably requested by any Incremental Term Loan Lender or any Incremental Lead Arranger in writing with respect to any Loan Party, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the AML Legislation and (B) if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to such Borrower, in each case, to the extent reasonably requested in writing by such Incremental Term Loan Lender, such Incremental Lead Arranger or the Agent, as applicable, at least ten Business Days prior to the Amendment No. 5 Closing Date;

(iv) prior to or substantially concurrently with the funding of the Incremental Term Loans, the Incremental Lead Arrangers and the Incremental Term Loan Lenders shall have received (A) all fees required to be paid by the Borrowers on the Amendment No. 5 Closing Date, pursuant to the Second Amended and Restated Fee Letter, dated as of April 30, 2020, by and among the Borrowers and the Incremental Lead Arrangers (the “Fee Letter”) and (B) all reasonable and documented out-of-pocket expenses to be paid by the Borrowers to the Incremental Lead Arrangers and any Incremental Term Loan Lender on the Amendment No. 5 Closing Date for which reasonably detailed invoices have been delivered to the Borrower Representative at least three Business Days prior to the Amendment No. 5 Closing Date or such later date to which the Borrower Representative may agree, in each case, on or before the Amendment No. 5 Closing Date, which amounts may be offset against the proceeds of the Incremental Term Loans;

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(v) the Incremental Lead Arrangers and the Agent shall have received (A) a certificate of each Loan Party, dated as of the Amendment No. 5 Closing Date and executed by a secretary, assistant secretary or other Responsible Officer (as the case may be) thereof, which shall (x) certify that attached thereto are (I) a true and complete copy of the certificate or articles of incorporation, formation or organization (or equivalent formation document) of such Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party (or equivalent certification in the case of any Canadian Loan Party or Discretionary Guarantor), which certificate or articles of incorporation, formation or organization (or equivalent formation document) have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) since the date reflected thereon, (II) a true and correct copy of the by-laws or operating, management, partnership or similar agreement of such Loan Party, together with all amendments thereto as of the Amendment No. 5 Closing Date, which by-laws or operating, management, partnership or similar agreement are in full force and effect and (III) a true and complete copy of the resolutions or written consents, as applicable, of its board of directors, board of managers, members or other applicable governing body authorizing the execution, delivery and performance of this Agreement and, in the case of the Canadian Borrower, the borrowings hereunder, which resolutions or written consents have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, and (y) identify by name and title and bear the signatures of the officers, managers, directors or other authorized signatories of such Loan Party authorized to sign this Agreement on the Amendment No. 5 Closing Date and (B) other than as set forth in Section 13(c) below, a good standing (or equivalent) certificate as of a recent date for such Loan Party from its jurisdiction of organization;

(vi) the Incremental Lead Arrangers (or its counsel), the Incremental Term Loan Lenders and the Agent shall have received, on behalf of the Agent and the Incremental Term Loan Lenders, a customary written opinion of (A) Weil, Gotshal & Manges LLP, counsel to the US Loan Parties, dated the Amendment No. 5 Closing Date and addressed to the Agent and the Incremental Term Loan Lenders and (B) Fasken Martineau DuMoulin LLP, counsel to the Canadian Loan Parties, dated the Amendment No. 5 Closing Date and addressed to the Agent and the Incremental Term Loan Lenders;

(vii) prior to, or substantially concurrently with, the initial funding of the Incremental Term Facility, the Acquisition shall be consummated in all material respects in accordance the terms of the Purchase Agreement, after giving effect to any modifications, amendments, consents or waivers thereto, other than those modifications, amendments, consents or waivers by the Canadian Borrower that are materially adverse to the interests of the Incremental Term Loan Lenders in their capacities as such, unless consented to in writing by the Incremental Lead Arrangers (such consent not to be unreasonably withheld, delayed or conditioned; it being understood and agreed that (A) any changes to the definition of Material Adverse Effect (as defined in the Purchase Agreement) shall be deemed materially adverse, (B) any reduction in the purchase price of less than 10.0% or in accordance with the Purchase Agreement (including pursuant to any working capital adjustment provision set forth in the Purchase Agreement) shall be deemed not to be materially adverse, (C) any other reduction in the purchase price shall be deemed not to be materially adverse so long as such decrease is allocated first to reduce the cash

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contributions of the Canadian Borrower (with all such contributions to be in the form of (x) common equity, (y) “qualified” preferred equity or (z) other preferred equity or other instruments having terms reasonably acceptable to the Incremental Lead Arrangers, such cash contributions the “Equity Contribution”) to not less than 15% of the sum of (i) the aggregate principal amount of the Incremental Term Facility funded on the Amendment No. 5 Closing Date (excluding the effects of any exercise of the Flex Provisions (as defined in the Fee Letter), including any amounts incurred or borrowed under the Incremental Term Facility to fund any “flex” OID or fees) and (ii) the Equity Contribution (the “Minimum Equity Percentage”), with any excess allocated to reduce the Equity Contribution and the Incremental Term Facility on a pro rata, dollar-for-dollar basis, and (D) any increase in the purchase price shall be deemed not to be materially adverse so long as such increase is funded by an increase in the Equity Contribution or amounts available to be drawn under the Revolving Facility on the Amendment No. 5 Closing Date;

(viii) the representations made by or with respect to the Target and its subsidiaries in the Purchase Agreement as are material to the interests of the Incremental Term Loan Lenders shall be true and correct on and as of the Amendment No. 5 Closing Date (but only to the extent that the Borrower Representative or its Affiliates has the right (taking into account any applicable cure provisions) to terminate its (or their) obligations under the Purchase Agreement or decline to consummate the Acquisition without liability as a result of a breach of such representations); provided, that, to the extent that such representations specifically refer to an earlier date or period, they shall be true and correct in all material respects as of such earlier date or period;

(ix) the Specified Representations shall be true and correct in all material respects on and as of the Amendment No. 5 Closing Date; provided, that, to the extent that such representations and warranties specifically refer to an earlier date or period, they shall be true and correct in all material respects as of such earlier date or period; provided, further, that each reference to “Closing Date” set forth in the definition of “Specified Representations” shall, for the purposes of this clause (ix), be a reference to the Amendment No. 5 Closing Date; provided, further, that the representation and warranty set forth in Section 3.12 of the Credit Agreement shall be made as of the Amendment No. 5 Closing Date with respect to Holdings and its subsidiaries; provided, further, that each reference to “Closing Date” set forth in Section 3.12 of the Credit Agreement shall, for the purposes of this clause (ix), be a reference to the Amendment No. 5 Closing Date;

(x) the Incremental Lead Arrangers and the Agent shall have received a certificate, duly executed by a Responsible Officer of the Borrower Representative, certifying as to (i) the satisfaction of the conditions referred to in clauses (viii) and (ix) of this Section 6(a) and (ii) that no Event of Default under clauses (a), (f) and (g) of Section 7.01 of the Credit Agreement shall have occurred and be continuing as of the Signing Date, after giving effect to the Transactions;

(xi) the Incremental Lead Arrangers and the Agent shall have received a solvency certificate substantially in the form of Exhibit N to the Credit Agreement from the chief financial officer (or other officer with reasonably equivalent duties) of Holdings (or, at the option of the Borrower Representative, a third party opinion as to the solvency of the Borrowers and their respective subsidiaries on a consolidated basis issued by a nationally recognized firm), certifying that Holdings and its subsidiaries, on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby, are solvent;

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(xii) prior to or substantially concurrently with the funding of the Incremental Term Loans hereunder, the indebtedness of the Target incurred under that certain Amended and Restated Senior Facilities Agreement, dated as of April 21, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Existing Credit Facility”), by and among HSBC Bank plc, Interbanca S.p.A., Natixis S.A. – Milan Branch and Unicredit S.p.A., as mandated lead arrangers, Unicredit Bank AG, Milan Branch, as agent and security agent, and the Target, will be repaid in full (or, in the case of any Ancillary Facility (as defined in the Existing Credit Facility) which is to continue to remain available pursuant to clause 8.9 of the Existing Credit Facility, shall be deemed to have been repaid) and all commitments to extend credit thereunder will be terminated and any security interests and guarantees in connection therewith shall be terminated and/or released (or arrangements for such repayment, termination and release shall have been made) (the “Refinancing”); it being understood and agreed, for the avoidance of doubt, that (x) letters of credit outstanding on the Amendment No. 5 Closing Date no longer available to the Target or its subsidiaries may be backstopped or replaced by letters of credit issued under the Revolving Facility on the Amendment No. 5 Closing Date or may be cash collateralized and (y) to the extent any notarizations, apostilles, powers of attorney and/or related formalities required in connection with the Refinancing cannot be provided on the Amendment No. 5 Closing Date, then the provision of such notarizations, apostilles, powers of attorney and/or related formalities shall not constitute a condition precedent to the availability of the Incremental Term Facility on the Amendment No. 5 Closing Date, but instead shall be required to be provided and/or delivered within the time periods set forth in Section 13(b) hereof, as such period may be extended by the Agent in its sole discretion;

(xiii) prior to or substantially concurrently with the initial funding of the Incremental Term Loans hereunder, the Canadian Borrower shall have received the Equity Contribution (to the extent not otherwise applied to the Transactions);

(xiv) since the date of the Base Statement of Financial Position (as defined in the Purchase Agreement) and prior to the Signing Date, and as of the Amendment No. 5 Closing Date, there has not been any Material Adverse Effect (as defined in the Purchase Agreement);

(xv) the Incremental Lead Arrangers shall have received:

(A) the audited consolidated statement of financial position of the Seller for the year ended December 31, 2018 and for each fiscal year ended at least 120 days prior to the Amendment No. 5 Closing Date and (ii) the related audited consolidated statement of comprehensive income and statement of changes in shareholders’ equity of the Seller for the year ended December 31, 2018 and for each fiscal year ended at least 120 days prior to the Amendment No. 5 Closing Date; and

(B) (x) the unaudited interim consolidated statement of financial position of the Seller for the nine months ended September 30, 2019, and for each fiscal quarter thereafter and ended at least 60 days prior to the Amendment No. 5 Closing Date (other than the fourth fiscal quarter of any fiscal year) and (y) the related unaudited interim consolidated income statement as of and for the periods ended September 30, 2019 and for each fiscal quarter thereafter and ended at least 60 days prior to the Amendment No. 5 Closing Date (other than the fourth fiscal quarter of any fiscal year) and (ii) (x) the unaudited interim consolidated statement of financial position of the Seller for the eleven months ended November 30, 2019, and for each fiscal quarter thereafter and ended at least 60 days prior to the Amendment No. 5 Closing Date (other than the fourth fiscal quarter of any fiscal year) and (y) the related unaudited interim consolidated income statement as of and for the periods ended November 30, 2019 and for each fiscal quarter thereafter and ended at least 60 days prior to the Amendment No. 5 Closing Date (other than the fourth fiscal quarter of any fiscal year);

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provided, that no financial statement or pro forma financial statement will be required to include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R)); and

(xvi) subject to the Certain Funds Provision (as defined below), the Agent shall have received all documents and instruments required to create and perfect the Agent’s security interest in the Collateral shall have been executed by the Borrowers and the Guarantors, as applicable, and delivered to the Agent and, if applicable, be in proper form for filing.

(b) Notwithstanding anything to the contrary in this Agreement (this clause (b), the “Certain Funds Provision”):

(i) the only conditions to the commitments under the Incremental Term Facility and the availability and funding of the Incremental Term Loans on the Amendment No. 5 Closing Date are those set forth in Section 6(a) and upon satisfaction (or waiver by the Incremental Lead Arrangers) of such conditions, the Incremental Lead Arrangers will execute and deliver this Agreement and the initial funding of the Incremental Term Loans shall occur; it being understood and agreed that there are no other conditions (implied or otherwise) to the commitments under the Incremental Term Facility or to the availability and funding of the Incremental Term Loans on the Amendment No. 5 Closing Date, including compliance with the terms of this Agreement or the Fee Letter (other than the conditions set forth in Section 6(a));

(ii) the only representations and warranties the accuracy of which shall be a condition to the availability and funding of the Incremental Term Facility on the Amendment No. 5 Closing Date shall be the representations and warranties set forth in Sections 6(a)(viii) and 6(a)(ix); and

(iii) the terms of this Agreement and any closing deliverables shall be in a form such that they do not impair the availability or funding of the Incremental Term Facility on the Amendment No. 5 Closing Date if the conditions set forth in Section 6(a) are satisfied (or waived by the Incremental Lead Arrangers) (it being understood that, to the extent any security interest in any Collateral is not or cannot be provided and/or perfected on the Amendment No. 5 Closing Date after the Borrower Representative’s or its applicable subsidiaries use of commercially reasonable efforts to do so or without undue burden or expense, then the provision and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of the Incremental Term Facility on the Amendment No. 5 Closing Date, but instead shall be required to be provided and/or delivered within the time periods set forth in Section 5.12 of the Credit Agreement, as such period may be extended by the Agent in its sole discretion), pursuant to arrangements to be mutually agreed by the parties hereto acting reasonably.

SECTION 7. Governing Law.

(a) THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; PROVIDED, THAT THE GOVERNING LAW OF PURCHASE AGREEMENT SHALL GOVERN IN DETERMINING WHETHER THE ACQUISITION HAS BEEN

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CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE PURCHASE AGREEMENT (IN EACH CASE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION).

(b) The jurisdiction and waiver of jury trial provisions in Sections 9.10(b), 9.10(c), 9.10(d) and 9.11 of the Credit Agreement are hereby incorporated by reference into this Agreement and shall apply, mutatis mutandis, to this Agreement.

SECTION 8. Confirmation of Guarantees and Security Interests. By signing this Agreement, each Loan Party hereby confirms that (a) the obligations of the Loan Parties under the Credit Agreement as modified or supplemented hereby (including with respect to the Incremental Term Loans contemplated by this Agreement) and the other Loan Documents (i) are entitled to the benefits of the guarantees and the security interests set forth or created in the Credit Agreement, the Loan Guaranty, the Security Agreements and the other Loan Documents, (ii) constitute “Obligations” and “Secured Obligations” as such terms are defined in the Credit Agreement, subject to the qualifications and exceptions described therein, (iii) notwithstanding the effectiveness of the terms hereof, the Loan Documents are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects and (b) each Incremental Term Loan Lender shall be a “Secured Party” and a “Lender” (including without limitation for purposes of the definition of “Required Lenders” contained in Section 1.01 of the Credit Agreement) for all purposes of the Credit Agreement and the other Loan Documents. Each Loan Party ratifies and confirms that all Liens granted, conveyed, or assigned to the Agent by such Person pursuant to any Loan Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Secured Obligations as increased hereby, as contemplated by this Agreement.

SECTION 9. Credit Agreement Governs. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or the Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend, novate or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a future consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

SECTION 10. Waiver. Neither the Agent nor any of its Affiliates shall be liable to the Borrowers, any other Loan Party, any Incremental Term Loan Lender or any of their respective Affiliates, equity holders or debt holders for any losses, costs, damages or liabilities incurred, directly or indirectly, as a result of the Agent, or any of their respective Affiliates, taking any action in accordance with the terms of the Credit Agreement and this Agreement, as applicable, except to the extent the Agent or its Affiliates would be liable for such losses, costs, damages or liabilities pursuant to the terms of the Credit Agreement.

SECTION 11. Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed by the Borrowers, the other Loan Parties, the Agent and the Incremental Term Loan Lender signatory hereto on the date hereof and when the Incremental Lead

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Arrangers have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email as a “.pdf” or “.tif” or similar attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 12. Miscellaneous. This Agreement shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. The provisions of this Agreement are deemed incorporated into the Credit Agreement as if fully set forth therein. To the extent required by the Credit Agreement, each of the Borrowers and the Agent hereby consent to each Incremental Term Loan Lender that is not a Lender as of the date hereof becoming a Lender under the Credit Agreement on the Amendment No. 5 Closing Date. For only the purpose of Section 9.05 of the Credit Agreement, the Borrower Representative, hereby consents to the assignments by UBS AG, Stamford Branch, in its capacity as an Incremental Term Loan Lender under this Agreement, in a manner otherwise in accordance with the Credit Agreement (as amended by this Agreement), of the Incremental Term Loans made by it on the Amendment No. 5 Closing Date solely to the institutions and solely in the amounts previously agreed upon by the Incremental Lead Arrangers and the Borrower Representative, and the Agent hereby waives the payment of any processing and recordation fee otherwise payable under Section 9.05(b)(ii)(C) in connection with such assignments. Notwithstanding anything to the contrary contained herein, this Section 12 shall not operate to consent to any assignment to a Disqualified Institution and any such assignment by UBS AG, Stamford Branch to a Disqualified Institution shall be prohibited and subject to the same remedies as set forth in Section 9.05(f) of the Credit Agreement.

SECTION 13 Post-Closing Obligations.

(a) Mortgage Amendments. With respect to each existing Mortgage, not later than 90 days after the Amendment No. 5 Closing Date (or such longer period as may be agreed by the Agent acting reasonably), the Borrowers shall cause the applicable Loan Parties to deliver to the Agent (a) an executed modification to each existing Mortgage, in form and substance reasonably satisfactory to the Agent, modifying any maximum secured amount stated therein and confirming that the Lien of such Mortgage secures the Incremental Term Loans and otherwise ratifying and confirming the Lien of such Mortgage, and (b) a date down endorsement (or, to the extent not available in the applicable jurisdiction, a modification endorsement) to the applicable existing title insurance policy, in form and substance reasonably satisfactory to the Agent; provided, that the Borrowers may, in lieu of (a) and (b), deliver to the Agent written or e-mail confirmation from local counsel in the jurisdiction in which the applicable Material Real Estate Asset is located substantially to the effect that the existing Mortgage secures the Incremental Term Loans and no modification needs to be recorded to ensure the continuation of the Lien or to ensure the priority of the Lien of such Mortgage is not adversely affected.

(b) With respect to the Refinancing, not later than 75 days after the Amendment No. 5 Closing Date (or such longer period as may be agreed by the Agent acting reasonably), the Borrowers shall deliver any notarizations, apostilles, powers of attorney and/or related formalities required in connection with the Refinancing to the extent not delivered on the Amendment No. 5 Closing Date.

(c) With respect to Thibiant International, Inc., a California corporation, not later than 30 days after the Amendment No. 5 Closing Date (or such longer period as may be agreed by the Agent), the Borrowers shall deliver a good standing (or equivalent) certificate as of a recent date from the State of California.

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SECTION 14 Additional Amendments. Notwithstanding the foregoing, this Agreement may be amended or supplemented by an agreement or agreements in writing, solely with the consent of the Administrative Agent (on behalf of the Requisite Incremental Lead Arrangers (as defined in the Fee Letter)) and the Borrower Representative, without the need to obtain the consent of any other Lender, to implement the Flex Provisions (as defined in the Fee Letter), and, to the extent such amendment would be otherwise permitted by the terms of this Agreement, such amendment shall become effective without any further action or the consent of any other party to any Loan Document; provided, however, that notwithstanding the foregoing or any other provision hereof, if the Administrative Agent (on behalf of the Requisite Incremental Lead Arrangers) at any time or from time to time on or prior to the achievement of a Successful Syndication (as defined in the Fee Letter) with respect to the Incremental Term Facility proposes to effect the Flex Provisions (as defined in the Fee Letter), the Borrower Representative shall enter into such amendment within fifteen Business Days (or such longer period as may be agreed by the Administrative Agent) from the date of delivery to the Borrower Representative of a draft amendment reflecting the applicable Flex Provisions (as defined in the Fee Letter) permitted to be exercised under the Fee Letter; provided, that the Administrative Agent (on behalf of the Requisite Incremental Lead Arrangers) shall use reasonable best efforts to effectuate any such amendment in a timely manner and such period may be extended as reasonably agreed among the Borrower Representative and the Administrative Agent. The Borrower Representative hereby acknowledges that failure to enter into such an amendment or amendments pursuant to this Section 14 constitutes an Event of Default under Section 7.01 of the Credit Agreement. In addition, the parties hereto acknowledge and agree that the Borrower Representative may elect prior to the Syndication Launch Date (as defined in the Commitment Letter referred to in the Fee Letter) to request that the Incremental Lead Arrangers syndicate an Incremental Euro Tranche (as defined in and pursuant to the terms of the Commitment Letter referred to in the Fee Letter) to refinance of all or part of the Incremental Term Loans funded hereunder; provided, that the Incremental Lead Arrangers shall only be obligated to use commercially reasonable efforts to arrange the Incremental Euro Tranche (as defined in the Commitment Letter referred to in the Fee Letter) if requested in writing by the Borrower Representative on or prior to the Syndication Launch Date (as defined in the Commitment Letter referred to in the Fee Letter) (which Syndication Launch Date shall be communicated by UBS to the Borrower Representative after the date hereof with at least three (3) Business Days prior written notice).

[Remainder of page intentionally left blank]

10

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

HOLDINGS:

KNOWLTON DEVELOPMENT HOLDCO, INC.

By:	/s/ Gregg Kam
Name: Gregg Kam
Title: Chief Financial Officer

BORROWERS:

KDC US HOLDINGS, INC.

By:	/s/ Gregg Kam
Name: Gregg Kam
Title: Chief Financial Officer

KNOWLTON DEVELOPMENT CORPORATION INC.

By:	/s/ Gregg Kam
Name: Gregg Kam
Title: Chief Financial Officer

[Signature Page – Amendment No. 5 to Credit Agreement]

GUARANTORS:

THIBIANT INTERNATIONAL, INC.
AROMAIR FINE FRAGRANCE COMPANY
CHEMAID LABORATORIES, INC.
KDC US FINCO, INC.
KOLMAR LABORATORIES, INC.
NORTHERN LABS, INC.
TRI-TECH LABORATORIES, LLC
ACUPAC PACKAGING, INC.
BENCHMARK COSMETIC LABORATORIES, INC.
KDC/ONE EUROPE

By:	/s/ Gregg Kam
Name: Gregg Kam
Title: Chief Financial Officer

SWALLOWFIELD INC.
CURZON SUPPLIES LIMITED
SWALLOWFIELD CONSUMER PRODUCTS LIMITED

By:	/s/ Gregg Kam
Name: Gregg Kam
Title: Director

KDC/ONE HOLDINGS (BVI) INC.

By:	/s/ Gregg Kam
Name: Gregg Kam
Title: Director

KDC/ONE COSMETIC LABORATORIES OF AMERICA INC.

By:	/s/ Gregg Kam
Name: Gregg Kam
Title: Chief Financial Officer

[Signature Page – Amendment No. 5 to Credit Agreement]

HCT PACKAGING INC.

By:	/s/ Timothy Thorpe
Name: Timothy Thorpe
Title: President and Chief Executive Officer

HCT GROUP HOLDINGS LIMITED

By:	/s/ Timothy Thorpe
Name: Timothy Thorpe
Title: President and Chief Executive Officer

CLOVER PARK 2 (BVI) LIMITED

By:	/s/ Timothy Thorpe
Name: Timothy Thorpe
Title: Director

ZOSIA LIMITED

By:	/s/ Timothy Thorpe
Name: Timothy Thorpe
Title: Director

HERORICH HOLDINGS LIMITED

By:	/s/ Timothy Thorpe
Name: Timothy Thorpe
Title: Director

[Signature Page – Amendment No. 5 to Credit Agreement]

HCT ASIA LIMITED

By:	/s/ Richard Flook
Name: Richard Flook
Title: Director

HCT CHINA LIMITED

By:	/s/ Richard Flook
Name: Richard Flook
Title: Director

HCT INNOVATION LIMITED

By:	/s/ Richard Flook
Name: Richard Flook
Title: Director

HCT-KENT PACKAGING LIMITED

By:	/s/ Richard Flook
Name: Richard Flook
Title: Director

HCT EUROPE LIMITED

By:	/s/ Richard Flook
Name: Richard Flook
Title: Director

HCT BEAUTY LTD

By:	/s/ Richard Flook
Name: Richard Flook
Title: Director

NB BEAUTY LIMITED

By:	/s/ Richard Flook
Name: Richard Flook
Title: Director

[Signature Page – Amendment No. 5 to Credit Agreement]

CLOVER PARK 1 LIMITED

By:	/s/ Mohammed Asaria
Name: Mohammed Asaria
Title: Director

CLOVER PARK 2 LIMITED

By:	/s/ Mohammed Asaria
Name: Mohammed Asaria
Title: Director

KDC/ONE EUROPE SAS
KDC/ONE SWALLOWFIELD LIMITED
SWALLOWFIELD CONSUMER PRODUCTS LIMITED

By:	/s/ Gregg Kam
Name: Gregg Kam
Title: Director

[Signature Page – Amendment No. 5 to Credit Agreement]

UBS AG, STAMFORD BRANCH, as Agent
and Incremental Term Loan Lender

By:	/s/ Darlene Arias
Name: Darlene Arias
Title: Director

By:	/s/ Houssem Daly
Name: Houssem Daly
Title: Associated Director

[Signature Page – Amendment No. 5 to Credit Agreement]

JEFFERIES FINANCE LLC, as Incremental
Term Loan Lender

By:	/s/ Brian Buoye
Name: Brian Buoye
Title: Managing Director

By:
Name:
Title:

[Signature Page – Amendment No. 5 to Credit Agreement]

MIDCAP FINANCIAL TRUST

By:	Apollo Capital Management, L.P.,
its investment manager

By:	Apollo Capital Management GP, LLC, its general partner

By:	/s/ Maurice Amsellem
Name: Maurice Amsellem
Title: Authorized Signatory

APOLLO INVESTMENT CORPORATION, as Incremental Term Loan Lender
By: Apollo Investment Management, L.P., its investment advisor
By: ACC Management, LLC, its general partner

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

APOLLO TACTICAL VALUE SPN INVESTMENTS, L.P., as Incremental Term Loan Lender
By: Apollo Tactical Value SPN Advisors (APO DC), L.P., its general partner
By: Apollo Tactical Value SPN Capital Management (APO DC-GP), LLC, its general partner

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

APOLLO CENTRE STREET PARTNERSHIP, L.P., as Incremental Term Loan Lender
By: Apollo Centre Street Advisors (APO DC), L.P., its general partner
By: Apollo Centre Street Advisors (APO DC-GP), LLC, its general partner

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

[Signature Page – Amendment No. 5 to Credit Agreement]

APOLLO MOULTRIE CREDIT FUND, L.P.,
as Incremental Term Loan Lender
By: Apollo Moultrie Credit Fund Advisors, L.P., its general partner
By: Apollo Moultrie Capital Management, LLC, its general partner

By:	/s/ Joseph D. Glatt
Name: Joseph D. Glatt
Title: Vice President

[Signature Page – Amendment No. 5 to Credit Agreement]

Exhibit A

EXECUTION VERSION

PUBLISHED CUSIP NUMBER: C4953EAA3

CUSIP (TERM FACILITY): C4953EAB1

CUSIP (REVOLVING FACILITY): C4953EAC9

CREDIT AGREEMENT

Dated as of December 21, 2018

among

1184248 B.C. LTD.

(and after the Closing Date Amalgamations, KNOWLTON DEVELOPMENT CORPORATION INC.),

as the Canadian Borrower,

KDC US HOLDINGS, INC.,

as the US Borrower,

KNOWLTON DEVELOPMENT HOLDCO, INC.,

as Holdings,

THE FINANCIAL INSTITUTIONS PARTY HERETO,

as Lenders,

and

UBS AG, STAMFORD BRANCH,

as Administrative Agent,

UBS SECURITIES LLC,

GUGGENHEIM SECURITIES, LLC,

and

JEFFERIES FINANCE LLC,

as Joint Lead Arrangers

and Joint Bookrunners

and

SUMITOMO MITSUI BANKING CORPORATION,

as Documentation Agent

-i-

-ii-

-iii-

~~ARTICLE 10~~

SCHEDULES:

Schedule 1.01	–	Commitment Schedule
Schedule 3.05	–	Material Real Estate Assets
Schedule 3.06	–	Litigation and Environmental Matters
Schedule 3.13	–	Subsidiaries
Schedule 5.10	–	Unrestricted Subsidiaries
Schedule 5.15	–	Post-Closing Matters
Schedule 6.01	–	Indebtedness
Schedule 6.02	–	Liens
Schedule 6.06	–	Investments
Schedule 6.07	–	Dispositions
Schedule 9.01	–	Borrowers’ Website Address for Electronic Delivery

EXHIBITS:

Exhibit A-1	–	Form of Assignment and Assumption
Exhibit A-2	–	Form of Affiliated Lender Assignment and Assumption
Exhibit B	–	Form of Borrowing Request
Exhibit C	–	Form of Swingline Loan Notice
Exhibit D	–	Form of Compliance Certificate
Exhibit E	–	Form of Interest Election Request
Exhibit F	–	Form of Perfection Certificate
Exhibit G	–	[Reserved]
Exhibit H	–	Form of Promissory Note
Exhibit I-1	–	Form of Trademark Security Agreement
Exhibit I-2	–	Form of Patent Security Agreement
Exhibit I-3	–	Form of Copyright Security Agreement
Exhibit J	–	Form of Loan Guaranty
Exhibit K-1	–	Form of US Security Agreement
Exhibit K-2	–	Form of Canadian Security Agreement

-iv-

Exhibit K-3	–	Form of Deed of Hypothec
Exhibit L	–	Form of Letter of Credit Request
Exhibit M-1	–	Form of US Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For US Federal Income Tax Purposes)
Exhibit M-2	–	Form of US Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For US Federal Income Tax Purposes)
Exhibit M-3	–	Form of US Tax Compliance Certificate (For Foreign Participants That Are Partnerships For US Federal Income Tax Purposes)
Exhibit M-4	–	Form of US Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For US Federal Income Tax Purposes)
Exhibit N	–	Form of Solvency Certificate

-v-

CREDIT AGREEMENT

CREDIT AGREEMENT, dated as of December 21, 2018 (this “Agreement”), by and among KDC US HOLDINGS, INC., a Virginia corporation (the “US Borrower”), 1184248 B.C. LTD., a corporation duly constituted under the laws of the Province of British Columbia (the “Initial Borrower” and, prior to the Closing Date Amalgamations (hereinafter defined), the “Canadian Borrower”), which as part of the Closing Date Amalgamations, will be amalgamated to form KNOWLTON DEVELOPMENT CORPORATION INC., a corporation duly amalgamated under the laws of the Province of British Columbia (“KDC” and, after the Closing Date Amalgamations, the “Canadian Borrower”), KNOWLTON DEVELOPMENT HOLDCO, INC., a corporation duly constituted under the laws of the Province of British Columbia (“Holdings”), the Lenders and Issuing Banks from time to time party hereto and UBS AG, STAMFORD BRANCH (“UBS”), as administrative agent and collateral agent for the Lenders and Issuing Banks (in its capacities as administrative and collateral agent, the “Administrative Agent”).

RECITALS

A. On the Closing Date, (i) the Initial Borrower purchased from the Vendors (as defined in the Share Purchase Agreement) all of the issued and outstanding shares (other than shares rolled over pursuant to the Equity Contribution) of Knowlton Development Corporation Inc., a corporation duly constituted under the laws of the Province of British Columbia, having a place of business at Suite 1700, 666 Burrard Street, Vancouver, BC V6C 2X8, Canada (the “Target”) and (ii) the (1) Initial Borrower, (2) the Target, (3) Knowlton Packaging Inc., a corporation duly continued under the laws of the Province of British Columbia, (4) 1190826 B.C. Ltd., a corporation duly continued under the laws of the Province of British Columbia, (5) 1190818 B.C. Ltd., a corporation duly continued under the laws of the Province of British Columbia and (6) 1191198 B.C. Ltd., a corporation duly continued under the laws of the Province of British Columbia, in each case, amalgamated to form KDC (such transactions in this clause (ii), the “Closing Date Amalgamations” and, together with the transactions in clause (i) and the other transactions contemplated by the Share Purchase Agreement, collectively, the “Acquisition”).

B. To fund a portion of the Acquisition, the Investors made Cash equity contributions (or, in the case of the Co-Investors, Cash or non-Cash equity contributions), directly or indirectly to Holdings, in consideration for Permitted Equity, which Permitted Equity, when combined with all equity interests (including restricted stock or options) retained, rolled over or directly or indirectly invested in Permitted Equity of Holdings and all Permitted Equity of Holdings issued to, or otherwise directly or indirectly held or acquired by, any Co-Investors (such contribution, retention, rollover and/or conversion, collectively, the “Equity Contribution”), represents not less than 30% of the sum of (i) the aggregate principal amount of the Credit Facilities (as defined below) funded on the Closing Date (excluding (x) amounts drawn under the Revolving Facility on the Closing Date for working capital purposes and/or purchase price adjustments, to fund the Transaction Costs or to replace, backstop or cash collateralize existing letters of credit and (y) any Letters of Credit outstanding on the Closing Date) and (ii) the Equity Contribution.

C. The Borrowers have requested that the Lenders extend credit in the form of (a) Initial Term Loans in an original aggregate principal amount equal to US$525,000,000 and (b) a Revolving Facility in an original aggregate principal amount of US$75,000,000.

D. The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“2019 Incremental Term Loans” means the Incremental Term Loans (as defined in Amendment No. 1) in an aggregate principal amount of US$105,000,000, incurred by the Borrowers on the Amendment No. 1 Closing Date.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Alternate Base Rate.

“ABR Loan” means a Loan bearing interest at a rate determined by reference to the Alternate Base Rate.

“ACH” means automated clearing house transfers.

“Acquisition” has the meaning assigned to such term in the Recitals.

“Additional Agreement” has the meaning assigned to such term in Article 8.

“Additional Commitments” means the Additional Revolving Commitments and the Additional Term Commitments.

“Additional Lender” has the meaning assigned to such term in Section 2.22(b).

“Additional Loans” means the Additional Revolving Loans and the Additional Term Loans.

“Additional Revolving Commitments” means any revolving credit commitment added pursuant to Section 2.22, 2.23 or 9.02(c)(ii).

“Additional Revolving Facility” means any revolving credit facility added pursuant to Section 2.22, 2.23 or 9.02(c)(ii).

“Additional Revolving Loans” means any revolving loan added hereunder pursuant to Section 2.22, 2.23 or 9.02(c)(ii).

“Additional Term Commitments” means any term commitment added pursuant to Section 2.22, 2.23 or 9.02(c)(i).

“Additional Term Loans” means any term loan added pursuant to Section 2.22, 2.23 or 9.02(c)(i).

“Adjustment Date” means the date of delivery of financial statements required to be delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable.

“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.

“Administrative Questionnaire” means an administrative questionnaire of a Lender in a form supplied by the Administrative Agent.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of any Borrower or any Restricted Subsidiary) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claim), whether pending or, to the knowledge of any Borrower or any Restricted Subsidiary, threatened in writing, against or affecting any Borrower or any Restricted Subsidiary or any property of any Borrower or any Restricted Subsidiary.

“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. No Person shall be an “Affiliate”, except for the purpose of Section 6.09, solely because it is an unrelated portfolio company of the Sponsor and none of the Administrative Agent, any Arranger, any Lender (other than any Affiliated Lender or any Debt Fund Affiliate) or any of their respective Affiliates shall be considered an Affiliate of Holdings or any subsidiary thereof. For purposes of this Agreement and the other Loan Documents, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates.

“Affiliated Lender” means any Non-Debt Fund Affiliate, Holdings, any Borrower and/or any subsidiary of Holdings.

“Affiliated Lender Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Affiliated Lender (with the consent of any party whose consent is required by Section 9.05) and accepted by the Administrative Agent in the form of Exhibit A-2 or any other form approved by the Administrative Agent and the Borrower Representative.

“Affiliated Lender Cap” has the meaning assigned to such term in Section 9.05(g)(iv).

“Aggregate Revolving Credit Exposure” means, at any time, the aggregate amount of the Lenders’ Revolving Credit Exposures at such time.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect on such day plus 0.50%, (b) to the extent ascertainable, the Published LIBO Rate (which rate shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis) plus 1.00% and (c) the Prime Rate; provided, that in no event shall the Alternate Base Rate be less than 0.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Published LIBO Rate, as the case may be, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Published LIBO Rate, as the case may be. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14(b) hereof, then the Alternate Base Rate shall be the greater of clauses (a) and (c) above and shall be determined without reference to clause (b) above.

“Alternate Base Rate Borrowing” means any Borrowing of ABR Rate Loans.

“Alternate Currency” has the meaning assigned to such term in Section 1.12(a).

“Amendment No. 1” means the Incremental Amendment (Amendment No. 1 to Credit Agreement), dated as of August 22, 2019, among the Borrowers, Holdings, the Subsidiaries of the Borrowers party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 1 Closing Date” has the meaning set forth in Amendment No. 1 and occurred on August 22, 2019.

“Amendment No. 3” means the Incremental Amendment (Amendment No. 3 to Credit Agreement), dated as of January 23, 2020, among the Borrowers, Holdings, the Subsidiaries of the Borrowers party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 3 Closing Date” has the meaning set forth in Amendment No. 3 and occurred on January 23, 2020.

“Amendment No. 3 Incremental Revolving Commitments” means the Incremental Revolving Commitments (as defined in Amendment No. 3) in an aggregate principal amount of US$50,000,000, provided to the Borrowers on the Amendment No. 3 Closing Date.

“Amendment No. 3 Incremental Term Loans” means the Incremental Term Loans (as defined in Amendment No. 3) in an aggregate principal amount of US$300,000,000, incurred by the US Borrower on the Amendment No. 3 Closing Date.

“Amendment No. 4” means the Refinancing Amendment (Amendment No. 4 to Credit Agreement), dated as of January 29, 2020, among the Borrowers, Holdings, the Subsidiaries of the Borrowers party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 4 Closing Date” has the meaning set forth in Amendment No. 4 and occurred on January 29, 2020.

“Amendment No. 5” means the Incremental Amendment (Amendment No. 5 to Credit Agreement), dated as of April 30, 2020, among the Borrowers, Holdings, the Subsidiaries of the Borrowers party thereto, the Lenders party thereto and the Administrative Agent.

“Amendment No. 5 Closing Date” has the meaning set forth in Amendment No. 5 and occurred on April 30, 2020.

“Amendment No. 5 Fee Letter” means that certain Second Amended and Restated Fee Letter, dated as of April 30, 2020, by and among the Borrowers, the Arrangers and the other commitment parties party thereto.

“Amendment No. 5 USD Incremental Term Loan Commitment” means, with respect to each Amendment No. 5 USD Incremental Term Loan Lender, the commitment of such Amendment No. 5 USD Incremental Term Loan Lender to make Amendment No. 5 USD Incremental Term Loans pursuant to Amendment No. 5 on the Amendment No. 5 Closing Date.

“Amendment No. 5 USD Incremental Term Loan Lender” means a Lender with an Amendment No. 5 USD Incremental Term Loan or an outstanding Amendment No. 5 USD Incremental Term Loan Commitment.

“Amendment No. 5 USD Incremental Term Loans” means the Incremental Term Loans (as defined in Amendment No. 5) in an aggregate principal amount of US$500,000,000, incurred by the Canadian Borrower on the Amendment No. 5 Closing Date.

“Amendment No. 5 USD Incremental Term Loan Maturity Date” means the date that is seven years after the Closing Date.

“AML Legislation” has the meaning assigned to such term in Section 9.16(a).

“Applicable Canadian Regulations” means any Canadian laws, regulations or orders governing transactions in controlled goods or technologies or dealings with countries, entities, organizations, or individuals, in all cases, providing for economic sanctions and similar measures, including: (a) Part II.1 of the Criminal Code (Canada), (b) the Special Economic Measures Act (Canada), (c) the United Nations Act (Canada), and (d) the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).

“Applicable Percentage” means, (a) with respect to any Term Lender for any Class, a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Term Loans and Additional Term Loan Commitments of such Term Lender for such Class and the denominator of which is the aggregate outstanding principal amount of the Term Loans and Additional Term Loan Commitments of all Term Lenders for such Class and (b) with respect to any Revolving Lender for any Class, the percentage of the Total Revolving Credit Commitment for such Class represented by such Lender’s Revolving Credit Commitment for such Class; provided, that for purposes of Section 2.21 and otherwise herein, when there is a Defaulting Lender, any such Defaulting Lender’s Revolving Credit Commitment shall be disregarded in the relevant calculations. In the case of clause (b), in the event the Revolving Credit Commitments for any Class shall have expired or been terminated, the Applicable Percentages of any Revolving Lender of such Class shall be determined on the basis of the Revolving Credit Exposure of the Revolving Lenders of such Class, giving effect to any assignments and to any Revolving Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Price” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Applicable Rate” means, for any day:

(a) (i) with respect to LIBO Rate Term Loans (other than the Amendment No. 5 USD Incremental Term Loans), 3.75% per annum, (ii) with respect to the Amendment No. 5 USD Incremental Term Loans, 3.75% per annum and (~~ii~~iii) with respect to each ABR Term Loans, 2.75% per annum; and

(b) with respect to Revolving Loans, the rate per annum applicable to the relevant Class of Loans set forth below under the caption “ABR Spread”, “LIBO Rate Spread”, “Canadian Prime Rate Spread” and “BA Rate Spread”, as the case may be, based upon the First Lien Leverage Ratio as of the last day of the most recently ended Test Period; provided, that until the first Adjustment Date following the completion of at least one full Fiscal Quarter ended after the Closing Date, the “Applicable Rate” shall be the applicable rate per annum set forth below in Category 1:

First Lien Leverage Ratio	ABR Spread for Revolving Loans	LIBO Rate Spread for Revolving Loans	Canadian Prime Rate Spread for Revolving Loans	BA Rate Spread for Revolving Loans
Category 1 Greater than 4.50:1.00	2.25%	3.25%	2.25%	3.25%
Category 2 Less than or equal to 4.50:1.00 and greater than 4.00:1.00	2.00%	3.00%	2.00%	3.00%
Category 3 Less than or equal to 4.00:1.00	1.75%	2.75%	1.75%	2.75%

The Applicable Rate shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the First Lien Leverage Ratio in accordance with the tables above; provided, that if financial statements are not delivered when required pursuant to Section 5.01(a) or (b), as applicable, the “Applicable Rate” shall be the rate per annum set forth above in Category 1 until such financial statements are delivered in compliance with Section 5.01(a) or (b), as applicable.

“Approved Fund” means, with respect to any Lender or Eligible Assignee, any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) such Lender or Eligible Assignee, (b) any Affiliate or branch of such Lender or Eligible Assignee or (c) any entity or any Affiliate of any entity that administers, advises or manages such Lender or Eligible Assignee.

“Arrangers” means UBS Securities LLC (“UBSS”), Guggenheim Securities, LLC (“Guggenheim Securities”) and Jefferies Finance LLC (“Jefferies”) in their capacities as joint lead arrangers and joint bookrunners and “Arranger” means any one of the foregoing.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent in the form of Exhibit A-1 or any other form approved by the Administrative Agent and the Borrower Representative.

“Auction” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Auction Agent” means (a) the Administrative Agent or any of its Affiliates or branches or (b) any other financial institution or advisor engaged by the Borrower Representative (whether or not an Affiliate or branch of the Administrative Agent) to act as an arranger in connection with any Auction pursuant to the definition of “Dutch Auction”.

“Auction Amount” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Auction Notice” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Auction Party” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Auction Response Date” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Availability Period” means the period from and including the Closing Date to but excluding the earliest of (a) the date of termination of the Revolving Credit Commitments pursuant to Section 2.09, (b) the date of termination of the obligation of each Revolving Lender to make Revolving Loans and the obligation of the Issuing Bank to issue Letters of Credit pursuant to Section 7.01 and (c) the Revolving Credit Maturity Date.

“Available Amount” means, at any time (the “Available Amount Reference Time”), an amount equal to, without duplication:

(a) the sum of:

(i) the greater of (x) US$21,000,000 and (y) 20% of Consolidated Adjusted EBITDA of the Borrowers and their Restricted Subsidiaries as of the last day of the most recently ended Test Period; plus

(ii) amount, not less than zero, equal to (x) the cumulative amount of Excess Cash Flow of each Borrower for all Fiscal Years completed after the Closing Date (commencing with the fiscal year ending April 30, 2019) and prior to the Available Amount Reference Time, minus (y) the portion of such Excess Cash Flow that has been (or is required to be) applied after the Closing Date and on or prior to the Available Amount Reference Time to the prepayment of Term Loans in accordance with Section 2.11(b)(i) (without giving effect to Section 2.11(b)(i)(B), and without giving effect to the second proviso at the end of Section 2.11(b)(i)) (such amount, the “Growth Amount”); plus

(iii) the amount of any capital contributions or other proceeds of any issuance of Capital Stock after the Closing Date (other than any amounts (x) constituting a Cure Amount or an Available Excluded Contribution Amount or proceeds of an issuance of Disqualified Capital Stock, (y) received from any Borrower or any Restricted Subsidiary or (z) incurred from the proceeds of any loan or advance made pursuant to Section 6.06(h)(ii)) received as Cash equity by any Borrower or any Restricted Subsidiary, plus the fair market value, as reasonably determined by the Borrower Representative in good faith, of Cash Equivalents, marketable securities or other property received by any Borrower or any Restricted Subsidiary as a capital contribution or in return for any issuance of Capital Stock (other than any amounts (x) constituting a

Cure Amount or an Available Excluded Contribution Amount or proceeds of any issuance of Disqualified Capital Stock or (y) received from any Borrower or any Restricted Subsidiary), in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(iv) the aggregate principal amount of any Indebtedness or Disqualified Capital Stock, in each case, of any Borrower or any Restricted Subsidiary issued after the Closing Date (other than Indebtedness or such Disqualified Capital Stock issued to any Borrower or any Restricted Subsidiary), which has been converted into or exchanged for Capital Stock of any Borrower, any Restricted Subsidiary or any Parent Company that does not constitute Disqualified Capital Stock, together with the fair market value of any Cash Equivalents and the fair market value (as reasonably determined by the Borrower Representative) of any property or assets received by any Borrower or any Restricted Subsidiary upon such exchange or conversion, in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(v) the net proceeds received by any Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with the Disposition to any Person (other than any Borrower or any Restricted Subsidiary) of any Investment made pursuant to Section 6.06(r)(i) (in an amount not to exceed the original amount of such Investment); plus

(vi) to the extent not already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the proceeds received by any Borrower or any Restricted Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with cash returns, cash profits, cash distributions and similar cash amounts, including cash principal repayments of loans, in each case, received in respect of any Investment made after the Closing Date pursuant to Section 6.06(r)(i) (in an amount not to exceed the original amount of such Investment); plus

(vii) an amount equal to the sum of (A) the amount of any Investments by any Borrower or any Restricted Subsidiary pursuant to Section 6.06(r)(i) in any Unrestricted Subsidiary, joint venture or other minority investment (in an amount not to exceed the original amount of such Investment) that has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated, wound up or dissolved into, any Borrower or any Restricted Subsidiary and (B) the fair market value (as reasonably determined by the Borrower Representative) of the property or assets of any Unrestricted Subsidiary, joint venture or other minority investment that have been transferred, conveyed or otherwise distributed (in an amount not to exceed the original amount of the Investment pursuant to Section 6.06(r)(i) in such Unrestricted Subsidiary, joint venture or minority investment) to any Borrower or any Restricted Subsidiary, in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus

(viii) the amount of any Declined Proceeds (other than to the extent required to prepay holders of junior lien Indebtedness of the Borrowers) and Retained Asset Sale Proceeds; minus

(b) an amount equal to the sum of (i) Restricted Payments made pursuant to Section 6.04(a)(iii)(A), plus (ii) Restricted Debt Payments made pursuant to Section 6.04(b)(vi)(A), plus (iii) Investments made pursuant to Section 6.06(r)(i), in each case, after the Closing Date and prior to such time or contemporaneously therewith.

“Available Excluded Contribution Amount” means the aggregate amount of Cash or Cash Equivalents or the fair market value of other assets or property (as reasonably determined by the Borrower Representative, but excluding any Cure Amount) received by any Borrower or any Restricted Subsidiary after the Closing Date from:

(1) contributions in respect of Qualified Capital Stock (other than any amounts received from any Borrower or any Restricted Subsidiary), and

(2) the sale of Qualified Capital Stock of any Borrower or any Restricted Subsidiary (other than (x) to any Borrower or any Restricted Subsidiary, (y) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or (z) with the proceeds of any loan or advance made pursuant to Section 6.06(h)(ii)), in each case, designated as Available Excluded Contribution Amounts pursuant to a certificate of a Responsible Officer on or promptly after the date the relevant capital contribution is made or the relevant proceeds are received, as the case may be, and which are excluded from the calculation of the Available Amount.

“BA Period” means with respect to any BA Rate Loan, the period commencing on the Business Day on which such Loan is disbursed or continued or on the date of a conversion on which a Canadian Prime Rate Loan is converted into a BA Rate Loan and ending on the date that is one, two, three or six months (or, to the extent agreed to by all relevant affected Lenders, twelve months or a shorter period) thereafter, as selected by the Borrower Representative in the relevant Borrowing Request or Interest Election Request; provided, that, (i) if any BA Period would otherwise end on a day that is not a Business Day, such BA Period shall expire on the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such BA Period shall end on the immediately preceding Business Day; and (ii) any BA Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such BA Period) shall end on the last Business Day of the last calendar month of such BA Period. For purposes hereof, the date of a BA Rate Borrowing initially shall be the date on which such BA Rate Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such BA Rate Borrowing.

“BA Rate” means the rate for Canadian Dollar denominated bankers’ acceptances for the applicable interest period appearing at or about 10:00 a.m. (Toronto time) on the applicable day (or the preceding Business Day, if the applicable day is not a Business Day) on Reuters Page CDOR (or on any successor or substitute page of such page, or any successor to or substitute for such page, providing rate quotations comparable to those currently provided on such page, as determined by the Administrative Agent from time to time); provided, that if the BA Rate determined as provided above with respect to any BA Rate Loan for any BA Period would be less than 0% per annum, then the BA Rate with respect to such BA Loan for such BA Period shall be deemed to be 0% per annum “BA Rate Borrowing” means, any Borrowing of BA Rate Loans.

“BA Rate Loans” means Revolving Loans denominated in Canadian Dollars bearing interest based upon the BA Rate.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Services” means each and any of the following bank services provided to any Loan Party (a) under any arrangement that is in effect on the Closing Date between any Loan Party and a counterparty that is (or is an Affiliate or branch of) the Administrative Agent, any Lender or any Arranger as of the Closing Date or (b) under any arrangement that is entered into after the Closing Date by any Loan Party with any counterparty that is (or is an Affiliate or branch of) the Administrative Agent, any Lender or any Arranger at the time such arrangement is entered into: commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts.

“Banking Services Obligations” means any and all obligations of any Loan Party, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), in connection with Banking Services, in each case, that have been designated to the Administrative Agent in writing by the Borrower Representative as being Banking Services Obligations for the purposes of the Loan Documents, it being understood that each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article 8, Section 9.03, Section 9.10 and Section 9.11 as if it were a Lender.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” to which Section 4975 of the Code applies or (c) any Person whose underlying assets include “plan assets” of any such “employee benefit plan” or “plan” within the meaning of 29 CFR 2510.3-101 as modified by Section 3(42) of ERISA.

“Board” means the Board of Governors of the Federal Reserve System of the US.

“Bona Fide Debt Fund” means any debt fund, managed account, investment vehicle, regulated bank entity or unregulated lending entity that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which, controls, is controlled by or is under common control with, or is managed, sponsored or advised by any Person controlling, controlled by or under common control with, (a) any competitor of the Borrowers and/or any of their subsidiaries and/or the Target and/or any of its subsidiaries or (b) any Affiliate of such competitor, but with respect to which no personnel involved with any investment in such competitor or Affiliate (i) makes, has the right to make or participates with others in making any investment decisions with respect to such debt fund, managed account, investment vehicle, regulated bank entity or unregulated lending entity or (ii) has access to any information (other than information that is publicly available) relating to the Target or its subsidiaries (or, after the Closing Date, the Borrowers or their subsidiaries or any entity that forms a part of any of their respective businesses) as a result of such Bona Fide Debt Fund being a party to this Agreement; it being understood and agreed that the term “Bona Fide Debt Fund” shall not include any Person that is separately identified to the Arrangers in accordance with clause (a)(i) of the definition of “Disqualified Institution” or any Affiliate of any such Person that is reasonably identifiable on the basis of such Affiliate’s name.

“Borrower” and “Borrowers” means the US Borrower and/or the Canadian Borrower, as the context requires.

“Borrower Materials” has the meaning assigned to such term in Section 9.01(d).

“Borrower Representative” means the Canadian Borrower or such other Borrower as may be designated as the “Borrower Representative” by the Borrowers from time to time, in each case, in its capacity as Borrower Representative pursuant to the provisions of Section 1.13.

“Borrowing” means any Loans of the same Type and Class made, converted or continued on the same date and, in the case of LIBO Rate Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower Representative for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit B or such other form that is reasonably acceptable to the Administrative Agent and the Borrower Representative.

“Business Day” means (a) any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Toronto are authorized or required by applicable Requirements of Law to remain closed and (b) if such day relates to any interest rate setting as to any LIBO Rate Loan or Letter of Credit denominated in an Alternate Currency, any funding, disbursement, settlement and/or payment in such Alternate Currency in respect of such LIBO Rate Loan or Letter of Credit or any other dealing in such Alternate Currency to be carried out pursuant to this Agreement in respect of any such LIBO Rate Loan or Letter of Credit, means any such day described in clause (a) above which is also a London Business Day.

“Canadian Borrower” means, (a) prior to the Closing Date Amalgamations, the Initial Borrower, (b) following the Closing Date Amalgamations, KDC and (c) any Successor Borrower to KDC.

“Canadian Defined Benefit Pension Plan” means any Canadian Pension Plan which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the ITA, excluding any Canadian Multiemployer Plan.

“Canadian Dollars” or “CA$” refers to the lawful money of Canada.

“Canadian Insolvency Laws” means any federal or provincial Canadian law from time to time in effect relating to bankruptcy, winding-up, insolvency, reorganization, readjustment of debt, dissolution, receivership, plans of arrangement, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, rearrangement or relief or protection of debtors (including the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and the Winding-up and Restructuring Act (Canada).

“Canadian Loan Party” means any Loan Party that is a Canadian Person.

“Canadian Multiemployer Plan” a “registered pension plan” as defined in subsection 248(1) of the ITA that is a “multi-employer pension plan,” as defined under the applicable pension standards legislation and to which a Canadian Loan Party is required to contribute pursuant to a collective agreement, participation agreement or any other agreement and which is not maintained or administered by any Canadian Loan Party or any of their Affiliates.

“Canadian Pension Legislation” means the ITA, the Supplemental Pension Plans Act (Quebec), the Pension Benefits Act (Ontario) and/or any other provincial or Canadian federal pension benefits standards legislation, as applicable.

“Canadian Pension Plan” means a “registered pension plan” as defined in subsection 248(1) of the ITA, other than: (i) Canadian Multiemployer Plan, and (ii) plans established by statute.

“Canadian Person” means any Person that is incorporated, established or organized under the laws of Canada or any province or territory thereof.

“Canadian Prime Rate” means, as of any date, the rate of interest per annum equal to the greater of (a) the per annum rate of interest publicly announced by The Toronto-Dominion Bank as its “prime rate” for such day as its reference rate of interest for commercial loans made by it in Canadian Dollars in Canada to Canadian borrowers and (b) the one month BA Rate, adjusted automatically with each quoted or established change in such rate, plus 1.00%. When used in reference to any Loan or Borrowing, “Canadian Prime Rate” shall refer to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Canadian Prime Rate as set forth in the preceding sentence.

“Canadian Prime Rate Borrowing” means, any Borrowing of Canadian Prime Rate Loans.

“Canadian Prime Rate Loan” means Revolving Loans to the Canadian Borrower denominated in Canadian Dollars bearing interest based upon the Canadian Prime Rate.

“Canadian Revolving Loans” means the Revolving Loans made by the Revolving Lenders to the Canadian Borrower in Canadian Dollars pursuant to Section 2.01(a)(ii)(y); provided, that any loans made to the Canadian Borrower pursuant to the Amendment No. 3 Incremental Revolving Commitments shall be deemed to be Canadian Revolving Loans for all purposes hereunder.

“Canadian Security Agreement” means (a) the Canadian Security Agreement, substantially in the form of Exhibit K-2, among the relevant Canadian Loan Parties and the Administrative Agent for the benefit of the Secured Parties and (b) the Deed of Hypothec, substantially in the form of Exhibit K-3 among the relevant Canadian Loan Parties and the Administrative Agent, as hypothecary representative, for the benefit of the Secured Parties.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with IFRS, is or should be accounted for as a capital lease on the balance sheet of that Person (other than the Designated Capital Leases).

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.

“Captive Insurance Subsidiary” means any Restricted Subsidiary of any Borrower that is subject to regulation as an insurance company (or any Restricted Subsidiary thereof).

“Cash” means money, currency or a credit balance in any Deposit Account, in each case, determined in accordance with IFRS.

“Cash Equivalents” means, as at any date of determination, (a) readily marketable securities (i) issued or directly and unconditionally guaranteed or insured as to interest and principal by the US government or the Canadian government or (ii) issued by any agency or instrumentality of the US or Canada the obligations of which are backed by the full faith and credit of the US or Canada, in each case, maturing within one year after such date and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (b) readily marketable direct obligations issued by any state or province, as applicable, of the US or Canada or any political subdivision of any such state or province, as applicable, or any public instrumentality thereof, in each case, maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (d) deposits, money market deposits, time deposit accounts, certificates of deposit, guaranteed investment certificates or bankers’ acceptances (or similar instruments) maturing within one year after such date and issued or accepted by any Lender or by any bank organized under, or authorized to operate as a bank under, the laws of the US or any state thereof or the District of Columbia or any political subdivision thereof or of Canada or any political subdivision thereof, and that has capital and surplus of not less than US$100,000,000 and, in each case, repurchase agreements and reverse repurchase agreements relating thereto, (e) shares of any money market mutual fund that has (i) substantially all of its assets invested in the types of investments referred to in clauses (a) through (d) above, (ii) net assets of not less than US$250,000,000 and (iii) a rating of at least A-2 from S&P or at least P-2 from Moody’s and (f) solely with respect to any Captive Insurance Subsidiary, any investment that such Captive Insurance Subsidiary is not prohibited to make in accordance with applicable Requirements of Law.

In the case of any Investment by any Non-US Subsidiary (other than subsidiaries that are Canadian Persons), “Cash Equivalents” shall also include (x) Investments of the type and maturity described in clauses (a) through (f) above of foreign obligors, which Investments or obligors (or the parent companies thereof) have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term Investments utilized by Non-US Subsidiaries in accordance with normal investment practices for cash management in Investments analogous to the Investments described in clauses (a) through (f) and in this paragraph.

“CDPQ” has the meaning assigned to such term in the definition of “Co-Investors”.

“CFPO” has the meaning assigned to such term in Section 3.17(b).

“Change in Law” means (a) the adoption of any law, treaty, rule or regulation after the Closing Date, (b) any change in any law, treaty, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or such Issuing Bank or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date (other than any such request, guideline or directive to comply with any law, rule or regulation that was in effect on the Closing Date). For purposes of this definition and Section 2.15, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof and (y) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or US, Canadian or foreign regulatory authorities, in each case, pursuant to Basel III, shall, in each case, described in clauses (a), (b) and (c) above, be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means the earliest to occur of:

(a) prior to a Qualifying IPO, the Permitted Holders shall cease to have the power, directly or indirectly, to vote or direct the voting of the issued and outstanding Capital Stock of Holdings having more than 50% of the ordinary voting power for the election of the board of directors of Holdings;

(b) upon and following a Qualifying IPO, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d3 and 13d5 under the Exchange Act), directly or indirectly, of Capital Stock of Holdings representing more than the greater of (x) 40% or more of the total voting power of all of the outstanding voting Capital Stock of Holdings and (y) the percentage of the total voting power of all of the outstanding voting Capital Stock of Holdings owned, directly or indirectly, beneficially by the Permitted Holders; and

(c) Holdings shall cease to own and control, directly or indirectly, 100% of the issued and outstanding Capital Stock of any Borrower.

“Charge” means any charge, fee, expense, cost, accrual or reserve of any kind.

“Charged Amounts” has the meaning assigned to such term in Section 9.19.

“Class”, when used in reference to any Loan, Borrowing or Commitment, refers to whether such Loan, or the Loans comprising such Borrowing, are Initial Term Loans, Revolving Loans, Swingline Loans or respective Commitments related thereto or other loans or commitments added as a separate Class pursuant to Section 2.22, 2.23 or 9.02(c); provided, that, for the avoidance of doubt, that the Amendment No. 5 USD Incremental Term Loans shall constitute a separate Class from the Initial Term Loans.

“Closing Date” means December 21, 2018.

“Co-Investors” means (i) an entity formed under the laws of the Province of Québec and controlled by (A) Caisse de dépôt et placement du Québec (“CDPQ”), its controlled Affiliates and the funds, partnerships or other co-investment vehicles managed, advised or controlled by any of CDPQ or its controlled Affiliates (in each case, other than any portfolio company), and/or (B) Investissement Québec (“IQ”), its controlled Affiliates and the funds, partnerships or other co-investment vehicles managed, advised or controlled by any of IQ or its controlled Affiliates (in each case, other than any portfolio company), and (ii) the officers, directors, managers, employees and members of the management of the Borrowers, any Parent Company and/or any subsidiary of the Borrowers, solely to the extent that such Persons own Capital Stock in the Borrowers or any direct or indirect parent thereof.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all property of any Loan Party subject (or purported to be subject) to a Lien under any Collateral Document and any and all other property of any Loan Party, now existing or hereafter acquired, that is or becomes subject (or purported to be subject) to a Lien pursuant to any Collateral Document to secure the Secured Obligations. For the avoidance of doubt, in no event shall “Collateral” include any Excluded Asset.

“Collateral and Guarantee Requirement” means, at any time, subject to (x) the applicable limitations set forth in this Agreement and/or any other Loan Document and (y) the time periods (and extensions thereof) set forth in Section 5.12, the requirement that the Administrative Agent shall have received, in the case of any Restricted Subsidiary that is required or elects pursuant to the last sentence of the definition of “Subsidiary Guarantor” to become a Loan Party after the Closing Date (including by ceasing to be an Excluded Subsidiary):

(a) in the case of any Person that will become a US Loan Party, (i) a joinder to the Loan Guaranty in substantially the form attached as an exhibit thereto, (ii) a supplement to the US Security Agreement and (to the extent such Person owns Collateral located in Canada) a supplement to the Canadian Security Agreement, in each case, in substantially the form attached as an exhibit thereto, (iii) a completed Perfection Certificate, (iv) UCC financing statements and (to the extent such Person owns Collateral located in Canada) PPSA financing statements, in each case, in appropriate form for filing as the Administrative Agent may reasonably request and (v) each item of Collateral that such Restricted Subsidiary is required to deliver under Section 4.02 of the US Security Agreement and, if applicable, Section 4.02 of the Canadian Security Agreement (which, for the avoidance of doubt, shall be delivered within the time periods set forth in Section 5.12);

(b) in the case of any Person that will become a Canadian Loan Party, (i) a joinder to the Loan Guaranty in substantially the form attached as an exhibit thereto, (ii) a supplement to the Canadian Security Agreement and (to the extent such Person owns Collateral located in the US) a supplement to the US Security Agreement, in each case, in substantially the form attached as an exhibit thereto, (iii) a completed Perfection Certificate, (iv) PPSA financing statements and (to the extent such Person owns Collateral located in the US) UCC financing statements, in each case, in appropriate form for filing as the Administrative Agent may reasonably request and (v) each item of Collateral that such Restricted Subsidiary is required to deliver under Section 4.02 of the Canadian Security Agreement and, if applicable, Section 4.02 of the US Security Agreement (which, for the avoidance of doubt, shall be delivered within the time periods set forth in Section 5.12);

(c) in the case of any Person that will become a Discretionary Guarantor, (i) a joinder to the Loan Guaranty in substantially the form attached as an exhibit thereto, (ii) a security agreement or similar document or instrument granting to the Administrative Agent, for the benefit of the Secured Parties, a First Priority security interest in such assets (other than Excluded Assets of such Discretionary Guarantor) as the Borrower Representative and the Administrative Agent may reasonably agree, (iii) such filings or other actions as the Administrative Agent may reasonably request as necessary to perfect (or the equivalent under applicable Requirements of Law) the first priority security interest of the Administrative Agent in the assets referred to in clause (ii) above, (iv) to the extent applicable, a completed Perfection Certificate and (v) if applicable, each item of Collateral that such Discretionary Guarantor is required to deliver under the applicable security agreement (which, for the avoidance of doubt, shall be delivered within the time periods set forth in Section 5.12).; and/or

(d) in addition to any of the other requirements set forth in this definition, in the case of any Person that will become a Loan Party and owns registrations of or applications for Patents, Trademarks and/or Copyrights registered or applied for in the US or Canada or exclusive licenses of registered US Copyrights, in each case, that constitute Collateral, the applicable Intellectual Property Security Agreements in substantially the form attached as exhibits hereto.

“Collateral Documents” means, collectively, (i) the Security Agreements, (ii) each Intellectual Property Security Agreement, (iii) any supplement to any of the foregoing delivered to the Administrative Agent pursuant to the definition of “Collateral and Guarantee Requirement”, (iv) the Perfection Certificate (including any Perfection Certificate or supplement thereto delivered to the Administrative Agent pursuant to the definition of “Collateral and Guarantee Requirement” or the terms of the Security Agreement), (v) any Mortgage and (vi) each of the other instruments and documents pursuant to which any Loan Party grants a Lien on any Collateral as security for payment of the Secured Obligations.

“Commercial Tort Claim” has the meaning set forth in Article 9 of the UCC.

“Commitment” means, with respect to each Lender, such Lender’s Initial Term Loan Commitment, Amendment No. 5 USD Incremental Term Loan Commitment, Revolving Credit Commitment and Additional Commitment, as applicable, in effect as of such time.

“Commitment Fee Rate” means, on any date, (a) with respect to the Revolving Credit Commitments as of the Closing Date, for each fiscal quarter or portion thereof, the applicable rate per annum set forth below based upon the First Lien Leverage Ratio as of the last Business Day of the last Test Period; provided, that until the first Adjustment Date following the completion of at least one full Fiscal Quarter after the Closing Date, “Commitment Fee Rate” shall be the applicable rate per annum set forth below in Category 1 and (b) with respect to Additional Revolving Credit Commitments of any Class, the rate or rates per annum specified in the applicable Refinancing Amendment, Incremental Facility amendment pursuant to Section 2.22 or Extension amendment pursuant to Section 2.23; provided, that until the first Adjustment Date following the completion of at least one full Fiscal Quarter after the Closing Date, “Commitment Fee Rate” shall be the applicable rate per annum set forth in Category 1:

First Lien

Leverage Ratio	Commitment Fee Rate
Category 1 Greater than 4.50:1.00	0.50%
Category 2 Less than or equal to 4.50:1.00 and greater than 4.00:1.00	0.375%
Category 3 Less than or equal to 4.00:1.00	0.25%

The Commitment Fee Rate shall be adjusted quarterly on a prospective basis on each Adjustment Date based upon the First Lien Leverage Ratio in accordance with the table set forth above; provided, that if financial statements are not delivered when required pursuant to Section 5.01(a) or (b), as applicable, the Commitment Fee Rate shall be the rate per annum set forth above in Category 1 until such financial statements are delivered in compliance with Section 5.01(a) or (b), as applicable.

“Commitment Schedule” means the Schedule attached hereto as Schedule 1.01.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

“Company Competitor” means (a) any competitor of the Borrowers and/or any of their subsidiaries or joint ventures and (b) any Affiliate of any such competitor (other than any such Affiliate that is a Bona Fide Debt Fund).

“Company Material Adverse Effect” shall have the meaning assigned to the term “Material Adverse Change” in the Share Purchase Agreement.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit D.

“Confidential Information” has the meaning assigned to such term in Section 9.13.

“Consolidated Adjusted EBITDA” means, as to any Person for any period, an amount determined for such Person on a consolidated basis equal to the total of (a) Consolidated Net Income for such period plus (b) the sum, without duplication, of (to the extent deducted in calculating Consolidated Net Income, other than in respect of clauses (x), (xii), (xiv) and (xv) below) the amounts of:

(i) Consolidated Interest Expense;

(ii) Taxes paid and any provision for Taxes, including income, capital, federal, state, local, provincial, franchise and similar Taxes, property Taxes, foreign withholding Taxes and foreign unreimbursed value added Taxes (including penalties and interest related to any such Tax or arising from any Tax examination, and including pursuant to any Tax sharing arrangement or as a result of any Tax distribution) of such Person paid or accrued during the relevant period;

(iii) (A) depreciation, (B) amortization (including, without limitation, amortization of goodwill, software and other intangible assets), (C) any impairment Charge (including any bad debt expense) and (D) any asset write-off and/or write-down;

(iv) any non-cash Charge, including the excess of IFRS rent expense over actual cash rent paid during such period due to the use of straight line rent for IFRS purposes (provided, that to the extent any such non-cash Charge represents an accrual or reserve for potential cash items in any future period, (A) such Person may determine not to add back such non-cash Charge in the then-current period and (B) to the extent such Person elects, in its sole discretion, to add back such non-cash Charge, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA to such extent);

(v) (A) Transaction Costs and (B) transaction fees and Charges (1) incurred in connection with the consummation of any transaction (or any such transaction proposed and not consummated), permitted under this Agreement, including the issuance or offering of Capital Stock, Investments, acquisitions, Dispositions, recapitalizations, mergers, consolidations or amalgamations, option buyouts or incurrences, repayments, refinancings, amendments or modifications of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties) or similar transactions, (2) incurred in connection with any public offering (whether or not consummated) and/or (3) that are actually reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance; provided, that in respect of any fee, cost, expense or reserve that is added back in reliance on clause (3) above, such Person in good faith expects to receive reimbursement for such fee, cost, expense or reserve within the next four Fiscal Quarters (it being understood that to the extent any reimbursement amount is not actually received within such Fiscal Quarters, such reimbursement amount shall be deducted in calculating Consolidated Adjusted EBITDA for such last Fiscal Quarter);

(vi) Public Company Costs;

(vii) the amount of management, monitoring, consulting, transaction and advisory fees and related and related indemnities and expenses (including reimbursements) pursuant to any sponsor management agreement actually paid by or on behalf of, or accrued by, such Person or any of its subsidiaries; provided, that such payment is permitted under this Agreement;

(viii) the amount of any expense or deduction that is associated with any Restricted Subsidiary and attributable to any non-controlling interest and/or minority interest of any third party;

(ix) the amount of any earn-out and contingent consideration obligations (including to the extent accounted for as bonuses, compensation or otherwise) incurred in connection with (A) the Transactions, (B) acquisitions and Investments completed prior to the Closing Date and (C) any Permitted Acquisition or other Investment permitted by this Agreement, in each case, which is paid or accrued during the applicable period;

(x) the full pro forma “run rate” cost savings (including sourcing), operating expense reductions, operating improvements and synergies (net of actual amounts realized) that are reasonably identifiable and factually supportable and projected by the Borrower Representative in good faith to result from actions that have been taken or with respect to which substantial steps have been taken or are expected to be taken and benefits realized or expected to be realized (in the good faith determination of the Borrower Representative) within 24 months following the event giving rise thereto related to (A) the Transactions and (B) after the Closing Date, permitted asset sales, acquisitions, Investments, Dispositions, operating improvements, restructurings, cost saving initiatives and certain other similar initiatives and/or specified transaction; provided, that such “run rate” cost savings (including sourcing), operating expense reductions, operating improvements and synergies in any period of four consecutive Fiscal Quarters shall not exceed an aggregate amount equal to 25% of Consolidated Adjusted EBITDA (calculated after giving effect to all permitted other pro forma adjustments) for such period of four consecutive Fiscal Quarters determined on a Pro Forma Basis; provided, further, that the cap referred to in the preceding proviso will not apply to (A) any other provision of the definition of “Consolidated Adjusted EBITDA” or (B) any amount relating to any pro forma adjustment consistent with Regulation S-X under the Securities Act;

(xi) Charges attributable to the undertaking and/or implementation of cost savings initiatives, operating expense reductions, transition, opening and pre-opening expenses, business optimization and other restructuring and integration Charges (including inventory optimization programs, software development costs, costs related to the closure or consolidation of facilities and plants, costs relating to curtailments, costs related to entry into new markets, strategic initiatives and contracts, consulting fees, signing or retention costs, retention or completion bonuses, expansion and relocation expenses, severance payments, modifications to pension and post-retirement employee benefit plans, new systems design and implementation costs and startup costs);

(xii) proceeds of business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not then received so long as such Person in good faith expects to receive such proceeds within the next four Fiscal Quarters (it being understood that to the extent not actually received within such Fiscal Quarters, such proceeds shall be deducted in calculating Consolidated Adjusted EBITDA for such last Fiscal Quarter));

(xiii) [reserved];

(xiv) the amount of Cash actually received (or the amount of the benefit of any netting arrangement resulting in reduced Cash expenditures) during such period, and not included in Consolidated Net Income in any period, to the extent that the related non-Cash gain was deducted in the calculation of Consolidated Adjusted EBITDA; and

(xv) add-backs and adjustments of the type reflected in the Sponsor Model and/or the sell-side Quality of Earnings report of KPMG, LLP, dated as of November 2018;

minus (c) to the extent such amounts increase Consolidated Net Income:

(i) non-cash gains or income; provided, that to the extent any non-cash gain or income represents an accrual or deferred income in respect of potential Cash items in any future period, such Person may determine, in its sole discretion, not to deduct such non-cash gain or income in the then current period but will be required to deduct such Cash item in such future period;

(ii) the amount added back to Consolidated Adjusted EBITDA pursuant to clause (b)(v)(B)(3) above (as described in such clause) to the extent the relevant reimbursement amounts were not received within the time period required by such clause;

(iii) the amount added back to Consolidated Adjusted EBITDA pursuant to clause (b)(xii) above (as described in such clause) to the extent the relevant business interruption insurance proceeds were not received within the time period required by such clause;

(iv) to the extent that such Person adds back the amount of any non-Cash charge to Consolidated Adjusted EBITDA pursuant to clause (b)(iv) above, the cash payment in respect thereof in the relevant future period; and

(v) the excess of actual Cash rent paid over rent expense during such period due to the use of straight line rent for IFRS purposes.

Notwithstanding anything to the contrary herein, it is agreed that for the purpose of calculating the Total Leverage Ratio, the Secured Leverage Ratio and the First Lien Leverage Ratio for any period that includes the Fiscal Quarters ended January 31, 2018, April 30, 2018, July 31, 2018 or October 31, 2018 (i) Consolidated Adjusted EBITDA for the Fiscal Quarter ended January 31, 2018 shall be deemed to be US$25,166,683, (ii) Consolidated Adjusted EBITDA for the Fiscal Quarter ended April 30, 2018 shall be deemed to be US$23,982,872, (iii) Consolidated Adjusted EBITDA for the Fiscal Quarter ended July 31, 2018 shall be deemed to be US$23,500,679 and (iv) Consolidated Adjusted EBITDA for the Fiscal Quarter ended October 31, 2018 shall be deemed to be US$34,042,574; provided, that (x) for the four Fiscal Quarter period ended October 31, 2018, Consolidated Adjusted EBITDA, calculated on a Pro Forma Basis, shall be deemed to be US$106,692,808 and (y) for any subsequent four Fiscal Quarter period that includes any of the Fiscal Quarters described under clauses (ii) through (iv) above, Consolidated Adjusted EBITDA shall include the applicable amounts set forth in such clauses and the Pro Forma Basis calculation shall be in accordance with the terms thereof.

“Consolidated Cash Interest Coverage Ratio” means the ratio of (a) Consolidated Adjusted EBITDA of the Borrowers and the Restricted Subsidiaries to (b) Ratio Interest Expense of the Borrowers and the Restricted Subsidiaries, in each case, for the Test Period then most recently ended.

“Consolidated First Lien Debt” means, as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on any assets of or property of such Person or its Restricted Subsidiaries which Lien is pari passu or senior to any Lien thereon securing the Secured Obligations or on which asset or property the Secured Obligations are not secured by a Lien.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of (a) consolidated total interest expense (including, without duplication, all Ratio Interest Expense) of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without duplication, (i) amortization of any debt issuance cost and/or original issue discount, (ii) any premium paid to obtain payment, (iii) financial assurance or similar bonds, (iv) any interest capitalized during construction, (v) any non-cash interest payment, (v) the interest component of any deferred payment obligation, (vi) the interest component of any payment under any Capital Lease (regardless of whether accounted for as interest expense under IFRS), (vii) any commission, discount and/or other fee or charge owed with respect to any letter of credit and/or bankers’ acceptance, (viii) any fee and/or expense paid to the Administrative Agent in connection with its services hereunder, any other bank, administrative agency (or trustee) and/or financing fee, (ix) any cost associated with any surety bond in connection with financing activities (whether amortized or immediately expensed) and (x) to the extent not otherwise included in consolidated interest expense, customary commissions, discounts, yield and other fees and charges (including interest expense) relating to any Permitted Receivables Financing or other supplier financing arrangement under Section 6.01(x)) plus (b) any cash dividend paid or payable in respect of Disqualified Capital Stock during such period other than to such Person or any Loan Party, plus (c) any net losses or obligations arising from any Hedge Agreement and/or other derivative financial instrument issued by such Person for the benefit of such Person or its subsidiaries, in each case, determined on a consolidated basis for such period. For purposes of this definition, interest in respect of any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease in accordance with IFRS.

“Consolidated Net Income” means, as to any Person (the “Subject Person”) for any period, the net income (or loss) of the Subject Person on a consolidated basis for such period taken as a single accounting period determined in accordance with IFRS; provided, that there shall be excluded, without duplication,

(a) (i) the income of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has a joint interest, except to the extent of the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in cash (or to the extent converted into cash) to the Subject Person or any of its Restricted Subsidiaries by such Person during such period, (ii) the loss of any Person (other than a Restricted Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Restricted Subsidiaries) has a joint interest, other than to the extent that the Subject Person or any of its Restricted Subsidiaries has contributed cash or Cash Equivalents to such Person in respect of such loss during such period or (iii) the income or loss of any Unrestricted Subsidiary,

(b) gains or losses (less all fees and expenses chargeable thereto) attributable to any sales or Dispositions of Capital Stock or assets (including asset retirement costs) or of returned or surplus assets outside of the ordinary course of business,

(c) gains or losses from (i) extraordinary items and (ii) nonrecurring or unusual items (including costs of and payments of actual or prospective legal settlements, fines, judgments or orders), including in connection with any acquisition,

(d) any realized or unrealized gain or loss in respect of (x) any obligation under any Hedge Agreement as determined in accordance with IFRS and/or (y) any other derivative instrument pursuant to, in the case of this clause (y), IFRS 9, Chapter 6 (Hedge Accounting) and (ii) any realized or unrealized foreign currency exchange gain or loss (including any currency re-measurement of Indebtedness, any net gain or loss resulting from Hedge Agreements for currency exchange risk and any gain or loss resulting from intercompany Indebtedness, any foreign currency translation or transaction or any other currency-related risk),

(e) any net gains, Charges or losses with respect to (i) any disposed, abandoned, divested and/or discontinued asset, property or operation (other than any asset, property or operation pending the disposal, abandonment, divestiture and/or termination thereof), (ii) any disposal, abandonment, divestiture and/or discontinuation of any asset, property or operation and/or (iii) facilities or plants that have been closed during such period or for which Charges and losses were required to be recorded pursuant to IFRS,

(f) any net income or loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of Indebtedness (and the termination of any associated Hedge Agreements),

(g) (i) any Charges incurred pursuant to any management equity plan, profits interest or stock option plan or any other management or employee benefit plan or agreement, pension plan, any stock subscription or shareholder agreement or any distributor equity plan or agreement, including any fair value adjustments that may be required under liquidity puts for such arrangements and (ii) any Charges in connection with the rollover, acceleration or payout of Capital Stock held by management of any Parent Company, any Borrower and/or any Restricted Subsidiary, in each case, to the extent that any cash Charge is funded with net cash proceeds contributed to relevant Person as a capital contribution or as a result of the sale or issuance of Qualified Capital Stock,

(h) accruals and reserves that are established or adjusted, (i) within 12 months after the Closing Date that are required to be established or adjusted as a result of the Transactions in accordance with IFRS or as a result of the adoption or modification of accounting policies in accordance with IFRS or (ii) within 12 months after the closing of any other acquisition that is required to be established, adjusted or incurred, as applicable, as a result of such acquisition in accordance with IFRS,

(i) any (A) write-off or amortization made in such period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness, (B) goodwill or other asset impairment charges, write-offs or write-downs and (C) amortization of intangible assets,

(j) (A) effects of adjustments (including the effects of such adjustments pushed down to the Subject Person and its subsidiaries) in the Subject Person’s consolidated financial statements pursuant to IFRS (including in the inventory, property and equipment, leases, rights fee arrangements, software, goodwill, intangible assets, in-process research and development, deferred revenue, deferred rent, deferred trade incentives and other lease-related items, advanced billings and debt line items thereof) resulting from the application of recapitalization accounting or acquisition accounting, as the case may be, in relation to the Transactions or any consummated acquisition or other Investment or the amortization or write-off of any amounts thereof, net of Taxes and (B) the cumulative effect of changes in accounting principles or policies made in such period in accordance with IFRS which affect Consolidated Net Income, and

(k) solely for purposes of calculating Excess Cash Flow, the income or loss of any Person accrued prior to the date on which such Person becomes a Restricted Subsidiary of such Person or is merged into or consolidated with such Person or any Restricted Subsidiary of such Person or the date that such other Person’s assets are acquired by such Person or any Restricted Subsidiary of such Person.

“Consolidated Secured Debt” means, as to any Person at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is secured by a Lien on any asset or property of such Person or its Restricted Subsidiaries.

“Consolidated Total Assets” means, as to any Person at any date of determination, all amounts that would, in conformity with IFRS, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person at such date.

“Consolidated Total Debt” means, as to any Person at any date of determination, the aggregate principal amount of all third party debt for borrowed money (including LC Disbursements that have not been reimbursed in accordance with the terms hereof and the outstanding principal balance of all Indebtedness of such Person represented by notes, bonds and similar instruments), Capital Leases and purchase money Indebtedness (but excluding, for the avoidance of doubt, undrawn letters of credit) of such Person on a consolidated basis; provided, that, “Consolidated Total Debt” shall be calculated net of (i) unrestricted Cash and Cash Equivalents of such Person on a consolidated basis and (ii) Cash and Cash Equivalents restricted in favor of the Credit Facilities (which may also include Cash and Cash Equivalents securing other Indebtedness secured by a Lien on the Collateral that is pari passu with the Lien securing the Credit Facilities).

“Consolidated Working Capital” means, as at any date of determination, the excess of Current Assets over Current Liabilities.

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period; provided, that there shall be excluded (a) the effect of reclassification during such period between current assets and long term assets and current liabilities and long term liabilities (with a corresponding restatement of the prior period to give effect to such reclassification), (b) the effect of any Disposition of any Person, facility or line of business or acquisition of any Person, facility or line of business during such period, (c) the effect of any fluctuations in the amount of accrued and contingent obligations under any Hedge Agreement, and (d) the application of purchase or recapitalization accounting.

“Contract Consideration” has the meaning assigned to such term in the definition of “Excess Cash Flow”.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Copyright” means the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright whether published or unpublished, copyright registrations and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.

“Credit Extension” means each of (i) the making of a Revolving Loan or Swingline Loan or (ii) the issuance, amendment, modification, renewal or extension of any Letter of Credit (other than any such amendment, modification, renewal or extension that does not increase the Stated Amount of the relevant Letter of Credit).

“Credit Facilities” means the Revolving Facility and the Term Facility.

“Cure Amount” has the meaning assigned to such term in Section 6.15(b).

“Cure Right” has the meaning assigned to such term in Section 6.15(b).

“Currency Due” has the meaning assigned to such term in Section 9.24.

“Current Assets” means, at any time, the consolidated current assets (other than Cash and Cash Equivalents, the current portion of current and deferred Taxes, permitted loans made to third parties, assets held for sale, pension assets, deferred bank fees and derivative financial instruments) of any Person and its Restricted Subsidiaries.

“Current Liabilities” means, at any time, the consolidated current liabilities of any Person and its Restricted Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness, (b) outstanding revolving loans, (c) the current portion of interest expense, (d) the current portion of any Capital Lease, (e) the current portion of current and deferred Taxes, (f) liabilities in respect of unpaid earn-outs, (g) the current portion of any other long-term liabilities, (h) accruals relating to restructuring reserves, (i) liabilities in respect of funds of third parties on deposit with any Borrower or any Restricted Subsidiary and (j) any liabilities recorded in connection with stock-based awards, partnership interest-based awards, awards of profits interests, deferred compensation awards and similar incentive based compensation awards or arrangements.

“Customary Bridge Loans” means customary bridge loans with a maturity date of not longer than one year which automatically (or subject to customary conditions) converts or exchanges for long term Indebtedness upon maturity; provided, that (a) the Weighted Average Life to Maturity of any loan, note, security or other Indebtedness which is exchanged for or otherwise replaces such bridge loans is not shorter than the Weighted Average Life to Maturity of any Class of then-existing Term Loans or Refinancing Indebtedness, as applicable, and (b) the final maturity date of any loan, note, security or other Indebtedness which is exchanged for or otherwise replaces such bridge loans is not earlier than the Latest Term Maturity Date or the maturity date applicable to the relevant Refinancing Indebtedness, as applicable, on the date of the issuance or incurrence thereof.

“Debt Fund Affiliate” means any Affiliate of any Investor (other than a natural person) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in one or more commercial loans, bonds and similar extensions of credit in the ordinary course of business and for which no personnel making investment decisions in respect of any equity fund or entity which has a direct or indirect equity investment in Holdings, the Borrowers or their respective Restricted Subsidiaries has the right to make any investment decisions.

“Debtor Relief Laws” means the Bankruptcy Code, the Canadian Insolvency Laws and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the US, Canada or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning assigned to such term in Section 2.11(b)(v).

“Default” means any event or condition which upon notice, lapse of time or both would become an Event of Default.

“Defaulting Lender” means, subject to Section 2.21(f), any Lender that (a) has failed to (i) fund all or any portion of its Loans or participation in a Letter of Credit or Swingline Loan within two Business Days of the date such Loans or participations were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower Representative in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Borrower Representative, the Administrative Agent or any Issuing Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower Representative, to confirm in writing to the Administrative Agent and the Borrower Representative that it will comply with its prospective funding obligations hereunder (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower Representative), or (d) has, or has a direct or indirect parent company that has (other than via an Undisclosed Administration), (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the US or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.21(f)) upon delivery of written notice of such determination to the Borrower Representative, each Issuing Bank, the Swingline Lender and each Lender.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit, excluding, for the avoidance of doubt, any investment property (within the meaning of the UCC or PPSA, as applicable) or any account evidenced by an instrument (within the meaning of the UCC or PPSA, as applicable).

“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks and (c) any commodity (including fuel) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of the Borrowers or their respective subsidiaries shall be a Derivative Transaction.

“Designated Non-Cash Consideration” means the fair market value (as determined by the Borrower Representative in good faith) of non-Cash consideration received by any Borrower or any Restricted Subsidiary in connection with any Disposition pursuant to Section 6.07(h) and/or Section 6.08 that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower Representative, setting forth the basis of such valuation (which amount will be reduced by the amount of Cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to Cash or Cash Equivalents).

“Discretionary Guarantor” means any Subsidiary and/or Parent Company (other than Holdings) that is designated by the Borrower Representative as a Discretionary Guarantor; provided, that (a) solely in the case of any Non-US Subsidiary (other than a Canadian Person) or any such Parent Company organized under the laws of any jurisdiction other than the U.S., any state thereof or the District of Columbia (each, a “Non-US Discretionary Guarantor”), the Administrative Agent shall be reasonably satisfied with the jurisdiction of organization of such Person (such jurisdiction, together with the US and Canada, each, a “Qualified Jurisdiction”) and (b) the Administrative Agent shall have received at least two Business Days prior to such Non-US Discretionary Guarantor becoming a Discretionary Guarantor all documentation and other information in respect of such Non-US Discretionary Guarantor as has been reasonably requested by the Administrative Agent in writing that is required under applicable AML Legislation (and, upon any request made by a Lender to the Administrative Agent, the Administrative Agent will provide the Lenders with all such information made available to it).

“Discount Range” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Disposition” or “Dispose” means the sale, lease, sublease, or other disposition of any property of any Person.

“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified

Capital Stock), in whole or in part, on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such redemption is in part, only such part coming into effect prior to 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock), (b) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Capital Stock that would constitute Disqualified Capital Stock, in each case, at any time on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued, (c) contains any mandatory repurchase obligation or any other repurchase obligation at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, which may come into effect prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued (it being understood that if any such repurchase obligation is in part, only such part coming into effect prior to 91 days following the Latest Maturity Date shall constitute Disqualified Capital Stock) or (d) provides for the scheduled payments of dividends in Cash on or prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued; provided, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of any change of control, Qualifying IPO or any Disposition occurring prior to 91 days following the Latest Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the Termination Date.

Notwithstanding the preceding sentence, (A) if such Capital Stock is issued pursuant to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case, in the ordinary course of business of any Borrower or any Restricted Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations, and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or Immediate Family Members) of any Borrower (or any Parent Company or any subsidiary) shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

“Disqualified Institution” means (a) any Person identified by the Borrower Representative or the Sponsor to the Arrangers in writing on or prior to November 21, 2018 (or, if after November 21, 2018, that is reasonably acceptable to the Arrangers and the Administrative Agent), (b) any Person that is or becomes a Company Competitor that is separately identified in writing by the Borrower Representative or the Sponsor to the Arrangers prior to the Closing Date and, if after the Closing Date, to the Administrative Agent from time to time, (c) any Affiliate of any Person identified in clauses (a) and (b) that is (i) identified in writing by the Borrower Representative or the Sponsor to the Arrangers and the Administrative Agent from time to time or (ii) reasonably identifiable as an Affiliate of such Person (other than a Bona Fide Debt Fund) or (d) any person that is an Excluded Party; provided, that any such designation shall not have retroactive effect to any prior assignment or participation to any Lender permitted hereunder at the time of such assignment or participation. Such list of Disqualified Institutions shall be available for inspection upon request by any Lender; provided, further, that none of UBSS, Guggenheim Securities, any of the Financing Sources or Jefferies or any of their respective Affiliates shall be a “Disqualified Institution”.

“Dutch Auction” means an auction (an “Auction”) conducted by any Affiliated Lender or any Debt Fund Affiliate (any such Person, the “Auction Party”) in order to purchase Term Loans (or any Additional Term Loans), in accordance with the following procedures; provided, that no Auction Party shall initiate any Auction unless (I) at least five Business Days have passed since the consummation of the most recent purchase of Term Loans pursuant to an Auction conducted hereunder; or (II) at least three Business Days have passed since the date of the last Failed Auction which was withdrawn pursuant to clause (c)(i) below:

(a) Notice Procedures. In connection with any Auction, the Auction Party will provide notification to the Auction Agent (for distribution to the relevant Lenders) of the Term Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Auction Agent and shall (i) specify the maximum aggregate principal amount of the Term Loans subject to the Auction, in a minimum amount of US$5,000,000 and whole increments of US$1,000,000 (or in the case of any Loan denominated in any Alternate Currency, the US Dollar Equivalent of US$5,000,000 and US$1,000,000, respectively, in such Alternate Currency) in excess thereof (or, in any case, such lesser amount of such Term Loans then outstanding or which is otherwise reasonably acceptable to the Auction Agent and the Administrative Agent (if different from the Auction Agent)) (the “Auction Amount”), (ii) specify the discount to par (which may be a range (the “Discount Range”) of percentages of the par principal amount of the Term Loans subject to such Auction), that represents the range of purchase prices that the Auction Party would be willing to accept in the Auction, (iii) be extended, at the sole discretion of the Auction Party, to (x) each Lender and/or (y) each Lender with respect to any Term Loan on an individual Class basis and (iv) remain outstanding through the Auction Response Date. The Auction Agent will promptly provide each appropriate Lender with a copy of the Auction Notice and a form of the Return Bid to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m. on the date specified in the Auction Notice (or such later date as the Auction Party may agree with the reasonable consent of the Auction Agent) (the “Auction Response Date”).

(b) Reply Procedures. In connection with any Auction, each Lender holding the relevant Term Loans subject to such Auction may, in its sole discretion, participate in such Auction and may provide the Auction Agent with a notice of participation (the “Return Bid”), which shall be in a form reasonably acceptable to the Auction Agent, and shall specify (i) a discount to par (that must be expressed as a price at which it is willing to sell all or any portion of such Term Loans) (the “Reply Price”), which (when expressed as a percentage of the par principal amount of such Term Loans) must be within the Discount Range, and (ii) a principal amount of such Term Loans, which must be in whole increments of US$1,000,000 (or, in any case, such lesser amount of such Term Loans of such Lender then outstanding or which is otherwise reasonably acceptable to the Auction Agent) (the “Reply Amount”). Lenders may only submit one Return Bid per Auction, but each Return Bid may contain up to three bids only one of which may result in a Qualifying Bid. In addition to the Return Bid, the participating Lender must execute and deliver, to be held in escrow by the Auction Agent, an Assignment and Assumption with the dollar amount of the Term Loans to be assigned to be left in blank, which amount shall be completed by the Auction Agent in accordance with the final determination of such Lender’s Qualifying Bid pursuant to clause (c) below. Any Lender whose Return Bid is not received by the Auction Agent by the Auction Response Date shall be deemed to have declined to participate in the relevant Auction with respect to all of its Term Loans.

(c) Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Agent prior to the applicable Auction Response Date, the Auction Agent, in consultation with the Auction Party, will determine the applicable price (the “Applicable Price”) for the Auction, which will be the lowest Reply Price for which the Auction Party can complete the Auction at the Auction Amount; provided, that, in the event that the Reply Amounts are insufficient to allow the Auction Party to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Auction Party shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Price equal to the highest Reply Price. The Auction Party shall purchase the relevant Term Loans (or the respective portions thereof) from each Lender with a Reply Price that is equal to or lower than the Applicable Price (“Qualifying Bids”) at the Applicable Price; provided, that if the aggregate proceeds required to purchase all Term Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Auction Party shall purchase such Term Loans at the Applicable Price ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Auction Agent in its discretion). If a Lender has submitted a Return Bid containing multiple bids at different Reply Prices, only the bid with the lowest Reply Price that is equal to or less than the Applicable Price will be deemed to be the Qualifying Bid of such Lender (e.g., a Reply Price of US$100 with a discount to par of 2.00%, when compared to an Applicable Price of US$100 with a 1.00% discount to par, will not be deemed to be a Qualifying Bid, while, however, a Reply Price of US$100 with a discount to par of 2.50% would be deemed to be a Qualifying Bid). The Auction Agent shall promptly, and in any case within five Business Days following the Auction Response Date with respect to an Auction, notify (I) the Borrower Representative of the respective Lenders’ responses to such solicitation, the effective date of the purchase of Term Loans pursuant to such Auction, the Applicable Price, and the aggregate principal amount of the Term Loans and the tranches thereof to be purchased pursuant to such Auction, (II) each participating Lender of the effective date of the purchase of Term Loans pursuant to such Auction, the Applicable Price, and the aggregate principal amount and the tranches of Term Loans to be purchased at the Applicable Price on such date, (III) each participating Lender of the aggregate principal amount and the tranches of the Term Loans of such Lender to be purchased at the Applicable Price on such date and (IV) if applicable, each participating Lender of any rounding and/or proration pursuant to the second preceding sentence. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower Representative and the Lenders shall be conclusive and binding for all purposes absent manifest error.

(d) Additional Procedures.

(i) Once initiated by an Auction Notice, the Auction Party may not withdraw an Auction other than a Failed Auction. Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Price.

(ii) To the extent not expressly provided for herein, each purchase of Term Loans pursuant to an Auction shall be consummated pursuant to procedures consistent with the provisions in this definition, established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower Representative.

(iii) In connection with any Auction, the Borrower Representative and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Auction, the payment of customary fees and expenses by the Auction Party in connection therewith as agreed between the Auction Party and the Auction Agent.

(iv) Notwithstanding anything in any Loan Document to the contrary, for purposes of this definition, each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon the Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided, that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.

(v) The Borrower Representative and the Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this definition by itself or through any Affiliate of the Auction Agent and expressly consent to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its activities in connection with any purchase of Term Loans provided for in this definition as well as activities of the Auction Agent.

“ECF Prepayment Amount” has the meaning assigned to such term in Section 2.11(b)(i).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Yield” means, as to any Indebtedness, the effective yield applicable thereto calculated by the Administrative Agent in consultation with the Borrower Representative in a manner consistent with generally accepted financial practices, taking into account (a) interest rate margins, (b) interest rate floors (subject to the proviso set forth below), (c) any amendments to the Applicable Rate in respect of the Term Facility that became effective subsequent to the Closing Date but prior to the time of the addition of the relevant Incremental Term Facility or Incremental Term Loans and (d) original issue discount and upfront or similar fees (based on an assumed four-year average life to maturity or lesser remaining average life to maturity), but excluding any structuring, advisory, success, underwriting, commitment, arrangement, ticking, amendment, consent and/or similar fees (regardless of whether such fees are paid to or shared in whole or in part with any lender) paid or payable to any Arranger (or its Affiliates) in their respective capacities as such in connection with the Term Facility or to one or more arrangers (or their affiliates) in their capacities as such applicable to the Incremental Term Facility or Incremental Term Loans and any other fees not paid to all relevant lenders generally; provided, that, in the case of an Incremental Term Facility, if such Indebtedness includes any LIBO Rate floor that is greater than that applicable to any Term Facility, such floor is applicable to any Term Facility on the date of determination and such floor is greater than the LIBO Rate for a 3-month Interest Period at such time, the excess amount (above the greater of such floor or the LIBO Rate) shall be equated to interest margin for determining whether an increase to the applicable interest rate under the initial Term Facility shall be required, but only to the extent an increase in the interest rate floor in the initial Term Facility would cause an increase in the applicable interest rate then in effect thereunder, and in such case, the interest rate floor (but not the interest rate margin) applicable to the initial Term Facility shall be increased to the extent of such excess; provided, further, that if the relevant Incremental Term Facility or Incremental Term Loans includes a LIBO Rate floor lower than the applicable interest rate floor under the initial Term Facility or does not include any LIBO Rate floor, the difference between the LIBO Rate floor applicable to the initial Term Facility and the greater of the LIBO Rate floor applicable to such Incremental Term Facility (which shall be deemed to equal 0% for any Incremental Term Facility without any interest rate floor) and the LIBO Rate for a 3 month Interest Period shall reduce the applicable interest margin of such Incremental Term Facility for purposes of determining whether an increase in the interest rate margin under the initial Facilities shall be required.

“Eligible Assignee” means (a) any Lender, (b) any commercial bank, insurance company, or finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), (c) any Affiliate or branch of any Lender, (d) any Approved Fund of any Lender or (e) to the extent permitted under Section 9.05(g), any Affiliated Lender or any Debt Fund Affiliate; provided, that in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any Disqualified Institution or (iii) except as permitted under Section 9.05(g), any Borrower or any of its Affiliates.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface and subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity; or (c) in connection with any actual or alleged damage, injury, threat or harm the Environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal, state or provincial (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other applicable requirements of Governmental Authorities and the common law relating to (a) pollution or protection of the Environment or human health and safety (as such relate to exposure to Hazardous Materials), including those relating to any Hazardous Materials Activity; or (b) the generation, use, storage, transportation or disposal of or exposure to Hazardous Materials, in any manner applicable to any Borrower or any of its Restricted Subsidiaries or any Facility.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation or remediation, fines, penalties or indemnities), directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Contribution” has the meaning assigned to such term in the Recitals to this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member; and (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the 30-day notice period has been waived); (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan, or the filing of any request for or receipt of a minimum funding waiver under Section 412 of the Code with respect to any Pension Plan or a failure to make a required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by the any Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to any Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan; (f) the imposition of liability on any Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) of any Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates from any Multiemployer Plan, or the receipt by any Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA or is in “endangered” or “critical” status, within the meaning of Section 432 of the Code or Section 305 of ERISA; (h) a failure by any Borrower, any Restricted Subsidiary or any of their respective ERISA Affiliates to pay when due (after expiration of any applicable grace period) any installment payment with respect to withdrawal liability under Section 4201 of ERISA; (i) a determination that any Pension Plan is, or is reasonably expected to be, in “at-risk” status, within the meaning of Section 430(i)(4) of the Code or Section 303(i)(4) of ERISA; or (j) the incurrence of liability or the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning assigned to such term in Article 7.

“Excess Cash Flow” means, for any Test Period ending on the last day of any Fiscal Year, an amount (if positive) equal to:

(a) the sum, without duplication, of the amounts for such period of the following:

(i) Consolidated Adjusted EBITDA for such period without giving effect to clause (b)(x) of the definition thereof, plus

(ii) the Consolidated Working Capital Adjustment for such period, plus

(iii) cash gains of the type described in clauses (b), (c), (d), (e) and (f) of the definition of “Consolidated Net Income”, to the extent not otherwise included in calculating Consolidated Adjusted EBITDA (except to the extent such gains consist of proceeds applied pursuant to Section 2.11(b)(ii)), plus

(iv) to the extent not otherwise included in the calculation of Consolidated Adjusted EBITDA for such period, cash payments received by the Borrowers or any of their Restricted Subsidiaries with respect to amounts deducted from Excess Cash Flow in a prior period pursuant to clause (b)(vii) below, minus

(b) the sum, without duplication, of the amounts for such period of the following:

(i) permanent repayments of long-term Indebtedness, including for purposes of clarity, the current portion of any such Indebtedness (including (x) payments under Section 2.10(a) or (b) and Section 2.11(a) and (y) prepayments of Term Loans and Additional Term Loans to the extent (and only to the extent) (1) expressly permitted hereunder and (2) made with the Net Proceeds of a Prepayment Asset Sale or Net Insurance/Condemnation Proceeds that resulted in an increase to Consolidated Net Income and not in excess of the amount of such increase, but excluding (A) the amount of all deductions and reductions to the amount of mandatory prepayments pursuant to clause (B) of Section 2.11(b)(i), (B) all other repayments of the Term Loans or Additional Term Loans expressly permitted hereunder, (C) repayments of the Revolving Loans, any Additional Revolving Loans or loans under any revolving credit facility or arrangement, except to the extent a corresponding amount of the commitments under such revolving credit facility or arrangement are permanently reduced in connection with such repayments and (D) the amount of any premium, make-whole, penalty payment actually paid in cash by any Borrower and/or any Restricted Subsidiary that is required to be made in connection with any prepayment, repurchase, redemption or other retirement of long-term Indebtedness, in each case, to the extent not financed with long-term Indebtedness (other than revolving Indebtedness), plus

(ii) without duplication of amounts deducted from Excess Cash Flow pursuant to this clause (ii) or clause (ix) below in respect of a prior period, all Cash payments (or Cash payments to be made within the succeeding twelve months pursuant to which binding agreements exist) in respect of capital expenditures as would be reported in the Borrowers’ consolidated statement of cash flows made during such period and, at the option of the Borrower Representative, any Cash payments in respect of any such capital expenditures made after such period and prior to the date of the applicable Excess Cash Flow payment (or to be used within the succeeding twelve months for which binding agreements exist) (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)), plus

(iii) Consolidated Interest Expense added back pursuant to clause (b)(i) of the definition of “Consolidated Adjusted EBITDA” to the extent paid in Cash, plus

(iv) Taxes (including pursuant to any Tax sharing arrangement or any Tax distribution) paid and provisions for Taxes, to the extent payable in Cash with respect to such period, plus

(v) without duplication of amounts deducted from Excess Cash Flow pursuant to this clause (v) or (ix) below in respect of a prior period, Cash payments made during such period (or to be used within the succeeding twelve months pursuant to which binding agreements exist) in respect of Permitted Acquisitions and other Investments permitted by Section 6.06 or otherwise consented to by the Required Lenders (other than Investments in (x) Cash and Cash Equivalents and (y) any Borrower or any Restricted Subsidiary), or, at the option of the Borrower Representative, any Cash payments in respect of Permitted Acquisitions and other Investments permitted by Section 6.06 or otherwise consented to by the Required Lenders (other than Investments in (x) Cash and Cash Equivalents and (y) any Borrower or any Restricted Subsidiary) made after such period and prior to the date of the applicable Excess Cash Flow payment (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)), plus

(vi) the aggregate amount of all Restricted Payments made under Sections 6.04(a)(i), (ii), (iv) and (vi) or otherwise consented to by the Required Lenders, in each case, to the extent actually paid in Cash during such period, or, at the option of the Borrower Representative, made after such period and prior to the date of the applicable Excess Cash Flow payment (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)), plus

(vii) amounts added back under clause (b)(v)(B)(3) or (b)(xii) of the definition of “Consolidated Adjusted EBITDA” to the extent such amounts have not yet been received by the Borrowers or their Restricted Subsidiaries, plus

(viii) an amount equal to all expenses, charges and losses either (A) excluded in calculating Consolidated Net Income or (B) added back in calculating Consolidated Adjusted EBITDA, in the case of clauses (A) and (B), to the extent paid in Cash (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness), plus

(ix) without duplication of amounts deducted from Excess Cash Flow in respect of a prior period, at the option of the Borrower Representative, the aggregate consideration required to be paid in Cash by the Borrowers or their Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to capital expenditures, acquisitions or Investments permitted by Section 6.06 (other than Investments in (x) Cash and Cash Equivalents and (y) any Borrower or any Restricted Subsidiary) to be consummated or made during the period of four consecutive Fiscal Quarters of the Borrowers following the end of such period (except, in each case, to the extent financed with long-term

Indebtedness (other than revolving Indebtedness)); provided, that to the extent the aggregate amount actually utilized to finance such capital expenditures, acquisitions or Investments during such subsequent period of four consecutive Fiscal Quarters is less than the Contract Consideration, the amount of the resulting shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period of four consecutive Fiscal Quarters, plus

(x) to the extent not expensed (or exceeding the amount expensed) during such period or not deducted (or exceeding the amount deducted) in calculating Consolidated Net Income, the aggregate amount of expenditures, fees, costs and expenses paid in Cash by the Borrowers and their Restricted Subsidiaries during such period, other than to the extent financed with long-term Indebtedness (other than revolving Indebtedness), plus

(xi) Cash payments (other than in respect of Taxes, which are governed by clause (iv) above) made during such period for any liability the accrual of which in a prior period did not decrease Excess Cash Flow in such prior period (provided, that there was no other deduction to Consolidated Adjusted EBITDA or Excess Cash Flow related to such payment), except to the extent financed with long-term Indebtedness (other than revolving Indebtedness), plus

(xii) Cash expenditures made in respect of any Hedge Agreement during such period to the extent (A) not otherwise deducted in the calculation of Consolidated Net Income or Consolidated Adjusted EBITDA and (B) not financed with long-term Indebtedness (other than revolving Indebtedness), plus

(xiii) amounts paid in Cash (except to the extent financed with long-term Indebtedness (other than revolving Indebtedness)) during such period on account of (A) Charges that were accounted for as non-Cash reductions of Consolidated Net Income or Consolidated Adjusted EBITDA in a prior period and (B) reserves or amounts established in purchase accounting to the extent such reserves or amounts are added back to, or not deducted from, Consolidated Net Income, plus

(xiv) without duplication of clause (b)(i) above, cash payments made by the Borrowers or their Restricted Subsidiaries during such period in respect of long-term liabilities, including for purposes of clarity, the current portion of any such liabilities (other than Indebtedness) of the Borrowers or their Restricted Subsidiaries, except to the extent such cash payments were (A) deducted in the calculation of Consolidated Net Income or Consolidated Adjusted EBITDA for such period or (B) financed with long-term Indebtedness (other than revolving Indebtedness).

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.

“Excluded Assets” means each of the following:

(a) any contract, instrument, lease, license, agreement or other document as to which the grant of a security interest would (i) constitute a violation of a restriction in favor of a third party (other than any Borrower or any of its Restricted Subsidiaries) or result in the abandonment, invalidation or unenforceability of any right of the relevant Loan Party, unless and until any required consents shall have been obtained, or (ii) result in a breach, termination (or a right of termination) or default under such contract, instrument, lease, license, agreement or other document (including pursuant to any “change of control” or similar provision); provided, however, that any such asset will only constitute an Excluded Asset under clause (i) or clause (ii) above to the extent such violation or breach, termination (or right of termination) or default would not be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC and/or any equivalent provision of the PPSA (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Requirements of Law; provided, further, that any such asset shall cease to constitute an Excluded Asset at such time as the condition causing such violation, breach, termination (or right of termination) or default or right to amend or require other actions no longer exists and to the extent severable, the security interest granted under the applicable Collateral Document shall attach immediately to any portion of such contract, instrument, lease, license, agreement or document that does not result in any of the consequences specified in clauses (i) and (ii) above,

(b) the Capital Stock of any (i) Immaterial Subsidiary (except to the extent the security interest in such Capital Stock may be perfected by the filing of a UCC-1 financing statement or PPSA financing statement, as applicable), (ii) Captive Insurance Subsidiary, (iii) Unrestricted Subsidiary (except to the extent the security interest in such Capital Stock may be perfected by the filing of a UCC-1 financing statement or PPSA financing statement, as applicable), (iv) not-for-profit subsidiary, (v) special purpose entity used for any securitization facility permitted hereunder and/or (vi) any Capital Stock of a subsidiary to the extent that the pledge of or grant of any Lien on such Capital Stock for the benefit of any holders of such Capital Stock results in a Borrower or any of its Restricted Subsidiaries being required to file separate financial statements for the issuer of such Capital Stock with the SEC (or another Governmental Authority), pursuant to either Rule 3-10, 3-16 or 8-01 of Regulation S-X under the Securities Act, or any other Requirement of Law in effect from time to time, but only to the extent necessary to not be subject to such requirement,

(c) (i) any intellectual property governed by or arising or existing under, pursuant to or by virtue of the laws of any jurisdiction other than the US or any State thereof or Canada or any province thereof and/or (ii) any intent-to-use (or similar) Trademark application prior to the filing and acceptance of a “Statement of Use”, “Amendment to Allege Use” or similar filing with respect thereto, only to the extent in the case of this clause (ii), if any, that, and solely during the period, in which, if any, the grant of a security interest therein may impair the validity or enforceability of such intent-to-use Trademark application under applicable Requirements of Law,

(d) any asset or property, the grant or perfection of a security interest in which would (A) require any governmental consent, approval, license or authorization (after giving effect to the anti-assignment provisions of the UCC, the PPSA and other applicable Requirements of Law) that has not been obtained, (B) be prohibited by applicable Requirements of Law, except, in the case of this clause (B), to the extent such prohibition would be rendered ineffective under the applicable anti-assignment provisions of the UCC, the PPSA or other applicable Requirements of Law notwithstanding such prohibition, or (C) be prohibited by provisions of contracts governing such asset in existence on the Closing Date (or on the date of acquisition of the relevant asset (and, in each case, not entered into in anticipation of the Closing Date or such acquisition and except, in each case, to the extent that term in such contract providing for such prohibition purports to prohibit the granting of a security interest over all assets of such Loan Party or any other Loan Party)), other than to the extent such prohibition would be rendered ineffective under the applicable anti-assignment provisions of the UCC, the PPSA or other applicable Requirements of Law,

(e) (i) any leasehold Real Estate Asset, (ii) except to the extent a security interest therein can be perfected by the filing of a UCC-1 financing statement or PPSA financing statement, as applicable (or other similar filing), any other leasehold interest, (iii) any Real Estate Asset that is not a Material Real Estate Asset or (iv) any Real Estate Asset that is located in a flood zone,

(f) any interest in any partnership, joint venture or non-Wholly-Owned Subsidiary which cannot be pledged (i) pursuant to the terms of such entity’s organizational documents or without the consent of one or more third parties other than Holdings, the Borrowers or any of their respective Restricted Subsidiaries (after giving effect to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Requirements of Law) or (ii) giving rise to a “right of first refusal”, a “right of first offer” or a similar right that may be exercised by any third party other than Holdings, the Borrowers or any of their respective Restricted Subsidiaries,

(g) any Margin Stock,

(h) assets specifically requiring perfection by control (including Cash, Deposit Accounts or other bank or securities accounts), to the extent not automatically perfected by UCC filings or PPSA filings or by being held by the Administrative Agent,

(i) the Capital Stock of any Non-US Subsidiary of the US Borrower or any Non-US Subsidiary Holdco of the US Borrower, other than 65% of the issued and outstanding voting Capital Stock and 100% of the issued and outstanding non-voting Capital Stock of each such first-tier (i) Non-US Subsidiary or (ii) Non-U.S. Subsidiary Holdco; provided, that, any such pledge of the Capital Stock of such Non-U.S. Subsidiary or Non-U.S. Subsidiary Holdco shall not be required to be perfected under the laws of its jurisdiction of organization,

(j) except to the extent a security interest therein can be perfected by the filing of a PPSA financing statement or a UCC financing statement, (x) Commercial Tort Claims with a value (as reasonably estimated by the Borrower Representative) of less than US$10,000,000 and

(y) Letter-of-Credit Rights with a value (as reasonably estimated by the Borrower Representative) of less than US$10,000,000,

(k) (i) any Cash or Cash Equivalents comprised of (x) funds specially and exclusively used or to be used for payroll and payroll taxes and other employee benefit payments to or for the benefit of any Loan Party’s employees, (y) funds used or to be used to pay all Taxes required to be collected, remitted or withheld (including, without limitation, US federal and state withholding Taxes (including the employer’s share thereof)) and (z) any other funds which any Loan Party holds as an escrow or fiduciary for the benefit of another Person (other than a Loan Party) and (ii) any account containing Cash and Cash Equivalents of the type described in the foregoing clause (i),

(l) any accounts receivable and related assets that are sold or disposed of in connection with any factoring or similar arrangement permitted by this Agreement,

(m) the Share Purchase Agreement and the rights therein or arising thereunder (except any proceeds of the Share Purchase Agreement),

(n) except to the extent a security interest therein can be perfected by the filing of a PPSA financing statement or a UCC financing statement, motor vehicles and other assets subject to certificates of title,

(o) any asset with respect to which the Administrative Agent and the Borrower Representative reasonably agree that the cost, burden, difficulty or consequence (including any effect on the ability of the relevant Loan Party to conduct its operations and business in the ordinary course of business) of obtaining or perfecting a security interest therein is excessive in relation to the benefit of a security interest to the relevant Secured Parties afforded thereby,

(p) any assets the grant or perfection of a security interest in which would result in material adverse tax consequences (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) as reasonably determined by the Borrower Representative, and

(q) any lease, license or other agreement or contract or any property subject to a Capital Lease, purchase money Lien or similar arrangement in either case permitted by Section 6.02(n), to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or contract, Capital Lease or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a Loan Party), in each case, after giving effect to the applicable anti-assignment provisions of the UCC, the PPSA or any other applicable Requirements of Law other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC the PPSA or any other applicable Requirements of Law, as applicable, notwithstanding such prohibition.

“Excluded Subsidiary” means:

(a) any Restricted Subsidiary that is not a Wholly-Owned Subsidiary,

(b) any Immaterial Subsidiary,

(c) any Restricted Subsidiary to the extent prohibited by (i) any Requirement of Law or (ii) any Contractual Obligation that, in the case of this clause (ii), exists on the Closing Date or at the time such Restricted Subsidiary becomes a subsidiary and which Contractual Obligation was not entered into in contemplation of such Restricted Subsidiary becoming a subsidiary, in each case, from providing a Loan Guaranty or to the extent that it would require a governmental (including regulatory) consent, approval, license or authorization to provide a Loan Guaranty, unless such consent, approval, license or authorization has been received,

(d) any Captive Insurance Subsidiary,

(e) any not-for-profit subsidiary,

(f) any special purpose entity used for any permitted securitization or receivables facility or financing (including any Permitted Receivables Financing or other supplier financing arrangement under Section 6.01(x)),

(g) any Restricted Subsidiary that is not organized under the laws of a Qualified Jurisdiction,

(h) (i) any Non-Qualified Subsidiary Holdco and/or (ii) any subsidiary that is a direct or indirect subsidiary of (x) a Non-Qualified Subsidiary or (y) a Non-Qualified Subsidiary Holdco,

(i) any Unrestricted Subsidiary,

(j) any Non-US Subsidiary or Non-US Subsidiary Holdco, in each case, of the US Borrower,

(k) solely in the case of any obligation under any secured Hedge Agreement that constitutes a “swap” within the meaning of section 1(a)(47) of the Commodity Exchange Act (after giving effect to a customary “keepwell” provision applicable under the Loan Guaranty), any subsidiary of Holdings that is not an “Eligible Contract Participant” as defined under the Commodity Exchange Act,

(l) any subsidiary with respect to the Loan Guaranty if such Loan Guaranty would result in material adverse tax consequences to the Borrowers or one or more of their subsidiaries as reasonably determined by the Borrower Representative in consultation with the Administrative Agent,

(m) any Restricted Subsidiary acquired pursuant to a Permitted Acquisition financed with secured Indebtedness permitted to be incurred pursuant to Section 6.01 as assumed indebtedness (and not incurred in contemplation of such Permitted Acquisition) and any Restricted Subsidiary thereof that guarantees such Indebtedness, in each case, to the extent and so long as such secured Indebtedness prohibits such subsidiary from becoming a Subsidiary Guarantor, and

(n) any other Restricted Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower Representative, the burden or cost or other consequences of providing a Loan Guaranty is excessive in view of the benefits afforded thereby.

“Excluded Party” has the meaning assigned to such term in Section 9.13(a).

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Loan Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Loan Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 3.20 of the Loan Guaranty and any other “keepwell,” support or other agreement for the benefit of such Guarantor) at the time such Loan Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Loan Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or Issuing Bank, or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) Taxes imposed on (or measured by) its net income or overall gross income (in lieu of net income taxes) and franchise Taxes imposed on it (i) by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) any branch profits Taxes imposed under Section 884(a) of the Code by the US or any similar Tax imposed by any other jurisdiction described in clause (a), (c) in the case of any Foreign Lender, any US federal withholding Tax that is imposed on amounts payable to such Foreign Lender pursuant to a Requirement of Law in effect at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except (i) pursuant to an assignment or designation of a new lending office under Section 2.19 and (ii) to the extent that such Foreign Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding Tax pursuant to Section 2.17, (d) any Canadian federal withholding taxes imposed as a result of a Lender (i) not dealing at arm’s length (within the meaning of the ITA) with a Loan Party, (ii) being a “specified shareholder” (within the meaning of Subsection 18(5) of the ITA) of a Loan Party, or (iii) not dealing at arm’s length with such “specified shareholder” of a Loan Party, (e) any Tax imposed as a result of a failure by the Administrative Agent, any Lender or any Issuing Bank to comply with Section 2.17(f) and (f) any US withholding Tax under FATCA.

“Existing Credit Facilities” means the indebtedness of the Target incurred under (a) that certain Amended and Restated Credit Agreement, dated as of November 25, 2015 (as amended), by and among, among others, Knowlton Packaging Inc., Tri-Tech Laboratories, Inc., the lenders from time to time party thereto and National Bank of Canada, as administrative agent, (b) that certain Amended and Restated Credit Agreement, dated as of November 25, 2015 (as amended), by and among Knowlton Packaging Inc. and National Bank of Canada, as administrative agent and (c) that certain Credit Agreement, dated as of December 8, 2017, by and among Knowlton Packaging Inc. and Fondaction, Le Fonds de Développement de la Confédération des Syndicats Nationaux pour la Coopération et L’Emploi, as lender.

“Extended Revolving Credit Commitment” has the meaning assigned to such term in Section 2.23(a).

“Extended Revolving Loans” has the meaning assigned to such term in Section 2.23(a).

“Extended Term Loans” has the meaning assigned to such term in Section 2.23(a).

“Extension” has the meaning assigned to such term in Section 2.23(a).

“Extension Offer” has the meaning assigned to such term in Section 2.23(a).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or hereof owned, leased, operated or used by any Borrower or any of its Restricted Subsidiaries.

“Failed Auction” has the meaning assigned to such term in the definition of “Dutch Auction”.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), and any treaty, law, regulation or other official guidance enacted in any other jurisdiction relating to any intergovernmental agreement between the US and any other jurisdiction that facilitates the implementation of such Sections of the Code.

“FCPA” has the meaning assigned to such term in Section 3.17(b).

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York sets forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that in no event shall the Federal Funds Effective Rate be less than 0.00%.

“Fee Letter” means that certain Amended and Restated Fee Letter, dated as of October 26, 2018, by and among the Initial Borrower, the Arrangers and the other commitment parties party thereto.

“Financing Sources” means each of MidCap Financial Trust, Apollo Investment Corporation, Apollo Tactical Value SPN Investments, L.P., Apollo Centre Street Partnership, L.P. and Apollo Moultrie Credit Fund, L.P.

“First Lien Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated First Lien Debt as of the last day of the Test Period then most recently ended to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended, in each case, of the Borrowers and their Restricted Subsidiaries on a consolidated basis.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is senior in priority to any other Lien to which such Collateral is subject, other than any Permitted Lien.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrowers ending April 30 of each calendar year.

“Fixed Incremental Amount” means the greater of $80,000,000 and 75% of Consolidated Adjusted EBITDA of the Borrowers and their Restricted Subsidiaries, calculated on a Pro Forma Basis, as of the last day of the most recently ended Test Period.

“Foreign Lender” means any Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“French Security Documents” means together and each of (i) the French law governed securities account pledge agreement to be entered into between, inter alios, KDC/ONE Europe SAS, as pledgor and the Administrative Agent in relation to the securities account opened in the books of Aaxen SAS in the name of KDC/ONE Europe SAS and on which are registered all the shares of Aaxen SAS held by KDC/ONE Europe SAS, and the related statement of pledge; (ii) the French law governed bank accounts pledge agreement to be entered into between, inter alios, KDC/One Europe SAS, as pledgor, and the Administrative Agent in relation to the bank accounts opened in France in the name of KDC/One Europe SAS, (iii) the French law governed securities account pledge agreement to be entered into between, inter alios, Knowlton Development Corporation, Inc., as pledgor and the Administrative Agent in relation to the securities account opened in the books of KDC/One Europe SAS in the name of Knowlton Development Corporation, Inc. and on which are registered all the shares of KDC/One Europe SAS held by Knowlton Development Corporation, Inc., and the related statement of pledge; and (iv) any other Collateral Document governed by the laws of France and entered into from time to time in accordance with the terms of the Loan Documents, in each case, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Funding Account” has the meaning assigned to such term in Section 2.03(f).

“GAAP” means generally accepted accounting principles in the US in effect and applicable to the accounting period in respect of which reference to GAAP is made.

“Governmental Authority” means any federal, state, provincial, territorial, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case, whether associated with a state, province, territory, municipality or locality of the US, Canada or a foreign government or any other political subdivision thereof, including central banks and supra national bodies.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Granting Lender” has the meaning assigned to such term in Section 9.05(e).

“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner and including any obligation of the Guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or monetary other obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien); provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition, Disposition or other transaction permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Guarantor” has the meaning assigned to such term in the definition of “Guarantee”.

“Guggenheim Securities” has the meaning assigned to such term in the definition of “Arrangers”.

“Hazardous Materials” means any chemical, material, substance or waste, or any constituent thereof, which is prohibited, limited or regulated as “toxic”, “hazardous” or as a “pollutant” or “contaminant” or words of similar meaning or effect by any Environmental Law or any Governmental Authority, including any petroleum or petroleum product, or asbestos containing material.

“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Material, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Material, and any corrective action or response action with respect to any of the foregoing.

“Hedge Agreement” means any agreement with respect to any Derivative Transaction between any Loan Party or any Restricted Subsidiary and any other Person.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any Hedge Agreement.

“Holdings” has the meaning assigned to such term in the preamble to this Agreement.

“Hypothecary Representative” has the meaning assigned to such term in Article 8.

“IASB” means the International Accounting Standards Board.

“IFRS” means the international financial reporting standards issued by the IASB, as in effect from time to time (subject to the provisions of Section 1.04), to the extent applicable to the relevant financial statements.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary of any Borrower (a) that does not have assets, when taken together with the assets of all other Restricted Subsidiaries that are Immaterial Subsidiaries, in excess of 5% of Consolidated Total Assets of the Borrower and its Restricted Subsidiaries and (b) that does not contribute Consolidated Adjusted EBITDA, when taken together with the Consolidated Adjusted EBITDA of all other Restricted Subsidiaries, in excess of 5% of the Consolidated Adjusted EBITDA of the Borrower and its Restricted Subsidiaries, in each case, as of the last day of the most recently ended Test Period; provided, that, at all times prior to the first delivery of financial statements pursuant to Section 5.01(a) or (b), this definition shall be applied based on the pro forma consolidated financial statements of Holdings delivered pursuant to Section 4.01.

“Immediate Family Member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Incremental Cap” means:

(a) the Fixed Incremental Amount less the aggregate principal amount of all Incremental Facilities and Incremental Equivalent Debt incurred or issued in reliance on the Fixed Incremental Amount, in each case, after giving effect to any reclassification of such Incremental Facilities and/or Incremental Equivalent Debt as having been incurred in reliance on clause (c) below, plus

(b) (i) in the case of any Incremental Facility that effectively extends the Maturity Date with respect to any Class of Term Loans, Revolving Credit Commitments or Incremental Equivalent Debt hereunder, an amount equal to the portion of the relevant Class of such Term Loans, Revolving Credit Commitments or Incremental Equivalent Debt that will be replaced by such Incremental Facility, (ii) in the case of an Incremental Facility that effectively replaces any Revolving Credit Commitments terminated under Section 2.19(b), an amount equal to the portion of the relevant terminated Revolving Credit Commitments and (iii) without duplication of clauses (i) and (ii) above, (x) the amount of any optional prepayment of any Loan in accordance with Section 2.11(a) and/or the amount of any permanent reduction of any Revolving Credit Commitment or Additional Revolving Commitment and/or the amount of any permanent prepayment of any Incremental Equivalent Debt, in each case, that is secured on a pari passu basis with the Initial Term Loans, (y) the amount of any optional prepayment, redemption or repurchase of any Replacement Term Loan or Loans under any Replacement Revolving Facility (to the extent accompanied by a permanent reduction in commitments) or any borrowing or issuance of Replacement Debt, in each case, that is secured on a pari passu basis with the Initial Term Loans, previously applied to the permanent prepayment of any Loan hereunder, so long as no Incremental Facility was previously incurred in reliance on clause (b)(i) above as a result of such prepayment and (z) the amount paid in Cash in respect of any reduction in the outstanding amount of any Term Loan that is secured on a pari passu basis with the Initial Term Loans resulting from any assignment of such Term Loan to (and/or assignment and/or purchase of such Term Loan by) any Borrower and/or any Restricted Subsidiary, for each of clauses (x), (y) and (z), so long as the relevant prepayment, redemption, repurchase, assignment and/or purchase was not funded with the proceeds of any long-term Indebtedness (other than revolving Indebtedness), plus

(c) an unlimited amount, so long as, in the case of this clause (c), after giving effect to the relevant Incremental Facility,

(i) if such Incremental Facility is secured by a Lien on the Collateral that is pari passu with the Lien securing the Credit Facilities on the Closing Date, the First Lien Leverage Ratio would not exceed 5.00:1.00,

(ii) if such Incremental Facility is secured by a Lien on the Collateral that is junior to the Lien securing the Credit Facilities on the Closing Date, the Secured Leverage Ratio would not exceed 6.50:1.00, and

(iii) if such Incremental Facility is unsecured, at the Borrower Representative’s option, either (A) the Total Leverage Ratio would not exceed 6.50:1.00 or (B) the Consolidated Cash Interest Coverage Ratio is not less than 2.00:1.00, in each case of clauses (i) through (iii), calculated on a Pro Forma Basis, including the application of the proceeds thereof (without “netting” the Cash proceeds of the applicable Incremental Facility) and assuming all such Indebtedness and commitments are fully drawn (and determined on the basis of the financial statements for the most recently ended Test Period); provided, that:

(1) the Borrower Representative may elect that any Incremental Facility or any Incremental Equivalent Debt be incurred or implemented under one or more of clauses (a), (b) or (c) in its sole discretion; provided, that, unless the Borrower elects otherwise, any Incremental Facility or Incremental Equivalent Debt shall be deemed to have been incurred in reliance on clause (c) above (to the extent compliant therewith) prior to any amounts under clause (a) or (b) above;

(2) any Incremental Facility or Incremental Equivalent Debt may be incurred under clauses (a), (b) and (c) above, the Revolving Facility, any other revolving credit facility and/or any other applicable basket that is not based on compliance with a leverage ratio, and proceeds from any such incurrence may be utilized in a single transaction or series of related transactions by first calculating the incurrence under clause (c) above (without inclusion of any amounts to be incurred pursuant to clauses (a) and/or (b) above, the Revolving Facility, any other revolving credit facility and/or any other applicable basket that is not based on compliance with a leverage ratio) and then calculating the incurrence under clauses (a) and (b) above, as applicable; and

(3) in the event that any Incremental Facility or Incremental Equivalent Debt (or a portion thereof) is incurred under clause (a) above and, at any time after the incurrence or implementation thereof, such portion of such Incremental Facility or Incremental Equivalent Debt would, using the figures reflected in the financial statements most recently delivered pursuant to Section 5.01(a) or (b) or, if available earlier, the financial statements that are internally available for the then most recently ended Fiscal Quarter, be permitted under the First Lien Leverage Ratio test, Secured Leverage Ratio test, Total Leverage Ratio test or the Consolidated Cash Interest Coverage Ratio test, as applicable, set forth in clause (c) of this definition, such Incremental Facility or Incremental Equivalent Debt shall, unless the Borrower Representative elects otherwise in its sole discretion, automatically divided and reclassified as indebtedness incurred under clause (c) and amount in clause (a) shall be deemed to be increased by the amount so reclassified.

“Incremental Commitment” means any commitment made by a lender to provide all or any portion of any Incremental Facility or Incremental Loans.

“Incremental Equivalent Debt” has the meaning assigned to such term in Section 6.01(z).

“Incremental Facilities” has the meaning assigned to such term in Section 2.22(a).

“Incremental Loans” has the meaning assigned to such term in Section 2.22(a).

“Incremental Revolving Commitment” means any commitment made by a lender to provide all or any portion of any Incremental Revolving Facility.

“Incremental Revolving Facility” has the meaning assigned to such term in Section 2.22(a).

“Incremental Revolving Facility Lender” means, with respect to any Incremental Revolving Facility, each Revolving Lender providing any portion of such Incremental Revolving Facility.

“Incremental Revolving Loans” has the meaning assigned to such term in Section 2.22(a).

“Incremental Term Facility” has the meaning assigned to such term in Section 2.22(a).

“Incremental Term Loan Borrowing Date” means, with respect to each Class of Incremental Term Loans, each date on which Incremental Term Loans of such Class are incurred pursuant to Section 2.01(b) and as otherwise specified in any amendment providing for Incremental Term Loans in accordance with Section 2.22.

“Incremental Term Loans” has the meaning assigned to such term in Section 2.22(a).

“Incurred Acquisition Debt” has the meaning assigned to such term in Section 6.01(q).

“Incurrence-Based Amounts” has the meaning assigned to such term in Section 1.10(c).

“Indebtedness” as applied to any Person means, without duplication, (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases to the extent recorded as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with IFRS; (c) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with IFRS; (d) any obligation of such Person owed for all or any part of the deferred purchase price of property or services (excluding (w) any earn out obligation or purchase price adjustment until such obligation (A) becomes a liability on the statement of financial position or balance sheet (excluding the footnotes thereto) in accordance with IFRS and (B) has not been paid within 30 days after becoming due and payable, (x) any such obligations incurred under ERISA or in respect of Canadian Pension Legislation, (y) accrued expenses and trade accounts payable in the ordinary course of business (including on an inter-company basis) and (z) liabilities associated with customer prepayments and deposits), which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument; (e) all Indebtedness of others secured by any Lien on any property or asset owned or held by such Person regardless of whether the Indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person; (f) the face amount of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings; (g) the Guarantee by such Person of the Indebtedness of another; (h) all obligations of such Person in respect of any Disqualified Capital Stock and (i) all net obligations of such Person in respect of any Derivative Transaction, including any Hedge Agreement, whether or not entered into for hedging or speculative purposes; provided, that (i) in no event shall obligations under any Derivative Transaction be deemed “Indebtedness” for any calculation of the Total Leverage Ratio, the Secured Leverage Ratio, the First Lien Leverage Ratio, the Consolidated Cash Interest Coverage Ratio test or any other financial ratio under this Agreement and (ii) the amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or any joint venture (other than any joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would otherwise be included in the calculation of Consolidated Total Debt; provided, that, notwithstanding anything herein to the contrary, the term “Indebtedness” shall not include, and shall be calculated without giving effect to, the effects of IFRS 9, Chapter 6 (Hedge Accounting) and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness and any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder. Notwithstanding the foregoing, Indebtedness of Holdings and its Restricted Subsidiaries shall exclude (1) liabilities under vendor agreements to the extent such liabilities may be satisfied exclusively through non-cash means such as purchase volume earning credits, (2) reserves for deferred taxes and (3) for all purposes under this Agreement other than for purposes of Section 6.01, intercompany Indebtedness among Holdings and its Restricted Subsidiaries.

“Indemnified Taxes” means Taxes, other than Excluded Taxes or Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning set forth in Section 3.11(a).

“Information Memorandum” means the lender presentation delivered by the Sponsor to the Arrangers on November 27, 2018, relating to the Borrowers and their respective subsidiaries and the Transactions.

“Initial Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Initial Term Loan Commitment” means, with respect to each Initial Term Loan Lender, (a) prior to the Amendment No. 4 Closing Date, the commitment of such Initial Term Loan Lender to make Initial Term Loans hereunder in an aggregate amount not to exceed the amount set forth opposite such Initial Term Loan Lender’s name on the Commitment Schedule and (b) after the Amendment No. 4 Closing Date, the commitment of such Initial Term Loan Lender to make Initial Term Loans pursuant to Amendment No. 4, in each case, as the same may be (i) reduced from time to time pursuant to Section 2.09 and (ii) reduced or increased from time to time pursuant to (A) assignments by or to such Initial Term Loan Lender pursuant to Section 9.05 or (B) an Additional Term Commitment.

“Initial Term Loan Lender” means a Lender with an Initial Term Loan or an outstanding Initial Term Loan Commitment; provided, that any Lender that holds 2019 Incremental Term Loans or Amendment No. 3 Incremental Term Loans shall be deemed to be an Initial Term Loan Lender for all purposes hereunder.

“Initial Term Loan Maturity Date” means the date that is seven years after the Closing Date.

“Initial Term Loans” means (a) prior to the Amendment No. 4 Closing Date, (i) the term loans made by the Initial Term Loan Lenders to the Borrowers pursuant to Section 2.01(a) and (ii) the 2019 Incremental Term Loans and (b) on and after the Amendment No. 4 Closing Date, the terms loans made to the Borrowers pursuant to Amendment No. 4. The aggregate principal amount of Initial Term Loans outstanding as of the Amendment No. 4 Closing Date is $925,798,680.90.

“Insolvency Disposition” has the meaning assigned to such term in Article 8.

“Intellectual Property Security Agreement” means any agreement executed on or after the Closing Date confirming or effecting the grant of any Lien on IP Rights owned by any Loan Party to the Administrative Agent, for the benefit of the Secured Parties, in accordance with this Agreement, including any of the following: (a) a Trademark Security Agreement substantially in the form of Exhibit I-1, (b) a Patent Security Agreement substantially in the form of Exhibit I-2 or (c) a Copyright Security Agreement substantially in the form of Exhibit I-3, in each case, together with any and all supplements or amendments thereto.

“Interest Election Request” means a request by the Borrower Representative in the form of Exhibit E or another form reasonably acceptable to the Administrative Agent to convert or continue a Borrowing in accordance with Section 2.08.

“Interest Payment Date” means (a) with respect to any ABR Loan or Canadian Prime Rate Loan, the last Business Day of each April, July, October and January (commencing on the last Business Day of January 2019) and the Revolving Credit Maturity Date or the maturity date applicable to such Loan and (b) with respect to any LIBO Rate Loan or BA Rate Loan, the last day of the Interest Period or BA Period, as the case may be, applicable to the Borrowing of which such Loan is a part and, in the case of a LIBO Rate Borrowing or BA Rate Borrowing with an Interest Period or BA Period, as the case may be, of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods or BA Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” means with respect to any LIBO Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, to the extent agreed to by all relevant affected Lenders, twelve months or a shorter period) thereafter, as the Borrower Representative may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means (a) any purchase or other acquisition by any Borrower or any of its Restricted Subsidiaries of any of the Securities of any other Person (other than any Loan Party), (b) the acquisition by purchase or otherwise (other than any purchase or other acquisition of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or substantially all of the business, property or fixed assets of any other Person or any division or line of business or other business unit of any other Person and (c) any loan, advance (other than any advance to any current or former employee, officer, director, member of management, manager, consultant or independent contractor of any Borrower, any of its Restricted Subsidiaries or any Parent Company for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by any Borrower or any Restricted Subsidiary to any other Person. Subject to Section 5.10, the amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto, but giving effect to any repayments of principal in the case of any Investment in the form of a loan and any return of capital or return on Investment in the case of any equity Investment (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the relevant initial Investment).

“Investors” means (a) the Sponsor and (b) the Co-Investors.

“IP Rights” has the meaning assigned to such term in Section 3.05(c).

“IQ” has the meaning assigned to such term in the definition of “Co-Investors”.

“IRS” means the US Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means, as the context may require, (a) each of UBS AG, Stamford Branch and Jefferies Finance LLC and (b) any other Revolving Lender of the applicable Class that, at the request of the Borrower Representative and with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), agrees to become an Issuing Bank with respect to any currency. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by any Affiliate of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Jefferies Finance LLC may cause Letters of Credit to be issued by other financial institutions and such Letters of Credit shall be treated as issued by Jefferies Finance LLC for all purposes under the Loan Documents.

“ITA” means the Income Tax Act (Canada), and the regulations promulgated thereunder, as amended from time to time.

“Jefferies” has the meaning assigned to such term in the definition of “Arrangers”.

“Judgment Currency” has the meaning assigned to such term in Section 9.24.

“Junior Indebtedness” means any Subordinated Indebtedness (other than Indebtedness among the Borrowers and/or their subsidiaries) with an individual outstanding principal amount in excess of the Threshold Amount.

“Junior Indebtedness Documents” means the documentation governing any Junior Indebtedness.

“Junior Lien Indebtedness” means any Indebtedness that is secured by a security interest on the Collateral (other than Indebtedness among Holdings and/or its subsidiaries) that is expressly junior or subordinated to the Lien securing the Credit Facilities with an individual outstanding principal amount in excess of the Threshold Amount.

“KDC” has the meaning assigned to such term in the preamble to this Agreement.

“KDC Predecessor” has the meaning assigned to such term in Section 5.01(b)(i)(A).

“Latest Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any Loan or commitment hereunder at such time, including the latest maturity or expiration date of any Initial Term Loan, Additional Term Loan, Revolving Loan, Additional Revolving Loan, Initial Term Loan Commitment, Revolving Credit Commitment or Additional Commitment.

“Latest Revolving Loan Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any revolving loan or revolving credit commitment hereunder at such time, including the latest maturity or expiration date of any Revolving Loan, any Additional Revolving Loan, any Revolving Credit Commitment or any Additional Revolving Commitment.

“Latest Term Loan Maturity Date” means, as of any date of determination, the latest maturity or expiration date applicable to any term loan or term commitment hereunder at such time, including the latest maturity or expiration date of any Term Loan or any Additional Term Commitment.

“LC Collateral Account” has the meaning assigned to such term in Section 2.05(j)(i).

“LC Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The amount of each Issuing Bank’s LC Commitment is set forth on the Commitment Schedule or, in the case of any Person that becomes an Issuing Bank after the Closing Date pursuant to Section 2.05(i), in the written agreement or other writing referred to in such Section. At the request of the Borrower Representative and with the consent of the relevant Issuing Bank (and notice to the Administrative Agent), any Issuing Bank may increase the maximum amount of Letters of Credit to be issued by such Issuing Bank up to the Revolving Credit Commitment.

“LC Disbursement” means any payment or disbursement made by any Issuing Bank pursuant to any Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time and (b) the aggregate principal amount of all LC Disbursements that have not yet been reimbursed at such time. The LC Exposure of any Revolving Lender at any time shall equal its Applicable Percentage of the aggregate LC Exposure at such time.

“LC Obligations” means, at any time, the sum of (a) the amount available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referenced therein, plus (b) the aggregate principal amount of all unreimbursed LC Disbursements.

“LCT Test Date” shall have the meaning assigned to such term in Section 1.10(a).

“Legal Reservations” means the application of relevant Debtor Relief Laws, general principles of equity and/or principles of good faith and fair dealing.

“Lenders” means the Initial Term Loan Lenders, the Amendment No. 5 USD Incremental Term Loan Lenders, the Revolving Lenders, any Additional Lender, any lender with an Additional Commitment or an outstanding Additional Loan and any other Person that becomes a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Letter of Credit” means any standby or documentary letter of credit issued pursuant to this Agreement.

“Letter-of-Credit Right” has the meaning set forth in Article 9 of the UCC.

“Letter of Credit Sublimit” means US$35,000,000.

“LIBO Rate” means, the Published LIBO Rate, as adjusted to reflect applicable reserves prescribed by governmental authorities; provided, that in no event shall the LIBO Rate be less than 0%.

“LIBO Rate Borrowing” means, any Borrowing of LIBO Rate Loans.

“LIBO Rate Loan” means a Loan bearing interest at a rate determined by reference to the LIBO Rate.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided, that in no event shall an operating lease in and of itself (other than a lease for a term of more than one year as such term is construed under the PPSA) be deemed to constitute a Lien.

“Limited Condition Acquisition” means any acquisition or other similar Investment, including by way of merger, by any Borrower or one or more of the Restricted Subsidiaries permitted pursuant to the Loan Documents whose consummation is not conditioned upon the availability of, or on obtaining, third party financings.

“Limited Condition Acquisition Provision” has the meaning assigned to such term in Section 2.22(a)(xv).

“Limited Condition Transaction” has the meaning assigned to such term in Section 1.10(a).

“Loan Documents” means this Agreement, any Promissory Note, the Loan Guaranty, the Collateral Documents, any intercreditor agreement required to be entered into pursuant to the terms of this Agreement and any other document or instrument designated by the Borrower Representative and the Administrative Agent as a “Loan Document.” Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto.

“Loan Guaranty” means (a) the Loan Guaranty, substantially in the form of Exhibit J, executed by each Loan Party party thereto and the Administrative Agent for the benefit of the Secured Parties and (b) each other guaranty agreement executed by any Person pursuant to Section 5.12 in substantially the form attached as Exhibit J or another form that is otherwise reasonably satisfactory to the Administrative Agent and the Borrower Representative.

“Loan Parties” means Holdings, each Borrower, each Subsidiary Guarantor and, in each case, their respective successors and permitted assigns.

“Loans” means any Initial Term Loan, any Amendment No. 5 USD Incremental Term Loan, any Additional Term Loan, any Revolving Loan, any Swingline Loan or any Additional Revolving Loan.

“London Business Day” means any day on which banks are open for dealings in US Dollars or the relevant Alternate Currency, as applicable, deposits in the London interbank market.

“Management Agreement” means that certain Services Agreement, dated as of the Closing Date, by and among the Borrower Representative and the Sponsor, as in effect on the Closing Date.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means (a) on the Closing Date, a Company Material Adverse Effect and (b) after the Closing Date, a material adverse effect on (i) the business, assets, financial condition or results of operations, in each case, of the Borrowers and their Restricted Subsidiaries, taken as a whole, (ii) the rights and remedies (taken as a whole) of the Administrative Agent under the applicable Loan Documents or (iii) the ability of the Loan Parties (taken as a whole) to perform their payment obligations under the applicable Loan Documents.

“Material Acquisition” means any Permitted Acquisition or similar Investment (including any Investment in a Similar Business) where the EBITDA of the target of such Permitted Acquisition or similar Investment exceeds the greater of US$26,000,000 and 25% of the Consolidated Adjusted EBITDA of the Borrowers and their Restricted Subsidiaries for the most recently ended Test Period.

“Material Debt Instrument” means any physical instrument evidencing any Indebtedness for borrowed money which is required to be pledged to the Administrative Agent (or its bailee) pursuant to the Security Agreement.

“Material Real Estate Asset” means (a) on the Closing Date, each “fee-owned” Real Estate Asset having a fair market value (as reasonably determined by the Borrower Representative after taking into account any liabilities with respect thereto that impact such fair market value) in excess of US$10,000,000, as listed on Schedule 3.05 and (b) any “fee-owned” Real Estate Asset acquired by any Loan Party after the Closing Date having a fair market value (as reasonably determined by the Borrower Representative after taking into account any liabilities with respect thereto that impact such fair market value) in excess of US$10,000,000 as of the date of acquisition thereof.

“Maturity Date” means (a) with respect to the Revolving Facility, the Revolving Credit Maturity Date, (b) with respect to the Initial Term Loans, the Initial Term Loan Maturity Date, (c) with respect to the Amendment No. 5 USD Incremental Term Loans, the Amendment No. 5 USD Incremental Term Loan Maturity Date, (d) as to any Replacement Term Loans or Replacement Revolving Facility incurred pursuant to Section 9.02(c), the final maturity date for such Replacement Term Loan or Replacement Revolving Facility, as the case may be, as set forth in the applicable Refinancing Amendment, (~~d~~e) with respect to any Incremental Term Loans, the final maturity date set forth in the applicable documentation with respect thereto, (~~e~~f) with respect to any Incremental Revolving Facility, the final maturity date set forth in the applicable documentation with respect thereto and (~~f~~g) with respect to any Extended Revolving Credit Commitment or Extended Term Loans, the final maturity date set forth in the applicable Extension Offer accepted by the respective Lender or Lenders.

“Maximum Rate” has the meaning assigned to such term in Section 9.19.

“Minimum Extension Condition” has the meaning assigned to such term in Section 2.23(b).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means any mortgage, deed of trust, deed of hypothec, deeds to secure debt or other agreement which conveys or evidences a Lien in favor of the Administrative Agent, for the benefit of the Administrative Agent and the relevant Secured Parties, on any Material Real Estate Asset constituting Collateral.

“Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” as defined in Section 3(37) of ERISA, that is subject to the provisions of Title IV of ERISA, and in respect of which any Borrower or any of its respective Restricted Subsidiaries, or any of its respective ERISA Affiliates, makes or is obligated to make contributions or with respect to which any of them has any ongoing obligation or liability, contingent or otherwise.

“Narrative Report” means, with respect to the financial statements with respect to which it is delivered, a management discussion and narrative report describing the operations of the Borrower Representative and its respective Restricted Subsidiaries for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then-current Fiscal Year to the end of the period to which the relevant financials statements relate.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (a) any Cash payments or proceeds (including Cash Equivalents) received by any Borrower or any of its Restricted Subsidiaries (i) under any casualty insurance policy in respect of a covered loss thereunder of any assets of any Borrower or any of its Restricted Subsidiaries or (ii) as a result of the taking of any assets of any Borrower or any of its Restricted Subsidiaries by any Person pursuant to the power of eminent domain, condemnation, expropriation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (b) (i) any actual out-of-pocket costs incurred by any Borrower or any of its Restricted Subsidiaries in connection with the adjustment, settlement or collection of any claims of such Borrower or such Restricted Subsidiary in respect thereof, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest and other amounts on any Indebtedness (other than the Loans and any Indebtedness secured by a Lien that is pari passu with or expressly subordinated to the Lien on the Collateral securing the Secured Obligations) that is secured by a Lien on the assets in question and that is required to be repaid or otherwise comes due or would be in default under the terms thereof as a result of such loss, taking or sale, (iii) in the case of a taking, the reasonable out-of-pocket costs of putting any affected property in a safe and secure position, (iv) any selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar Taxes and the Borrower Representative’s good faith estimate of income Taxes paid or payable (including pursuant to Tax sharing arrangements or any Tax distributions) in connection with any sale or taking of such assets as described in clause (a) of this definition and (v) any amounts provided as a reserve in accordance with IFRS against any liabilities under any indemnification obligation or purchase price adjustments associated with any sale or taking of such assets as referred to in clause (a) of this definition (provided, that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Insurance/Condemnation Proceeds).

“Net Proceeds” means (a) with respect to any Disposition (including any Prepayment Asset Sale), the Cash proceeds (including Cash Equivalents and Cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received), net of (i) selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar Taxes and the Borrower Representative’s good faith estimate of income Taxes paid or payable (including pursuant to Tax sharing arrangements or any Tax distributions) in connection with such Disposition), (ii) amounts provided as a reserve in accordance with IFRS against any liabilities under any indemnification obligation or purchase price adjustment associated with such Disposition (provided, that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness (other than the Loans and any other Indebtedness secured by a Lien that is pari passu with or expressly subordinated to the Lien on the Collateral securing the Secured Obligations) which is secured by the asset sold in such Disposition and which is required to be repaid or otherwise comes due or would be in default and is repaid (other than any such Indebtedness that is assumed by the purchaser of such asset) and (iv) Cash escrows (until released from escrow to any Borrowers or any Restricted Subsidiary) from the sale price for such Disposition; and (b) with respect to any issuance or incurrence of Indebtedness or Capital Stock, the Cash proceeds thereof, net of all Taxes and customary fees, commissions, costs, underwriting discounts and other fees and expenses incurred in connection therewith.

“Non-Consenting Lender” has the meaning assigned to such term in Section 2.19(b).

“Non-Debt Fund Affiliate” means any Investor (which is an Affiliate of any Borrower) and any Affiliate of any such Investor, other than any Debt Fund Affiliate.

“Non-Qualified Subsidiary Holdco” means a direct or indirect subsidiary that has no material assets other than the capital stock or indebtedness of one or more Subsidiaries that is not organized under the laws of a Qualified Jurisdiction.

“Non-US Discretionary Guarantor” has the meaning assigned to such term in the definition of “Discretionary Guarantor”.

“Non-US Subsidiary” means any direct or indirect subsidiary of any Borrower other than a US Subsidiary.

“Non-US Subsidiary Holdco” means a direct or indirect subsidiary that has no material assets other than the capital stock or indebtedness of one or more Non-US Subsidiaries.

“Notice of Intent to Cure” has the meaning assigned to such term in Section 6.15(b).

“Obligations” means all unpaid principal of and accrued and unpaid interest (including interest, fees and other amounts accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and all other advances to, debts, liabilities and obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent, any Issuing Bank or any indemnified party arising under the Loan Documents in respect of any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“OFAC” has the meaning assigned to such term in Section 3.17.

“Organizational Documents” means (a) with respect to any corporation or unlimited liability company, its certificate or articles of incorporation, amalgamation or organization and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement, and (e) with respect to any other form of entity, such other organizational documents required by local Requirements of Law or customary under such jurisdiction to document the formation and governance principles of such type of entity. In the event that any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Applicable Indebtedness” has the meaning assigned to such term in Section 2.11(b)(i).

“Other Connection Taxes” means, with respect to any Lender, any Issuing Bank or the Administrative Agent, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Security Agreement” means any security agreement, pledge agreement, deed of hypothec or similar agreement executed by any Discretionary Guarantor and the Administrative Agent, which shall be in a form reasonably satisfactory to the Administrative Agent and the Borrower Representative.

“Other Taxes” means any and all present or future stamp, court or documentary taxes or any intangible, recording, filing or other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, but not including, for the avoidance of doubt, any Excluded Taxes.

“Outstanding Amount” means the US Dollar Equivalent of (a) with respect to Term Loans, Revolving Loans and Swingline Loans on any date, the amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Loans and Swingline Loans, as the case may be, occurring on such date, (b) with respect to any Letters of Credit, the aggregate amount available to be drawn under such Letters of Credit after giving effect to any changes in the aggregate amount available to be drawn under such Letters of Credit or the issuance or expiry of any Letters of Credit, including as a result of any LC Disbursements and (c) with respect to any LC Disbursements on any date, the amount of the aggregate outstanding amount of such LC Disbursements on such date after giving effect to any disbursements with respect to any Letter of Credit occurring on such date and any other changes in the aggregate amount of the LC Disbursements as of such date, including as a result of any reimbursements by any Borrower of unreimbursed LC Disbursements.

“Parent” means Knowlton Development Parent, Inc., a corporation duly constituted under the laws of the Province of British Columbia.

“Parent Company” means (a) Holdings, (b) any other Person of which any Borrower is a direct or indirect Wholly-Owned Subsidiary and (c) any corporation the Capital Stock into which the interests in a Parent Company described in clauses (a) or (b) is exchangeable.

“Participant” has the meaning assigned to such term in Section 9.05(c).

“Participant Register” has the meaning assigned to such term in Section 9.05(c).

“Patent” means the following: (a) any and all patents and patent applications (including industrial designs and industrial design applications); (b) all inventions described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions and continuations in part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements thereof; and (f) all rights corresponding to any of the foregoing.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan”, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), that is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, which any Borrower or any of its Restricted Subsidiaries, or any of their respective ERISA Affiliates, maintains or contributes to or has an obligation to contribute to, or otherwise has any liability, contingent or otherwise.

“Perfection Certificate” means a certificate substantially in the form of Exhibit F.

“Perfection Requirements” means (a) the filing of appropriate UCC financing statements or PPSA financing statements, as applicable, with the office of (i) in the case of any US Loan Party, in the Secretary of State or other appropriate office of the state of organization of such Loan Party and to the extent it maintains any Collateral in any province or territory of Canada, in each such province or territory of Canada and (ii) in the case of any Canadian Loan Party, in each jurisdiction in the US and Canada in which such Canadian Loan Party maintains its chief executive office and registered office and any other Collateral, (b) the filing of appropriate assignments or notices with the US Patent and Trademark Office and the US Copyright Office, as applicable, for US intellectual property that constitutes Collateral, and the Canadian Intellectual Property Office for Canadian intellectual property that constitutes Collateral, (c) the proper recording or filing, as applicable, of Mortgages and fixture filings with respect to any Material Real Estate Asset constituting Collateral, in each case, in favor of the Administrative Agent for the benefit of the Secured Parties and (d) the delivery to the Administrative Agent of any stock certificate or promissory note required to be delivered pursuant to the applicable Loan Documents, together with instruments of transfer executed in blank, in each case, to the extent required by the applicable Loan Documents and, in each case, any analogous requirement applicable to any Discretionary Guarantor.

“Permitted Acquisition” means any acquisition by any Borrower or any Restricted Subsidiary, whether by purchase, merger, amalgamation or otherwise, of all or substantially all of the assets of, or any business line, unit or division or product line of, any Person or of a majority of the outstanding Capital Stock of any Person (and, in any event, including any Investment in (x) any Restricted Subsidiary which serves to increase any Borrower’s or any Restricted Subsidiary’s respective equity ownership in such Restricted Subsidiary from a minority ownership percentage to a majority ownership percentage or (y) any joint venture for the purpose of increasing any Borrower’s or its relevant Restricted Subsidiary’s ownership interest in such joint venture from a minority ownership percentage to a majority ownership percentage); provided, that (i) no Event of Default under Section 7.01(a), (f) or (g) exists or would result after giving pro forma effect to such acquisition, (ii) the acquired entity becomes a Restricted Subsidiary or such person, in one transaction or a series of related transactions, is amalgamated, merged or consolidated with or into, or transfers or conveys, substantially all of its assets to, or is liquidated into, any Borrower or any of its Restricted Subsidiaries and (iii) such Person (or such business or product line, unit or division) is engaged in a Similar Business.

“Permitted Equity” means (a) common equity, (b) Qualified Capital Stock or (c) other preferred equity or other instruments having terms reasonably acceptable to the Administrative Agent.

“Permitted Holders” means (a) the Investors and (b) any other Person or entity with which one or more Investors forms a “group” (within the meaning of Section 14(d) of the Exchange Act), so long as, in the case of this clause (b), the relevant Investors beneficially owns more than 50% of the relevant voting stock beneficially owned by that group.

“Permitted Liens” means Liens permitted pursuant to Section 6.02.

“Permitted Receivables Financing” means one or more receivables purchase facilities, securitization or other receivables financing made available to any Borrower or any Restricted Subsidiaries on then-market terms (as reasonably determined by the Borrower Representative) pursuant to which any Borrower or any Restricted Subsidiary (each, a “Receivables Seller”) sells, conveys or otherwise transfers, or grants a security interest in, accounts receivable and any related assets (including all collateral securing such accounts receivable and related assets, all contracts and all guarantees or other obligations in respect of such accounts receivable and related assets, proceeds of such accounts receivable and related assets and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with account receivable financing transactions) to any special purpose securitization subsidiary of any Borrower (any such subsidiary, a “Receivables Subsidiary”) or directly to one or more investors or purchasers (including pursuant to any factoring facility or arrangement) and, in connection therewith, may grant a security interest in such accounts receivable and such related assets; provided, that each such receivables purchase facility, securitization or other receivables financing shall be non-recourse to Holdings, any Borrower or any Restricted Subsidiary (other than a Receivables Subsidiary), and shall not obligate Holdings, any Borrower or any Restricted Subsidiary in any way other than with respect to representations, warranties and covenants entered into in connection therewith that are customary in accounts receivable financing transactions.

“Person” means any natural person, corporation, limited liability company, trust, unlimited liability company, joint venture, association, company, partnership, Governmental Authority or any other entity.

“Plan” means any “employee pension benefit plan” (within the meaning of Section 3(2) of ERISA) maintained by any Borrower or any Restricted Subsidiary or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any of its ERISA Affiliates, other than any Multiemployer Plan.

“Platform” has the meaning assigned to such term in Section 9.01(d).

“PPSA” means the Personal Property Security Act (British Columbia) or similar legislation of any other Canadian province or territory the laws of which are required by such legislation to be applied in connection with the issue, attachment, perfection (or opposability), enforcement, validity, effect of perfection or of non-perfection or priority or effect of Liens, including the relevant provisions of the Civil Code of Quebec.

“Predecessor Period” has the meaning assigned to such term in Section 5.01(b)(i)(A).

“Prepayment Asset Sale” means any Disposition made outside the ordinary course of business by any Borrower or any Restricted Subsidiary made pursuant to Sections 6.07(h), 6.07(q), 6.07(s), 6.07(v) and 6.08.

“Primary Obligor” has the meaning assigned to such term in the definition of “Guarantee”.

“Prime Rate” means the rate of interest last quoted by the The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Pro Forma Basis” or “pro forma effect” means, as to any calculation of the Total Leverage Ratio, the Senior Leverage Ratio, the First Lien Leverage Ratio, Consolidated Cash Interest Coverage Ratio, Consolidated Adjusted EBITDA or Consolidated Total Assets (including component definitions thereof), for any events as described below that occur subsequent to the commencement of any period of four consecutive Fiscal Quarters (the “Reference Period”) for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred as of the first day of the Reference Period (or, in the case of Consolidated Total Assets, as of the last day of such Reference Period) and that: (i) in making any determination of Consolidated Adjusted EBITDA and subject to the limitations set forth in the definition thereof, effect shall be given to any Disposition, acquisition, Investment, capital expenditure, cost saving (including sourcing), operating improvement, expense reduction, synergies, merger, amalgamation, consolidation (including the Transactions) (or any similar transaction or transactions not otherwise permitted under Section 6.01 or 6.06 that require a waiver or consent of the Required Lenders and such waiver or consent has been obtained), any dividend, distribution or other similar payment, any designation of any Subsidiary as an Unrestricted Subsidiary (or of an Unrestricted Subsidiary as a Restricted Subsidiary), which adjustments the Borrower Representative determines in good faith as set forth in a certificate of a chief financial officer, treasurer or similar officer of the Borrower Representative (the foregoing, together with any transactions related thereto or in connection therewith, and any other events that by the terms of the Loan Documents require pro forma compliance or determination on a pro forma basis, the “Subject Transactions”), in each case, that occurred during the Reference Period (or, unless otherwise specified, occurring during the Reference Period or thereafter and through and including the date of determination, if applicable), (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) issued, incurred, assumed or permanently repaid during the Reference Period (or, unless otherwise specified, occurring during the Reference Period or thereafter and through and including the date of determination, if applicable) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period, (y) interest charges attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination would have been in effect during the period for which pro forma effect is being given and (z) the acquisition of any assets included in calculating Consolidated Total Assets, whether pursuant to any Subject Transaction or any Person becoming a subsidiary or merging, amalgamating or consolidating with or into any Borrower or any of its subsidiaries, or the Disposition of any assets included in calculating Consolidated Total Assets pursuant to any Subject Transaction shall be deemed to have occurred as of the last day of the applicable Reference Period, and (iii) (A) effect shall be given to all designations of Unrestricted Subsidiaries as Restricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable transaction and (B) effect shall be given to all designations of Restricted Subsidiaries as Unrestricted Subsidiaries after the first day of the relevant Reference Period and on or prior to the date of the then applicable transaction.

Pro forma calculations made pursuant to the definition of the term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrower Representative and, to the extent applicable, in compliance with Section 1.10.

In the case of any calculation for any event described above that occurs prior to the date on which financial statements have been (or are required to be) delivered for the Fiscal Quarter ended January 31, 2019, any such calculation required to be made on a “Pro Forma Basis” shall use, at the Borrower Representative’s option, (x) the financial statements delivered pursuant to Section 4.01(c)(ii) for the Fiscal Quarter ended August 31, 2018 or (y) internally-generated unaudited financial statements consistent with those described in Section 5.01(a) prepared for the Fiscal Quarter ending October 31, 2018 that have been delivered to the Administrative Agent (it being understood and agreed that Section 5.01(a) does not require the delivery of financial statements for the Fiscal Quarter ending October 31, 2018). It is hereby agreed that for purposes of determining pro forma compliance with Section 6.15, if no Test Period with an applicable level cited in Section 6.15 has passed, the applicable level shall be the level for the first Test Period cited in Section 6.15 with an indicated level.

Notwithstanding anything to the contrary set forth in this definition, for the avoidance of doubt, when calculating the First Lien Leverage Ratio for purposes of the definitions of “Applicable Rate” and “Commitment Fee Rate” and for purposes of Section 6.15(a) (other than for the purpose of determining pro forma compliance with Section 6.15(a) as a condition to taking any action under this Agreement), the events described in the immediately preceding paragraph that occurred subsequent to the end of the applicable Reference Period shall not be given pro forma effect.

“Projections” means the financial projections and pro forma financial statements of the Borrowers and their respective subsidiaries included in the Information Memorandum (or a supplement thereto).

“Promissory Note” means a promissory note of any Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit H, evidencing the aggregate outstanding principal amount of Loans of such Borrower owed to such Lender resulting from the Loans made by such Lender.

“PTE” means a prohibited transaction class exemption issued by the US Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means any Charge associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and Charges relating to compliance with the provisions of the Securities Act and the Exchange Act (and, in each case, similar Requirements of Law under other applicable jurisdictions, including Canada), as applicable to companies with equity or debt securities held by the public, the rules of national securities exchange companies with listed equity or debt securities, directors’, managers’ and/or employees’ compensation, fees and expense reimbursement, any Charge relating to investor relations, shareholder meetings and reports to shareholders or debtholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees (including auditors’ and accountants’ fees), listing fees, filing fees and other costs and/or expenses associated with being a public company.

“Public Lender” has the meaning assigned to such term in Section 9.01(d).

“Published LIBO Rate” means, with respect to any Interest Period, when used in reference to any Loan or Borrowing, the rate of interest appearing on Reuters Screen LIBOR01 Page (or on any successor or substitute page of such service, or any successor to such service as determined by Administrative Agent) as the London interbank offered rate for deposits in US Dollars or such Alternate Currency for a term comparable to such Interest Period, at approximately 11:00 a.m. (London time) on the date which is two London Business Days prior to the commencement of such Interest Period (but if more than one rate is specified on such page, the rate will be an arithmetic average of all such rates) and (b) if such rate is not available at such time for any reason, then the “Published LIBO Rate” for such Interest Period shall be the interest rate per annum reasonably determined by the Administrative Agent in good faith to be the rate per annum at which deposits in US Dollars for delivery on the first day of such Interest Period in immediately available funds in the approximate amount of the LIBO Rate Loan being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered to the Administrative Agent by major banks in the London or other offshore interbank market for US Dollars at their request at approximately 11:00 a.m. (London time) two London Business Days prior to the commencement of such Interest Period.

“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock.

“Qualified Counterparty” means any swap or hedge counterparty designated by the Borrower Representative that executes and delivers a letter agreement in form and substance reasonably acceptable to the Administrative Agent, pursuant to which such counterparty appoints the Administrative Agent as its agent under the Loan Documents and agrees to be bound by certain provisions thereof.

“Qualified Jurisdiction” has the meaning assigned to such term in the definition of “Discretionary Guarantor”.

“Qualifying Bid” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Qualifying IPO” means the issuance and sale by any Borrower or any Parent Company of its common Capital Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act or any analogous filings under the securities laws of any jurisdiction other than the US (including Canada) (whether alone or in connection with a secondary public offering) pursuant to which Net Proceeds of at least US$50,000,000 are received by, or contributed to, the Borrowers.

“Ratio Debt” has the meaning assigned to such term in Section 6.01(w).

“Ratio Interest Expense” means, with respect to any Person for any period, (a) the sum of consolidated total cash interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized, (i) including (A) the interest component of any payment under any Capital Lease (regardless of whether accounted for as interest expense under IFRS), (B) any commission, discount and/or other fee or charge owed with respect to any letter of credit and/or bankers’ acceptance and (C) net payments arising under any interest rate Hedge Agreement with respect to Indebtedness and (ii) excluding (A) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (B) any expense arising from any bridge, commitment and/or other financing fee (including fees and expenses associated with the Transactions and annual agency fees), (C) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization accounting or, if applicable, acquisition accounting, (D) fees and expenses associated with any Dispositions, acquisitions, Investments, issuances of Capital Stock or Indebtedness (in each case, whether or not consummated), (E) costs associated with obtaining, or breakage costs in respect of, any Hedge Agreement or any other derivative instrument other than any interest rate Hedge Agreement or interest rate derivative instrument with respect to Indebtedness, (F) penalties and interest relating to Taxes, (G) for the avoidance of doubt, any non-cash interest expense attributable to any movement in the mark to market valuation of any obligation under any Hedge Agreement or any other derivative instrument and/or any payment obligation arising under any Hedge Agreement or derivative instrument other than any interest rate Hedge Agreement or interest rate derivative instrument with respect to Indebtedness and (H) any commission, discount, yield and/or other fee or charge (including any interest expense) relating to any Permitted Receivables Financing minus (b) cash interest income for such period. For purposes of this definition, interest in respect of any Capital Lease shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease in accordance with IFRS.

“Real Estate Asset” means, at any time of determination, all right, title and interest (fee, leasehold or otherwise) of any Loan Party in and to real property (including, but not limited to, land, improvements and fixtures thereon).

“Receivables Seller” has the meaning assigned to such term in the definition of “Permitted Receivables Financing”.

“Receivables Subsidiary” has the meaning assigned to such term in the definition of “Permitted Receivables Financing”.

“Refinancing” has the meaning assigned to such term in Section 4.01(g).

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower Representative executed by (a) the Borrower Representative, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Replacement Term Loans or the Replacement Revolving Facility, as applicable, being incurred pursuant thereto and in accordance with Section 9.02(c).

“Refinancing Indebtedness” has the meaning assigned to such term in Section 6.01(p).

“Refunding Capital Stock” has the meaning assigned to such term in Section 6.04(a)(ix).

“Register” has the meaning assigned to such term in Section 9.05(b).

“Regulation D” means Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, managers, officers, trustees, employees, partners, agents, advisors and other representatives of such Person and such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the Environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Replaced Revolving Facility” has the meaning assigned to such term in Section 9.02(c)(ii).

“Replaced Term Loans” has the meaning assigned to such term in Section 9.02(c)(i).

“Replacement Revolving Facility” has the meaning assigned to such term in Section 9.02(c)(ii).

“Replacement Term Loans” has the meaning assigned to such term in Section 9.02(c)(i).

“Reply Amount” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Reply Price” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Representative” has the meaning assigned to such term in Section 9.13.

“Repricing Transaction” means each of (a) the prepayment, repayment, refinancing, substitution or replacement of all or a portion of the Initial Term Loans substantially concurrently with the incurrence by any Loan Party of any pari passu secured term loans (including any Replacement Term Loans) having an Effective Yield that is less than the Effective Yield applicable to the Initial Term Loans so prepaid, repaid, refinanced, substituted or replaced, (b) any amendment, waiver or other modification to this Agreement that would have the effect of reducing the Effective Yield of, the Initial Term Loans and (c) any prepayment made to ~~a~~an Initial Term Loan Lender as a result of a mandatory assignment of all or a portion of its Initial Term Loans pursuant to Section 2.19(b) following such Initial Term Loan Lender’s failure to consent to any amendment described in clause (b) above; provided, that the primary purpose (as reasonably determined by the Administrative Agent and the Borrower Representative) of such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification was to reduce the Effective Yield of the Initial Term Loans; provided, further, that in no event shall any such prepayment, repayment, refinancing, substitution, replacement, amendment, waiver or other modification in connection with a Change of Control, Qualifying IPO, a Material Acquisition or any similar material Investment constitute a Repricing Transaction. Any determination by the Administrative Agent contemplated by preceding clauses (a) and (b) shall be conclusive and binding on all Lenders, and the Administrative Agent shall have no liability to any Person with respect to such determination absent bad faith, gross negligence or willful misconduct.

“Required Lenders” means, at any time, Lenders having Loans or Unused Commitments representing more than 50% of the sum of the total Loans and such Unused Commitments at such time.

“Required Revolving Lenders” means, at any time, Lenders having Revolving Loans, Additional Revolving Loans, Unused Revolving Credit Commitments or Unused Additional Revolving Commitments representing more than 50% of the sum of the total Revolving Loans, Additional Revolving Loans and such Unused Revolving Credit Commitments and Unused Additional Revolving Commitments (if any) at such time.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, municipal, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case, whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means, with respect to any Person, the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer, any executive vice president, any senior vice president, any vice president or the chief operating officer of such Person (or general partner of such Person) and any other individual or similar official thereof responsible for the administration of the obligations of such Person (or general partner of such Person) in respect of this

Agreement, and, as to any document delivered on the Closing Date, shall include any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities of a Loan Party (or general partner of such Loan Party) and, solely for the purposes of notices given pursuant to Article 2, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of any Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party, and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Responsible Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Responsible Officer of the Borrower Representative that such financial statements fairly present, in all material respects, in accordance with IFRS, the consolidated financial condition of the Borrowers as at the dates indicated and its consolidated income and cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Restricted Amount” has the meaning assigned to such term in Section 2.11(b)(iv).

“Restricted Debt” has the meaning assigned to such term in Section 6.04(b).

“Restricted Debt Payments” has the meaning assigned to such term in Section 6.04(b).

“Restricted Payment” means (a) any dividend or other distribution on account of any shares of any class of the Capital Stock of a Borrower or any of its Restricted Subsidiaries, except a dividend payable solely in shares of Qualified Capital Stock to the holders of such class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of a Borrower or any of its Restricted Subsidiaries and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of a Borrower or any of its Restricted Subsidiaries now or hereafter outstanding.

“Restricted Subsidiary” means, as to any Person, any existing or future direct or indirect subsidiary of such Person that is not an Unrestricted Subsidiary. Unless otherwise specified, “Restricted Subsidiary” shall mean any Restricted Subsidiary of any Borrower.

“Retained Asset Sale Proceeds” has the meaning assigned to such term in Section 2.11(b)(ii).

“Return Bid” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Revaluation Date” means with respect to any Loan, each of the following: (a) each date of a Borrowing of a BA Rate Loan or a LIBO Rate Loan denominated in an ~~Alternative~~Alternate Currency, (b) each date of a continuation of a BA Rate Loan or a LIBO Rate Loan denominated in an ~~Alternative~~Alternate Currency pursuant to Section 2.03 and (c) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require.

“Revolving Credit Commitment” means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans hereunder as set forth on ~~the~~”Schedule 2” to Amendment No. 3, or in the Assignment and Assumption pursuant to which such Revolving Lender assumed its Revolving Credit Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.09, Section 2.11, Section 2.19 or Section 9.02(c), (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.05 or (c) increased as part of an Incremental Revolving Facility. As of the Amendment No. 3 Closing Date, the aggregate amount of the Revolving Lenders’ Revolving Credit Commitments is US$125,000,000.

“Revolving Credit Exposure” means, with respect to any Revolving Lender at any time, the aggregate Outstanding Amount at such time of all Revolving Loans of such Revolving Lender, plus the aggregate amount at such time of such Revolving Lender’s LC Exposure, plus the aggregate amount at such time of such Revolving Lender’s participations in the Outstanding Amount of any Swingline Loans.

“Revolving Credit Maturity Date” means the date that is five years after the Closing Date.

“Revolving Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Credit Commitments at such time.

“Revolving Facility Test Condition” means, as of any date of determination, without duplication, that the aggregate Outstanding Amount of all Revolving Loans, Letters of Credit, LC Disbursements and Swingline Loans (but, in each case, excluding (a) undrawn Letters of Credit in an aggregate amount not to exceed US$5,000,000, (b) outstanding Letters of Credit for which 100% of the then-available face amount thereof is Cash collateralized or backstopped and (c) for the first two full Fiscal Quarters ended after the Closing Date, Revolving Loans borrowed on the Closing Date to fund the Transactions and/or Transaction Costs in an aggregate amount not to exceed US$7,500,000), exceeds an amount equal to 35% of the Total Revolving Credit Commitment.

“Revolving Lenders” means a Lender with a Revolving Credit Commitment or an outstanding Revolving Loan; provided, that any Lender that holds Amendment No. 3 Incremental Revolving Commitments shall be deemed to be a Revolving Lender for all purposes hereunder. Unless the context otherwise requires, the term “Revolving Lenders” shall include the Swingline Lender.

“Revolving Loans” means the US Revolving Loans and the Canadian Revolving Loans; provided, that any loans pursuant to the Amendment No. 3 Incremental Revolving Commitments shall be deemed to be Revolving Loans for all purposes hereunder.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc.

“Sale and Lease-Back Transaction” has the meaning assigned to such term in Section 6.08.

“Sanctions” has the meaning assigned to such term in Section 3.17(a).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of its functions.

“Secured Hedging Obligations” means all Hedging Obligations (other than any Excluded Swap Obligations) under each Hedge Agreement that (a) is in effect on the Closing Date between any Loan Party and a counterparty that is the Administrative Agent, a Lender, any Arranger or any Affiliate of the Administrative Agent, a Lender or any Arranger as of the Closing Date (or who becomes a Lender or an Affiliate thereof within 30 days of the Closing Date) or at the time of entering into such arrangements or (b) is entered into after the Closing Date between any Loan Party and any Qualified Counterparty, in which the Loan Party agrees to provide security and notifies the Administrative Agent of such security in writing and, in each case, that has been designated to the Administrative Agent in writing by the Borrower Representative as being a Secured Hedging Obligation for purposes of the Loan Documents, it being understood that, except as otherwise provided in the definition of “Qualified Counterparty”, each counterparty thereto shall be deemed (A) to appoint the Administrative Agent as its agent under the applicable Loan Documents and (B) to agree to be bound by the provisions of Article 8, Section 9.03, Section 9.10 and Section 9.11 as if it were a Lender.

“Secured Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Secured Debt as of the last day of the Test Period then most recently ended to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended, in each case, of the Borrowers and their Restricted Subsidiaries on a consolidated basis.

“Secured Obligations” means all Obligations, together with (a) all Banking Services Obligations and (b) all Secured Hedging Obligations.

“Secured Parties” means (i) the Lenders and the Issuing Banks, (ii) the Administrative Agent, (iii) each counterparty to a Hedge Agreement with a Loan Party the obligations under which constitute Secured Hedging Obligations, (iv) each provider of Banking Services to any Loan Party the obligations under which constitute Banking Services Obligations, (v) each Arranger and (vi) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document.

“Securities” means any stock, shares, units, membership interests, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided, that the term “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.

“Security Agreements” means, collectively, the US Security Agreement, the Canadian Security Agreement and any Other Security Agreements.

“Share Purchase Agreement” means that certain Share Purchase Agreement, dated as of October 26, 2018, by and among the Initial Borrower, the Target and the Vendors (as defined therein), as may be amended, modified or waived prior to the Acquisition in accordance with its terms and in accordance with Section 4.01(m).

“Similar Business” means any Person the majority of the revenues of which are derived from a reasonably related, corollary, complementary, ancillary, synergistic or incidental businesses.

“SPC” has the meaning assigned to such term in Section 9.05(e).

“Special Report” has the meaning assigned to such term in Section 5.01(b)(i)(A).

“Specified Purchase Agreement Representations” means the representations made by or with respect to the Target and its subsidiaries in the Share Purchase Agreement as are material to the interests of the Lenders, but only to the extent that the Initial Borrower (or its applicable Affiliate) has the right (taking into account any applicable cure provisions) to terminate its obligations under the Share Purchase Agreement or to decline to consummate the Acquisition as a result of a breach of such representations.

“Specified Representations” means the representations and warranties set forth in Section 3.01(a)(i) (as it relates to the Loan Parties), Section 3.02 (as it relates to the due authorization, execution, delivery and performance of the Loan Documents and the enforceability thereof), Section 3.03(b)(i) (limited to execution, delivery and performance of the Loan Documents, the incurrence of debt hereunder and the granting of guarantees and security interests in respect hereof), Section 3.08, Section 3.12, Section 3.14 (subject to the last sentence of Section 4.01, as it relates to the creation, validity and perfection of the security interests in the Collateral), Section 3.16 and Sections 3.17(a)(ii), (b) (as it relates to the USA PATRIOT Act and the CFPO) and (c).

“specified transaction” has the meaning ascribed to such term in Section 1.08(a).

“Sponsor” means Cornell Capital LLC, its controlled Affiliates and the funds, partnerships or other co-investment vehicles managed, advised or controlled by any of the Sponsor or its controlled Affiliates (in each case, other than any portfolio company), including, for the avoidance of doubt, CC KDC Co-Invest LP (Cayman).

“Sponsor Model” the model delivered by the Sponsor to the Administrative Agent on October 17, 2018.

“Spot Rate” means, for any currency, on any Revaluation Date or other relevant date of determination, the rate determined by the Administrative Agent to be the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date that is two Business Days prior to the date as of which the foreign exchange computation is made (or on such other day and time as may be mutually agreed by the Borrower Representative and the Administrative Agent); provided, that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Administrative Agent does not have as of the date of determination a spot buying rate for any such currency.

“Stated Amount” means, with respect to any Letter of Credit, at any time, the maximum amount available to be drawn thereunder, in each case, determined (x) as if any future automatic increases in the maximum available amount provided for in any such Letter of Credit had in fact occurred at such time and (y) without regard to whether any conditions to drawing could then be met but after giving effect to all previous drawings made thereunder.

“Subject Person” has the meaning assigned to such term in the definition of “Consolidated Net Income”.

“Subject Proceeds” has the meaning assigned to such term in Section 2.11(b)(ii).

“Subject Transactions” has the meaning assigned to such term in the definition of “Pro Forma Basis”.

“Subordinated Indebtedness” means any Indebtedness of a Borrower or any of its Restricted Subsidiaries that is expressly subordinated in right of payment to the Obligations.

“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof; provided, that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interests in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding. Unless otherwise specified, “subsidiary” shall mean any subsidiary of any Borrower.

“Subsidiary Guarantor” means (a) on the Closing Date, each of the Borrowers’ wholly-owned Restricted Subsidiaries (other any Excluded Subsidiary) and (b) thereafter, each subsidiary of any Borrower that becomes a guarantor of the Secured Obligations pursuant to the terms of this Agreement (including any Discretionary Guarantor), in each case, until such time as the relevant subsidiary is released from its obligations under the Loan Guaranty in accordance with the terms and provisions hereof.

“Successor Borrower” has the meaning assigned to such term in Section 6.07(a).

“Successor Period” has the meaning assigned to such term in Section 5.01(b)(i)(B).

“Successor Period Financials” has the meaning assigned to such term in Section 5.01(b)(i)(B).

“Swap Obligations” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swingline Lender” means UBS in its capacity as lender of Swingline Loans hereunder, or any successor lender of Swingline Loans hereunder.

“Swingline Loan” means any Loan made to any Borrower pursuant to Section 2.04(a).

“Swingline Loan Notice” means a notice delivered by the Borrower for a Swingline Loan in accordance with Section 2.04(a) and substantially in the form attached hereto as Exhibit C or such other form that is reasonably acceptable to the Administrative Agent and the Borrower Representative.

“Target” has the meaning assigned to such term in the preamble to this Agreement.

“Tax or “Taxes” means any and all present and future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Date” has the meaning assigned to such term in the lead-in to Article 5.

“Term Facility” means the Term Loans provided to or for the benefit of the Borrowers pursuant to the terms of this Agreement.

“Term Loan” means the Initial Term Loans, the Amendment No. 5 USD Incremental Term Loans and, if applicable, any Additional Term Loans.

“Term Loan Installment Date” has the meaning assigned to such term in Section 2.10(a)(i).

“Term Loan Lender” means an Initial Term Loan Lender, an Amendment No. 5 USD Incremental Term Loan Lender or a Lender with an Additional Term Commitment or an outstanding Additional Term Loan.

“Test Period” means, as of any date, the period of four consecutive Fiscal Quarters then most recently ended for which financial statements under Section 5.01(a) or Section 5.01(b), as applicable, have been delivered (or are required to have been delivered); it being understood and agreed that prior to the first delivery of financial statements of Section 5.01(a), “Test Period” means the period of four consecutive Fiscal Quarters in respect of which financial statements were delivered pursuant to Section 4.01(c).

“Threshold Amount” means US$32,000,000.

“Total Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Total Debt outstanding as of the last day of the Test Period then most recently ended to (b) Consolidated Adjusted EBITDA for the Test Period then most recently ended, in each case, of the Borrowers and their Restricted Subsidiaries on a consolidated basis.

“Total Revolving Credit Commitment” means, at any time, the aggregate amount of the Revolving Credit Commitments, as in effect at such time.

“Trade Date” has the meaning assigned to such term in Section 9.05(f).

“Trademark” means the following: (a) all trademarks (including service marks), common law marks, trade names, trade dress, and logos, slogans and other indicia of origin under the laws of any jurisdiction in the world, and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all renewals of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (d) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (e) all domestic rights corresponding to any of the foregoing.

“Transaction Costs” means all fees, premiums, expenses and other transaction costs (including original issue discount and/or upfront fees) payable or otherwise borne by any Parent Company, the Borrowers and their subsidiaries in connection with the Transactions and the transactions contemplated thereby.

“Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the Borrowing of Loans hereunder, (b) the Acquisition and the other transactions contemplated by the Share Purchase Agreement on the Closing Date, (c) the Equity Contribution, (d) the Refinancing and (e) the payment of the Transaction Costs.

“Treasury Capital Stock” has the meaning assigned to such term in Section 6.04(a)(ix).

“Treasury Regulations” means the US federal income tax regulations promulgated under the Code.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the BA Rate, or the Alternate Base Rate or the Canadian Prime Rate.

“UBS” has the meaning assigned to such term in the preamble to this Agreement.

“UBSS” has the meaning assigned to such term in the definition of “Arrangers”.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the creation or perfection of security interests.

“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unrestricted Subsidiary” means any subsidiary of any Borrower designated by the Borrower Representative as an Unrestricted Subsidiary on the Closing Date and listed on Schedule 5.10 or after the Closing Date pursuant to Section 5.10.

“Unused Additional Revolving Commitment” of any Revolving Lender, at any time, means the remainder of the Additional Revolving Commitment of such Revolving Lender at such time, if any, less the sum of (a) the aggregate Outstanding Amount of Additional Revolving Loans made by such Revolving Lender, (b) such Revolving Lender’s LC Exposure at such time and (c) except for purposes of Section 2.12(a), such Lender’s Applicable Percentage of the aggregate Outstanding Amount of Swingline Loans.

“Unused Revolving Credit Commitment” of any Revolving Lender, at any time, means the remainder of the Revolving Credit Commitment of such Revolving Lender at such time, if any, less the sum of (a) the aggregate Outstanding Amount of Revolving Loans made by such Revolving Lender, (b) such Revolving Lender’s LC Exposure at such time and (c) except for purposes of Section 2.12(a), such Lender’s Applicable Percentage of the aggregate Outstanding Amount of Swingline Loans.

“US” means the United States of America.

“US Borrower” has the meaning assigned to such term in the preamble to this Agreement, together with any Successor Borrower.

“US Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in US Dollars, such amount and (b) with respect to any amount denominated in any currency other than US Dollars, the equivalent amount thereof in US Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date or other relevant date of determination) for the purchase of US Dollars with such other currency.

“US Dollars” or “US$” refers to lawful money of the US.

“US Loan Party” means any Loan Party that is a US Person.

“US Person” means any Person that is incorporated or organized under the laws of the US, any state thereof or the District of Columbia.

“US Revolving Loans” means the Revolving Loans made by the Revolving Lenders to a Borrower in US Dollars pursuant to Section 2.01(a)(ii)(x); provided, that any loans made to the US Borrower pursuant to the Amendment No. 3 Incremental Revolving Commitments shall be deemed to be US Revolving Loans for all purposes hereunder.

“US Security Agreement” means the US Pledge and Security Agreement, substantially in the form of Exhibit K-1, among the Loan Parties party thereto and the Administrative Agent for the benefit of the Secured Parties.

“US Subsidiary” means any Restricted Subsidiary incorporated or organized under the laws of the US, any state thereof or the District of Columbia.

“US Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f). “USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly-Owned Subsidiary” of any Person means a subsidiary of such Person, 100% of the Capital Stock of which (other than directors’ qualifying shares or shares required by Requirements of Law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Initial Term Loan”) or by Type (e.g., a “LIBO Rate Loan”) or by Class and Type (e.g., a “LIBO Rate Initial Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Initial Term Borrowing”) or by Type (e.g., a “LIBO Rate Borrowing”) or by Class and Type (e.g., a “LIBO Rate Initial Term Borrowing”).

Section 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein or in any Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified or extended, replaced or refinanced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications or extensions, replacements or refinancings set forth herein), (b) any reference to any Requirement of Law in any Loan Document shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law, (c) any reference herein or in any Loan Document to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision hereof, (e) all references herein or in any Loan Document to Articles, Sections, clauses, paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections, clauses and paragraphs of, and Exhibits and Schedules to, such Loan Document, (f) in the computation of periods of time in any Loan Document from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including” and (g) the words “asset” and “property”, when used in any Loan Document, shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights. For purposes of determining compliance at any time with Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 and 6.09, in the event that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition or Affiliate transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 6.01 (other than Sections 6.01(a) and (z)), 6.02 (other than Sections 6.02(a) and (t)), 6.04, 6.05, 6.06, 6.07 and 6.09, the Borrower Representative, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof) incurred under any one category as having been incurred under such other category, so long as, at the time of such reclassification, the Borrowers would be permitted to incur or make such transaction or item (or portion hereof) under such other category, in which case, such reclassification shall be deemed to have automatically occurred if not elected by the Borrower Representative). It is understood and agreed that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition and/or Affiliate transaction need not be permitted solely by reference to one category of permitted Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition and/or Affiliate transaction under Sections 6.01, 6.02, 6.04, 6.05, 6.06, 6.07 or 6.09, respectively, but may instead be permitted in part under any combination thereof.

Section 1.04. Accounting Terms; IFRS.

(a) All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with IFRS as in effect from time to time and, except as otherwise expressly provided herein, all terms of an accounting or financial nature that are used in calculating the Total Leverage Ratio, the Secured Leverage Ratio, the First Lien Leverage Ratio, Consolidated Cash Interest Coverage Ratio, Consolidated Adjusted EBITDA or Consolidated Total Assets shall be construed and interpreted in accordance with IFRS, as in effect from time to time; provided, that if the Borrower Representative notifies the Administrative Agent that the Borrower Representative requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date of delivery of the financial statements described in Section 3.04(a) in IFRS or in the application thereof (including the conversion to GAAP as described below) on the operation of such provision (or if the Administrative Agent notifies the Borrower Representative that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in IFRS or in the application thereof, then such provision shall be interpreted on the basis of IFRS as in effect and applied immediately before such change becomes effective until such notice shall have been withdrawn or such provision amended in accordance herewith; provided, further, that if such an amendment is requested by the Borrower Representative or the Required Lenders, then the Borrower Representative and the Administrative Agent shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to the Lenders) to preserve the original intent thereof in light of such change in IFRS or the application thereof; provided, further, that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under paragraph 4.1.5 of IFRS 9 (or any other International Financial Reporting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Borrower or any subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under paragraphs 28 and 29 of IAS 32 (or any other International Financial Reporting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. If the Borrower Representative notifies the Administrative Agent that the Borrowers (or its applicable Parent Company) are required to report under GAAP or has elected to do so through an early adoption policy, “IFRS” shall mean international financial reporting standards pursuant to GAAP (provided, that after such conversion, the Borrower Representative cannot elect to report under IFRS).

(b) Notwithstanding anything to the contrary herein, but subject to Section 1.10, (c) and (d), all financial ratios and tests (including the Total Leverage Ratio, the Secured Leverage Ratio, the First Lien Leverage Ratio, the Consolidated Cash Interest Coverage Ratio test and the amount of Consolidated Total Assets and Consolidated Adjusted EBITDA) contained in this Agreement that are calculated with respect to any Test Period during which any Subject Transaction occurs shall be calculated with respect to such Test Period and such Subject Transaction on a Pro Forma Basis. Further, if since the beginning of any such Test Period and on or prior to the date of any required calculation of any financial ratio or test (x) any Subject Transaction has occurred or (y) any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into a Borrower or any of its Restricted Subsidiaries or any joint venture since the beginning of such Test Period has consummated any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Subject Transaction had occurred at the beginning of the applicable Test Period (it being understood, for the avoidance of doubt, that solely for purposes of (x) calculating quarterly compliance with Section 6.15 and (y) calculating the First Lien Leverage Ratio for purposes of the definitions of “Applicable Rate” and “Commitment Fee Rate”, in each case, the date of the required calculation shall be the last day of the Test Period, and no Subject Transaction occurring thereafter shall be taken into account).

(c) Notwithstanding anything to the contrary contained in paragraph (a) above or in the definition of “Capital Lease”, in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that such leases were in existence on the date hereof) that would constitute Capital Leases (including leases that are classified as “Financing Leases” for purposes of IFRS) in conformity with IFRS on the date hereof (in conformity with IAS 17 for the avoidance of doubt) shall be considered Capital Leases, and all calculations (including, for the avoidance of doubt, calculations of “Indebtedness”, “Consolidated Total Debt”, “Consolidated Adjusted EBITDA”, “First Lien Leverage Ratio”, “Secured Leverage Ratio” or “Total Leverage Ratio” and, in each case, component definitions and provisions thereof) and deliverables (other than financial statements delivered pursuant to Section 5.01(a) and 5.01(b)) under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith.

Section 1.05. Effectuation of Transactions. Each of the representations and warranties contained in this Agreement (and all corresponding definitions) is made after giving effect to the Transactions, unless the context otherwise requires.

Section 1.06. Timing of Payment or Performance. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or required on a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.

Section 1.07. Times of Day. Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.08. Currency Generally.

(a) For purposes of any determination under Article 5, Article 6 (other than Section 6.15(a) and the calculation of compliance with any financial ratio for purposes of taking any action hereunder) or Article 7 with respect to the amount of any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition, Sale and Lease-Back Transaction, Affiliate transaction or other transaction, event or circumstance, or any determination under any other provision of this Agreement, (any of the foregoing, a “specified transaction”), in a currency other than US Dollars, (i) the equivalent amount in US Dollars of a specified transaction in a currency other than US Dollars shall be calculated based on the rate of exchange quoted by the Bloomberg Foreign Exchange Rates & World Currencies Page (or any successor page thereto, or in the event such rate does not appear on any Bloomberg Page, by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower Representative) for such foreign currency, as in effect at 11:00 a.m. (London time) on the date of such specified transaction (which, in the case of any Restricted Payment, shall be deemed to be the date of the declaration thereof and, in the case of the incurrence of Indebtedness, shall be deemed to be on the date first committed); provided, that if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than US Dollars, and the relevant refinancing or replacement would cause the applicable US Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such US Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 6.01 and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any specified transaction so long as such specified transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i). For purposes of Section 6.15(a) and the calculation of compliance with any financial ratio for purposes of taking any action hereunder (including for purposes of calculating availability under the Incremental Cap), on any relevant date of determination, amounts denominated in currencies other than US Dollars shall be translated into US Dollars at the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Section 5.01(a) or (b) (or, prior to the first such delivery, the financial statements referred to in Section 3.04), as applicable, for the relevant Test Period. Notwithstanding the foregoing or anything to the contrary herein, to the extent that any Borrower would not be in compliance with Section 6.15(a) if any Indebtedness denominated in a currency other than US Dollars were to be translated into US Dollars on the basis of the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Section 5.01(a) or (b), as applicable, for the relevant Test Period, but would be in compliance with Section 6.15(a) if such Indebtedness that is denominated in a currency other than in US Dollars were instead translated into US Dollars on the basis of the average relevant currency exchange rates over such Test Period (taking into account the currency translation effects, determined in accordance with IFRS, of any Hedge Agreement permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the US Dollars equivalent amount of such Indebtedness), then, solely for purposes of compliance with Section 6.15(a), the First Lien Leverage Ratio as of the last day of such Test Period shall be calculated on the basis of such average relevant currency exchange rates.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower Representative’s consent to appropriately reflect a change in currency of any country and any relevant market convention or practice relating to such change in currency.

(c) The Administrative Agent shall determine the Spot Rate as of each Revaluation Date to be used for calculating the US Dollar Equivalent amount of any ~~Revolving~~ Loan and/or Letter of Credit that is denominated in any Alternate Currency. The Spot Rate shall become effective as of such Revaluation Date and shall be the Spot Rate employed in converting any amount between any Alternate Currency and US Dollars until the next occurring Revaluation Date.

Section 1.09. Cashless Rollovers. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Loans, Replacement Term Loans, Loans in connection with any Replacement Revolving Facility, Extended Term Loans, Extended Revolving Loans or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in US Dollars”, “in immediately available funds”, “in Cash” or any other similar requirement.

Section 1.10. Certain Calculations and Tests.

(a) Notwithstanding anything to the contrary herein (including in connection with any calculation made on a Pro Forma Basis), to the extent that the terms of this Agreement require (i) compliance with any financial ratio or test (including, without limitation, Section 6.15(a), any First Lien Leverage Ratio test, Secured Leverage Ratio test, Total Leverage Ratio test and/or Consolidated Cash Interest Coverage Ratio test) and/or any basket (including any basket measured as a percentage of Consolidated Adjusted EBITDA or Consolidated Total Assets) or (ii) the accuracy of any representation or warranty or the absence of a Default or Event of Default (or any type of Default or Event of Default) as a condition to (A) the consummation of any transaction in connection with any acquisition or similar Investment (including the assumption or incurrence of Indebtedness) the consummation of which is not contingent upon the availability of, or obtaining, third party financing, (B) the irrevocable declaration of any Restricted Payment and/or (C) the making of any Restricted Debt Payment requiring irrevocable notice in advance of such Restricted Debt Payment (such action pursuant to clauses (A) through (C), a “Limited Condition Transaction”), the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower Representative (a “LCT Election”), (1) in the case of any acquisition or similar Investment (including the assumption or incurrence of Indebtedness in connection therewith), at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such acquisition or similar Investment or (y) the consummation of such acquisition or similar Investment, (2) in the case of any Restricted Payment (including the assumption or incurrence of Indebtedness in connection therewith), at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) either (1) the declaration of such Restricted Payment (so long as such Restricted Payment is actually made within 90 days following the date of declaration) or (2) the making of such Restricted Payment and/or (3) in the case of any Restricted Debt Payment that is made within 90 days of delivery of irrevocable (which may be conditional) notice with respect to such Restricted Debt Payment, at the time of (or on the basis of the financial statements for the most recently ended Test Period at the time of) (x) delivery of such notice or (y) the making of such Restricted Debt Payment (the applicable date pursuant to clause (1), (2) or (3), as applicable, the “LCT Test Date”), in each case, (I) after giving effect to the relevant acquisition, Restricted Payment and/or Restricted Debt Payment on a Pro Forma Basis, (II) based on the most recently ended Test Period and (III) at the election of the Borrower Representative, give effect on a Pro Forma Basis to any other prospective Limited Condition Acquisitions or similar Investments for which definitive agreements have been executed. For the avoidance of doubt, (i) if the Borrower Representative makes an LCT Election, no Default or Event of Default shall occur solely as a result of a change in the applicable ratio or test after the time such LCT Election was made and (ii) the provisions of this clause (a) shall also apply to any Incremental Facility. If the Borrower Representative has made a LCT Election for any Limited Condition Transaction, then in connection with any subsequent determination of compliance with any financial ratio or test (including, without limitation, Section 6.15(a), any First Lien Leverage Ratio test, Secured Leverage Ratio test, Total Leverage Ratio test and/or Consolidated Cash Interest Coverage Ratio test) and/or any basket (including any basket measured as a percentage of Consolidated Adjusted EBITDA or Consolidated Total Assets) with respect to the incurrence of Indebtedness or Liens, or the making of Restricted Debt Payments on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, compliance with any such financial ratio or test and/or basket shall be tested by calculating the availability under such financial ratio or test and/or basket, as applicable, on a Pro Form Basis assuming such Limited Condition Transaction and any other transactions in connection therewith have been consummated (including any incurrence of Indebtedness and the use of proceeds thereof).

(b) For purposes of determining the permissibility of any action, change, transaction or event that requires a calculation of any financial ratio or test (including, without limitation, Section 6.15(a), any First Lien Leverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test and/or any Consolidated Cash Interest Coverage Ratio test and/or the amount of Consolidated Adjusted EBITDA or Consolidated Total Assets), such financial ratio or test shall be calculated at the time such action is taken (subject to clause (a) above), such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.

(c) Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, Section 6.15(a), any First Lien Leverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test and/or any Consolidated Cash Interest Coverage Ratio test) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with a financial ratio or test (including, without limitation, Section 6.15(a), any First Lien Leverage Ratio test, any Secured Leverage Ratio test, any Total Leverage Ratio test and/or any Consolidated Cash Interest Coverage Ratio test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that (i) incurrence of such amount under the Incurrence-Based Amount shall first be calculated without giving effect to any amount incurred under the Fixed Amount, but giving full effect on Pro Forma Basis to the use of proceeds of all such amounts and concurrent related transactions and (ii) thereafter, incurrence of the portion of such amount under the Fixed Amount shall be calculated. The Borrower Representative may select that amounts incurred or transactions entered into (or consummated) be incurred or entered into (or consummated) in reliance on one or more of any Incurrence-Based Amount or any Fixed Amount in its sole discretion; provided, that, unless the Borrower Representative elects otherwise, the Borrowers shall be deemed to have used amounts under an Incurrence-Based Amount then available to the Borrowers prior to utilization of any amount under a Fixed Amount then available to the Borrowers.

(d) The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrowers dated such date prepared in accordance with IFRS.

(e) The increase in any amount secured by any Lien by virtue of the accrual of interest, the accretion of accreted value, the payment of interest or a dividend in the form of additional Indebtedness, amortization of original issue discount and/or any increase in the amount of Indebtedness outstanding solely as a result of any fluctuation in the exchange rate of any applicable currency will not be deemed to be the granting of a Lien for purposes of Section 6.02.

Section 1.11. Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up for five).

Section 1.12. Additional Alternate Currencies. The Borrower Representative may from time to time request that Revolving Loans be made and/or Letters of Credit be issued in a currency other than US Dollars or Canadian Dollars (each such currency, an “Alternate Currency”); provided, that the relevant requested currency is a lawful currency (other than US Dollars or Canadian Dollars) that is readily available and freely transferable and convertible into US Dollars or Canadian Dollars. In the case of any such request with respect to the making of Revolving Loans, such request shall be subject to the approval of the Administrative Agent and the Revolving Lenders; and, in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable Issuing Bank.

(b) Any such request shall be made to the Administrative Agent not later than 11:00 a.m. 10 Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the relevant Issuing Bank, in its or their sole discretion). In the case of any such request pertaining to Revolving Loans, the Administrative Agent shall promptly notify each Revolving Lender thereof, in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the relevant Issuing Bank thereof. Each such Revolving Lender (in the case of any such request pertaining to Revolving Loans), the relevant Issuing Bank (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., five Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.

(c) Any failure by any Revolving Lender or the relevant Issuing Bank, as the case may be, to respond to such request within the time period specified in the preceding clause (b) shall be deemed to be a refusal by such Revolving Lender or Issuing Bank, as the case may be, to permit Revolving Loans to be made or Letters of Credit to be issued, as applicable, in such requested currency. If the Administrative Agent and all the Revolving Lenders that would be obligated to make Credit Extensions denominated in such requested currency consent to making Revolving Loans in such requested currency, the Administrative Agent shall so notify the Borrower Representative, and such currency shall thereupon be deemed for all purposes to be an Alternate Currency hereunder for purposes of any Borrowing of Revolving Loans; and if the Administrative Agent and the relevant Issuing Bank consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrower Representative and such currency shall thereupon be deemed for all purposes to be an Alternate Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent fails to obtain the requisite consent to any request for an additional currency under this Section 1.12, the Administrative Agent shall promptly so notify the Borrower Representative. Notwithstanding anything to the contrary herein, to the extent that the LIBO Rate and/or the Alternate Base Rate is not applicable to or available with respect to any Revolving Loan denominated in any Alternate Currency, the components of the interest rate applicable to such Revolving Loan shall be separately agreed by the Borrower Representative and the Administrative Agent.

Section 1.13. Borrower Representative. Each Borrower hereby designates the Canadian Borrower as “Borrower Representative”. The Borrower Representative will act as agent on behalf of each Borrower for the purposes of issuing notices of Borrowing and notices of conversion/continuation of any Loans pursuant to Section 2.03 or similar notices, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or the Borrowers under the Loan Documents. The Borrower Representative hereby accepts such appointment. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

Section 1.14. Interpretation Clause (Québec). For purposes of any Collateral located in the Province of Québec or charged by any deed of hypothec (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Québec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, “prior claim” and a “resolutory clause”, (f) all references to filing, registering or recording under the UCC (or analogous filing in the jurisdiction of the applicable Loan Party) shall be deemed to include publication under the Civil Code of Québec, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Liens as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary”, (k) “construction liens” shall be deemed to include “legal hypothecs”, (l) “joint and several” shall be deemed to include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (o) “easement” shall be deemed to include “servitude”, (p) “survey” shall be deemed to include “certificate of location and plan”, (q) “fee simple title” shall be deemed to include “absolute ownership” and (r) “foreclosure” shall be deemed to include the “exercise of a hypothecary right”. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any applicable law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment leur volonté que la présente convention ainsi que tous autres documents se rattachant aux transactions visées par les présentes soient rédigés en anglais seulement (à moins que le droit applicable exige autrement) et que tous autres documents visés ou s’y rattachant, y compris des avis, puissent être rédigés aussi en anglais seulement.

Section 1.15. Division of Limited Liability Company. Any reference herein to a merger, transfer, consolidation, formation, amalgamation, consolidation, assignment, sale, Disposition or transfer, or similar term, shall be deemed to apply to a division under Delaware law (or any comparable event under a different jurisdiction’s laws) of or by a limited liability company, or an allocation of assets to a series of a limited liability company pursuant to such division (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, formation, amalgamation, consolidation, assignment, sale, Disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company under Delaware law (or any comparable event under a different jurisdiction’s laws) shall constitute a separate Person hereunder (and each such division of any limited liability company that is a subsidiary, Subsidiary Guarantor, Restricted Subsidiary, Unrestricted Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

ARTICLE 2

THE CREDITS

Section 2.01. Commitments.

(a) Subject to the terms and conditions set forth herein, (i) each Initial Term Loan Lender severally, and not jointly, agrees to make Initial Term Loans to the Borrowers on the Closing Date in US Dollars in a principal amount not to exceed its Initial Term Loan Commitment and (ii) each Revolving Lender severally, and not jointly, agrees to make Revolving Loans to (x) the US Borrower in US Dollars or (y) the Canadian Borrower in US Dollars or Canadian Dollars or, in the case of either Borrower, subject to the conditions in Section 1.12, any applicable Alternate Currency, in each case, in an amount not to exceed such Revolving Lender’s Revolving Credit Commitment at any time and from time to time on and after the Closing Date, and until the earlier of the Revolving Credit Maturity Date and the termination of the Revolving Credit Commitment of such Revolving Lender in accordance with the terms hereof; provided, that after giving effect to any Borrowing of Revolving Loans, the Outstanding Amount of any Lender’s Revolving Credit Exposure shall not exceed such Lender’s Revolving Credit Commitment. Within the foregoing limits and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow the Revolving Loans. Amounts paid or prepaid in respect of the Term Loans may not be reborrowed.

(b) Subject to the terms and conditions of this Agreement, each Lender and each Additional Lender with an Additional Term Commitment for a given Class of Incremental Term Loans severally, and not jointly, agrees to make Incremental Term Loans to the Borrowers, which Incremental Term Loans shall not exceed for any such Lender or Additional Lender at the time of any incurrence thereof, the Additional Term Commitment of such Lender or Additional Lender for such Class on the respective Incremental Term Loan Borrowing Date. Notwithstanding the foregoing, if the applicable Additional Term Commitment in respect of any Incremental Term Loan Borrowing Date is not drawn on such Incremental Term Loan Borrowing Date, the undrawn amount shall automatically be cancelled. Amounts repaid or prepaid in respect of such Incremental Term Loans may not be reborrowed.

Section 2.02. Loans and Borrowings.

(a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. Each Swingline Loan shall be made in accordance with the terms and procedures set forth in Section 2.04.

(b) Subject to Section 2.01 and Section 2.14, (i) each Borrowing denominated in US Dollars shall be comprised entirely of ABR Loans or LIBO Rate Loans, (ii) each Borrowing by the Canadian Borrower denominated in Canadian Dollars shall be comprised entirely of Canadian Prime Rate Loans or BA Rate Loans and (iii) each Borrowing denominated in an Alternate Currency shall be comprised entirely of LIBO Rate Loans; provided, that each Swingline Loan shall be an ABR Loan or a Canadian Prime Rate Loan, as applicable. Each Lender at its option may make any LIBO Rate Loan, Canadian Prime Rate Loan or BA Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, that (x) any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement, (y) such LIBO Rate Loan, Canadian Prime Rate Loan or BA Rate Loan shall be deemed to have been made and held by such Lender, and the obligation of the Borrowers to repay such LIBO Rate Loan, Canadian Prime Rate Loan or BA Rate Loan shall nevertheless be to such Lender for the account of such domestic or foreign branch or Affiliate of such Lender and (z) in exercising such option, such Lender shall use reasonable efforts to minimize increased costs to the Borrowers resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply); provided, further, that no such domestic or foreign branch or Affiliate of such Lender shall be entitled to any greater indemnification under Section 2.17 with respect to such LIBO Rate Loan, Canadian Prime Rate Loan or BA Rate Loan than that to which the applicable Lender was entitled on the date on which such Loan was made (except in connection with any indemnification entitlement arising as a result of a Change in Law after the date on which such Loan was made).

(c) At the commencement of each Interest Period for any Borrowing of US Revolving Loans, such Borrowing shall comprise an aggregate principal amount that is an integral multiple of US$100,000 and not less than US$300,000 (or, in the case of any LIBO Rate Borrowing denominated in any Alternate Currency, the equivalent of the relevant amount denominated in such Alternate Currency); provided, that an Alternate Base Rate Borrowing in respect of a Revolving Facility may be made in a lesser aggregate amount that is (x) equal to the entire aggregate Unused Revolving Credit Commitments or (y) required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided, that there shall not at any time be more than a total of 5 different Interest Periods in effect for LIBO Rate Borrowings at any time outstanding (or such greater number of different Interest Periods as the Administrative Agent may agree from time to time).

(d) At the commencement of each BA Period for any Borrowing of Canadian Revolving Loans, such Borrowing shall comprise an aggregate principal amount that is an integral multiple of CA$100,000 and not less than CA$300,000; provided, that a Canadian Prime Rate Loan in respect of a Revolving Facility may be made in a lesser aggregate amount that is (x) equal to the entire aggregate Unused Revolving Credit Commitments or (y) required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Borrowings of more than one Type and Class may be outstanding at the same time; provided, that there shall not at any time be more than a total of 5 different BA Periods in effect for any BA Rate Borrowings at any time outstanding (or such greater number of different BA Periods as the Administrative Agent may agree from time to time).

(e) Notwithstanding any other provision of this Agreement, the Borrowers shall not, nor shall it be entitled to, request, or to elect to convert or continue, any Borrowing if the Interest Period or BA Period, as applicable, requested with respect thereto would end after the Maturity Date applicable to such Loans.

Section 2.03. Requests for Borrowings. Each Borrowing in respect of the Term Facility, each Borrowing in respect of the Revolving Facility, each conversion of Term Loans or Revolving Loans from one Type to the other, and each continuation of LIBO Rate Loans or BA Rate Loans shall be made upon irrevocable notice by the Borrower Representative to the Administrative Agent. Each such notice must be in writing and must be received by the Administrative Agent (by hand delivery, email or other electronic transmission (including “.pdf” or “.tif”)) not later than (i) 2:00 p.m. three Business Days prior to the requested day of any Borrowing, conversion or continuation of LIBO Rate Loans (or (x) one Business Days in the case of any LIBO Rate Borrowing to be made on the Closing Date and (y) four Business Days in the case of any LIBO Rate Borrowing in any Alternate Currency), (ii) 2:00 p.m. three Business Days prior to the requested day of any Borrowing, conversion or continuation of BA Rate Loans or (iii) 12:00 p.m. on the requested date of any Borrowing of ABR Loans or Canadian

Prime Rate Loans (other than Swingline Loans in the case of ABR Loans and Canadian Prime Rate Loans) (or, in each case, such later time as shall be acceptable to the Administrative Agent); provided, however, that if (i) any Borrower wishes to request LIBO Rate Loans having an Interest Period of other than one, two, three or six months in duration as provided in the definition of “Interest Period” or (ii) any Borrower wishes to request BA Rate Loans having a BA Period of other than one, two, three or six months in duration as provided in the definition of “BA Period,” (A) the applicable notice from the Borrower Representative must be received by the Administrative Agent not later than 2:00 p.m. four Business Days prior to the requested date of such Borrowing, conversion or continuation, whereupon the Administrative Agent shall give prompt notice to the appropriate Lenders of such request and determine whether the requested Interest Period or BA Period, as applicable, is acceptable to them and (B) not later than 2:00 p.m. three Business Days before the requested date of such Borrowing, conversion or continuation, the Administrative Agent shall notify the Borrower Representative whether or not the requested Interest Period or BA Period, as applicable, is agreed to by the appropriate Lenders. Each written notice with respect to a Borrowing by the Borrower Representative pursuant to this Section 2.03 shall be delivered to the Administrative Agent in the form of a written Borrowing Request, appropriately completed and signed by a Responsible Officer of the Borrower Representative. Each such written Borrowing Request shall specify the following information in compliance with Section 2.02:

(a) the applicable Borrower;

(b) the Class of such Borrowing;

(c) the aggregate amount of the requested Borrowing;

(d) the date of such Borrowing, which shall be a Business Day;

(e) whether such Borrowing is to be an Alternate Base Rate Borrowing, BA Rate Borrowing, a LIBO Rate Borrowing or Canadian Prime Rate Borrowing, as applicable;

(f) in the case of a LIBO Rate Borrowing or BA Rate Borrowing, the initial Interest Period or BA Period, as applicable, to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period” or “BA Period”, as applicable;

(g) the location and number of the applicable Borrower’s account or any other designated account(s) to which funds are to be disbursed (the “Funding Account”); and

(h) in the case of a Revolving Borrowing, the currency of the requested Borrowing.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an Alternate Base Rate Borrowing or, in the case of a Canadian Revolving Loan, a Canadian Prime Rate Borrowing, as applicable. If no Interest Period or BA Period, as applicable, is specified with respect to any requested LIBO Rate Borrowing or BA Rate Borrowing, then such Borrower shall be deemed to have selected an Interest Period or BA Period, as applicable, of one month’s duration. The Administrative Agent shall advise each Lender of the details thereof and of the amount of the Loan to be made as part of the requested Borrowing (x) in the case of any ABR Rate Borrowing or Canadian Prime Rate Borrowing, on the same Business Day of receipt of a Borrowing Request in accordance with this Section 2.03 or (y) in the case of any LIBO Rate Borrowing or BA Rate Borrowing, no later than one Business Day following receipt of a Borrowing Request in accordance with this Section 2.03.

Section 2.04. Swingline Loans.

(a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans denominated in (i) US Dollars to any Borrower and (ii) Canadian Dollars to the Canadian Borrower, from time to time during the Availability Period, in an aggregate principal amount at any time outstanding not to exceed US$10,000,000; provided, that (x) the Swingline Lender shall not be required to make any Swingline Loan to refinance an outstanding Swingline Loan, as the case may be, and (y) after giving effect to any Swingline Loan, the aggregate Outstanding Amount of all Revolving Loans, Swingline Loans and LC Obligations shall not exceed the Total Revolving Credit Commitment. Each Swingline Loan shall be in a minimum principal amount of not less than US$500,000 or CA$500,000, as applicable, or such lesser amount as may be agreed by the Swingline Lender; provided, that, notwithstanding the foregoing minimum amount, a Swingline Loan may be in an aggregate amount that is (x) equal to the entire unused balance of the aggregate Unused Revolving Credit Commitments or (y) required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Within the foregoing limits and subject to the terms and conditions set forth herein, Swingline Loans may be borrowed, prepaid and reborrowed. To request a Swingline Loan, the Borrower Representative shall notify the Swingline Lender (with a copy to the Administrative Agent) of such request in writing (by hand delivery, email or other electronic transmission (including “.pdf” or “.tif”)), not later than 2:00 p.m. on the day of a proposed Swingline Loan. Each notice with respect to a Swingline Loan by the Borrower Representative pursuant to this Section 2.04 shall be delivered to the Administrative Agent in the form of a written Swingline Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower Representative. Each such Swingline Loan Notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), currency and amount of the requested Swingline Loan. The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit to the Funding Account or otherwise in accordance with the instructions of the Borrower Representative (including, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank).

(b) The Swingline Lender may, by written notice given to the Administrative Agent (by hand delivery, email or other electronic transmission (including “.pdf” or “.tif”)) not later than 12:00 p.m. on any Business Day, require the Revolving Lenders to acquire participations on the second Business Day following receipt of such notice in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to the Revolving Lenders, specifying in such notice each Revolving Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Revolving Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this Section 2.04(b)), and the Administrative Agent shall promptly remit to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower Representative of any participation in a Swingline Loan acquired pursuant to this Section 2.04(b), and thereafter payments in respect of such Swingline Loan shall be made to the

Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from any Borrower (or other Person on behalf of any Borrower) in respect of any Swingline Loan after receipt by such Swingline Lender of the proceeds of any sale of participations therein shall be promptly remitted by such Swingline Lender to the Administrative Agent and any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lender that has made its payments pursuant to this Section 2.04(b) and to the Swingline Lender, as their interests may appear; provided, that any such payment so remitted shall be repaid to the Swingline Lender or the Administrative Agent, as the case may be, and thereafter to such Borrower, if and to the extent such payment is required to be refunded to any Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this Section 2.04(b) shall not relieve the Borrowers of any default in the payment thereof.

(c) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04 by the time specified in Section 2.04(b), such Swingline Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Swingline Lender at a rate per annum equal to the greater of the Federal Funds Effective Rate (or (i) in the case of any Swingline Loan denominated in Canadian Dollars, the Canadian Prime Rate or (ii) in the case of any Swingline Loan denominated in any Alternate Currency, the rate selected by the Administrative Agent for interbank advances in the Alternate Currency in which such Swingline Loan is denominated) from time to time in effect and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A certificate of the Swingline Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (c) shall be conclusive absent manifest error.

Section 2.05. Letters of Credit.

(a) General. Subject to the terms and conditions set forth herein (i) each Issuing Bank agrees, in each case, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.05, (A) from time to time on any Business Day during the period from the Closing Date to the third Business Day prior to the Revolving Credit Maturity Date, upon the request of any Borrower, to issue Letters of Credit under the Revolving Credit Commitments denominated in US Dollars, Canadian Dollars or any ~~Alternative~~Alternate Currency, issued for the account of any Borrower (or any of their Restricted Subsidiaries); provided, that a Borrower will be the applicant) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.05(b), and (B) to honor drafts under the Letters of Credit and (ii) the Revolving Lenders severally agree to participate in the applicable Letters of Credit issued pursuant to Section 2.05(d).

(b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit, the Borrower Representative shall deliver to the applicable Issuing Bank and the Administrative Agent, prior to 12:00 p.m. on the date that is at least three Business Days in advance of the requested date of issuance (or such shorter period as is acceptable to the applicable Issuing Bank), a request to issue a Letter of Credit, which shall specify that it is being issued under this Agreement, in the form of Exhibit L attached hereto. To request an amendment, extension or renewal of an outstanding Letter of Credit (other than any automatic extension of a Letter of Credit permitted under Section 2.05(c)), the Borrower Representative shall submit such a request to the applicable Issuing Bank (with a copy to the Administrative Agent) prior to 12:00 p.m. on the date that is at least three Business Days in advance of the requested date of amendment, extension or renewal (or such shorter period as is acceptable to the applicable Issuing Bank), identifying the applicable Borrower, the Letter of Credit to be amended, extended or renewed, the currency of the Letter of Credit to be amended, extended or renewed and specifying the proposed date (which shall be a Business Day) and other details of the amendment, extension or renewal. Requests for the issuance, amendment, extension or renewal of any Letter of Credit must be accompanied by such other information as shall be necessary to issue, amend, extend or renew such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower Representative also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower Representative to, or entered into by any Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. No Letter of Credit, letter of credit application or other document entered into by any Borrower with the applicable Issuing Bank relating to any Letter of Credit shall contain any representations or warranties, covenants or events of default not set forth in this Agreement (and to the extent inconsistent herewith shall be rendered null and void), and all representations and warranties, covenants and events of default set forth therein shall contain standards, qualifications, thresholds and exceptions for materiality or otherwise consistent with those set forth in this Agreement (and, to the extent inconsistent herewith, shall be deemed to automatically incorporate the applicable standards, qualifications, thresholds and exceptions set forth herein without action by any Person). A Letter of Credit may be issued, amended, extended or renewed only if (and on the issuance, amendment, extension or renewal of each Letter of Credit, the Borrower Representative shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, or renewal, (i) the LC Exposure does not exceed the Letter of Credit Sublimit (taking the US Dollar Equivalent of the relevant amount of any Letter of Credit denominated in an Alternate Currency), (ii) unless otherwise agreed by such Issuing Bank, the portion of the aggregate LC Exposure attributable to Letters of Credit issued by any Issuing Bank shall not exceed its LC Commitment and (iii) the sum of (x) the aggregate outstanding principal amount of all Revolving Loans and Swingline Loans plus (y) the aggregate amount of all LC Obligations would not exceed the Total Revolving Credit Commitment. Promptly after the delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable Issuing Bank will also deliver to the Borrower Representative and the Administrative Agent a true and complete copy of such Letter of Credit or amendment. Notwithstanding anything to the contrary herein, (x) Jefferies shall not be obligated to issue Letters of Credit in Canadian Dollars or any other ~~Alternative~~Alternate Currency and (y) no Issuing Bank will be required to issue trade or commercial Letters of Credit without such Issuing Bank’s consent.

(c) Expiration Date. No Letter of Credit shall expire later than the earlier of (A) the date that is one year (or, in the case of documentary Letters of Credit, 180 days) after the date of the issuance of such Letter of Credit or such longer period of time as may be agreed to by the applicable Issuing Bank and (B) the date that is three Business Days prior to the Revolving Credit Maturity Date; provided, that any Letter of Credit may provide for the automatic extension thereof for any number of additional periods each of up to one year in duration (none of which, in any event, shall extend beyond the date referred to in the preceding clause (B) unless agreed to by the relevant Issuing Bank and unless 100% of the then-available face amount thereof is Cash collateralized or backstopped on or before the date that such Letter of Credit is extended beyond the date referred to in clause (B) above pursuant to arrangements reasonably satisfactory to the relevant Issuing Bank).

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the applicable amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, the applicable Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit (in respect of any Letter of Credit issued in any Alternate Currency, expressed in the US Dollar Equivalent thereof). In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the applicable Issuing Bank, such Lender’s Applicable Percentage of each applicable LC Disbursement made by such Issuing Bank and not reimbursed by the Borrowers on the date due as provided in Section 2.05(e), or of any reimbursement payment required to be refunded to the Borrowers for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Revolving Credit Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement.

(i) If the applicable Issuing Bank makes any LC Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to amount of such LC Disbursement and in the currency thereof not later than 2:00 p.m. on the date that is two Business Days following the date on which the Borrower Representative receives notice under Section 2.05(g) of such LC Disbursement; provided, that the Borrower Representative may, without satisfying the conditions to borrowing set forth herein, request in accordance with Section 2.03 or Section 2.04 that such payment be financed with (x) in the case of an LC Disbursement in US Dollars or an ~~Alternative~~Alternate Currency, an Alternate Base Rate Borrowing in the US Dollar Equivalent thereof or (y) in the case of an LC Disbursement in Canadian Dollars, Canadian Prime Rate Borrowing, in respect of the Revolving Credit Commitments or Swingline Loans, as applicable, in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting Alternate Base Rate Borrowing or Canadian Prime Rate Borrowing, as applicable, in respect of the Revolving Credit Commitments or Swingline Loan, as applicable. If any Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the currency of such LC Disbursement, the payment then due from such Borrower in respect thereof and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent in the currency of such LC Disbursement (or, in the case of a LC Disbursement in an ~~Alternative~~Alternate Currency, in the US Dollar Equivalent thereof) its Applicable Percentage of the payment then due from such Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Revolving Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from such Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that such Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear.

(ii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the applicable Issuing Bank any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.05(e) by the time specified therein, such Issuing Bank shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Issuing Bank at a rate per annum equal to the greater of the Federal Funds Effective Rate (or (A) in the case of any Letter of Credit denominated in Canadian Dollars, the Canadian Prime Rate and (B) in the case of any Letter of Credit denominated in any Alternate Currency, the Administrative Agent’s customary rate for interbank advances in such Alternate Currency) from time to time in effect and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A certificate of the applicable Issuing Bank submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (ii) shall be conclusive absent manifest error.

(f) Obligations Absolute. Each Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.05(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.05, constitute a legal or equitable discharge of, or provide a right of set-off against, the Borrowers’ obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor any Issuing Bank, nor any of their respective Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided, that the foregoing shall not be construed to excuse such Issuing Bank from liability to any Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower Representative to the extent permitted by applicable Requirements of Law) suffered by any Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the applicable Issuing Bank (as determined by a court of competent jurisdiction in a final, non-appealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower Representative in writing (by hand delivery, email or other electronic transmission (including “.pdf” or “.tif”)) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided, that no failure to give or delay in giving such notice shall relieve the Borrowers of their obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement within the time period prescribed in Section 2.05(e).

(h) Interim Interest. If any Issuing Bank makes any LC Disbursement, then, unless the Borrowers reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Disbursement (or the date on which such LC Disbursement it reimbursed with the proceeds of Loans, as applicable), at the rate per annum then applicable to (x) in the case of any Letter of Credit denominated in US Dollars or issued at the request of the US Borrower, Revolving Loans that are ABR Loans, (y) in the case of any Letter of Credit denominated in Canadian Dollars at the request of the Canadian Borrower, Revolving Loans that are Canadian Prime Rate Loans and (z) in the case of any Letter of Credit denominated in any Alternate Currency, Revolving Loans that are LIBO Rate Loans (or, to the extent of the participation in such LC Disbursement by any Revolving Lender of another Class, the rate per annum then applicable to the Revolving Loans of such other Class); provided, that if the Borrowers fail to reimburse such LC Disbursement when due pursuant to Section 2.05(e), then Section 2.13(d) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.05(e) to reimburse such Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment and shall be payable on the date on which the Borrowers are required to reimburse the applicable LC Disbursement in full (and, thereafter, on demand).

(i) Replacement or Resignation of an Issuing Bank or Addition of New Issuing Banks.

(i) Any Issuing Bank may be replaced with the consent of the Administrative Agent (not to be unreasonably withheld or delayed) at any time by written agreement among the Borrower Representative, the Administrative Agent and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement becomes effective, the Borrowers shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b)(ii). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of any Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. The Borrower Representative may, at any time and from time to time with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and the relevant Revolving Lender, designate one or more additional Revolving Lenders to act as an issuing bank under the terms of this Agreement for any currency. Any Revolving Lender designated as an issuing bank pursuant to this paragraph (i) who agrees in writing to such designation shall be deemed to be an “Issuing Bank” (in addition to being a Revolving Lender) in respect of Letters of Credit issued or to be issued by such Revolving Lender, and, with respect to such Letters of Credit, such term shall thereafter apply to the other Issuing Banks and such Revolving Lender.

(ii) Notwithstanding anything to the contrary contained herein, each Issuing Bank may, upon ten days’ prior written notice to the Borrower Representative, each other Issuing Bank and the Lenders, resign as an Issuing Bank, which resignation shall be effective as of the date referenced in such notice (but in no event less than ten days after the delivery of such written notice); it being understood that in the event of any such resignation, any Letter of Credit issued by the resigning Issuing Bank then outstanding shall remain outstanding (irrespective of whether any amounts thereunder have been drawn at such time). In the event of any such resignation as an Issuing Bank, the Borrower Representative shall be entitled to appoint any Revolving Lender that accepts such appointment in writing as successor Issuing Bank for any currency. Upon the acceptance of any appointment as Issuing Bank hereunder, the successor Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Issuing Bank, and the retiring Issuing Bank shall be discharged from its duties and obligations in such capacity hereunder.

(j) Cash Collateralization.

(i) If any Event of Default has occurred and is continuing, then on the Business Day on which the Borrower Representative receives notice from the Administrative Agent at the direction of the Required Revolving Lenders demanding the deposit of Cash collateral pursuant to this paragraph (j)(i), the Borrowers shall deposit, in an interest-bearing account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in Cash equal to 100% of the LC Exposure as of such date (minus the amount then on deposit in the LC Collateral Account); provided, that the obligation to deposit such Cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to any Borrower described in Section 7.01(f) or (g).

(ii) Any such deposit under clause (i) above shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations in accordance with the provisions of this paragraph (j). The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account, and the Borrower Representative hereby grants the Administrative Agent, for the benefit of the Secured Parties, a First Priority security interest in the LC Collateral Account. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Required Revolving Lenders) be applied to satisfy other Secured Obligations. If the Borrowers are required to provide an amount of Cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (together with all interest and other earnings with respect thereto, to the extent not applied as aforesaid) shall be returned to the Borrowers promptly but in no event later than three Business Days after such Event of Default has been cured or waived.

(k) Unless otherwise expressly agreed by the applicable Issuing Bank and the Borrower Representative when a Letter of Credit is issued, (i) each Letter of Credit will be governed by, and construed in accordance with, the laws of the State of New York, (ii) the rules of the ISP shall apply to each standby Letter of Credit, and (iii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each commercial Letter of Credit.

Section 2.06. [Reserved].

Section 2.07. Funding of Borrowings.

(a) Each Lender shall make each Loan to be made by it hereunder not later than (i) 1:00 p.m., in the case of LIBO Rate Loans and BA Rate Loans and (ii) 3:00 p.m., in the case of ABR Loans and Canadian Prime Rate Loans, in each case, on the Business Day specified in the applicable Borrowing Request by wire transfer of immediately available funds to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s respective Applicable Percentage; provided, that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrowers by promptly crediting the amounts so received on the same Business Day, in like funds, to the Funding Account or as otherwise directed by the Borrower Representative; provided, that ABR Revolving Loans (or (i) Canadian Prime Rate Loans, in the case of any Letter of Credit denominated in Canadian Dollars and (ii) Alternate Base Rate Revolving Loans in the US Dollar Equivalent thereof, in the case of any Letter of Credit denominated in any Alternate Currency) made to finance the reimbursement of any LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b) Unless the Administrative Agent has received notice from any Lender prior to the proposed date of any Borrowing, that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.07(a) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if any Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate (or (i) in the case of any Borrowing denominated in Canadian Dollars, the Canadian Prime Rate and (ii) with respect to any amount denominated in any Alternate Currency, the rate of interest per annum selected by the Administrative Agent at which overnight deposits in the applicable Alternate Currency, in an amount that is approximately equal to the amount with respect to which such rate is being determined, which would be offered for such day by the Administrative Agent in the applicable offshore interbank market for such currency) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to Loans comprising such Borrowing at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and the Borrowers’ obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.07(b) shall cease. If the Borrowers pay such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent, or any Borrower or any other Loan Party may have against any Lender as a result of any default by such Lender hereunder.

Section 2.08. Type; Interest Elections.

(a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBO Rate Borrowing or BA Rate Borrowing, shall have an initial Interest Period or BA Period, as applicable, as specified in such Borrowing Request. Thereafter, the Borrower Representative may elect to convert any Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a LIBO Rate Borrowing, may elect Interest Periods therefor (and in the case of a BA Rate Borrowing, may elect BA Periods therefor), all as provided in this Section 2.08. The Borrower Representative may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the applicable Lenders based upon their respective Applicable Percentages and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.08 shall not apply to Swingline Loans, which may not be converted or continued.

(b) To make an election pursuant to this Section 2.08, the Borrower Representative shall notify the Administrative Agent of such election either in writing (by hand delivery, email or other electronic transmission (including “.pdf” or “.tif”)) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower Representative was requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by a Responsible Officer of the Borrower Representative.

(c) Each written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an Alternate Base Rate Borrowing, a LIBO Rate Borrowing, a Canadian Prime Rate Borrowing or a BA Rate Borrowing, as applicable;

(iv) the relevant currency of the Borrowing; and

(v) if the resulting Borrowing is a LIBO Rate Borrowing, the Interest Period (or in the case of a BA Rate Borrowing, the BA Period) to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period” or “BA Period”, as applicable.

If any such Interest Election Request requests a LIBO Rate Borrowing but does not specify an Interest Period (or requests a BA Rate Borrowing but does not specify a BA Period), then the Borrower Representative shall be deemed to have selected an Interest Period or BA Period, as applicable, of one month’s duration.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) (i) If the Borrower Representative fails to deliver a timely Interest Election Request with respect to a LIBO Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, such Borrowing shall be converted at the end of such Interest Period to a LIBO Rate Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default exists and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then, so long as such Event of Default exists (x) no outstanding Borrowing may be converted to or continued as a LIBO Rate Borrowing, and (y) unless repaid, each LIBO Rate Borrowing shall be converted to an Alternate Base Rate Borrowing at the end of the then-current Interest Period applicable thereto.

(ii) If the Borrower Representative fails to deliver a timely Interest Election Request with respect to any BA Rate Loan prior to the end of the BA Period applicable thereto, then, unless such Borrowing is repaid as provided herein, such Borrowing shall be converted at the end of such BA Period to a BA Rate Loan with a BA Period of one month. Notwithstanding anything to the contrary herein, if an Event of Default exists and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower Representative, then so long as such Event of Default exists (x) no outstanding Borrowing may be converted or continued as a BA Rate Loan and (y) unless repaid, each BA Rate Loan shall be converted to a Canadian Prime Rate Loan at the end of the then-current BA Period applicable thereto.

(f) It is understood and agreed that (i) only a Borrowing denominated in US Dollars may be made in the form of, or converted into, an ABR Loan, (ii) only a Borrowing made by the Canadian Borrower denominated in Canadian Dollars may be made in the form of, or converted into, or continued as, a BA Rate Loan or a Canadian Prime Rate Loan and (iii) a Borrowing denominated in an Alternate Currency may only be made in the form of, or converted into, or continued as, a LIBO Rate Loan (or such other type of Revolving Loan as may be agreed by the Administrative Agent and the Borrower Representative pursuant to Section 1.12). No Revolving Loan may be converted into or continued as a Revolving Loan denominated in a different currency, but instead must be prepaid in the original currency of such Revolving Loan and reborrowed in the other currency.

Section 2.09. Termination and Reduction of Commitments.

(a) Unless previously terminated, the Initial Term Loan Commitments shall automatically terminate upon the making of the Initial Term Loans on the Closing Date and (ii) the Revolving Credit Commitments shall automatically terminate on the Revolving Credit Maturity Date.

(b) Upon delivery of the notice required by Section 2.09(d), the Borrower Representative may at any time terminate the Revolving Credit Commitments upon (i) the payment in full in Cash of all outstanding Revolving Loans, together with accrued and unpaid interest thereon, (ii) the cancellation and return of all outstanding applicable Letters of Credit (or alternatively, with respect to each outstanding applicable Letter of Credit, the furnishing to the Administrative Agent of a Cash deposit (or, if reasonably satisfactory to the applicable Issuing Bank, a backup standby letter of credit) equal to 100% of the applicable LC Exposure (minus the amount then on deposit in the applicable LC Collateral Account) as of such date) and (iii) the payment in full of all accrued and unpaid fees and all reimbursable expenses and other non-contingent Obligations with respect to the Revolving Facility then due, together with accrued and unpaid interest (if any) thereon.

(c) Upon delivery of the notice required by Section 2.09(d), the Borrower Representative may from time to time reduce the Revolving Credit Commitments; provided, that (i) each reduction of the Revolving Credit Commitments shall be in an amount that is an integral multiple of US$100,000 and not less than US$300,000 (or, if less, the remaining balance thereof) and (ii) the Borrower Representative shall not reduce the Revolving Credit Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.10 or Section 2.11, the aggregate amount of Revolving Credit Exposure attributable to the Revolving Credit Commitments of such Class would exceed the aggregate amount of the Revolving Credit Commitments of such Class; provided, that, after the establishment of any Additional Revolving Credit Commitments, any termination or reduction of the Revolving Credit Commitments of any Class shall be subject to the provisions set forth in Section 2.22, 2.23 and/or 9.02, as applicable.

(d) The Borrower Representative shall notify the Administrative Agent of any election to terminate or reduce the Revolving Credit Commitments under Section 2.09(b) or (c) in writing at least three Business Days prior to the effective date of such termination or reduction (or such later date to which the Administrative Agent may agree), specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Revolving Lenders of the contents thereof. Each notice delivered by the Borrower Representative pursuant to this Section 2.09(d) shall be irrevocable; provided, that a notice of termination of any Revolving Credit Commitments delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other transactions, in which case such notice may be revoked or its effectiveness deferred by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of any Revolving Credit Commitments pursuant to this Section 2.09 shall be permanent. Upon any reduction of any Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Lender of the relevant Class shall be reduced by such Revolving Lender’s respective Applicable Percentage of such reduction amount.

Section 2.10. Repayment of Loans; Evidence of Debt.

(a)(i) The Borrowers hereby unconditionally promise to repay (x) the Initial Term Loans made to them in US Dollars to the Administrative Agent for the account of each Initial Term Lender (A) commencing January 31, 2020, on the last Business Day of each April, July, October and January prior to the Initial Term Loan Maturity Date (each such date being referred to as an “Term Loan Installment Date”), in each case, in an amount equal to US$2,331,986.61 (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.11 and repurchases in accordance with Section 9.05(g) or increased as a result of any increase in the amount of such Initial Term Loans pursuant to Section 2.22(a)) and (B) on the Initial Term Loan Maturity Date, in an amount equal to the remainder of the principal amount of the applicable Initial Term Loans outstanding on such date, together, in each case, with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment. and (y) the Amendment No. 5 USD Incremental Term Loans made to the Canadian Borrower in US Dollars to the Administrative Agent for the account of each Amendment No. 5 USD Incremental Term Loan Lender (A) commencing July 31, 2020, on the last Business Day of each April, July, October and January prior to the Amendment No. 5 USD Incremental Term Loan Maturity Date, in each case, in an amount equal to 0.25% of the original principal amount of the Amendment No. 5 USD Incremental Term Loans (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.11 and repurchases in accordance with Section 9.05(g) or increased as a result of any increase in the amount of such Amendment No. 5 USD Incremental Term Loans pursuant to Section 2.22(a)) and (B) on the Amendment No. 5 USD Incremental Term Loan Maturity Date, in an amount equal to the remainder of the principal amount of the applicable Amendment No. 5 USD Incremental Term Loans outstanding on such date, together, in each case, with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.

(ii) The Borrowers shall repay the Additional Term Loans of any Class in such scheduled amortization installments and on such date or dates as shall be specified therefor in the applicable Incremental Facility amendment, Extension amendment or Refinancing amendment (as such payments may be reduced from time to time as a result of the application of prepayments in accordance with Section 2.11 or purchases or assignments in accordance with Section 9.05(f) or increased as a result of any increase in the amount of such Additional Term Loans of such Class pursuant to Section 2.22(a)).

(b) The Borrowers hereby unconditionally promise to pay, in the same currency in which the applicable Borrowing was denominated (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Revolving Credit Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of (x) the 10th Business Day following the incurrence of such Swingline Loan and (y) the Revolving Credit Maturity Date. In addition, on the Revolving Credit Maturity Date, the Borrowers shall (A) cancel and return all outstanding Letters of Credit (or alternatively, with respect to any outstanding Letter of Credit, furnish to the Administrative Agent a Cash deposit (or if reasonably acceptable to the relevant Issuing Bank, a backup standby letter of credit) equal to 100% of the LC Exposure (minus the amount then on deposit in the LC Collateral Account) as of such date) and (B) make payment in full in Cash of all accrued and unpaid fees and all reimbursable expenses and other Obligations with respect to the Revolving Facility then due, together with accrued and unpaid interest (if any) thereon.

(c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period or BA Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders or Issuing Banks and each Lender’s or Issuing Bank’s share thereof.

(e) The entries made in the accounts maintained pursuant to Sections 2.10(c) or (d) shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any manifest error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between the accounts maintained by the Administrative Agent pursuant to Section 2.10(d) and any Lender’s records, the accounts of the Administrative Agent shall govern.

(f) Any Lender may request that Loans made by it be evidenced by a Promissory Note. In such event, applicable Borrower shall prepare, execute and deliver to such Lender a Promissory Note payable to such Lender and its registered permitted assigns.

Section 2.11. Prepayment of Loans.

(a) Optional Prepayments.

(i) Upon prior notice in accordance with Section 2.11(a)(iii), the Borrower Representative shall have the right at any time and from time to time to prepay any Borrowing of Term Loans of one or more Classes (such Class or Classes to be selected by the Borrower Representative in its sole discretion) in whole or in part without premium or penalty (but subject to Sections 2.12(g) and 2.16). Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages.

(ii) Upon prior notice in accordance with Section 2.11(a)(iii), the Borrower Representative shall have the right at any time and from time to time to prepay any Borrowing of Revolving Loans of any Class, including any Additional Revolving Loans, in whole or in part without premium or penalty (but subject to Section 2.16). Revolving Loan prepayments made pursuant to this Section 2.11(a)(ii), first, shall be applied ratably to the Swingline Loans and to outstanding LC Disbursements and, second, shall be applied ratably to the outstanding Revolving Loans, including any Additional Revolving Loans. Each such prepayment shall be paid to the Revolving Lenders in accordance with their respective Applicable Percentages of the relevant Class.

(iii) The Borrower Representative shall notify the Administrative Agent (and, in the case of a prepayment of a Swingline Loan, the Swingline Lender) in writing of any prepayment under this Section 2.11(a) (A) in the case of a prepayment of a LIBO Rate Borrowing, not later than 1:00 p.m. three Business Days before the date of prepayment, (B) in the case of a prepayment of a BA Rate Borrowing, not later than 1:00 p.m. three Business Days before the date of prepayment or (C) in the case of a prepayment of an Alternate Base Rate Borrowing, Canadian Prime Rate Borrowing or Swingline Loan, not later than 1:00 p.m. on the date of prepayment (or, in the case of clauses (A) through (C), such later date to which the Administrative Agent may agree). Each such notice shall be irrevocable (except as set forth in the proviso to this sentence) and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided, that a notice of prepayment delivered by the Borrower Representative may state that such notice is conditioned upon the effectiveness of other transactions, in which case, such notice may be revoked or its effectiveness deferred by the Borrower Representative (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such notice of prepayment relating to any Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount at least equal to the amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02(c) or such lesser amount that is then outstanding with respect to such Borrowing being repaid. Each prepayment of Term Loans made pursuant to this Section 2.11(a) shall be applied against the remaining scheduled installments of principal due in respect of the Term Loans of such Class in the manner specified by the Borrower Representative or, if not so specified on or prior to the date of such optional prepayment, in direct order of maturity.

(b) Mandatory Prepayments.

(i) No later than the fifth Business Day after the date on which the financial statements with respect to each Fiscal Year of Holdings is required to be delivered pursuant to Section 5.01(b), commencing with the Fiscal Year ending April 30, 2020, the Borrowers shall prepay the outstanding principal amount of Term Loans in accordance with clause (vi) of this Section 2.11(b) below in an aggregate principal amount (the “ECF Prepayment Amount”) equal to (A) 50% of Excess Cash Flow of the Borrowers and their Restricted Subsidiaries for the Fiscal Year then ended, minus (B) at the option of the Borrower Representative, the aggregate principal amount of (x) any Term Loans or Revolving Loans (and in the case of any Revolving Loans, to the extent such prepayment is accompanied by a permanent reduction of the applicable Revolving Credit Commitments) prepaid pursuant to Section 2.11(a) prior to such date and any Incremental Term Loans, Incremental Revolving Loans, Incremental Equivalent Debt, Replacement Revolving Facility, Replacement Term Loans, any other Indebtedness secured by a Lien on the Collateral that is pari passu with the Lien securing the Credit Facilities (in the case of any such Indebtedness constituting revolving loans so prepaid, to the extent such prepayment is accompanied by a permanent reduction of the applicable Revolving Credit Commitments) and/or any refinancing, replacement or extension of any of the foregoing to the extent secured by a Lien on the Collateral that is pari passu with the Lien securing the Credit Facilities, in each case, voluntarily prepaid, repurchased, redeemed or otherwise retired prior to such date under this clause (x), solely to the extent such prepayment, repurchase, redemption or retirement is expressly permitted hereunder and (y) the amount of any reduction in the outstanding principal amount of any Term Loans resulting from any purchase or assignment made to any Borrower or any of their subsidiaries in accordance with Section 9.05(g) of this Agreement (including in connection with any Dutch Auction (provided, that the amount deducted with respect to any such Dutch Auction shall be limited to the cash purchase price of the loans subject to such buyback)) prior to the date such payment is due and, in each case under this clause (y), based upon the actual amount of cash paid in connection with the relevant purchase or assignment and, in the case of such clauses (x) and (y), excluding any such optional prepayments, repurchase, redemption or retirement made during such Fiscal Year that reduced the amount required to be prepaid pursuant to this Section 2.11(b)(i) in the prior Fiscal Year (and solely to the extent that such prepayments were not financed with the proceeds of other long-term funded Indebtedness (other than revolving Indebtedness) of the Borrowers or their Restricted Subsidiaries); provided, that (1) such percentage of Excess Cash Flow shall be reduced to 25% of Excess Cash Flow if the First Lien Leverage Ratio calculated on a Pro Forma Basis as of the last day of the relevant Fiscal Year (determined on the scheduled date of prepayment and calculated to give pro forma effect to the payment required hereby and any other repayment or prepayment prior to the time such excess cash flow prepayment is due) is less than or equal to 4.50:1.00 but greater than 4.00:1.00 and (2) such prepayment shall not be required if the First Lien Leverage Ratio calculated on a Pro Forma Basis as of the last day of the relevant Fiscal Year (determined on the scheduled date of prepayment and calculated to give pro forma effect to the payment required hereby and any other repayment or prepayment prior to the time such excess cash flow prepayment is due) is less than or equal to 4.00:1.00; provided, further, that no prepayment shall be required under this Section 2.11(b)(i) unless and only to the extent that the ECF Prepayment Amount (after giving effect to the foregoing clause (B)) exceeds $5,000,000; provided, further, that if, at the time that any such prepayment would be required hereunder, the Borrowers or any of their Restricted Subsidiaries are required to prepay, repay or repurchase or offer to repurchase any other Indebtedness secured on a pari passu basis with the Secured Obligations pursuant to the terms of the documentation governing such Indebtedness (such Indebtedness, the “Other Applicable Indebtedness”), then the relevant Person may apply such portion of the Excess Cash

Flow prepayment on a pro rata basis to the prepayment of the Term Loans and to the repurchase or repayment of the Other Applicable Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount) at such time; provided, that the portion of the relevant Excess Cash Flow prepayment allocated to the Other Applicable Indebtedness shall not exceed the amount of such Excess Cash Flow prepayment required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of the relevant Excess Cash Flow prepayment shall be allocated to the Term Loans and Additional Term Loans in accordance with the terms hereof), and the amount of the prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.11(b)(i) shall be reduced accordingly; provided, further, that to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Term Loans and Additional Term Loans in accordance with the terms hereof.

(ii) No later than the fifth Business Day following the receipt of Net Proceeds in respect of any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds, in each case, in excess of US$20,000,000 per Fiscal Year (any such proceeds retained under such threshold, the “Retained Asset Sale Proceeds”), the Borrowers shall apply an amount equal to 100% of the Net Proceeds or Net Insurance/Condemnation Proceeds received with respect thereto in excess of such threshold (the “Subject Proceeds”) to prepay the outstanding principal amount of Term Loans in accordance with clause (vi) below; provided, that (A) if, prior to the date any such prepayment is required to be made, the Borrower Representative notifies the Administrative Agent of its intention to reinvest the Subject Proceeds in the business of the Borrowers and their Restricted Subsidiaries, including pursuant to any Permitted Acquisition or other similar investment (other than Cash or Cash Equivalents) of a Borrower or any of its Restricted Subsidiaries, then so long as no Event of Default then exists, the Borrowers shall not be required to make a mandatory prepayment under this clause (ii) in respect of the Subject Proceeds to the extent (x) the Subject Proceeds are so reinvested within 18 months following receipt thereof or (y) the Borrowers or any of their subsidiaries have committed to so reinvest the Subject Proceeds during such 18-month period and the Subject Proceeds are so reinvested within six months after the expiration of such 18-month period; it being understood and agreed that if the Subject Proceeds have not been so reinvested prior to the expiration of the applicable period, the Borrower Representative shall promptly prepay the outstanding principal amount of Term Loans with the Subject Proceeds not so reinvested as set forth above (without regard to the immediately preceding proviso) and (B) if, at the time that any such prepayment would be required hereunder, the Borrowers or any of their Restricted Subsidiaries is required to prepay, repay or repurchase (or offer to repurchase) any Other Applicable Indebtedness, then the relevant Person may apply the Subject Proceeds on a pro rata basis to the prepayment of the Subject Loans and to the prepayment, repurchase or repayment of such Other Applicable Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Subject Loans and such Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount) at such time); it being understood that (1) the portion of the Subject Proceeds allocated to such Other Applicable Indebtedness shall not exceed the amount of the Subject Proceeds required to be allocated to such Other Applicable Indebtedness pursuant to the terms thereof (and the remaining amount, if any, of the Subject Proceeds shall be allocated to the Subject Loans in accordance with the terms hereof), and the amount of the prepayment of the Subject Loans that would have otherwise been required pursuant to this Section 2.11(b)(ii) shall be reduced accordingly and (2) to the extent the holders of such Other Applicable Indebtedness decline to have such Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Subject Loans in accordance with the terms hereof.

(iii) In the event that a Borrower or any of its Restricted Subsidiaries receives Net Proceeds from the issuance or incurrence of Indebtedness by any Borrower or any of its Restricted Subsidiaries (other than with respect to Indebtedness permitted to be incurred under Section 6.01, except to the extent the relevant Indebtedness constitutes Refinancing Indebtedness incurred to refinance all or a portion of the Term Loans pursuant to Section 6.01(p) or Replacement Term Loans incurred to refinance Term Loans, or Additional Term Loans in accordance with the requirements of Section 9.02(c)), the Borrowers shall, substantially simultaneously with (and in any event not later than the next succeeding Business Day) the receipt of such Net Proceeds by the Borrowers or their Restricted Subsidiary, apply an amount equal to 100% of such Net Proceeds to prepay the outstanding principal amount of the Term Loans in accordance with clause (vi) below.

(iv) Notwithstanding anything in this Section 2.11(b) to the contrary, (A) the Borrowers shall not be required to prepay any amount that would otherwise be required to be paid pursuant to Section 2.11(b)(i) or (ii) above to the extent that the relevant affected Excess Cash Flow is generated by any Restricted Subsidiary that is a Non-US Subsidiary of the US Borrower, the relevant Prepayment Asset Sale is consummated by any Restricted Subsidiary that is a Non-US Subsidiary of the US Borrower, the relevant Net Insurance/Condemnation Proceeds are received by any Restricted Subsidiary that is a Non-US Subsidiary of the US Borrower, as the case may be, for so long as the Borrower Representative determines in good faith that the repatriation to the Borrowers of any such amount would be prohibited under any Requirement of Law (including financial assistance, corporate benefit, thin capitalization, capital maintenance and other local law restrictions), under any restrictions contained in such Restricted Subsidiary’s material Organizational Documents (including as a result of minority ownership) or other material agreements, in each case, in existence on the Closing Date or at the time of acquisition thereof (and not entered into in contemplation thereof), as applicable, or conflict with the fiduciary duties of such Restricted Subsidiary’s directors, or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for any officer, director, employee, manager, member of management or consultant of such Restricted Subsidiary (the Borrower Representative hereby agrees to cause the applicable Restricted Subsidiary to promptly take all commercially reasonable actions required by applicable Requirements of Law to permit such repatriation); it being understood that once the repatriation of the relevant affected Subject Proceeds or Excess Cash Flow, as the case may be, is permitted under the applicable Requirement of Law, Organizational Document or material agreement, as applicable, and, to the extent applicable, would no longer conflict with the fiduciary duties of such director, or result in, or could reasonably be expected to result in, a material risk of personal or criminal liability for the Persons described above, the applicable Restricted Subsidiary will promptly repatriate the relevant Subject Proceeds or Excess Cash Flow, as the case may be, and the repatriated Subject Proceeds or Excess Cash Flow, as the case may be, will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional Taxes payable or reserved against as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.11(b) to the extent required herein (without regard to this clause (iv)) and (B) if the Borrower Representative determines in good faith that the repatriation (or intercompany distribution) to the Borrowers from a Restricted Subsidiary that is a Non-US Subsidiary of the US Borrower as a distribution or dividend of any amounts required to mandatorily prepay the Term Loans pursuant to Section 2.11(b)(i) or (ii) above that are attributable to such Non-US

Subsidiary of the US Borrower would result in material adverse tax consequences, taking into account any foreign tax credit or benefit actually realized in connection with such repatriation (such amount, a “Restricted Amount”), as reasonably determined by the Borrower Representative, the amount the Borrowers shall be required to mandatorily prepay pursuant to Section 2.11(b)(i) or (ii) above, as applicable, shall be reduced by the Restricted Amount until such time as it may repatriate to the Borrowers the Restricted Amount without incurring such material and adverse tax liability; provided, that the Borrowers shall use commercially reasonable efforts to take all actions (for a period not to exceed 12 months from the date of the event or calculation giving rise to such repatriation requirement) required by applicable Requirements of Law to permit the repatriation of the relevant amounts; provided, further, that to the extent that the repatriation of any Subject Proceeds or Excess Cash Flow from the relevant Restricted Subsidiary would no longer have a material adverse tax consequence, an amount equal to the Subject Proceeds or Excess Cash Flow, as applicable, not previously applied pursuant to preceding clause (B), shall be promptly applied to the repayment of the Term Loans pursuant to this Section 2.11(b) as otherwise required above (without regard to this clause (iv));

(v) Each Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent, prior to any prepayment of the Term Loans required to be made by the Borrowers pursuant to this Section 2.11(b), to decline all (but not a portion) of its Applicable Percentage of such prepayment (such declined amounts, the “Declined Proceeds”), in which case such Declined Proceeds shall be offered to any holders of junior lien Indebtedness of the Borrowers and if such holder of junior lien Indebtedness elects not to accept its pro rata share of such mandatory prepayment, the amount Declined Proceeds so rejected by the holders of junior lien Indebtedness may be retained by the Borrowers (which the Borrowers may use for general corporate purposes, including to increase the Available Amount); provided, that, for the avoidance of doubt, no Lender may reject any prepayment made under Section 2.11(b)(iii) above to the extent that such prepayment is made with the Net Proceeds of Refinancing Indebtedness incurred to refinance all or a portion of the Term Loans pursuant to Section 6.01(p) or Replacement Term Loans incurred to refinance the Term Loans in accordance with the requirements of Section 9.02(c). If any Lender fails to deliver a notice to the Administrative Agent of its election to decline receipt of its Applicable Percentage of any mandatory prepayment within the time frame specified by the Administrative Agent, such failure will be deemed to constitute an acceptance of such Lender’s Applicable Percentage of the total amount of such mandatory prepayment of the Term Loans.

(vi) Except as may otherwise be set forth in any amendment to this Agreement or provided in any Refinancing Amendment, any Incremental Facility amendment or any Extension amendment or any issuance of Replacement Term Loans or a Replacement Revolving Facility, (A) each prepayment of the Term Loans pursuant to this Section 2.11(b) shall be applied ratably to each Class of Term Loans secured on a pari passu basis with the Initial Term Loans (including as between the US Borrower and the Canadian Borrower) (based upon the then outstanding principal amounts of the respective Classes of Term Loans) (provided, that any prepayment of the Term Loans constituting Refinancing Indebtedness incurred to refinance all or a portion of the Term Loans pursuant to Section 6.01(p) or Replacement Term Loans incurred to refinance the Term Loans in accordance with the requirements of Section 9.02(c) shall be applied solely to each applicable Class of refinanced or replaced Term Loans), (B) with respect to each Class of Term Loans, all accepted prepayments under Section 2.11(b)(i), (ii) or (iii) shall be applied first, to accrued interest and fees due on the amount of the prepayment under the Term Facility and, second, against the remaining scheduled installments of principal due in respect of such Class as directed by the Borrower Representative (or, in the absence of direction from the Borrower Representative, to the remaining scheduled amortization payments in respect of the Term Loans and Additional Term Loans secured on a pari passu basis with the Initial Term Loans in direct order of maturity), and (C) each such prepayment shall be paid to the Term Lenders of such Class in accordance with their respective Applicable Percentages. The amount of such mandatory prepayments shall be applied on a pro rata basis to the then outstanding Term Loans secured on a pari passu basis with the Initial Term Loans being prepaid irrespective of whether such outstanding Loans are ABR Loans or LIBO Rate Loans; provided, that the amount thereof shall be applied first to ABR Loans to the full extent thereof before application to the LIBO Rate Loans in a manner that minimizes the amount of any payments required to be made by the Borrowers pursuant to Section 2.16. Any prepayment of Initial Term Loans made on or prior to the date that is six months after the Amendment No. 4 Closing Date pursuant to Section 2.11(b)(iii) as part of a Repricing Transaction shall be accompanied by the fee set forth in Section 2.12(g). Notwithstanding the foregoing, in the event that a ratable application of any prepayment under this Section 2.11(b)(vi) would either (1) create fiscal imbalances as between the Canadian Borrower and the US Borrower based on the source jurisdiction in which the funds were generated and/or (2) result in material adverse tax consequences to the US Borrower or its Restricted Subsidiaries, including as a result of the movement of funds between Canada and the US to satisfy the ratable prepayment requirement, the Borrower Representative, in its sole discretion, may allocate a greater percentage of any prepayment to Loans owed by the Canadian Borrower or the US Borrower, as applicable, upon notice to the Administrative Agent of such allocation at or prior to the time of the prepayment.

(vii) In the event that on any Revaluation Date (after giving effect to the determination of the Outstanding Amount of each Revolving Loan and/or LC Obligation), the Aggregate Revolving Credit Exposure exceeds the Revolving Credit Commitment then in effect, the Borrowers shall, within five Business Days of receipt of notice from the Administrative Agent, prepay the Revolving Loans or Swingline Loans and/or reduce LC Exposure (in each case, taking the US Dollar Equivalent of any amount denominated in an Alternate Currency), in an aggregate amount sufficient to reduce such Aggregate Revolving Credit Exposure as of the date of such payment to an amount not to exceed the Revolving Credit Commitment then in effect by taking any of the following actions in the following order: (A) prepayment of Revolving Loans or Swingline Loans then (B) with respect to the excess LC Exposure, deposit of Cash in the LC Collateral Account or the “backstop” or replacement of the relevant Letters of Credit, in each case, in an amount equal to 100% of such excess LC Exposure (minus the amount then on deposit in the LC Collateral Account).

(viii) At the time of each prepayment required under Section 2.11(b)(i), (ii) or (iii), the Borrower Representative shall deliver to the Administrative Agent a certificate signed by a Responsible Officer of the Borrower Representative setting forth in reasonable detail the calculation of the amount of such prepayment. Each such certificate shall specify the Borrowings being prepaid and the principal amount of each Borrowing (or portion thereof) to be prepaid. Prepayments shall be accompanied by accrued interest as required by Section 2.13. All prepayments of Borrowings under this Section 2.11(b) shall be subject to Section 2.16 and, in the case of prepayments under clause (iii) above as part of a Repricing Transaction, Section 2.12(g), but shall otherwise be without premium or penalty.

Section 2.12. Fees.

(a) The Borrowers agree to pay to the Administrative Agent for the account of each Revolving Lender of any Class (other than any Defaulting Lender) a commitment fee, which shall accrue at a rate equal to the Commitment Fee Rate per annum applicable to the Revolving Credit Commitments of such Class on the average daily amount of the Unused Revolving Credit Commitment of such Class of such Revolving Lender during the period from and including the Closing Date to the date on which such Lender’s Revolving Credit Commitments terminates. Accrued commitment fees shall be payable in arrears on the last Business Day of each April, July, October and January (commencing with the last Business Day of Fiscal Quarter ended April 30, 2019) for the quarterly period then ended and on the date on which the Revolving Credit Commitments of the applicable Class terminate. For purposes of calculating the commitment fees only, no portion of the Revolving Credit Commitments shall be deemed utilized as a result of outstanding Swingline Loans.

(b) Subject to Section 2.21, the Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender of any Class a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to LIBO Rate Revolving Loans (with respect to Letters of Credit issued in US Dollars) or BA Rate Revolving Loans (with respect to Letters of Credit issued in Canadian Dollars) of such Class on the daily face amount of such Lender’s LC Exposure attributable to its Revolving Credit Commitment of such Class (excluding any portion thereof attributable to unreimbursed LC Disbursements), during the period from and including the Closing Date to the earlier of (A) the later of the date on which such Revolving Lender’s Revolving Credit Commitment of such Class terminates and the date on which such Revolving Lender ceases to have any LC Exposure attributable to its Revolving Credit Commitment of such Class and (B) the Termination Date and (ii) to each Issuing Bank, for its own account, a fronting fee, in respect of each Letter of Credit issued by such Issuing Bank for the period from the date of issuance of such Letter of Credit to the earlier of (A) the expiration date of such Letter of Credit, (B) the date on which such Letter of Credit terminates or (C) the Termination Date, computed at a rate equal to the rate agreed by such Issuing Bank and the Borrower Representative (but in any event not to exceed 0.125% per annum) of the daily face amount of such Letter of Credit, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued to the last Business Day of each April, July, October and January shall be payable in arrears for the quarterly period then ended on the last Business Day of such fiscal quarter; provided, that all such fees shall be payable on the date on which the Revolving Credit Commitments of the applicable Class terminate, and any such fees accruing after the date on which the Revolving Credit Commitments of the applicable Class terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within 30 days after receipt of a written demand (accompanied by reasonable back-up documentation) therefor.

(c) [Reserved]

(d) [Reserved]

(e) The Borrower Representative agrees to pay to the Administrative Agent, for its own account, the fees in the amounts and at the times separately agreed upon by the Initial Borrower and the Administrative Agent in writing (including, without limitation, the First Lien Agency Fee under and as defined in the Fee Letter).

(f) All fees payable hereunder shall be paid on the dates due, (i) in the case of the fees contemplated in Sections 2.12(a) and (e), in US Dollars and (ii) in the case of the fees contemplated in Section 2.12(b), the currency in which the applicable Letter of Credit is issued in and, in each case, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to any Issuing Bank) for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders. Fees paid shall not be refundable under any circumstances, except as otherwise provided in the Fee Letter. Fees payable hereunder shall accrue through and including the last day of the month immediately preceding the applicable fee payment date.

(g) In the event that, on or prior to the date that is six months after the Amendment No. 4 Closing Date, a Repricing Transaction occurs, the Borrowers shall pay to the Administrative Agent, for the ratable account of each applicable Initial Term Loan Lenders, (I) in the case of clauses (a) and (c) of the definition of “Repricing Transaction”, a premium of 1.00% of the aggregate principal amount of the Initial Term Loans so prepaid, repaid, refinanced, substituted or replaced (including pursuant to Section 2.19(b)(iv)) and (II) in the case of clause (b) of the definition of “Repricing Transaction”, a fee equal to 1.00% of the aggregate principal amount of the Initial Term Loans that are the subject of such Repricing Transaction outstanding immediately prior to such amendment. All such amounts shall be due and payable on the date of effectiveness of such Repricing Transaction.

(h) Unless otherwise indicated herein, all computations of fees shall be made on the basis of a 360-day year and shall be payable for the actual days elapsed (including the first day but excluding the last day). Each determination by the Administrative Agent of the amount of any fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 2.13. Interest.

(a) The Term Loans and Revolving Loans comprising each (i) Alternate Base Rate Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate and (ii) Canadian Prime Rate Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Rate.

(b) The Term Loans and Revolving Loans comprising each (i) LIBO Rate Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate and (ii) BA Rate Borrowing shall bear interest at the BA Rate for the BA Period in effect for such Borrowing plus the Applicable Rate.

(c) [Reserved].

(d) Notwithstanding the foregoing and subject to Section 2.21, if any principal of or interest on any Term Loan or Revolving Loan, any LC Disbursement or any fee payable by the Borrowers hereunder is not, in each case, paid or reimbursed when due, whether at stated maturity, upon acceleration or otherwise, the relevant overdue amount shall bear interest, to the fullest extent permitted by applicable Requirements of Law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal or interest of any Term Loan or Revolving Loan or unreimbursed LC Disbursement, 2% plus the rate otherwise applicable to such Term Loan, Revolving Loan or LC Disbursement as provided in the preceding paragraphs of this Section 2.13, Section 2.05(h) or in the amendment to this Agreement relating thereto or (ii) in the case of any other amount, 2% plus the rate applicable to Revolving Loans that are ABR Loans or Canadian Prime Rate Loans as provided in Section 2.13(a); provided, that no amount shall accrue pursuant to this Section 2.13(d) on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount payable to a Defaulting Lender so long as such Lender is a Defaulting Lender.

(e) Accrued interest on each Term Loan or Revolving Loan shall be payable in arrears on each Interest Payment Date for such Term Loan or Revolving Loan and on the Maturity Date applicable to such Loan or upon the termination of the Revolving Credit Commitments or any Additional Commitments, as applicable; provided, that (i) interest accrued pursuant to Section 2.13(d) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Term Loan or Revolving Loan (other than a prepayment of an ABR Revolving Loan or Canadian Prime Rate Loan prior to the termination of the relevant Revolving Credit Commitments), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBO Rate Loan or BA Rate Loan prior to the end of the current Interest Period or BA Period, respectively, therefor, accrued interest on such Term Loan or Revolving Loan shall be payable on the effective date of such conversion.

(f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed for ABR Loans based on the Prime Rate or Canadian Prime Rate Loans shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and, in each case, shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Canadian Prime Rate, LIBO Rate or BA Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that any Loan that is repaid on the same day on which it is made shall bear interest for one day; provided, further, that, in the case of any ABR Loan, interest shall accrue through and including the last day of the month preceding the applicable Interest Payment Date.

(g) For purposes of the Interest Act (Canada), (i) where in this Agreement or any other Loan Document a rate of interest or fee is to be calculated on the basis of a year of 360 days or any other period of time less than a calendar year, the annual rate of interest to which the rate is equivalent is that rate multiplied by the number of days in the calendar year for which the calculation is made and divided by 360 days or such other period of time, as applicable (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement and (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields. Each Canadian Loan Party confirms that it fully understands and is able to calculate the rate of interest applicable to Loans and other Obligations based on the methodology for calculating per annum rates provided for in this Agreement and each Canadian Loan Party hereby irrevocably agrees not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to this Agreement or to any other Loan Documents, that the interest payable under this Agreement and the calculation thereof has not been adequately disclosed to the Canadian Loan Parties as required pursuant to Section 4 of the Interest Act (Canada).

Section 2.14. Alternate Rate of Interest.

(a) If at least two Business Days prior to the commencement of any Interest Period for a LIBO Rate Borrowing or any BA Period for a BA Rate Borrowing:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period or BA Rate for such BA Period, as applicable; or

(ii) the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period or the BA Rate for such BA Period, as applicable, will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period or BA Period, as applicable;

then, the Administrative Agent shall promptly give notice thereof to the Borrower Representative and the Lenders in writing (by hand delivery, email or other electronic transmission (including “.pdf” or “.tif”)) as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower Representative and the Lenders that the circumstances giving rise to such notice no longer exist, which the Administrative Agent agrees promptly to do, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, (x) a LIBO Rate Borrowing shall be ineffective and such Borrowing shall be converted to an Alternate Base Rate Borrowing or (y) a BA Rate Borrowing shall be ineffective and such Borrowing shall be converted to a Canadian Prime Rate Borrowing (or, in the case of a pending request for a Borrowing denominated in any Alternate Currency, the Borrower and the Revolving Lenders shall establish a mutually acceptable alternative rate) on the last day of the Interest Period or BA Period, as the case may be, applicable thereto, and (ii) if any Borrowing Request requests (x) a LIBO Rate Borrowing, such Borrowing shall be made as an Alternate Base Rate Borrowing and (y) a BA Rate Borrowing, such Borrowing shall be made as a Canadian Prime Rate Borrowing (or, in the case of a pending request for a Borrowing denominated in any Alternate Currency, the Borrower and the Revolving Lenders shall establish a mutually acceptable alternative rate).

(b) If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) have not arisen but the supervisor for the administrator of the Published LIBO Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the Published LIBO Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent shall, in consultation with the Borrower, endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and the Borrower Representative and the Administrative Agent shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable; provided, that, if such alternate rate of interest as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders of each Class stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.14(b), only to the extent the Published LIBO Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Rate Borrowing shall be ineffective and such Borrowing shall be converted to an Alternate Base Rate Borrowing on the last day of the Interest Period applicable thereto and (y) if any Borrowing Request requests a LIBO Rate Borrowing, such Borrowing shall be made as an Alternate Base Rate Borrowing.

Section 2.15. Increased Costs.

(a) If any Change in Law:

(i) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the LIBO Rate) or Issuing Bank,

(ii) subjects any Lender or Issuing Bank to any Taxes (other than Indemnified Taxes, Other Taxes and Excluded Taxes) on its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or

(iii) imposes on any Lender or Issuing Bank or the London or Canadian interbank market any other condition (other than Taxes) affecting this Agreement or LIBO Rate Loans or BA Rate Loans, as applicable, made by any Lender or any Letter of Credit or participation therein, and the result of any of the foregoing is to increase the cost to the relevant Lender of making or maintaining any LIBO Rate Loan or BA Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise) in respect of any LIBO Rate Loan or BA Rate Loan or Letter of Credit in an amount deemed by such Lender or Issuing Bank to be material, then, within 30 days after the Borrower Representative’s receipt of the certificate contemplated by Section 2.15(c), the Borrowers will pay to such Lender or Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered; provided, that the Borrowers shall not be liable for such compensation if (x) the relevant Change in Law is publicly announced or occurs on a date prior to the date such Lender becomes a party hereto, (y) such Lender invokes Section 2.20 or (z) in the case of requests for reimbursement under clause (iii) of this Section 2.15(a) above resulting from a market disruption, (A) the relevant circumstances are not generally affecting the banking market or (B) the applicable request has not been made by Lenders constituting Required Lenders.

(b) If any Lender or Issuing Bank determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (other than due to Taxes, which shall be dealt with exclusively pursuant to Sections 2.15(a)(ii) and 2.17) (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy or liquidity), then within 30 days of receipt by the Borrower Representative of the certificate contemplated Section 2.15(c), the Borrowers will pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in Sections 2.15(a) or (b) and setting forth in reasonable detail the manner in which such amount or amounts were determined and certifying that such Lender or Issuing Bank is generally charging such amounts to similarly situated borrowers shall be delivered to the Borrower Representative and shall be conclusive absent manifest error; provided, that such Lender need not disclose any information that is price sensitive or confidential or to the extent prohibited by applicable Requirements of Law.

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided, that the Borrowers shall not be required to compensate a Lender or any Issuing Bank pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank notifies the Borrower Representative of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16. Break Funding Payments. Subject to Section 9.05(f), in the event of (a) the conversion or prepayment of any principal of any LIBO Rate Loan or BA Rate Loan other than on the last day of an Interest Period or BA Period, as applicable, applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) the failure to borrow, convert, continue or prepay any LIBO Rate Loan or BA Rate Loan on the date or in the amount specified in any notice delivered pursuant hereto or (c) the assignment of any LIBO Rate Loan or BA Rate Loan of any Lender other than on the last day of the Interest Period or BA Rate Period applicable thereto as a result of a request by the Borrower Representative pursuant to Section 2.19, then, in any such event, the Borrowers shall compensate each Lender for the amount of any actual out-of-pocket loss, cost and expense incurred by such Lender that is attributable to such event (other than loss of profit). In the case of a LIBO Rate Loan or BA Rate Loan, as applicable, the amount of any actual out-of-pocket loss, cost or expense of any Lender shall be the amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate or BA Rate, as applicable, that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period or BA Period, as applicable, therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period or BA Period, as applicable, for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits (A) in the applicable currency of a comparable amount and period from other banks in the Eurodollar market or (B) in Canadian Dollars of a comparable amount and period bearing interest at the BA Rate, as applicable; it being understood that such loss, cost or expense shall in any case exclude any interest rate floor and all administrative, processing or similar fees. A certificate of any Lender (i) setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16, the basis therefor and, in reasonable detail, the manner in which such amount or amounts were determined and (ii) certifying that such Lender is generally charging the relevant amounts to similarly situated borrowers shall be delivered to the Borrower Representative and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

Section 2.17. Taxes

(a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, except as required by applicable Requirements of Law. If any applicable Requirement of Law requires the deduction or withholding of any Tax from any such payment, then (i) if such Tax is an Indemnified Tax and/or Other Tax, the amount payable by the applicable Loan Party shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions and withholdings applicable to additional sums payable under this Section 2.17), each Lender or, in the case of any payment made to the Administrative Agent for its own account, the Administrative Agent, receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law.

(c) Each Loan Party shall jointly and severally indemnify the Administrative Agent and each Lender within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by the Administrative Agent or such Lender, as applicable (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) (other than any penalties attributable to the gross negligence, bad faith or willful misconduct of the Administrative Agent or such Lender), and, in each case, any reasonable out-of-pocket expenses arising therefrom or with respect thereto; provided, that if such Loan Party reasonably believes that such Taxes were not correctly or legally asserted, the Administrative Agent or such Lender, as applicable, will use reasonable efforts to cooperate with such Loan Party to obtain a refund of such Taxes (which shall be repaid to such Loan Party in accordance with Section 2.17(g)) so long as such efforts would not, in the sole determination (acting reasonably, in good faith) of the Administrative Agent or such Lender, result in any additional out-of-pocket costs or expenses not reimbursed by such Loan Party or be otherwise materially disadvantageous to the Administrative Agent or such Lender, as applicable. In connection with any request for reimbursement under this Section 2.17(c), the relevant Lender or the Administrative Agent, as applicable, shall deliver a certificate to the Borrower Representative (i) setting forth, in reasonable detail, the basis and calculation of the amount of the relevant payment or liability and (ii) certifying that it is generally charging the relevant amounts to similarly situated borrowers, which certificate shall be conclusive absent manifest error. Notwithstanding anything to the contrary contained in this Section 2.17(c), the Loan Parties shall not be required to indemnify the Administrative Agent or any Lender pursuant to this Section 2.17(c) for any Indemnified Taxes or Other Taxes, to the extent the Administrative Agent or such Lender fails to notify the Borrower Representative of such possible indemnification claim within 180 days after the Administrative Agent or such Lender receives written notice from the applicable taxing authority of the tax assessment giving rise to such indemnification claim.

(d) Each Lender shall severally indemnify the Administrative Agent, within 30 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes imposed on or with respect to any payment under any Loan Document that is attributable to such Lender (but only to the extent that no Loan Party has already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.05(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent in connection with any Loan Document and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set-off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to any Lender under any Loan Document or otherwise payable by the Administrative Agent to any Lender from any other source against any amount due to the Administrative Agent under this clause (d).

(e) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment that is reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders.

(i) Any Lender that is entitled to an exemption from or reduction of any withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation as the Borrower Representative or the Administrative Agent may reasonably request to permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrower Representative or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii) Without limiting the generality of the foregoing:

(A) each Lender that is not a Foreign Lender shall deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), two executed original copies of IRS Form W-9 certifying that such Lender is exempt from US federal backup withholding tax;

(B) each Foreign Lender shall deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable:

(1) in the case of any Foreign Lender claiming the benefits of an income tax treaty to which the US is a party, two executed original copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, US federal withholding Tax pursuant to such tax treaty;

(2) two executed original copies of IRS Form W-8ECI;

(3) in the case of any Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or 881(c) of the Code, (x) a certificate substantially in the form of Exhibit M-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “US Tax Compliance Certificate”) and (y) executed original copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent any Foreign Lender is not the beneficial owner, two executed original copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a US Tax Compliance Certificate substantially in the form of Exhibit M-2 or Exhibit M-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if such Foreign Lender is a partnership and one or more partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a US Tax Compliance Certificate substantially in the form of Exhibit M-4 on behalf of each such partner;

(C) [reserved];

(D) each Foreign Lender shall deliver to the Borrower Representative and the Administrative Agent on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), two executed original copies of any other form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in US federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower Representative or the Administrative Agent to determine the withholding or deduction required to be made;

(E) if a payment made to any Lender under any Loan Document would be subject to US federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation as is prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA, or to determine the amount, if any, to deduct and withhold from such payment; and

(F) on or prior to the date on which the Administrative Agent becomes the Administrative Agent under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative), the Administrative Agent will deliver to the Borrower Representative either (i) an executed original copy of IRS Form W-9, or (ii) (x) with respect to any amounts received on its own account, an executed original copy of an applicable IRS Form W-8, and (y) with respect to any amounts received for or on account of any Lender, an executed original copy of IRS Form W-8 IMY certifying on Part I, Part II and Part VI thereof that it is a US branch that has agreed to be treated as a US person for US federal tax purposes with respect to payments received by it from the Borrowers in its capacity as Administrative Agent, as applicable. The Administrative Agent shall promptly notify the Borrower Representative at any time it determines that it is no longer in a position to provide the certification described in the prior sentence.

Each Lender agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such documentation or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal inability to do so. Notwithstanding anything to the contrary in this Section 2.17(f), no Lender shall be required to provide any documentation that such Lender is not legally eligible to deliver.

(g) If the Administrative Agent or any Lender determines, in its sole discretion acting reasonably, in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by any Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund), and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent or such Lender agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event shall the Administrative Agent or any Lender be required to pay any amount to a Loan Party pursuant to this paragraph (g) to the extent that the payment thereof would place the Administrative Agent or such Lender in a less favorable net after-Tax position than the position that the Administrative Agent or such Lender would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17 shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the relevant Loan Party or any other Person.

(h) Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(i) For purposes of this Section 2.17, the term “Lender” includes any Issuing Bank.

Section 2.18. Payments Generally; Allocation of Proceeds; Sharing of Payments.

(a) Unless otherwise specified, the Borrowers shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressed hereunder or under such Loan Document (or, if no time is expressly required, by 2:00 p.m.) on the date when due; all payments by the Borrowers shall be made in immediately available funds, without set-off (except set-off by the Agent as otherwise provided in Section 2.17) or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower Representative by the Administrative Agent, except payments to be made directly to the applicable Issuing Bank or the

Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16 or 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as provided in Sections 2.19(b) and 2.20, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans of a given Class and each conversion of any Borrowing or continuation of any Borrowing as a Borrowing of any Type (and of the same Class) shall be allocated pro rata among the Lenders in accordance with their respective Applicable Percentages of the applicable Class. All payments (including accrued interest) made hereunder in immediately available funds shall be made in US Dollars or, in the case of payments (including accrued interest) on Canadian Revolving Loans or Letters of Credit made or issued in Canadian Dollars, Canadian Dollars, or, in the case of ~~Revolving~~ Loans or Letters of Credit made or issued in an Alternate Currency, the relevant Alternate Currency. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round such Lender’s share of such Borrowing to the next higher or lower whole US Dollar amount (or the whole amount denominated in the relevant Alternate Currency). Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b) All proceeds of Collateral or other payments received by the Administrative Agent at any time when an Event of Default exists and all or any portion of the Loans have been accelerated hereunder pursuant to Section 7.01 shall, upon election by the Administrative Agent or at the direction of the Required Lenders, be applied first, to the payment of all costs and expenses then due that have been incurred by the Administrative Agent in connection with any collection, sale or realization on Collateral or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document, second, on a pro rata basis, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent (other than those covered in clause first above) or to the Swingline Lender or any Issuing Bank from the Borrowers constituting Secured Obligations, third, on a pro rata basis in accordance with the amounts of such Secured Obligations to any Secured Obligation not paid in clauses first or second above other than principal of the Loans and premium thereon, Secured Hedging Obligations, Banking Services Obligations, contingent indemnification obligations for which no claim has yet been made, LC Disbursements and LC Exposure, fourth, on a pro rata basis in accordance with the amounts of the Secured Obligations (other than contingent indemnification obligations for which no claim has yet been made) owed to the Secured Parties on the date of any such distribution, to the payment in full of all remaining Secured Obligations (including, with respect to LC Exposure, an amount to be paid to the Administrative Agent equal to 100% of the LC Exposure (minus the amount then on deposit in the LC Collateral Account) on such date, to be held in the LC Collateral Account as Cash collateral for such Obligations); provided, that if any Letter of Credit expires undrawn, then any Cash collateral held to secure the related LC Exposure shall be applied in accordance with this Section 2.18(b), beginning with clause first above, and fifth, to, or at the direction of, the Borrower Representative or as a court of competent jurisdiction may otherwise direct.

(c) If any Lender obtains payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in respect of any principal of or interest on any of its Loans of any Class or participations in LC Disbursements or Swingline Loans held by it resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and participations in LC Disbursements or Swingline Loans and accrued interest thereon than the proportion received by any other Lender with Loans of such Class and participations in such LC Disbursements or Swingline Loans, then the Lender receiving such greater proportion shall purchase (for Cash at face value) participations in the Loans of such Class and sub-participations in such LC Disbursements or Swingline Loans of other Lenders of such Class at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class and participations in such LC Disbursements or Swingline Loans; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by any Lender as consideration for the assignment of or sale of a participation in any of its Loans to any permitted assignee or participant, including any payment made or deemed made in connection with Sections 2.22, 2.23, 9.02(c) and/or Section 9.05. The Borrower Representative consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise rights of set-off and counterclaim against any Borrower with respect to such participation as fully as if such Lender were a direct creditor of any Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.18(c) and will, in each case, notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.18(c) shall from and after the date of such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

(d) Unless the Administrative Agent has received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of any Lender or any Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lender or Issuing Bank the amount due. In such event, if the Borrowers have not in fact made such payment, then each Lender or the applicable Issuing Bank severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of (i)(A) with respect to any such amounts denominated in US Dollars, the Federal Funds Effective Rate, (B) with respect to any amounts denominated in Canadian Dollars, the Canadian Prime Rate and (C) with respect to any such amounts denominated in an Alternate Currency, the Administrative Agent’s customary rate for interbank advances in such Alternate Currency and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender fails to make any payment required to be made by it pursuant to Section 2.07(b) or Section 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19. Mitigation Obligations; Replacement of Lenders.

(a) If any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain LIBO Rate Loans or BA Rate Loans, as applicable, pursuant to Section 2.20, or any Loan Party is required to pay any additional amount to or indemnify any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future or mitigate the impact of Section 2.20, as the case may be, and (ii) would not subject such Lender to any material unreimbursed out-of-pocket cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower in respect of the relevant obligations hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) If (i) any Lender requests compensation under Section 2.15 or such Lender determines it can no longer make or maintain LIBO Rate Loans or BA Rate Loans, as applicable, pursuant to Section 2.20, (ii) if any Loan Party is required to pay any additional amount to or indemnify any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, (iii) if any Lender is a Defaulting Lender or (iv) if in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender”, “each Revolving Lender” or “each Lender directly affected thereby” (or any other Class or group of Lenders other than the Required Lenders) with respect to which Required Lender or Required Revolving Lender consent (or the consent of Lenders holding loans or commitments of such Class or lesser group representing more than 50% of the sum of the total loans and unused commitments of such Class or lesser group at such time) has been obtained, as applicable, any Lender is a non-consenting Lender (each such Lender described in this clause (iv), a “Non-Consenting Lender”), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) terminate the applicable Commitments of such Lender, and repay all Obligations of the Borrowers owing to such Lender relating to the applicable Loans and participations held by such Lender as of such termination date (provided, that (i) if, after giving effect to such termination and repayment, the aggregate amount of the Revolving Credit Exposure of any Class exceeds the aggregate amount of the Revolving Credit Commitments of such Class then in effect, then the Borrowers shall, not later than the next Business Day, (x) prepay one or more Borrowings of the applicable Class of Revolving Loans (and, if no Borrowings of such Class of Revolving Loans are outstanding, deposit Cash collateral in the LC Collateral Account) in an amount necessary to eliminate such excess or (y) replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if any Lender accepts such assignment); provided, that (A) such Lender shall have received payment of an amount equal to the outstanding principal amount of its Loans and, if applicable, participations in LC Disbursements of such Class and Swingline Loans accrued interest thereon, accrued fees and all other amounts payable to it under any Loan Document in respect of all applicable Classes, (B) in the case of any assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments and (C) such assignment does not conflict with applicable Requirements of Law. No Lender (other than a Defaulting Lender) shall be required to make any such assignment and delegation, and the Borrowers may not repay the Obligations of such Lender or terminate its Commitments, if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each Lender agrees that if it is replaced pursuant to this Section 2.19, it shall execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Promissory Note (if the assigning Lender’s Loans are evidenced by one or more Promissory Notes) subject to such Assignment and Assumption (provided, that the failure of any Lender replaced pursuant to this Section 2.19 to execute an Assignment and Assumption or deliver any such Promissory Note shall not render such sale and purchase (and the corresponding assignment) invalid), such assignment shall be recorded in the Register, any such Promissory Note shall be deemed cancelled. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment and Assumption or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (b). To the extent that any Lender is replaced pursuant to Section 2.19(b)(iv) in connection with a Repricing Transaction requiring payment of a fee pursuant to Section 2.12(g), the Borrowers shall pay to each Lender being replaced as a result of such Repricing Transaction the fee set forth in Section 2.12(g).

Section 2.20. Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for such Lender or its applicable lending office to make, maintain or fund Loans whose interest is determined by reference to the Published LIBO Rate (whether denominated in US Dollars or an Alternate Currency) or the BA Rate or to determine or charge interest rates based upon the Published LIBO Rate or the BA Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of US Dollars, Canadian Dollars (or Canadian bankers’ acceptances) or any Alternate Currency in the applicable interbank market, then, on notice thereof by such Lender to the Borrower Representative through the Administrative Agent, (i) any obligation of such Lender to make or continue LIBO Rate Loans in the affected currency or currencies or to convert ABR Loans to LIBO Rate Loans shall be suspended, (ii) any obligation of such Lender to make or continue BA Rate Loans or to convert Canadian Prime Rate Loans to BA Rate Loans shall be suspended, (iii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Published LIBO Rate component of the Alternate Base Rate or the BA Rate component of the Canadian Prime Rate, as applicable, the interest rate on which ABR Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Published LIBO Rate component of the Alternate Base Rate or the BA Rate component of the Canadian Prime Rate, as applicable, in each case, until such Lender notifies the Administrative Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist (which notice such Lender agrees to give promptly), (iii) the Borrower Representative shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or (A) if applicable and such Loans are denominated in US Dollars, convert all of such Lender’s LIBO Rate Loans to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Published LIBO Rate component of the Alternate Base Rate), (B) if applicable and the relevant Loans are denominated in Canadian Dollars, convert all of such Lender’s BA Rate Loans to Canadian Prime Rate Loans (the interest rate on which Canadian Prime Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the BA Rate component or the Canadian Prime Rate) or (C) if applicable and the relevant Loans (other than Swingline Loans denominated in any Alternate Currency) are denominated in any Alternate Currency (other than Canadian Dollars), convert such Loans to Loans bearing interest at an alternative rate mutually acceptable to the relevant Borrower and such Lender, in each case, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Loans or BA Rate

Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBO Rate Loans or BA Rate Loans (in which case the Borrowers shall not be required to make payments pursuant to Section 2.16 in connection with such payment), and (iv) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Published LIBO Rate or BA Rate, as applicable, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate or Canadian Prime Rate applicable to such Lender without reference to the Published LIBO Rate or BA Rate component thereof, as applicable, until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Published LIBO Rate or BA Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be materially disadvantageous to such Lender.

Without limiting the foregoing, if any Lender determines, acting reasonably, that any applicable Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable lending office to make or maintain any Loan (or to maintain its obligation to make any Loan) then, on notice thereof by such Lender to the Borrower Representative through the Administrative Agent, any obligation of such Lender with respect to the activity that is unlawful shall be suspended until such Lender notifies the Administrative Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if conversion would avoid the activity that is unlawful, convert any Loans, in order to avoid the activity that is unlawful. Upon any such prepayment or conversion, the applicable Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 2.21. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Person becomes a Defaulting Lender, then the following provisions shall apply for so long as such Person is a Defaulting Lender:

(a) Fees shall cease to accrue on the unfunded portion of any Commitment of such Defaulting Lender pursuant to Section 2.12(a) and Section 2.12(c) and, subject to clause (d)(iv) below, on the participation of such Defaulting Lender in Letters of Credit pursuant to Section 2.12(b) and pursuant to any other provisions of this Agreement or other Loan Document.

(b) The Loans, Commitments and the Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, each affected Lender, the Required Lenders, the Required Revolving Lenders or such other number of Lenders as may be required hereby or under any other Loan Document have taken or may take any action hereunder (including any consent to any waiver, amendment or modification pursuant to Section 9.02); provided, that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which (i) would increase or extend the term of the Commitment of, or the date fixed for the payment of principal or interest owing to, such Defaulting Lender hereunder, (ii) reduce the principal amount of, or the amount of or the rate or amount of interest or fee on any amount owing to, such Defaulting Lender or (iii) affects such Defaulting Lender disproportionately and adversely relative to other affected Lenders, in each case, shall require the consent of such Defaulting Lender.

(c) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of any Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.11, Section 2.15, Section 2.16, Section 2.17, Section 2.18, Article 7, Section 9.05 or otherwise, and including any amounts made available to the Administrative Agent by such Defaulting Lender pursuant to Section 9.09), shall be applied at such time or times as may be determined by the Administrative Agent and, where relevant, the Borrower Representative as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any applicable Issuing Bank and/or Swingline Lender hereunder; third, if so reasonably determined by the Administrative Agent or reasonably requested by the applicable Issuing Bank, to be held as Cash collateral for future funding obligations of such Defaulting Lender in respect of any participation in any Letter of Credit; fourth, so long as no Default or Event of Default exists as the Borrower Representative may request, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement; fifth, as the Administrative Agent or the Borrower Representative may elect, to be held in a deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the non-Defaulting Lenders, Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by any non-Defaulting Lender, any Issuing Bank or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrower Representative against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if (x) such payment is a payment of the principal amount of any Loan or LC Exposure in respect of which such Defaulting Lender has not fully funded its appropriate share and (y) such Loan or LC Exposure was made or created, as applicable, at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Exposure owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Exposure owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to any Defaulting Lender that are applied (or held) to pay amounts owed by any Defaulting Lender or be held as Cash collateral pursuant to this Section 2.21(c) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(d) If any Swingline Loans or LC Exposure exists at the time any Lender becomes a Defaulting Lender then:

(i) all or any part of Swingline Loans and LC Exposure of such Defaulting Lender shall be reallocated among the applicable non-Defaulting Revolving Lenders in accordance with their respective Applicable Percentages but only to the extent the sum of all applicable non-Defaulting Lenders’ Revolving Credit Exposures does not exceed the total of all applicable non-Defaulting Revolving Lenders’ Revolving Credit Commitments;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrowers shall, without prejudice to any other right or remedy available to it hereunder or under applicable Requirements of Law, within two Business Days following notice by the Administrative Agent, Cash collateralize 100% of such Defaulting Lender’s LC Exposure and any obligations of such Defaulting Lender to fund participations in any Swingline Loan (after giving effect to any partial reallocation pursuant to paragraph (i) above and any Cash collateral provided by such Defaulting Lender or pursuant to Section 2.21(c) above) or make other arrangements reasonably satisfactory to the Administrative Agent and to the applicable Issuing Bank and/or Swingline Lender with respect to such LC Exposure and/or Swingline Loans and obligations to fund participations. Cash collateral (or the appropriate portion thereof) provided to reduce LC Exposure or other obligations shall be released promptly following (A) the elimination of the applicable LC Exposure or other obligations giving rise thereto (including by the termination of the Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 2.19)) or (B) the Administrative Agent’s good faith determination that there exists excess Cash collateral (including as a result of any subsequent reallocation of Swingline Loans and LC Exposure among non-Defaulting Lenders described in clause (i) above);

(iii) if the LC Exposure of the non-Defaulting Revolving Lenders is reallocated pursuant to this Section 2.21(d), then the fees payable to the Revolving Lenders pursuant to Sections 2.12(a) and (b), as the case may be, shall be adjusted to give effect to such reallocation; and

(iv) if any Defaulting Lender’s LC Exposure is not Cash collateralized, prepaid or reallocated pursuant to this Section 2.21(d), then, without prejudice to any rights or remedies of the applicable Issuing Bank or any Revolving Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the applicable Issuing Bank until such Defaulting Lender’s LC Exposure is Cash collateralized or reallocated.

(e) So long as any Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan, and no applicable Issuing Bank shall be required to issue, extend, create, incur, amend or increase any Letter of Credit unless it is reasonably satisfied that the related exposure will be 100% covered by the Revolving Credit Commitments of the non-Defaulting Revolving Lenders, Cash collateral provided pursuant to Section 2.21(c) and/or Cash collateral provided by the Borrowers in accordance with Section 2.21(d), and participating interests in any such or newly issued, extended or created Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Revolving Lenders in a manner consistent with Section 2.21(d)(i) (it being understood that Defaulting Lenders shall not participate therein).

(f) In the event that the Administrative Agent and the Borrower Representative agree that any Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Applicable Percentage of Swingline Loans and LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Credit Commitment, and on such date such Revolving Lender shall purchase at par such of the Revolving Loans of the applicable Class of the other Revolving Lenders or participations in Revolving Loans of the applicable Class as the Administrative Agent shall determine are necessary in order for such Revolving Lender to hold such Revolving Loans or participations in accordance with its Applicable Percentage of the applicable Class or its respective Applicable Percentage, as applicable. Notwithstanding the fact that any Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, (x) no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while such Lender was a Defaulting Lender and (y) except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

Section 2.22. Incremental Credit Extensions.

(a) The Borrowers may, on one or more occasions pursuant to an Incremental Facility Amendment (i) add one or more new tranches of term facilities (including term loan tranches in the form of a delayed draw term loan) and/or increase the principal amount of any Term Loan of any existing Class by requesting new commitments to provide such Loans (any such new tranche or increase, an “Incremental Term Facility” and any loans made pursuant to an Incremental Term Facility, “Incremental Term Loans”) and/or (ii) add one or more new tranches of revolving commitments and/or increase the aggregate amount of the Revolving Credit Commitment of any existing Class (any such new tranche or increase, an “Incremental Revolving Facility” and, together with any Incremental Term Facility, “Incremental Facilities”; and the loans thereunder, “Incremental Revolving Loans” and, together with any Incremental Term Loans, “Incremental Loans”), in an aggregate outstanding principal amount not to exceed the Incremental Cap; provided, that:

(i) no Incremental Commitment may be less than US$5,000,000 (or such lesser amount to which the Administrative Agent may reasonably agree),

(ii) except as separately agreed from time to time between any Borrower and any Lender, no Lender shall be obligated to provide any Incremental Commitment, and the determination to provide such Incremental Commitment shall be within the sole and absolute discretion of such Lender (it being agreed that the Borrowers shall not be obligated to offer the opportunity to any Lender to participate in any Incremental Facility),

(iii) no Incremental Facility or Incremental Loan (nor the creation, provision or implementation thereof) shall require the approval of any existing Lender other than in its capacity, if any, as a Lender providing all or part of any Incremental Commitment or Incremental Loan,

(iv) except as otherwise permitted herein, any Incremental Facility shall be on terms and pursuant to documentation to be determined by the Borrower and the lenders thereunder; provided, that, (A) to the extent any terms for any Incremental Term Facility are not substantially consistent with the terms of the Initial Term Loans (other than any terms which are applicable only after the Latest Maturity Date applicable to any then-existing Term Loans), such terms must be reasonably acceptable to the Administrative Agent (it being understood and agreed that any terms that are more favorable to the Incremental Term Lenders than those contained in the then-existing Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the Initial Term Loan Lenders pursuant to an amendment to this Agreement effectuated in reliance on Section 9.02(d)(ii) shall be deemed acceptable to the Administrative Agent), and (B) to the extent any terms for any Incremental Revolving Facility are not substantially consistent with the terms of any then-existing Revolving Facility (other than any terms which are applicable only after the then-applicable Latest Revolving Loan Maturity Date), such terms must be reasonably acceptable to the Administrative Agent (it being understood and agreed that any terms that are more favorable to the lenders providing such Incremental Revolving Facility than those contained in the then-existing Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the Revolving Lenders pursuant to an amendment to this Agreement effectuated in reliance on Section 9.02(d)(ii) shall be deemed acceptable to the Administrative Agent),

(v) the currency, pricing (including any “MFN” or other pricing terms), interest rate margins, rate floors, fees, premiums (including prepayment premiums), funding discounts and, subject to clauses (vi), (vii) and (xi) below, the maturity and amortization schedule) applicable to any Incremental Facility or Incremental Loans will be determined by the

Borrower Representative and the lenders providing such Incremental Facility or Incremental Loans; provided, that solely in the case of any broadly syndicated floating rate US Dollar denominated Incremental Term Facility (other than Customary Bridge Loans) that (A) is secured on a pari passu basis with the Initial Term Loans in right of payment and with respect to security, (B) has a final maturity date which is not more than 24 months after the Initial Term Loan Maturity Date and (C) is in an aggregate outstanding principal amount, when taken together with all other outstanding broadly syndicated floating rate US Dollar denominated term loans incurred pursuant the Section 6.01(q), Section 6.01(w) and Section 6.01(z), that is greater than the greater of US$52,600,000 and 50% of the Consolidated Adjusted EBITDA of the Borrowers and their Restricted Subsidiaries as of the last day of the most recently ended Test Period, the Effective Yield will not be more than 0.50% higher than the Effective Yield applicable to the Initial Term Loans, unless the Applicable Rate (and/or, as provided in the proviso below, any interest rate floor) with respect to the Initial Term Loans is adjusted to the extent necessary for the Effective Yield with respect to the Initial Term Loans to be equal to the Effective Yield with respect to the relevant Incremental Initial Term Loans or Incremental Term Loans, as applicable, minus 0.50%; provided, that any increase in Effective Yield applicable to any Initial Term Loans due to the application or imposition of an interest rate floor on any such Incremental Term Loans may, at the election of the Borrower, be effected through an increase in the relevant interest rate floor applicable to such Initial Term Loans,

(vi) other than Customary Bridge Loans, the final maturity date with respect to any Incremental Term Loans shall be no earlier than the Latest Term Loan Maturity Date at the time of the incurrence thereof (and in the case of any unsecured Incremental Term Loans or any Incremental Term Loans secured on a junior basis at least 90 days after the Latest Term Loan Maturity Date),

(vii) other than Customary Bridge Loans, the Weighted Average Life to Maturity of any Incremental Term Facility shall be no shorter than the remaining Weighted Average Life to Maturity of the then-existing Class of Term Loans (without giving effect to any prepayments thereof),

(viii) (A) any Incremental Facility may rank pari passu with or junior to any then-existing Class of Term Loans or Revolving Loans, as applicable, in right of payment and pari passu with or junior to any then-existing Class of Term Loans or Revolving Loans, as applicable, with respect to security or may be unsecured (and to the extent the relevant Incremental Facility is junior to the Term Loans in right of payment or security, or unsecured, shall be documented in a separate agreement, subject to intercreditor arrangements reasonably satisfactory to the Borrower Representative and Administrative Agent) and (B) no Incremental Facility may be (x) guaranteed by any Person which is not a Loan Party or (y) secured by any assets other than the Collateral,

(ix) any such Incremental Facility may provide for the ability to participate (A) with respect to any voluntary prepayments, on a pro rata basis, greater than pro rata basis or less than pro rata basis with the then-existing Term Loans and (B) with respect to mandatory prepayments, on a pro rata basis (to the extent secured on a pari passu basis in right of payment or security with the relevant Term Loans) or less than pro rata basis (but not on a greater than pro rata basis, other than in the case of prepayment with Refinancing Indebtedness) with the then-existing Term Loans,

(x) except as otherwise provided in clause (xv) below, (A) no Event of Default shall exist immediately prior to or after giving effect to such Incremental Facility and (B) the representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (except for representations and warranties already qualified by materiality, which representations and warranties shall be true and correct) on and as of the date of the applicable Incremental Facility with the same effect as though such representations and warranties had been made on and as of the date of such Incremental Facility; provided, that to the extent that any representation and warranty specifically refers to a given date or period, it shall be true and correct in all material respects (except for representations and warranties already qualified by materiality, which representations and warranties shall be true and correct) as of such date or for such period,

(xi) no Incremental Revolving Facility will mature earlier than the then-applicable Latest Revolving Loan Maturity Date or require any scheduled amortization or mandatory commitment reduction prior to such Maturity Date,

(xii) the proceeds of any Incremental Facility may be used for working capital, capital expenditures and other general corporate purposes (including Permitted Acquisitions, other investments, Restricted Payments and any other use not prohibited by this Agreement),

(xiii) on the date of the making of any Incremental Term Loans that will be added to any Class of Term Loans, and notwithstanding anything to the contrary set forth in Section 2.08 or 2.13, such Incremental Term Loans shall be added to (and constitute a part of) each borrowing of outstanding Term Loans of the same type with the same Interest Period of the respective Class on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Term Lender providing such Incremental Term Loans will participate proportionately in each then outstanding borrowing of Term Loans of the same type with the same Interest Period of the respective Class,

(xiv) at no time shall there be more than three separate Maturity Dates in effect with respect to any Revolving Facility and any existing Revolving Facility at any time; and

(xv) notwithstanding anything to the contrary in this Section 2.22 or in any other provision of any Loan Document, if the proceeds of any Incremental Facility are intended to be applied to finance a Limited Condition Acquisition and the Lenders providing such Incremental Facility so agree (and, in the case of any Incremental Revolving Facility, the Required Revolving Lenders so agree), the availability thereof shall only be subject to (A) no Event of Default under clauses (a), (f) and (g) of Section 7.01, at the election of the Borrower Representative, either (1) at the time of the execution of the definitive documentation with respect to such Limited Condition Acquisition or (2) at the time of consummation of such Acquisition) and (B) the accuracy of (1) the representations and warranties in the definitive agreement for such Limited Condition Acquisition (if applicable) that meet the standard of the Specified Purchase Agreement Representations and (2) the Specified Representations, which shall be true in correct in all material respects (except for representations and warranties already qualified by materiality, which representations and warranties shall be true and correct) at the time of the consummation of such Limited Condition Acquisition; provided, that to the extent that any representation and warranty specifically refers to a given date or period, it shall be true and correct in all material respects (except for representations and warranties already qualified by materiality, which representations and warranties shall be true and correct) as of such date or for such period (this clause (xv), the “Limited Condition Acquisition Provision”).

(b) Incremental Commitments may be provided by any existing Lender, or by any other Eligible Assignee (any such other lender being called an “Additional Lender”); provided, that the Administrative Agent (and, in the case of any Incremental Revolving Facility, the Swingline Lender and any Issuing Bank) shall have consented (such consent not to be unreasonably withheld, conditioned or delayed) to the relevant Additional Lender’s provision of Incremental Commitments if such consent would be required under Section 9.05(b) for an assignment of Loans to such Additional Lender; provided, further, that any Additional Lender that is an Affiliated Lender or a Debt Fund Affiliate shall be subject to the provisions of Section 9.05(g), mutatis mutandis, to the same extent as if Incremental Commitments and related Obligations had been obtained by such Lender by way of assignment.

(c) Each Lender or Additional Lender providing a portion of any Incremental Commitment shall execute and deliver to the Administrative Agent and the Borrower Representative all such documentation (including the relevant Incremental Facility Amendment) as may be reasonably required by the Administrative Agent to evidence and effectuate such Incremental Commitment. On the effective date of such Incremental Commitment, each Additional Lender shall become a Lender for all purposes in connection with this Agreement.

(d) As a condition precedent to the effectiveness of any Incremental Facility or the making of any Incremental Loans, (i) upon its reasonable request, the Administrative Agent shall be entitled to receive customary written opinions of counsel, as well as such reaffirmation agreements, supplements and/or amendments as it shall reasonably require, (ii) the Administrative Agent shall be entitled to receive, from each Additional Lender, an Administrative Questionnaire and such other documents as it shall reasonably require from such Additional Lender, and the Administrative Agent and Administrative Agent shall have received, on behalf of the Additional Lenders, the amount of any fees payable to such Additional Lenders required to be paid in respect of such Incremental Facility or Incremental Loans and (iii) the Administrative Agent shall have received a certificate of the Borrower Representative signed by a Responsible Officer thereof:

(A) certifying and attaching a copy of the resolutions adopted by the governing body of the Borrower Representative, approving or consenting to such Incremental Facility or Incremental Loans, and

(B) to the extent applicable, certifying that the condition set forth in clause (a)(x) above has been satisfied.

(e) Upon the implementation of any Incremental Revolving Facility pursuant to this Section 2.22:

(i) if such Incremental Revolving Facility establishes Revolving Credit Commitments of the same Class as any then-existing Class (rather than by implementing a new Class of Revolving Credit Commitments), (i) each Revolving Lender of such Class immediately prior to such increase will automatically and without further act be deemed to have assigned to each relevant Incremental Revolving Facility Lender, and each relevant Incremental Revolving Facility Lender will automatically and without further act be deemed to have assumed a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to each deemed assignment and assumption of participations, all of the Revolving Lenders’ of such Class (including each Incremental

Revolving Facility Lender) (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swingline Loans shall be held on a pro rata basis on the basis of their respective Revolving Credit Commitments of such Class (after giving effect to any increase in the Revolving Credit Commitment of such Class pursuant to this Section 2.22) and (ii) the existing Revolving Lenders of the applicable Class shall assign Revolving Loans to certain other Revolving Lenders of such Class (including the Revolving Lenders providing the relevant Incremental Revolving Facility), and such other Revolving Lenders (including the Revolving Lenders providing the relevant Incremental Revolving Facility) shall purchase such Revolving Loans, in each case, to the extent necessary so that all of the Revolving Lenders of such Class participate in each outstanding borrowing of Revolving Loans pro rata on the basis of their respective Revolving Credit Commitments of such Class (after giving effect to any increase in the Revolving Credit Commitment pursuant to this Section 2.22); it being understood and agreed that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this clause (i); and

(ii) if such Incremental Revolving Facility establishes a new Class of Revolving Credit Commitments, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on the existing Revolving Facilities and such Incremental Revolving Facility, (B) repayments required upon the Maturity Date of the then-existing Revolving Facility and such Incremental Revolving Facility and (C) repayments made in connection with any permanent repayment and termination of the Revolving Credit Commitments under any Revolving Facility (subject to clause (3) below)) of Incremental Revolving Loans after the effective date of such Incremental Revolving Facility Commitments shall be made on a pro rata basis or less than pro rata basis with the then-existing Revolving Facility of such Class and any other then outstanding Incremental Revolving Facility, (2) all swingline loans and/or letters of credit made or issued, as applicable, under such Incremental Revolving Facility shall be participated on a pro rata basis by all Revolving Lenders of such Class and (3) the permanent repayment of Revolving Loans with respect to, and reduction and termination of Revolving Credit Commitments under, such Incremental Revolving Facility shall be made on a pro rata basis or less than pro rata basis with the then-existing Revolving Facility of such Class and any other then outstanding Incremental Revolving Facility of such Class, except that the Borrowers shall be permitted to permanently repay and terminate commitments under such Incremental Revolving Facility on a greater than pro rata basis as compared with any other revolving facility with a later Maturity Date than such revolving facility.

(f) Effective as of the date of effectiveness of each Incremental Revolving Facility, the maximum amount of LC Exposure permitted hereunder shall increase by an amount, if any, agreed upon by the Administrative Agent, the Issuing Banks and the Borrower Representative but shall not in the aggregate be in excess of the Revolving Credit Commitments.

(g) The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Incremental Facility Amendment and/or such amendments to this Agreement and the other Loan Documents with the Borrower Representative as may be necessary in order to establish new Classes or sub-Classes in respect of Loans or commitments pursuant to this Section 2.22 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower Representative in connection with the establishment of such new Classes or sub-Classes, in each case, on terms consistent with this Section 2.22.

(h) To the extent the provisions of clause (a)(xiii) above require that Term Lenders making new Incremental Term Loans add such Incremental Term Loans to the then outstanding borrowings of LIBO Rate Loans or BA Rate Loans, as applicable, of the respective Class of Term Loans or Additional Term Loans, as applicable, it is acknowledged that the effect thereof may result in such new Incremental Term Loans having short Interest Periods or BA Periods, as applicable (i.e., an Interest Period that began during an Interest Period then applicable to outstanding LIBO Rate Loans or a BA Period that began during a BA Period then applicable to outstanding BA Rate Loans of the respective Class and which will end on the last day of such Interest Period or BA Period).

(i)	This Section 2.22 shall supersede any provision in Section 2.18 or 9.02 to the contrary.

Section 2.23. Extensions of Loans and Revolving Commitments.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by any Borrower to all Lenders holding Loans of such Borrower of any Class or Commitments with respect to such Borrower of any Class, in each case, on a pro rata basis (based on the aggregate outstanding principal amount of the respective Loans or Commitments of such Class) and on the same terms to each such Lender, the relevant Borrower is hereby permitted from time to time to consummate transactions with any individual Lender who accepts the terms contained in any such Extension Offer to extend the Maturity Date of all or a portion of such Lender’s Loans and/or Commitments of such Class and otherwise modify the terms of all or a portion of such Loans and/or Commitments of such Class pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Loans and/or Commitments (and related outstandings) and/or modifying the amortization schedule, if any, in respect of such Loans) (each, an “Extension”; it being understood that any Extended Term Loans shall constitute a separate Class of Loans from the Class of Loans from which they were converted and any Extended Revolving Credit Commitments shall constitute a separate Class of Revolving Credit Commitments from the Class of Revolving Credit Commitments from which they were converted), so long as the following terms are satisfied:

(i) [reserved];

(ii) except as to (x) interest rates, fees and final maturity (which shall, subject to immediately succeeding clause (iv)(y), be determined by the relevant Borrower and any Lender who agrees to an Extension and set forth in the relevant Extension Offer), (y) terms applicable to such Extended Revolving Credit Commitments or Extended Revolving Loans (each as defined below) that are more favorable to the lenders or the agent of such Extended Revolving Credit Commitments or Extended Revolving Loans than those contained in the Loan Documents and are then conformed (or added) to the Loan Documents for the benefit of the Revolving Lenders or, as applicable, the Administrative Agent pursuant to the applicable Extension Amendment and (z) any covenants or other provisions applicable only to periods after the Latest Revolving Credit Maturity Date (in each case, as of the date of such Extension), the Revolving Credit Commitment of any Revolving Lender that agrees to an Extension (an “Extended Revolving Credit Commitment”; and the Loans thereunder, “Extended Revolving Loans”), and the related outstandings, shall constitute a revolving commitment (or related outstandings, as the case may be) with substantially consistent terms (or terms not less favorable to existing Revolving Lenders) as the Class of Revolving Credit Commitments subject to the relevant Extension Offer (and related outstandings); provided, that (x) to the extent more than one Revolving Facility exists after giving effect to any such Extension, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on such revolving facilities (and related outstandings), (B) repayments required upon the Maturity Date of the Revolving Facilities and (C) repayments made in connection with any permanent repayment and termination of Revolving Credit Commitments (subject to clause (3) below)) of Extended Revolving Loans after the effective date of such Extended Revolving Credit Commitments shall be made on a pro rata basis with all other Revolving Facilities, (2) all swingline loans and/or letters of credit made or issued, as applicable, under any Extended Revolving Credit Commitment shall be participated on a pro rata basis by all Revolving Lenders of the applicable currency and (3) the permanent repayment of Revolving Loans with respect to, and reduction or termination of Revolving Credit Commitments under, any Revolving Facility after the effective date of such Extended Revolving Credit Commitments shall be made on a pro rata basis or less than pro rata basis with all other Revolving Facilities, except that the Borrowers shall be permitted to permanently repay Revolving Loans and terminate Revolving Credit Commitments of any Revolving Facility on a greater than pro rata basis as compared with any other Revolving Facility with a later Maturity Date than such Revolving Facility and (y) at no time shall there be more than three separate Classes of revolving commitments of any currency hereunder (including Revolving Credit Commitments, Incremental Revolving Commitments, Extended Revolving Commitments and Replacement Revolving Commitments);

(iii) except as to (x) pricing (including any “MFN” or other pricing terms), interest rate margins, rate floors, fees, premiums (including prepayment premiums), funding discounts, the maturity and amortization schedule (which shall, subject to immediately succeeding clauses (iv)(x), (v) and (vi), be determined by the relevant Borrower and any Lender who agrees to an Extension of its Term Loans and set forth in the relevant Extension Offer), (y) terms applicable to such Extended Term Loans (as defined below) that are more favorable to the lenders or the agent of such Extended Term Loans than those contained in the Loan Documents applicable to the relevant Class of Term Loans and are then conformed (or added) to the Loan Documents for the benefit of the Term Lenders or, as applicable, the Administrative Agent pursuant to the applicable Extension Amendment and (z) any covenants or other provisions applicable only to periods after the Latest Term Loan Maturity Date (in each case, as of the date of such Extension), the Term Loans of any Lender extended pursuant to any Extension (any such extended term Loans, the “Extended Term Loans”) shall have substantially consistent terms (or terms not less favorable to the existing Lenders) as the Class of Term Loans subject to the relevant Extension Offer;

(iv) (x) the final maturity date of any Extended Term Loans shall be no earlier than the then applicable Latest Term Loan Maturity Date at the time of extension and (y) no Extended Revolving Credit Commitments or Extended Revolving Loans shall have a final maturity date earlier than (or require commitment reductions prior to) the then applicable Latest Revolving Loan Maturity Date;

(v) the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of any then-existing Term Loans;

(vi) any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments (but, for purposes of clarity, not scheduled amortization payments) in respect of the Term Loans, in each case, as specified in the respective Extension Offer;

(vii) if the aggregate principal amount of Loans or Commitments, as the case may be, in respect of which Lenders shall have accepted the relevant Extension Offer exceeds the maximum aggregate principal amount of Loans or Commitments, as the case may be, offered to be extended by a Borrower pursuant to such Extension Offer, then the Loans or Commitments, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer;

(viii) each Extension shall be in a minimum amount of US$5,000,000 (or, in the case of an Extended Revolving Loan to the Canadian Borrower, CA$5,000,000, as applicable) (or such lesser amount to which the Administrative Agent may reasonably agree);

(ix) any applicable Minimum Extension Condition shall be satisfied or waived by the relevant Borrower; and

(x) all documentation in respect of such Extension shall be consistent with the foregoing.

(b) With respect to any Extension consummated pursuant to this Section 2.23, (i) no such Extension shall constitute a voluntary or mandatory prepayment for purposes of Section 2.11, (ii) the scheduled amortization payments (in so far as such schedule affects payments due to Lenders participating in the relevant Class) set forth in Section 2.10 shall be adjusted to give effect to such Extension of the relevant Class and (iii) except as set forth in clause (a)(viii) above, no Extension Offer is required to be in any minimum amount or any minimum increment; provided, that the relevant Borrower may, at its election, specify as a condition (a “Minimum Extension Condition”) to consummating such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the relevant Borrower’s sole discretion and which may be waived by the relevant Borrower) of Loans or Commitments (as applicable) of any or all applicable Classes be tendered; it being understood that the relevant Borrower may, in its sole discretion, waive any such Minimum Extension Condition. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.23 (including, for the avoidance of doubt, any payment of any interest, fees or premium in respect of any Class of Extended Term Loans and/or Extended Revolving Credit Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Section 2.10, 2.11 or 2.18) or any other Loan Document that may otherwise prohibit any Extension or any other transaction contemplated by this Section 2.23.

(c) No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than (A) the consent of each Lender agreeing to such Extension with respect to one or more of its Loans and/or Commitments under any Class (or a portion thereof), (B) with respect to any Extension of the Revolving Credit Commitments, the consent of each Issuing Bank to the extent the commitment to provide Letters of Credit is to be extended and (C) the consent of the Swingline Lender to the extent the swingline facility is to be extended. All Extended Term Loans and Extended Revolving Credit Commitments and all obligations in respect thereof shall constitute Secured Obligations under this Agreement and the other Loan Documents that are secured by the Collateral and guaranteed on a pari passu basis with all other applicable Secured Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into any Extension Amendment and any amendments to this Agreement and the other Loan Documents with the Loan Parties as may be necessary in order to establish new Class or sub-Classes in respect of Loans or commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the relevant Borrower in connection with the establishment of such new Classes or sub-Classes, in each case, on terms consistent with this Section 2.23.

(d) In connection with any Extension, the relevant Borrower shall provide the Administrative Agent at least 10 Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case, acting reasonably to accomplish the purposes of this Section 2.23.

Section 2.24. Joint and Several Liability of Borrowers.

(a) Each Borrower is accepting joint and several liability under this Agreement and under the other Loan Documents in consideration of the financial accommodations to be provided by the Secured Parties under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

(b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.24), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

(c) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrower will make such payment with respect to, or perform, such Obligation until such time as all of the Obligations are paid in full.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

On the Closing Date and on such other dates and to the extent required pursuant to Section 4.02, the Borrowers hereby represent and warrant to the Lenders and the Administrative Agent that:

Section 3.01. Organization; Powers. Each of the Borrowers and their Restricted Subsidiaries (a) are (i) duly organized and validly existing and (ii) in good standing (to the extent such concept exists in the relevant jurisdiction) under the Requirements of Law of its jurisdiction of organization, (b) has all requisite organizational power and authority to own its property and assets and to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing (to the extent such concept exists in the relevant jurisdiction) in, every jurisdiction where the ownership, lease or operation of its properties or conduct of its business requires such qualification, except, in each case referred to in this Section 3.01 (other than clause (a)(i) and clause (b), in each case, with respect to each Borrower) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02. Authorization; Enforceability. The execution, delivery and performance of each of the Loan Documents are within each applicable Loan Party’s corporate or other organizational power and have been duly authorized by all necessary corporate or other organizational action of such Loan Party. Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to the Legal Reservations.

Section 3.03. Governmental Approvals; No Conflicts. The execution and delivery of the Loan Documents by each Loan Party party thereto and the performance by such Loan Party thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) in connection with the Perfection Requirements and (iii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of such Loan Party’s Organizational Documents or (ii) Requirements of Law applicable to such Loan Party which violation, in the case of this clause (b)(ii), could reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under any material Contractual Obligation to which such Loan Party is a party which violation, in the case of this clause (c), could reasonably be expected to result in a Material Adverse Effect.

Section 3.04. Financial Condition; No Material Adverse Effect.

(a) The financial statements most recently provided pursuant to Section 5.01(a) or (b), as applicable, present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrowers on a consolidated basis as of such dates and for such periods in accordance with IFRS, (i) except as otherwise expressly noted therein and (ii) subject, in the case of financial statements provided pursuant to Section 5.01(a), to the absence of footnotes and normal year-end adjustments.

(b) Since the Closing Date, there have been no events, developments or circumstances that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.05. Properties.

(a) As of the Closing Date, Schedule 3.05 sets forth the address of each Material Real Estate Asset (or each set of such assets that collectively comprise one operating property) that is owned in fee simple (or similar concept in any applicable jurisdiction) by any Loan Party.

(b) The Borrowers and their Restricted Subsidiaries have good title to their property and assets, in each case, except (i) for defects in title that do not materially interfere with their ability to conduct their business taken as a whole as currently conducted or (ii) where the failure to have such title would not reasonably be expected to have a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.

(c) The Borrowers and their Restricted Subsidiaries own or otherwise have a license or right to use all rights in Patents, Trademarks, Copyrights and other rights in works of authorship (including all copyrights embodied in software) and all other intellectual property rights (“IP Rights”) used to conduct the businesses of the Borrowers and their Restricted Subsidiaries as presently conducted without, to the knowledge of the Borrower Representative, any infringement or misappropriation of the IP Rights of third parties, except to the extent such failure to own or license or have rights to use would not, or where such infringement or misappropriation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.06. Litigation and Environmental Matters.

(a) Except as set forth in Schedule 3.06, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Borrower, threatened in writing against or affecting the Borrowers or any Restricted Subsidiary which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except for any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) neither the Borrowers nor any Restricted Subsidiary is subject to or has received notice of any Environmental Claim or any Environmental Liability or knows of any basis for any Environmental Liability of any Borrower or any of its Restricted Subsidiaries and (ii) neither the Borrower nor any Restricted Subsidiary has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law.

(c) Neither the Borrowers nor any Restricted Subsidiary has treated, stored, transported or Released any Hazardous Materials on, at or from any currently or formerly owned, leased or operated real estate or facility in a manner that would reasonably be expected to have a Material Adverse Effect.

Section 3.07. Compliance with Laws. Each of the Borrowers and their Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; it being understood and agreed that this Section 3.07 shall not apply to any Requirements of Law specifically referenced in Section 3.17.

Section 3.08. Investment Company Status. No Loan Party is an “investment company” as defined in, or is required to be registered under, the Investment Company Act of 1940.

Section 3.09. Taxes. Each of the Borrowers and their respective Restricted Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it that are due and payable, including in its capacity as a withholding agent, except (a) Taxes (or any requirement to file Tax returns with respect thereto) that are being contested in good faith by appropriate proceedings and for which such Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with IFRS or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.10. ERISA; Canadian Pension Plans.

(a) Each Plan is in compliance in form and operation with its terms and, as applicable, with collective bargaining agreements, ERISA, the Code and all other applicable Requirements of Law, except where any failure to comply would not reasonably be expected to result in a Material Adverse Effect.

(b) No ERISA Event has occurred and is continuing or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

(c) (i) As of the Closing Date, no Canadian Loan Party maintains, sponsors or contributes to, or has any liability under, any Canadian Pension Plan, Canadian Defined Benefit Pension Plan or Canadian Multiemployer Plan, (ii) each Canadian Pension Plan is, and has been, established, registered, amended, funded, invested and administered in compliance with its terms and with Canadian Pension Legislation (where applicable) and all other applicable Requirements of Law, except where any failure to comply would not reasonably be expected to result in a Material Adverse Effect, (iii) all employer and employee contributions required to be remitted, paid to or paid in respect of each Canadian Pension Plan have been paid or remitted in accordance with its terms and with Canadian Pension Legislation (where applicable) and all other applicable Requirements of Law, except where any failure to do so would not reasonably be expected to result in a Material Adverse Effect and (iv) no event has occurred which could reasonably be expected to adversely affect the registered status of any Canadian Pension Plan, except to the extent any of the foregoing in this clause (iv) would not reasonably be expected to result in a Material Adverse Effect.

Section 3.11. Disclosure.

(a) As of the Closing Date, and with respect to information relating to the Target and its subsidiaries, to the knowledge of any Borrower, all written factual information (other than the Projections, the Sponsor Model, other forward-looking information and information of a general economic or industry-specific nature (including any reports prepared by third party consultants)) concerning Holdings, the Borrowers and their respective Restricted Subsidiaries and the Transactions and that was included in the Information Memorandum or otherwise has been made available to the Arrangers by or on behalf of the Sponsor, Holdings or its subsidiaries or their respective representatives and made available to any Lender, the Arrangers or the Administrative Agent in connection with the Transactions on or before the Closing Date (the “Information”), when taken as a whole, did not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time).

(b) The Projections have been prepared in good faith based upon assumptions believed by the Borrowers to be reasonable at the time furnished (it being recognized that such Projections are predictions as to future events and are not to be viewed as facts, are subject to significant uncertainties and contingencies, many of which are beyond the Borrowers’ control, that no assurance can be given that any particular financial projections (including the Projections) will be realized, that actual results during the period or periods covered by any such Projections may differ significantly from projected results, and that such differences may be material).

(c) As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.

Section 3.12. Solvency. As of the Closing Date, immediately after the consummation of the Transactions to occur on the Closing Date and the incurrence of Indebtedness and obligations on the Closing Date in connection with this Agreement, (i) the sum of the debt (including contingent liabilities) of Holdings and its Subsidiaries, taken as a whole, does not exceed the fair saleable value (on a going concern basis) of the assets of Holdings and its subsidiaries, taken as a whole; (ii) the present fair saleable value of the assets (on a going concern basis) of Holdings and its subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities of Holdings and its subsidiaries, taken as a whole, on their debts as they become absolute and matured in the ordinary course of business; (iii) the capital of Holdings and its subsidiaries, taken as a whole, is not unreasonably small in relation to the business of Holdings and its subsidiaries, taken as a whole, contemplated as of the Closing Date; and (iv) Holdings and its subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations) beyond their ability to pay such debts as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liability meets the criteria for accrual under IAS 37).

Section 3.13. Capitalization and Subsidiaries. Schedule 3.13 sets forth, in each case, as of the Closing Date, (a) a correct and complete list of the name of each subsidiary of Borrowers and the ownership interest therein held by the Borrowers or their applicable subsidiary, and (b) the type of entity of the Borrowers and each of their subsidiaries.

Section 3.14. Security Interest in Collateral. Subject to the terms of the last paragraph of Section 4.01, the Legal Reservations, the Perfection Requirements, the provisions, limitations and/or exceptions set forth in this Agreement and the other relevant Loan Documents, the Collateral Documents create legal, valid and enforceable Liens on all of the Collateral in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties, and upon the satisfaction of the applicable Perfection Requirements, such Liens constitute perfected Liens (with the priority that such Liens are expressed to have under the relevant Collateral Documents, unless otherwise permitted hereunder or under any Collateral Documents) on the Collateral (to the extent such Liens are required to be perfected under the terms of the Loan Documents) securing the Secured Obligations, in each case, as and to the extent set forth therein.

Section 3.15. Labor Disputes. Except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect: there are no strikes, lockouts or slowdowns against any Borrower or any Restricted Subsidiary pending or, to the knowledge of any Borrower or any of its Restricted Subsidiaries, threatened.

Section 3.16. Federal Reserve Regulations. No part of the proceeds of any Loan or any Letter of Credit have been used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that results in a violation of the provisions of Regulation U or X.

Section 3.17. OFAC; USA PATRIOT ACT, FCPA, CFPO and Applicable Canadian Regulations.

(a)(i) None of the Borrowers nor any of their subsidiaries, nor any director, or officer, nor to the knowledge of any Borrower, any agent, employee or Affiliate of any of the foregoing is (A) a Person that is, or is owned or controlled by a Person that is, on the list of “Specially Designated Nationals and Blocked Persons.” (B) the subject of any sanctions administered by the Office of Foreign Assets Control of the US Treasury Department (“OFAC”) or the US State Department, the European Union, Her Majesty’s Treasury-UK, the United Nations Security Council, or pursuant to any Applicable Canadian Regulation (collectively, “Sanctions”) or (C) located, organized, or resident in a country or territory that is, the subject of comprehensive territorial Sanctions; and (ii) the Borrowers will not directly or, to their knowledge, indirectly, use the proceeds of the Loans or Letters of Credit or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or in any other manner that would result in the violation of Sanctions or the AML Legislation applicable to any party hereto.

(b) Each of the Borrowers and their subsidiaries and any director or officer of the foregoing and, to the knowledge of any Borrower, any agent or Affiliate of any of the foregoing, is in compliance in all material respects with applicable (i) Sanctions, (ii) the AML Legislation and (iii) applicable anti-corruption laws, including the US Foreign Corrupt Practices Act of 1977 (the “FCPA”), the UK Bribery Act and the Corruption of Foreign Public Officials Act (Canada) (the “CFPO”). No part of the proceeds of any Loan or any Letter of Credit will be used, directly or, to the knowledge of the Borrower, indirectly, for any payments to any public official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, or any other Person, in order to improperly obtain, retain or direct business or obtain any improper advantage, or otherwise violate the FCPA, the UK Bribery Act or CFPO. The representations and warranties contained in this Section 3.17 made by any Non-US Subsidiary, solely with respect to itself, are subject to any Requirements of Law applicable to such Non-US Subsidiary; provided, that to the extent any such Non-US Subsidiary cannot, as a result of Requirements of Law, make any of the representations or warranties contained in this Section 3.17 above, then such Non-US Subsidiary shall represent that it is in compliance in all material respects with the equivalent Requirements of Law, if any, relating to sanctions, anti-terrorism, anti-corruption or money laundering applicable to such Non-US Subsidiary in its local jurisdiction.

Section 3.18. Insurance. The properties of the Loan Parties are insured with financially sound and reputable insurance companies that are not Affiliates of any Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party operates.

Section 3.19. Senior Debt Status. The Obligations are “Senior Debt”, “Senior Indebtedness”, “Senior Secured Financing” or “Designated Senior Debt” (or any comparable term) under, and as defined in, any Junior Indebtedness Documents.

ARTICLE 4

CONDITIONS

Section 4.01. Closing Date. The obligations of the Lenders to make Loans hereunder and any Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a) Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received from each Loan Party party thereto (i) a counterpart signed by each such Loan Party (or written evidence reasonably satisfactory to the Administrative Agent (which may include a copy transmitted by facsimile or other electronic method) that such party has signed a counterpart) of (A) this Agreement, (B) the US Security Agreement, (C) the Canadian Security Agreement, (D) the Loan Guaranty, (E) any Intellectual Property Security Agreements and (F) any Promissory Note requested by a Lender at least three Business Days prior to the Closing Date and (ii) a Borrowing Request as required by Section 2.03 (which shall not be required to include any representation or statement as to the absence (or existence) of any Default or Event of Default).

(b) Legal Opinions. The Administrative Agent (or its counsel) shall have received, on behalf of itself, the Lenders and each Issuing Bank on the Closing Date, (i) a customary written opinion of Weil, Gotshal & Manges LLP, in its capacity as special counsel to the Loan Parties, (ii) a customary written opinion of Williams Mullen LLP, in its capacity as special Virginia counsel and (iii) a customary written opinion of Stikeman Elliott LLP, in its capacity as special Canadian counsel to the Loan Parties, dated the Closing Date and addressed to the Administrative Agent, the Lenders and each Issuing Bank.

(c) Financial Statements. The Administrative Agent shall have received (i) the audited consolidated balance sheet of the Target as of April 30, 2018 and April 30, 2017 and the related audited consolidated statements of income, cash flows and stockholders’ equity for each fiscal year of the Target then ended, (ii) the unaudited consolidated balance sheet of the Group (as defined in the Share Purchase Agreement), as of August 31, 2018 and the related unaudited consolidated statements of income and cash flows for the four-month period then ended, (iii) a pro forma consolidated balance sheet and the related unaudited consolidated statement of income of the Borrowers as of and for, as applicable, the four fiscal quarter period ended August 31, 2018, prepared in good faith after giving effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of income) and (iv) the unaudited consolidated balance sheet and the related unaudited consolidated statement of income or operations of the Target as of and for each fiscal quarter (other than any fiscal quarter that is the last fiscal quarter of the Target’s fiscal year) ended after July 31, 2018 and at least 60 days prior to the Closing Date; provided, that it is understood and agreed that the pro forma financial statements required by this clause (c)(iii) shall not be required to include adjustments for purchase accounting (including adjustments of the type contemplated by IFRS 3, Business Combinations).

(d) Secretary’s Certificate and Good Standing Certificates. The Administrative Agent (or its counsel) shall have received (i) a certificate of each Loan Party, dated the Closing Date and executed by a secretary, assistant secretary or other Responsible Officer (as the case may be) thereof, which shall (A) certify that attached thereto are (x) a true and complete copy of the certificate or articles of incorporation, formation or organization (or equivalent formation document) of such Loan Party certified by the relevant authority of the jurisdiction of organization of such Loan Party (or equivalent certification in the case of any Canadian Loan Party), which certificate or articles of incorporation, formation or organization (or equivalent formation document) have not been amended (except as otherwise attached to such certificate and certified therein as being the only amendments thereto as of such date) since the date reflected thereon, (y) a true and correct copy of the by-laws or operating, management, partnership or similar agreement of such Loan Party, together with all amendments thereto as of the Closing Date, which by-laws or operating, management, partnership or similar agreement are in full force and effect and (z) a true and complete copy of the resolutions or written consents, as applicable, of its board of directors, board of managers, members or other applicable governing body authorizing the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrowers, the borrowings hereunder, which resolutions or written consents have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, and (B) identify by name and title and bear the signatures of the officers, managers, directors or other authorized signatories of such Loan Party authorized to sign the Loan Documents to which such Loan Party is a party on the Closing Date and (ii) a good standing (or equivalent) certificate as of a recent date for such Loan Party from its jurisdiction of organization.

(e) Specified Purchase Agreement Representations; Specified Representations. (i) The Specified Purchase Agreement Representations shall be true and correct to the extent required by the terms of the definition thereof and (ii) the Specified Representations shall be true and correct in all material respects on and as of the Closing Date; provided, that (A) in the case of any Specified Acquisition Agreement Representation or Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be and (B) if any Specified Acquisition Agreement Representation or Specified Representation with respect to the Target is qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, (1) the definition thereof shall be the definition of “Company Material Adverse Effect” for purposes of the making or deemed making of such Specified Acquisition Agreement Representation or Specified Representation on, or as of, the Closing Date (or any date prior thereto) and (2) such Specified Acquisition Agreement Representation or Specified Representation shall be true and correct in all respects.

(f) Fees. Prior to or substantially concurrently with the funding of the Initial Term Loans hereunder, the Administrative Agent shall have received (i) all fees required to be paid by the Borrowers on the Closing Date pursuant to the Fee Letter and (ii) all reasonable and documented out-of-pocket expenses required to be paid by the Borrowers on the Closing Date for which reasonably detailed invoices have been delivered to the Borrowers at least three Business Days prior to the Closing Date or such later date to which the Borrowers may agree (including the reasonable fees and expenses of legal counsel), in each case, on or before the Closing Date, which amounts may be offset against the proceeds of the Loans.

(g) Refinancing. Prior to or substantially concurrently with the initial funding of the Loans hereunder, the Existing Credit Facilities and all other existing third party debt for borrowed money, if any, of the Target and its subsidiaries will be repaid, redeemed, defeased, discharged, refinanced, replaced and/or terminated in full, and the security interests and guarantees in connection therewith shall be terminated and/or released, other than (i) indebtedness permitted to remain outstanding under the Share Purchase Agreement, (ii) ordinary course capital leases, purchase money indebtedness, equipment financings, letters of credit, surety bonds and short term working capital facilities and (iii) other indebtedness described on Schedule 6.01, together with any replacements, extensions and/or renewals of such indebtedness that mature or will be terminated on or prior to the Closing Date (the actions described in this Section 4.01(g), the “Refinancing”).

(h) Equity Contribution. Prior to or substantially concurrently with the initial funding of the Loans hereunder, Holdings shall have received the Equity Contribution (to the extent not otherwise applied to the Transactions).

(i) Solvency. The Administrative Agent shall have received a certificate dated as of the Closing Date in substantially the form of Exhibit N from the chief financial officer (or other officer with reasonably equivalent responsibilities) of Holdings (or, at the option of the Borrower Representative, a third party opinion as to the solvency of the Borrowers and its subsidiaries on a consolidated basis issued by a nationally recognized firm), certifying as to the matters set forth therein.

(j) Perfection Certificate. The Administrative Agent shall have received a completed Perfection Certificate, dated as of the Closing Date and signed by a Responsible Officer of the Borrowers on behalf of all the Loan Parties, together with all attachments contemplated thereby.

(k) Pledged Stock and Pledged Notes. Subject to the final paragraph of this Section 4.01, the Administrative Agent (or its counsel) shall have received (i) the certificates representing any Capital Stock required to be pledged pursuant to the Security Agreements, together with an undated stock power or similar instrument of transfer for each such certificate endorsed in blank by a duly authorized officer of the pledgor thereof, and (ii) any Material Debt Instrument required to be pledged pursuant to the Security Agreements (if any) endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(l) Filings Registrations and Recordings. Subject to the last paragraph of this Section 4.01, each document (including any UCC financing statement or PPSA financing statements) required by any Collateral Document or under any applicable Requirement of Law to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral required to be delivered pursuant to such Collateral Document, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall have been received (certified filed in the case of PPSA financing statements) by the Administrative Agent and be in proper form for filing, registration or recordation.

(m) Transactions. Substantially concurrently with the initial funding of the Loans hereunder, the Acquisition shall be consummated in all material respects in accordance with the terms of the Share Purchase Agreement, after giving effect to any modifications, amendments, consents or waivers thereto, other than those modifications, amendments, consents or waivers by Parent that are materially adverse to the interests of the Lenders in their capacities as such, unless consented to in writing by the Arrangers (such consent not to be unreasonably withheld, delayed or conditioned).

(n) Company Material Adverse Effect. Since the date of the Share Purchase Agreement, no event, occurrence, or development of a state of circumstances or facts shall have occurred that, individually or in the aggregate, has had, or would reasonably be expected to result in, a Company Material Adverse Effect.

(o) AML Legislation. No later than three Business Days in advance of the Closing Date, the Administrative Agent shall have received all documentation and other information about any Loan Party reasonably requested by any Lender that is party hereto on the Closing Date in writing with respect to any Loan Party at least ten Business Days in advance of the Closing Date, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the AML Legislation.

(p) Beneficial Ownership Certification. To the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, no later than three Business Days in advance of the Closing Date, the Administrative Agent shall have received a Beneficial Ownership Certification in relation to the Borrower to the extent reasonably requested by the Administrative Agent or any Arranger in writing at least ten Business Days in advance of the Closing Date.

(q) Officer’s Certificate. The Administrative Agent shall have received a certificate signed by a Responsible Officer or director of the Borrower Representative, certifying as of the Closing Date to the matters set forth in Section 4.01(e), Section 4.01(m) and Section 4.01(n).

For purposes of determining whether the conditions specified in this Section 4.01 have been satisfied on the Closing Date, by funding the Loans hereunder, the Administrative Agent and each Lender that has executed this Agreement (or an Assignment and Assumption on the Closing Date) shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such Lender, as the case may be.

Notwithstanding the foregoing, to the extent any Lien on any Collateral (including the creation or perfection of any security interest) is not or cannot be provided and/or perfected on the Closing Date (other than, to the extent required under the Loan Documents, (i) a Lien on Collateral of any Loan Party that may be perfected by the filing of a financing statement under the UCC or PPSA and (ii) a pledge of the Capital Stock of the Borrowers or any Subsidiary Guarantor with respect to which a Lien may be perfected on the Closing Date by the delivery to the Administrative Agent of a stock or equivalent certificate (other than, in the case of the Target and its subsidiaries, with respect to any such certificate that has not been made available to the Borrowers at least one Business Day prior to the Closing Date, to the extent the Borrower Representative has used commercially reasonable efforts to procure delivery thereof, in which case, such stock or equivalent certificate may instead be delivered within (x) five Business Days after the Closing Date (or such later date as the Administrative Agent may agree, in its sole discretion) in the case of the Capital Stock of the Target and (y) ten Business Days after the Closing Date (or such later date as the Administrative Agent may agree, in its sole discretion) in the case of Capital Stock of any Subsidiary Guarantor) after the Borrower Representative’s use of commercially reasonable efforts to do so without undue burden or expense, then the provision and/or perfection of such Collateral shall not constitute a condition precedent to the availability and initial funding of the Loans on the Closing Date but may, if required, instead be delivered and/or perfected on or prior to the date that is 90 days after the Closing Date, as such period may be extended by the Administrative Agent in its sole discretion.

Section 4.02. Each Credit Extension. After the Closing Date, the obligation of each Lender to make any Credit Extension (which, for the avoidance of doubt, shall not include any Incremental Loans advanced in connection with an acquisition to the extent not otherwise required by the Incremental Lenders) is subject to the satisfaction of the following conditions:

(a) (i) In the case of any Borrowing, the Administrative Agent shall have received a Borrowing Request as required by Section 2.03, (ii) in the case of the issuance of any Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(b) or (iii) in the case of a Borrowing of Swingline Loans, the Swingline Lender and the Administrative Agent shall have received a request as required by Section 2.04(a).

(b) The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects (except for representations and warranties already qualified by materiality, which representations and warranties shall be true and correct) on and as of the date of any such Credit Extension with the same effect as though such representations and warranties had been made on and as of the date of such Credit Extension; provided, that to the extent that any representation and warranty specifically refers to a given date or period, it shall be true and correct in all material respects (except for representations and warranties already qualified by materiality, which representations and warranties shall be true and correct) as of such date or for such period.

(c) At the time of and immediately after giving effect to the applicable Credit Extension, no Event of Default or Default has occurred and is continuing.

Each Credit Extension after the Closing Date shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in Sections 4.02(b) and (c).

ARTICLE 5

AFFIRMATIVE COVENANTS

From the Closing Date until the date on which all Commitments have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than contingent indemnification obligations for which no claim or demand has been made) have been paid in full in Cash and all Letters of Credit have expired or have been terminated (or have been (x) collateralized or back-stopped by a letter of credit or otherwise in a manner reasonably satisfactory to the relevant Issuing Bank or (y) deemed reissued under another agreement in a manner reasonably acceptable to the applicable Issuing Bank and the Administrative Agent) and all LC Disbursements have been reimbursed (such date, the “Termination Date”), the Borrowers hereby covenant and agree with the Lenders that:

Section 5.01. Financial Statements and Other Reports. The Borrowers will deliver to the Administrative Agent for delivery to each Lender:

(a) Quarterly Financial Statements. Within 60 days (or (i) 75 days in the case of the first three Fiscal Quarters after the Closing Date, (ii) 90 days in the case of the Fiscal Quarter ended January 31, 2020 and (iii) 90 days in the case of any Fiscal Quarter during which a Material Acquisition is consummated) after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the Fiscal Quarter ending January 31, 2019, the consolidated balance sheet of Holdings as at the end of such Fiscal Quarter and the related consolidated statements of income, cash flows and stockholders’ equity of Holdings for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, and setting forth, in reasonable detail, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year of Holdings, if applicable in accordance with IFRS, all in reasonable detail, but excluding the accompanying notes to the consolidated financial statements, together with a Responsible Officer Certification (which may be included in the applicable Compliance Certificate) with respect thereto and a Narrative Report with respect thereto;

(b) Annual Financial Statements.

(i) In the case of the first Fiscal Year ending after the Closing Date

(A)

Special Report of the former Holdings, formerly known as Knowlton Development Corporation Inc. (“KDC Predecessor”): within 150 days after the end of the first Fiscal Year of Holdings ending after the Closing Date, (x) the consolidated statement of financial position of KDC Predecessor as at December 20, 2018 and the related consolidated statement of comprehensive income, changes in equity and cash flows (subject to the absence of accompanying notes to the consolidated financial statements) of KDC Predecessor for the 234-day period then ended (such period, the “Predecessor Period” and such financial statements, the “Special Report”) and (y) with respect to such Special Report, a report thereon of an independent certified public accountant of recognized national standing, which report shall be unqualified as to “going concern” and scope of audit (except for (I) any such qualification pertaining to the maturity of any Indebtedness occurring within one year from the time such opinion is delivered and/or (II) any actual or prospective breach of any financial covenant), and shall state that such Special Report fairly presents, in all material respects, the consolidated financial position of KDC Predecessor as at the date indicated and its income and cash flows for the period indicated in conformity with IFRS;

(B)

Successor Period Financials: within 150 days after the end of the first Fiscal Year of Holdings, (x) the consolidated statement of financial position of Holdings as at the end of the Fiscal Year ended April 30, 2019 and the related consolidated statement of comprehensive income, changes in equity and cash flows of Holdings from the Closing Date through the Fiscal Year ended April 30, 2019 (such period, the “Successor Period” and such financial statements, the “Successor Period Financials”), and (y) with respect to such Successor Period Financials, a report thereon of an independent certified public accountant of recognized national standing, which report shall be unqualified as to “going concern” and scope of audit (except for (I) any such qualification pertaining to the maturity of any Indebtedness occurring within one year from the time such opinion is delivered and/or (II) any actual or prospective breach of any financial covenant), and shall state that such Successor Period Financials fairly present, in all material respects, the consolidated financial position of Holdings as at the date indicated and its income and cash flows for the period indicated in conformity with IFRS;

(C)	a Narrative Report with respect to such twelve-month period combining the Predecessor Period and the Successor Period; and

(D)

an appendix detailing (w) results of KDC Predecessor from the Predecessor Period, (x) results of Holdings from the Successor Period, (y) the sum of the results of the Predecessor Period and the Successor Period for the 12-month period ended April 30, 2019 and (z) a comparison of the results in clause (y) with the corresponding figures for the Fiscal Year of KDC Predecessor ended April 30, 2018;

(ii) in the case of each other Fiscal Year (other than as set forth in clause (i)), within 120 days (or (i) 150 days in the case of the first Fiscal Year ending after the Closing Date, (ii) 150 days in the case of the Fiscal Year ended April 30, 2020 and (iii) 150 days in the case of any Fiscal Year during which a Material Acquisition is consummated) after the end of the each Fiscal Year, (i) the consolidated balance sheet of Holdings as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of Holdings for such Fiscal Year and setting forth, in reasonable detail, in comparative form the corresponding figures for the previous Fiscal Year of Holdings, if applicable in accordance with IFRS and (ii) with respect to such consolidated financial statements, (A) a report thereon of an independent certified public accountant of recognized national standing, which report shall be unqualified as to “going concern” and scope of audit (except for (x) any such qualification pertaining to the maturity of any Indebtedness occurring within one year from the time such opinion is delivered and/or (y) any actual or prospective breach of any financial covenant), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of Holdings as at the dates indicated and its income and cash flows for the periods indicated in conformity with IFRS and (B) a Narrative Report with respect to such Fiscal Year;

(c) Compliance Certificate. Together with each delivery of financial statements of Holdings pursuant to Sections 5.01(a) and 5.01(b), (i) a duly executed and completed Compliance Certificate (A) certifying that no Default or Event of Default exists (or if a Default or Event of Default exists, describing in reasonable detail such Default or Event of Default and the steps being taken to cure, remedy or waive the same), (B) in the case of financial statements delivered pursuant to Section 5.01(b), setting forth reasonably detailed calculations of Excess Cash Flow of the Borrowers and their Restricted Subsidiaries for each Fiscal Year beginning with the financial statements for the Fiscal Year referred to in Section 2.11(b)(i), (C) to the extent the Revolving Facility Test Condition is satisfied on the last day of the relevant Test Period, setting forth in reasonable detail calculations necessary for determining compliance with Section 6.15(a) and (D) setting forth reasonably detailed calculations of the First Lien Leverage Ratio as of the last day of the relevant Test Period and (ii) (A) a summary of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such financial statements and (B) a list identifying each subsidiary of the Borrowers as a Restricted Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or confirming that there is no change in such information since the later of the Closing Date and the date of the last such list;

(d) Quarterly Lender Calls. Commencing with the Fiscal Quarter ending April 30, 2019, following delivery of the financial statements pursuant to Section 5.01(a) or (b), the Borrower Representative will, upon the reasonable request of the Administrative Agent, participate in a conference call with the Administrative Agent and the Lenders once during such Fiscal Quarter at a time selected by the Borrower Representative and reasonably acceptable to the Administrative Agent;

(e) Notice of Default. Promptly upon any Responsible Officer of the Borrower Representative obtaining knowledge of (i) any Default or Event of Default or (ii) the occurrence of any event or change that has caused or evidences or would reasonably be expected to cause or evidence, either individually or in the aggregate, a Material Adverse Effect, a reasonably detailed notice specifying the nature and period of existence of such condition, event or change and what action the Borrower Representative has taken, is taking and proposes to take with respect thereto;

(f) Notice of Litigation. Promptly upon any Responsible Officer of the Borrower Representative obtaining knowledge of (i) the institution of, or threat of, any Adverse Proceeding not previously disclosed in writing by the Borrower Representative to the Administrative Agent, or (ii) any material development in any Adverse Proceeding that, in the case of either of clause (i) or (ii), could reasonably be expected to have a Material Adverse Effect, written notice thereof from the Borrower Representative, together with such other non-privileged information as may be reasonably available to the Loan Parties to enable the Lenders to evaluate such matters;

(g) ERISA. Promptly upon any Responsible Officer of the Borrower Representative becoming aware of the occurrence of any ERISA Event that could reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof;

(h) Financial Plan. Together with each delivery of financial statements of Holdings pursuant to Section 5.01(b) (commencing in respect of the Fiscal Year ending April 30, 2020), a consolidated plan and financial forecast for each Fiscal Quarter of such Fiscal Year, including a forecasted consolidated statement of Holding’s financial position and forecasted consolidated statements of income and cash flows of Holdings for such Fiscal Year, prepared in reasonable detail setting forth, with appropriate discussion, the principal assumptions on which such financial plan is based in a manner consistent with the level of detail provided in the private side supplement to the Information Memorandum;

(i) Information Regarding Collateral. (i) Prompt (and in any event, within 60 days of the relevant change) written notice of any change (w) in any Loan Party’s legal name, (x) in any Loan Party’s type of organization and (y) in any Loan Party’s jurisdiction of organization or chief executive office (subject to clause (ii) below in respect of any Canadian Loan Party) and (ii) prompt prior written notice, of no less than 15 days, of any change in any Canadian Loan Party’s location of its chief executive office or registered office or location of any of its Collateral after the Closing Date to a jurisdiction in the United States or Canada where no UCC or PPSA financing statement has been filed, in each case, to the extent such information is necessary to enable the Administrative Agent to perfect or maintain the perfection and priority of its security interest in the Collateral of the relevant Loan Party, together with a certified copy of the applicable Organizational Document reflecting the relevant change;

(j) Certain Reports. Promptly upon their becoming available and without duplication of any obligations with respect to any such information that is otherwise required to be delivered under the provisions of any Loan Document, copies of (i) following an initial public offering, all financial statements, reports, notices and proxy statements sent or made available generally by Holdings or its applicable Parent Company to its security holders acting in such capacity and (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Holdings or its applicable Parent Company with any securities exchange or with the SEC or any analogous Governmental Authority or private regulatory authority with jurisdiction over matters relating to securities; and

(k) Other Information. Such other certificates, reports and information (financial or otherwise) as the Administrative Agent or any Lender through the Administrative Agent may reasonably request from time to time in connection with the financial condition or business of Holdings and its Restricted Subsidiaries; provided, that neither Holdings nor any Restricted Subsidiary shall be required to disclose or provide any information (a) that constitutes non-financial trade secrets or non-financial proprietary information of Holdings or any of its subsidiaries or any of their respective customers and/or suppliers, (b) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives) is prohibited by any applicable Requirements of Law, (c) that is subject to attorney-client or similar privilege or constitutes attorney work product or (d) in respect of which the Holdings or any Restricted Subsidiary owes confidentiality obligations to any third party (provided, that such confidentiality obligations were not entered into in contemplation of the requirements of this Section 5.01(k)).

Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower Representative (or a representative thereof) (x) posts such documents or (y) provides a link thereto on the website of the Borrowers (or their applicable subsidiary) on the Internet at the website address listed on Schedule 9.01; provided, that, other than with respect to items required to be delivered pursuant to Section 5.01(k), the Borrower Representative shall promptly notify (which notice may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents on the website of the Borrowers (or their applicable subsidiary) and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents; (ii) on which such documents are delivered by the Borrower Representative to the Administrative Agent for posting on behalf of the Borrower Representative on SyndTrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); (iii) on which executed certificates or other documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent); or (iv) in respect of the items required to be delivered pursuant to Section 5.01(k) in respect of information filed by the applicable Borrower or its applicable Parent Company with any securities exchange or with the SEC or any analogous governmental or private regulatory authority with jurisdiction over matters relating to securities (other than Form 10-Q reports and Form 10-K reports described in Sections 5.01(a) and (b), respectively), on which such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority or securities exchange (including, for the avoidance of doubt, by way of “EDGAR”).

Notwithstanding the foregoing, the obligations in Sections 5.01(a), (b) and (h) may instead be satisfied with respect to any financial statements of Holdings by furnishing (A) the applicable financial statements of any Parent Company of Holdings or (B) the Holding’s (or any other Parent Company’s), as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC or any securities exchange, in each case, within the time periods specified in such paragraphs; provided, that, with respect to each of clauses (A) and (B), (i) to the extent such financial statements relate to any Parent Company, such financial statements or Form 10-K or Form 10-Q, as applicable, shall either (x) certify that such Parent Company (or such other parent company) is not engaged in any material business operations and that there are no material differences between the information relating to such Parent Company (or such other parent company), on the one hand, and the information relating to Holdings and its consolidated subsidiaries, on the other hand or (y) be accompanied by unaudited consolidating information that summarizes in reasonable detail the differences between the information relating to such Parent Company and its consolidated subsidiaries, on the one hand, and the information relating to Holdings and its consolidated subsidiaries on a standalone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of Holdings as having been fairly presented in all material respects and (ii) to the extent such statements are in lieu of statements required to be provided under Section 5.01(b), such statements shall be accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall satisfy the applicable requirements set forth in Section 5.01(b) as if the references to “Holdings” therein were references to such Parent Company.

Section 5.02. Existence. Except as otherwise permitted under Section 6.07, the Borrowers will, and will cause each of their Restricted Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights, franchises, licenses and permits material to its business except, other than with respect to the preservation of the existence of the Borrowers, to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided, that neither the Borrowers nor any Restricted Subsidiary shall be required to preserve any such existence (other than with respect to the preservation of existence of the Borrowers), right, franchise, license or permit if a Responsible Officer of such Person or such Person’s board of directors (or similar governing body) determines that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders (taken as a whole).

Section 5.03. Payment of Taxes. The Borrowers will, and will cause each Restricted Subsidiary to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income or businesses or franchises before any penalty or fine accrues thereon; provided, that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings, so long as (i) adequate reserves or other appropriate provisions, as are required in conformity with IFRS, have been made therefor, and (ii) in the case of a Tax which has resulted or may result in the creation of a Lien on any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or (b) failure to pay or discharge the same could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.04. Maintenance of Properties. The Borrowers will, and will cause each Restricted Subsidiary to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all property reasonably necessary to the normal conduct of business of the Borrowers and their Restricted Subsidiaries and from time to time will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof except as expressly permitted by this Agreement or where the failure to maintain such properties or make such repairs, renewals or replacements could not reasonably be expected to have a Material Adverse Effect.

Section 5.05. Insurance. Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Borrowers will maintain or cause to be maintained, with financially sound and reputable insurers, such insurance coverage with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Borrowers and their Restricted Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case, in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons as determined by the Borrower Representative in good faith (but not, for the avoidance of doubt, flood insurance except to the extent required by applicable Requirements of Law). Each such policy of insurance shall (i) name the Administrative Agent on behalf of the Secured Parties as a loss payee or additional insured, as applicable, thereunder as its interests may appear and (ii) to the extent available from the relevant insurance carrier, in the case of each casualty insurance policy (excluding any business interruption insurance policy, any workers’ compensation policy, any employee liability policy and/or any representation and warranty insurance policy), contain a loss payable clause or endorsement that names the Administrative Agent, on behalf of the Secured Parties as the loss payee thereunder and, to the extent available from the relevant insurance carrier after submission of a request by the applicable Loan Party to obtain the same, provide for at least 30 days’ prior written notice to the Administrative Agent of any modification or cancellation of such policy (or ten days’ prior written notice in the case of the failure to pay any premiums thereunder).

Section 5.06. Inspections. The Borrowers will, and will cause each Restricted Subsidiary to, permit any authorized representative designated by the Administrative Agent to visit and inspect any of the properties of the Borrowers and any Restricted Subsidiary at which the principal financial records and executive officers of the applicable Person are located, to inspect, copy and take extracts from its and their respective financial and accounting records, and to discuss its and their respective affairs, finances and accounts with its and their Responsible Officers and independent public accountants (provided, that the Borrowers (or any of their subsidiaries) may, if it so chooses, have one or more employees or representatives be present at or participate in any such discussion), all upon reasonable notice and at reasonable times during normal business hours; provided, that (a) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 5.06, (b) except as expressly set forth in clause (c) below during the continuance of an Event of Default, (i) the Administrative Agent shall not exercise such rights more often than one time during any calendar year and (ii) only one such time per calendar year shall be at the expense of the Borrowers and their Restricted Subsidiaries and (c) when an Event of Default exists, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice; provided, that, notwithstanding anything to the contrary herein, neither of the Borrowers nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of or taking abstracts from, or discuss any document, information, or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information of the Borrowers and their subsidiaries and/or any of their customers and/or suppliers, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or any of their respective representatives or contractors) is prohibited by applicable Requirements of Law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) in respect of which the Borrowers or any Restricted Subsidiary owes confidentiality obligations to any third party (provided, that such confidentiality obligations were not entered into in contemplation of the requirements of this Section 5.06).

Section 5.07. Maintenance of Book and Records. The Borrowers will, and will cause their Restricted Subsidiaries to, maintain proper books of record and account containing entries of all material financial transactions and matters involving the assets and business of the Borrowers and their Restricted Subsidiaries that are full, true and correct in all material respects and permit the preparation of consolidated financial statements in accordance with IFRS.

Section 5.08. Compliance with Laws. The Borrowers will, and will cause each of their Restricted Subsidiaries to, in each case to the extent applicable, comply with all Requirements of Law (including Sanctions, the AML Legislation, the FCPA, the UK Bribery Act, the CFPO, any Applicable Canadian Regulation, ERISA and all Environmental Laws), except to the extent the failure to so comply could not reasonably be expected to have a Material Adverse Effect; provided, that the requirements set forth in this Section 5.08, as they pertain to compliance by any Non-US Subsidiary with OFAC, the USA PATRIOT ACT and the FCPA are subject to and limited by any Requirements of Law applicable to such Non-US Subsidiary in its relevant local jurisdiction.

Section 5.09. Environmental.

(a) Environmental Disclosure. The Borrowers will deliver to the Administrative Agent:

(i) as soon as practicable following receipt thereof, copies of all non-privileged environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of a Borrower or any of its Restricted Subsidiaries or by independent consultants, governmental authorities or any other Persons, with respect to significant environmental matters at the Borrowers’ real property or with respect to any Environmental Claims that, in each case, might reasonably be expected to have a Material Adverse Effect;

(ii) promptly upon the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported by a Borrower or any of its Restricted Subsidiaries to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws that could reasonably be expected to have a Material Adverse Effect, (B) any remedial action taken by a Borrower or any of its Restricted Subsidiaries or any other Person of which a Borrower or any of its Restricted Subsidiaries has knowledge in response to (1) any Hazardous Materials Activity the existence of which has a reasonable possibility of resulting in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect or (2) any Environmental Claim that, individually or in the aggregate, has a reasonable possibility of resulting in a Material Adverse Effect and (C) discovery by any Borrower of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that reasonably could be expected to have a Material Adverse Effect;

(iii) as soon as practicable following the sending or receipt thereof by any Borrower or any Restricted Subsidiary, a copy of any and all written communications with respect to (A) any Environmental Claim that, individually or in the aggregate, has a reasonable possibility of giving rise to a Material Adverse Effect, (B) any Release required to be reported by any Borrower or any Restricted Subsidiary to any federal, state or local governmental or regulatory agency that reasonably could be expected to have a Material Adverse Effect, and (C) any request made to any Borrower or any Restricted Subsidiary for information from any governmental agency that suggests such agency is investigating whether any Borrower or any Restricted Subsidiary may be potentially responsible for any Hazardous Materials Activity which is reasonably expected to have a Material Adverse Effect;

(iv) prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or property by a Borrower or any of its Restricted Subsidiaries that could reasonably be expected to expose a Borrower or any of its Restricted Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (B) any proposed action to be taken by the Borrowers or any of their Restricted Subsidiaries to modify current operations in a manner that could subject any Borrower or any of its Restricted Subsidiaries to any additional obligations or requirements under any Environmental Law that are reasonably likely to have a Material Adverse Effect; and

(v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.09(a).

(b) Hazardous Materials Activities, Etc. The Borrowers will, and will cause each of its Restricted Subsidiaries to promptly take, any and all actions necessary to (i) cure any violation of applicable Environmental Laws by the Borrowers or their Restricted Subsidiaries, and address with appropriate corrective or remedial action any Release or threatened Release of Hazardous Materials at or from any Facility, in each case, that could reasonably be expected to have a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against a Borrower or any of its Restricted Subsidiaries and discharge any obligations it may have to any Person thereunder, in each case, where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10. Designation of Subsidiaries. The Borrower Representative may at any time after the Closing Date designate (or redesignate) any subsidiary (other than any Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided, that (i) immediately before and after such designation, no Default or Event of Default exists (including after giving effect to the reclassification of Investments in, Indebtedness of and Liens on the assets of, the applicable Restricted Subsidiary or Unrestricted Subsidiary), (ii) the Borrowers shall be in compliance with Section 6.15(a) (whether or not then in effect) calculated on a Pro Forma Basis after giving effect to such designation (and determined on the basis of the financial statements for the most recently ended Test Period at or prior to such time which have been delivered pursuant to Section 5.01(a) or Section 5.01(b), as applicable) and (iii) as of the date of the designation thereof, no Unrestricted Subsidiary shall own any Capital Stock in any Restricted Subsidiary of any Borrower or hold any Indebtedness of or any Lien on any property of the Borrowers or their Restricted Subsidiaries. The designation of any subsidiary as an Unrestricted Subsidiary shall constitute an Investment by such Borrower (or its applicable Restricted Subsidiary) therein at the date of designation in an amount equal to the portion of the fair market value of the net assets of such Restricted Subsidiary attributable to the Borrowers’ (or its applicable Restricted Subsidiary’s) equity interest therein as reasonably estimated by the Borrower Representative (and such designation shall only be permitted to the extent such Investment is otherwise permitted under Section 6.06). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the making, incurrence or granting, as applicable, at the time of designation of any then-existing Investment, Indebtedness or Lien of such Restricted Subsidiary, as applicable; provided, that upon a re-designation of any Unrestricted Subsidiary as a Restricted Subsidiary, then such Borrower shall be deemed to continue to have an Investment in the resulting Restricted Subsidiary in an amount (if positive) equal to (a) such Borrower’s “Investment” in such Restricted Subsidiary at the time of such re-designation, less (b) the portion of the fair market value of the net assets of such Restricted Subsidiary attributable to such Borrower’s equity therein at the time of such re-designation. As of the Closing Date, the subsidiaries listed on Schedule 5.10 have been designated as Unrestricted Subsidiaries.

Section 5.11. Use of Proceeds. The Borrowers shall use the proceeds of the Revolving Loans (i) on the Closing Date to (x) finance a portion of the Transactions (including original issue discount or upfront fees and the payment of Transaction Costs), any purchase price adjustments under the Share Purchase Agreement (including with respect to the amount of any cash, cash equivalents, marketable securities and/or working capital to be acquired) and capital expenditures, in the case of this clause (x), in each case, in an aggregate principal amount not to exceed US$7,500,000 and (y) for ordinary course working capital purposes and (ii) after the Closing Date, for ordinary course working capital purposes and other general corporate purposes of the Borrowers and their subsidiaries (including for capital expenditures, acquisitions, working capital and/or purchase price adjustments, the payment of transaction fees and expenses, other Investments, Restricted Payments and any other purpose not prohibited by the terms of the Loan Documents). The Borrowers shall use the proceeds of the Swingline Loans made after the Closing Date to finance the working capital needs and other general corporate purposes of the Borrowers and their subsidiaries and any other purpose not prohibited by the terms of the Loan Documents. The Borrowers shall use proceeds of the Initial Term Loans to effect all or a portion of the Refinancing, finance all or a portion of the Transactions (including original issue discount or upfront fees, working capital and/or purchase price adjustments and the payment of Transaction Costs) and for general corporate purposes. No part of the proceeds of any Loan (including the 2019 Incremental Term Loans ~~and~~, Amendment No. 3 Incremental Term Loans and Amendment No. 5 USD Incremental Term Loans) will be used, whether directly or indirectly, for any purpose that would entail a violation of Regulation U or X. The Borrowers shall use the proceeds of the 2019 Incremental Term Loans, Amendment No. 3 Incremental Term Loans and the Amendment No. ~~3~~5 USD Incremental Term Loans as permitted under Amendment No. 1 ~~and~~, Amendment No. 3 and Amendment No. 5, respectively. The Borrowers shall use the proceeds of the Incremental Term Loans (other than the 2019 Incremental Term Loans ~~and~~, the Amendment No. 3 Term Loans and the Amendment No. 5 USD Incremental Term Loans) for working capital, capital expenditures and other general corporate purposes of the Borrowers and their subsidiaries (including for Restricted Payments, Investments, Permitted Acquisitions and any other purpose not prohibited by the terms of the Loan Documents).

Section 5.12. Covenant to Guarantee Obligations and Provide Security.

(a) Upon (i) the formation or acquisition after the Closing Date of any Restricted Subsidiary (including, without limitation, pursuant to division of any limited liability company into two or more limited liability companies pursuant to Section 18-217 of the Delaware Limited Liability Company Act or a comparable provision of any other Requirements of Law), (ii) the designation of any Unrestricted Subsidiary as a Restricted Subsidiary or (iii) any Restricted Subsidiary that is an Excluded Subsidiary ceasing to be an Excluded Subsidiary, (x) if the event giving rise to the obligation under this Section 5.12(a) occurs during the first three Fiscal Quarters of any Fiscal Year, on or before the date on which financial statements are required to be delivered pursuant to Section 5.01(a) for the Fiscal Quarter in which the relevant formation, acquisition, designation or cessation occurred or (y) if the event giving rise to the obligation under this Section 5.12(a) occurs during the fourth Fiscal Quarter of any Fiscal Year, on or before the date that is 60 days after the end of such Fiscal Quarter (or, in the cases of clauses

(x) and (y), such longer period as the Administrative Agent may reasonably agree), the Borrowers shall (A) cause such Restricted Subsidiary (other than any Excluded Subsidiary) to comply with the requirements set forth in clause (a) of the definition of “Collateral and Guarantee Requirement” and (B) upon the reasonable request of the Administrative Agent, cause the relevant Restricted Subsidiary to deliver to the Administrative Agent a signed copy of a customary opinion of counsel for such Restricted Subsidiary, addressed to the Administrative Agent and the other relevant Secured Parties; provided, that notwithstanding the foregoing, no subsidiary that is an Excluded Subsidiary shall be required to take any action described in this Section 5.12(a). Upon the designation of any Discretionary Guarantor, substantially concurrently with such Restricted Subsidiary being designated as a Discretionary Guarantor, (A) the Borrowers shall cause such cause such Restricted Subsidiary to comply with the requirements set forth in clause (c) of the definition of “Collateral and Guarantee Requirement” and (B) upon the reasonable request of the Administrative Agent, cause the relevant Discretionary Guarantor to deliver to the Administrative Agent a signed copy of a customary opinion of counsel for such Discretionary Guarantor, addressed to the Administrative Agent and the other relevant Secured Parties.

(b) Within 90 days after the acquisition by any Loan Party of any Material Real Estate Asset (other than any Excluded Asset) (or such longer period as the Administrative Agent may reasonably agree), the Borrower Representative shall notify the Administrative Agent (who shall notify the Lenders), and the Borrowers will cause such Loan Party to cause to be executed and delivered, the Mortgages in respect of such Material Real Estate Asset to create in favor of the Administrative Agent a valid and, subject to any filing and/or recording referred to herein, perfected, first-priority security interest in such Material Real Estate Asset, subject to the matters set forth in this Section 5.12, and, corresponding UCC and PPSA, as applicable, fixture filings, title insurance policies (including any customary endorsements thereto) in an amount reasonably acceptable to the Administrative Agent (not to exceed the fair market value of the Material Real Estate Asset covered thereby), surveys (or survey updates, to the extent sufficient to obtain survey coverage under the title policy), customary local counsel opinions and other documentation, that the Administrative Agent shall reasonably request, all at the expense of the Borrowers; it being understood and agreed that with respect to any Material Real Estate Asset owned by any Restricted Subsidiary at the time such Restricted Subsidiary is required or elects to become a Loan Party under Section 5.12(a) above, such Material Real Estate Asset shall be deemed to have been acquired by such Restricted Subsidiary on the first day of the time period within which such Restricted Subsidiary is required to become or has elected to become a Loan Party under Section 5.12(a). Notwithstanding any provision of any Loan Document to the contrary, if any mortgage tax or similar tax or charge is owed on the entire amount of the Obligations evidenced hereby, then, to the extent permitted by, and in accordance with, applicable Requirements of Law, the amount of such mortgage tax or similar tax or charge shall be calculated based on the lesser of (i) the amount of the Obligations allocated to the applicable Material Real Estate Asset and (ii) the fair market value of the applicable Material Real Estate Asset at the time the Mortgage is entered into and determined in a manner reasonably acceptable to Administrative Agent and the Borrower Representative, which, in the cause of clause (ii), will result in a limitation of the Obligations secured by the Mortgage to such amount.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, (i) the Administrative Agent may grant extensions of time (including after the expiration of any relevant period, which apply retroactively) for the creation and perfection of security interests in, or obtaining of title insurance, legal opinions, surveys or other deliverables with respect to, particular assets or the provision of the Loan Guaranty by any Restricted Subsidiary (in connection with assets acquired, or Restricted Subsidiaries formed or acquired, after the Closing Date), and each Lender hereby consents to any such extension of time, (ii) any Lien required to be granted from time to time pursuant to the definition of “Collateral and Guarantee Requirement” shall be subject to the exceptions and limitations set forth in the applicable Collateral Documents, (iii) perfection by control shall not be required with respect to assets requiring perfection through control agreements or other control arrangements, including deposit accounts, securities accounts and commodities accounts (other than control of pledged Capital Stock and/or Material Debt Instruments that constitute Collateral and are owing from Persons that are not Loan Parties), (iv) no Loan Party shall be required to seek any landlord lien waiver, bailee letter, estoppel, warehouseman waiver or other collateral access or similar letter or agreement; (v) except with respect to any Discretionary Guarantor that is organized under the laws of a jurisdiction outside of the US or Canada, no Loan Party will be required to (1) take any action outside of the US and Canada to create or perfect any security interest in any asset of any Loan Party that is located outside of the US or Canada (including non-US or non-Canadian intellectual property) or (2) execute any security agreement, pledge agreement, mortgage, deed or charge governed by the laws of any jurisdiction other than the US or Canada (it being understood and agreed that no Loan Party, including any Discretionary Guarantor, will be required to take any action to perfect a security interest in the Collateral in any jurisdiction other than the US, Canada and any jurisdiction in which such Loan Party is organized, other than, in the case of any Material Real Estate Asset owned by any Loan Party, the jurisdiction where such property is located), (vi) in no event will the Collateral include any Excluded Assets, (vii) no action shall be required to perfect any Lien with respect to any vehicles or other assets subject to a certificate of title, to the extent that a security interest therein cannot be perfected by filing a UCC-1 financing statement or PPSA financing statement, as applicable, (viii) no action shall be required to perfect any Lien with respect to Letter-of-Credit Rights, Commercial Tort Claims or any debt instruments that are not Material Debt Instruments, in each case, to the extent that a security interest therein cannot be perfected by filing a UCC-1 financing statement or PPSA financing statement, as applicable, (ix) the Administrative Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other Tax or expenses relating to such Lien) outweighs the benefit to the Lenders of the security afforded thereby as reasonably determined by the Borrower Representative and the Administrative Agent in writing, (x) in no event shall notices be required to be sent to account debtors or other contractual third-parties prior to the occurrence and during the continuance of an Event of Default under Section 7.01(a), (f) or (g) (other than notices of the granting of a hypothec to insurers to the extent required by the Civil Code of Quebec), and (xi) any joinder or supplement to the Loan Guaranty, any Collateral Document and/or any other Loan Document executed by any Restricted Subsidiary that is required to become a Loan Party pursuant to Section 5.12(a) above (including any joinder agreement) may, with the consent of the Administrative Agent (not to be unreasonably withheld or delayed), include such schedules (or updates to schedules) as may be necessary to qualify any representation or warranty set forth in any Loan Document to the extent necessary to ensure that such representation or warranty is true and correct to the extent required thereby or by the terms of any other Loan Document.

Section 5.13. Maintenance of Ratings. The Borrowers will use commercially reasonable efforts to maintain private corporate credit facility ratings for the Term Facility and private corporate family ratings for the Borrowers from each of S&P and Moody’s; provided, that in no event shall any Borrower be required to maintain any specific rating with any such agency.

Section 5.14. Further Assurances. Promptly upon request of the Administrative Agent and subject to the limitations described in Section 5.12:

(a) The Borrowers will, and will cause each other Loan Party to, execute any and all further documents, financing statements, agreements, instruments, certificates, notices and acknowledgments and take all such further actions (including the filing and recordation of financing statements and/or amendments thereto and other documents), that may be required under any applicable Requirements of Law and which the Administrative Agent may request to ensure the creation, perfection and priority of the Liens created or intended to be created under the Collateral Documents, all at the expense of the relevant Loan Parties.

(b) The Borrowers will, and will cause each other Loan Party to, (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Collateral Document or other document or instrument relating to any Collateral and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts (including notices to third parties), deeds, certificates, assurances and other instruments as the Administrative Agent may reasonably request from time to time in order to ensure the creation, perfection and priority of the Liens created or intended to be created under, or to carry out more effectively the purposes of the Collateral Documents.

Section 5.15. Post-Closing Matters. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Borrowers shall, and shall cause each other Loan Party to, (i) in no event later than five Business Days following the Closing Date, deliver or cause to be delivered to the Administrative Agent, or release or cause to be released from escrow, as applicable, the documents specified in Sections 4.01(b)(iii), 4.01(d), 4.01(k), 4.01(o) and 4.01(p) in respect of KDC and (ii) in no event later than the dates set forth on Schedule 5.15 (or, in each case, such later date as may be agreed by the Administrative Agent in its reasonable discretion), to deliver or cause to be delivered to the Administrative Agent the documents specified on Schedule 5.15.

ARTICLE 6

NEGATIVE COVENANTS

From the Closing Date and until the Termination Date has occurred, (i) in the case of Holdings, solely with respect to Section 6.14, and (ii) the Borrowers, in each case, covenants and agrees with the Lenders that:

Section 6.01. Indebtedness. The Borrowers shall not, nor shall they permit any of their Restricted Subsidiaries to, directly or indirectly, create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:

(a) the Secured Obligations (including any Additional Term Loans and any Additional Revolving Loans);

(b) Indebtedness of any Borrower to any other Borrower or any Restricted Subsidiary and/or of any Restricted Subsidiary to any Borrower or any other Restricted Subsidiary; provided, that in the case of any Indebtedness of any Restricted Subsidiary that is not a Loan Party owing to a Loan Party to the extent resulting from an Investment, such Indebtedness shall be permitted as an Investment by Section 6.06; provided, further, that any Indebtedness of any Loan Party owing to any Restricted Subsidiary that is not a Loan Party must be expressly subordinated to the Obligations of such Loan Party on terms that are reasonably acceptable to the Administrative Agent);

(c) [reserved];

(d) Indebtedness arising from any agreement providing for indemnification, adjustment of purchase price or similar obligations (including contingent earn-out obligations) incurred in connection with any Disposition permitted hereunder, any acquisition permitted hereunder or consummated prior to the Closing Date or any other purchase of assets or Capital Stock, and Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of any Borrower or any Restricted Subsidiary pursuant to any such agreement;

(e) Indebtedness of any Borrower and/or any Restricted Subsidiary (i) pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance and/or return of money bonds or other similar obligations incurred in the ordinary course of business and (ii) in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of the foregoing items;

(f) Indebtedness of any Borrower and/or any Restricted Subsidiary in respect of commercial credit cards, stored value cards, purchasing cards, treasury management services, netting services, overdraft protections, check drawing services, automated payment services (including depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services), employee credit card programs, cash pooling services and any arrangements or services similar to any of the foregoing and/or otherwise in connection with Cash management and Deposit Accounts, including Banking Services Obligations and dealer incentive, supplier finance or similar programs;

(g) (i) Guarantees by any Borrower and/or any Restricted Subsidiary of the obligations of suppliers, customers and licensees in the ordinary course of business, (ii) Indebtedness incurred in the ordinary course of business in respect of obligations of any Borrower and/or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (iii) Indebtedness in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;

(h) Guarantees by any Borrower and/or any Restricted Subsidiary of Indebtedness or other obligations of any Borrower and/or any Restricted Subsidiary with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01 or other obligations not prohibited by this Agreement; provided, that in the case of any Guarantee by any Loan Party of the obligations of any non-Loan Party, the related Investment is permitted under Section 6.06;

(i) Indebtedness of any Borrower and/or any Restricted Subsidiary existing, or pursuant to commitments existing, on the Closing Date and described on Schedule 6.01;

(j) Indebtedness of Restricted Subsidiaries that are not Loan Parties; provided, that the aggregate outstanding principal amount of such Indebtedness shall not exceed the greater of US$21,000,000 and 20% of Consolidated Adjusted EBITDA of the Borrowers and their Restricted Subsidiaries as of the last day of the most recently ended Test Period;

(k) Indebtedness of any Borrower and/or any Restricted Subsidiary consisting of obligations owing under incentive, supply, license or similar agreements entered into in the ordinary course of business;

(l) Indebtedness of any Borrower and/or any Restricted Subsidiary consisting of (i) the financing of insurance premiums, (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business and/or (iii) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;

(m) Indebtedness of any Borrower and/or any Restricted Subsidiary with respect to Capital Leases and purchase money Indebtedness incurred prior to or within 270 days of the acquisition, lease, completion of construction, repair of, replacement, improvement to or installation of assets in an aggregate outstanding principal amount not to exceed the greater of US$32,000,000 and 30% of Consolidated Adjusted EBITDA of the Borrowers and their Restricted Subsidiaries as of the last day of the most recently ended Test Period;

(n) Indebtedness of any Person that becomes a Restricted Subsidiary or Indebtedness assumed in connection with an acquisition permitted hereunder after the Closing Date; provided, that (i) such Indebtedness (A) existed at the time such Person became a Restricted Subsidiary or the assets subject to such Indebtedness were acquired and (B) was not created or incurred in anticipation thereof, (ii) no Event of Default under Sections 7.01(a), (f), or (g) exists or would result after giving pro forma effect to such acquisition, (iii) the Borrowers are in compliance with Section 6.15(a) (whether or not then in effect), and (iv) (A) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Lien securing the Secured Obligations on the Closing Date, the First Lien Leverage Ratio would not exceed 5.00:1.00, (B) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Lien securing the Secured Obligations on the Closing Date, the Secured Leverage Ratio would not exceed 6.50:1.00 and (C) if such Indebtedness is unsecured, the Total Leverage Ratio would not exceed 6.50:1.00, in each case of clauses (ii)(A) through (C), calculated on a Pro Forma Basis;

(o) Indebtedness consisting of promissory notes issued by any Borrower or any Restricted Subsidiary to any stockholder of any Parent Company or any current or former director, officer, employee, member of management, manager or consultant of any Parent Company, any Borrower or any subsidiary (or their respective Immediate Family Members) to finance the purchase or redemption of Capital Stock of any Parent Company permitted by Section 6.04(a);

(p) the Borrowers and their Restricted Subsidiaries may become and remain liable for any Indebtedness refinancing, refunding or replacing any Indebtedness permitted under clauses (a), (i), (j), (m), (n), (q), (r), (u), (w), (x), (y) and (z) of this Section 6.01 (in any case, including any refinancing Indebtedness incurred in respect thereof, “Refinancing Indebtedness”) and any subsequent Refinancing Indebtedness in respect thereof; provided, that

(i) the proceeds of such Refinancing Indebtedness are promptly applied to permanently repay in whole or in part the Indebtedness refinanced, refunded or replaced and the principal amount of such Refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except by (A) an amount equal to unpaid accrued interest and premiums (including tender premiums) thereon plus underwriting discounts, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with the relevant refinancing, refunding or replacement, (B) an amount equal to any existing commitments unutilized thereunder and (C) additional amounts permitted to be incurred pursuant to this Section 6.01 (provided, that (1) any additional Indebtedness referenced in this clause (C) satisfies the other applicable requirements of this Section 6.01(p) (with additional amounts incurred in reliance on this clause (C) constituting a utilization of the relevant basket or exception pursuant to which such additional amount is permitted) and (2) if such additional Indebtedness is secured, the Lien securing such Refinancing Indebtedness is permitted under Section 6.02),

(ii) in the case of Refinancing Indebtedness with respect to clauses (a), (q), (r), (w) and (z) (other than Customary Bridge Loans), (A) such Refinancing Indebtedness has a final maturity equal to or later than (and, in the case of revolving Indebtedness, does not require mandatory commitment reductions, if any, prior to) the earlier of (x) the Latest Term Loan Maturity Date and (y) the final maturity of the Indebtedness being refinanced, refunded or replaced and (B) other than with respect to revolving Indebtedness, a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded or replaced,

(iii) the covenants and events of default applicable to any Refinancing Indebtedness with an original principal amount in excess of the Threshold Amount (excluding pricing, fees, premiums, rate floors, optional prepayment or redemption terms (and, if applicable, subordination terms) and, with respect to Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) above, security), are either (A) substantially identical to, or not materially more favorable taken as a whole (as reasonably determined by the Borrower Representative) to the lenders providing such Refinancing Indebtedness than those applicable to the Indebtedness being refinanced, refunded or replaced (other than any covenants or events of default (x) applicable only to periods after the Latest Maturity Date as of such date or (y) more favorable to the lenders thereunder and added for the benefit of such Indebtedness) or (B) taken as a whole, reflect then-current market terms and conditions (as determined by the Borrower Representative in good faith), taken as a whole, at the time of incurrence or issuance for the applicable type of Indebtedness,

(iv) in the case of Refinancing Indebtedness with respect to Indebtedness permitted under clauses (j), (m), (q), (r) (u), (w), (x) and (y) of this Section 6.01, the incurrence thereof shall be without duplication of any amounts outstanding in reliance on the relevant clause (in other words the caps in such clauses shall apply in the aggregate to such Refinancing Indebtedness and any Indebtedness outstanding under such clauses),

(v) except in the case of Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) of this Section 6.01 (it being understood that Holdings may not be the primary obligor of the applicable Refinancing Indebtedness if Holdings was not the primary obligor on the relevant refinanced Indebtedness), (A) such Refinancing Indebtedness, if secured, is secured only by Permitted Liens at the time of such refinancing, refunding or replacement (it being understood that secured Indebtedness may be refinanced with unsecured Indebtedness), (B) such Refinancing Indebtedness is incurred by the obligor or obligors in respect of the Indebtedness being refinanced, refunded or replaced, except to the extent otherwise permitted pursuant to Section 6.01 and (C) if the Indebtedness being refinanced, refunded or replaced was originally contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness were originally contractually subordinated to the Liens on the Collateral securing the Secured Obligations), such Indebtedness is contractually subordinated to the Obligations in right of payment (or the Liens securing such Refinancing Indebtedness are subordinated to the Liens on the Collateral securing the Secured Obligations) on terms not materially less favorable (as reasonably determined by the Borrower Representative), taken as a whole, to the Lenders than those applicable to the Indebtedness (or Liens, as applicable) being refinanced, refunded or replaced, taken as a whole, and

(vi) in the case of Refinancing Indebtedness incurred in respect of Indebtedness permitted under clause (a) of this Section 6.01, (A) such Refinancing Indebtedness is pari passu or junior in right of payment and secured by the Collateral on a pari passu or junior basis with respect to the remaining Obligations hereunder, or is unsecured; provided, that any such Refinancing Indebtedness that is pari passu or junior with respect to the Collateral shall be subject to a customary intercreditor agreement or an intercreditor agreement on terms reasonably satisfactory to the Administrative Agent and the Borrower Representative, (B) if the Indebtedness being refinanced, refunded or replaced is secured, it is not secured by any assets other than the Collateral, (C) if the Indebtedness being refinanced, refunded or replaced is Guaranteed, it shall not be Guaranteed by any Person other than a Loan Party and (D) if not pari passu, such Refinancing Indebtedness is incurred under (and pursuant to) documentation other than this Agreement; it being understood and agreed that any such Refinancing Indebtedness that is pari passu with the Term Loans hereunder in right of payment and secured by the Collateral on a pari passu basis with respect to the Secured Obligations hereunder that are secured on a first lien basis may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory prepayment in respect of the Term Loans (and any Additional Term Loans then subject to ratable repayment requirements), in each case, as the Borrower Representative and the relevant lender may agree;

(q) Indebtedness incurred to finance acquisitions or similar Investments permitted hereunder after the Closing Date (the Indebtedness incurred pursuant to this Section 6.01(q), “Incurred Acquisition Debt”), in an unlimited amount so long as (A) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Lien securing the Secured Obligations on the Closing Date, the First Lien Leverage Ratio would not exceed 5.00:1.00, (B) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Lien securing the Secured Obligations on the Closing Date, the Secured Leverage Ratio would not exceed 6:50:1.00 and (C) if such Indebtedness is unsecured, at the Borrower Representative’s option, either (x) the Total Leverage Ratio would not exceed 6.50:1.00 or (y) the Consolidated Cash Interest Coverage Ratio would not be less than 2.00:1.00, in each case of clauses (A) through (C), calculated on a Pro Forma Basis, including the application of the proceeds thereof (without “netting” the Cash proceeds of such Indebtedness) as of the most recently ended Test Period); provided, that (1) any such Indebtedness that is subordinated to the Obligations in right of payment or security or that is pari passu in right of security and not incurred under this Agreement shall be subject to intercreditor arrangements that are reasonably satisfactory to the Borrower Representative and the Administrative Agent, (2) such Indebtedness does not mature or require any scheduled amortization or scheduled payment of principal or require any mandatory redemption, repurchase, repayment or sinking fund obligation (other than (I) payments as part of an “applicable high yield discount obligation” catch-up payment, (II) customary offers to repurchase in connection with any change of control, Disposition or casualty event and (III) customary acceleration rights after an event of default), in each case, prior to the date which is 91 days after the Latest Maturity Date as of the date of incurrence thereof and (3) the covenants, events of default and other terms applicable to any such Indebtedness (excluding pricing, fees, premiums, rate floors, optional prepayment or redemption terms (and, if applicable, subordination terms) and, with respect to Indebtedness incurred in respect of Indebtedness permitted under clause (A) above, security), are substantially identical to, or not materially more favorable taken as a whole (as reasonably determined by the Borrower Representative) to the lenders providing such Indebtedness than those in the then-existing Loan Documents (or, if materially more favorable, taken as a whole, to the lenders providing such Indebtedness than those contained in the then-existing Loan Documents, are conformed (or added) to the Loan Documents for the benefit of the Term Lenders pursuant to an amendment to this Agreement effectuated in reliance on Section 9.02(d)(ii)); provided, that any Incurred Acquisition Debt in the form of broadly syndicated floating rate US Dollar denominated term loans (other than Customary Bridge Loans) that (A) is secured on a pari passu basis with the Term Loan Facility in right of payment and with respect to security, (B) has a final maturity date which is more than 24 months after the Initial Term Loan Maturity Date and (C) is in an aggregate outstanding principal amount, when taken together with all other outstanding broadly syndicated floating rate US Dollar denominated term loans incurred pursuant to Section 2.22(a), Section 6.01(w) and Section 6.01(z), that is greater than the greater of US$52,600,000 and 50% of the Consolidated Adjusted EBITDA of the Borrowers and their Restricted Subsidiaries as of the last day of the most recently ended Test Period, shall be subject to clause (v) of the proviso to Section 2.22(a); provided, further, that the aggregate outstanding principal amount of such Incurred Acquisition Debt incurred by Restricted Subsidiaries that are not Loan Parties under this Section 6.01(q) shall not exceed the greater of US$21,000,000 and 20% of Consolidated Adjusted EBITDA;

(r) Indebtedness of any Borrower and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed 100% of the amount of Net Proceeds received by such Borrower from (i) the issuance or sale of Qualified Capital Stock or (ii) any cash contribution to its common equity with the Net Proceeds from the issuance and sale by any Parent Company of its Qualified Capital Stock or a contribution to the common equity of any Parent Company, in each case, (A) other than any Net Proceeds received from the sale of Capital Stock to, or contributions from, any Borrower or any Restricted Subsidiary, (B) to the extent the relevant Net Proceeds have not otherwise been applied to make Investments, Restricted Payments or Restricted Debt Payments hereunder and (C) other than Cure Amounts;

(s) Indebtedness of any Borrower and/or any Restricted Subsidiary under any Derivative Transaction not entered into for speculative purposes;

(t) [Reserved];

(u) Indebtedness of any Borrower and/or any Restricted Subsidiary in an aggregate outstanding principal amount not to exceed the greater of US$32,000,000 and 30% of Consolidated Adjusted EBITDA of the Borrowers and their Restricted Subsidiaries for the most recently ended Test Period;

(v) to the extent constituting Indebtedness, obligations under the Share Purchase Agreement and any Indebtedness permitted to remain outstanding thereunder;

(w) additional Indebtedness of any Borrower and/or any Restricted Subsidiary (the Indebtedness incurred pursuant to this Section 6.01(w), “Ratio Debt”), in an unlimited amount so long as (A) if such Indebtedness is secured by a Lien on the Collateral that is pari passu with the Lien securing the Secured Obligations on the Closing Date, the First Lien Leverage Ratio would not exceed 5.00:1.00, (B) if such Indebtedness is secured by a Lien on the Collateral that is junior to the Lien securing the Secured Obligations on the Closing Date, the Secured Leverage Ratio would not exceed 6.50:1.00 and (C) if such Indebtedness is unsecured, either (x) the Total Leverage Ratio would not exceed 6.50:1.00 or (y) the Consolidated Cash Interest Coverage Ratio would not be less than 2.00:1.00, in each case of clauses (A) through (C), calculated on a Pro Forma Basis, including the application of the proceeds thereof (without “netting” the Cash proceeds of such Indebtedness) as of the most recently ended Test Period) and assuming all such Indebtedness and commitments are fully drawn, as applicable; provided, that: (1) any such Indebtedness that is subordinated to the Obligations in right of payment or security or that is pari passu in right of security and is not incurred under this Agreement shall be subject to intercreditor arrangements that are reasonably satisfactory to the Borrower Representative and the Administrative Agent, (2) no such Indebtedness shall mature or require any scheduled amortization or scheduled payments of principal and shall not be subject to any mandatory redemption, repurchase, repayment or sinking fund obligation (other than (I) payments as part of an “applicable high yield discount obligation” catch-up payment, (II) customary offers to repurchase in connection with any change of control, Disposition or casualty event and (III) customary acceleration rights after an event of default), in each case, prior to the date that is 91 days after the Latest Maturity Date as of the date of the incurrence thereof and (3) the covenants, events of default and other terms applicable to any such Indebtedness (excluding pricing, fees, premiums, rate floors, optional prepayment or redemption terms

(and, if applicable, subordination terms) and, with respect to Indebtedness incurred in respect of Indebtedness permitted under clause (A) above, security), are substantially identical to, or not materially more favorable taken as a whole (as reasonably determined by the Borrower Representative) to the lenders providing such Indebtedness than those in the then-existing Loan Documents (or, if materially more favorable, taken as a whole, to the lenders providing such Indebtedness than those contained in the then-existing Loan Documents, are conformed (or added) to the Loan Documents for the benefit of the Term Lenders pursuant to an amendment to this Agreement effectuated in reliance on Section 9.02(d)(ii)); provided, that any Ratio Debt in the form of broadly syndicated floating rate US Dollar denominated term loans (other than Customary Bridge Loans) that (A) is secured on a pari passu basis with the Term Loan Facility in right of payment and with respect to security, (B) has a final maturity date which is more than 24 months after the Initial Term Loan Maturity Date and (C) is in an aggregate outstanding principal amount, when taken together with all other outstanding broadly syndicated floating rate US Dollar denominated term loans incurred pursuant to Section 2.22(a), Section 6.01(q) and Section 6.01(z), that is greater than the greater of US$52,600,000 and 50% of the Consolidated Adjusted EBITDA of the Borrowers and their Restricted Subsidiaries as of the last day of the most recently ended Test Period, shall be subject to clause (v) of the proviso to Section 2.22(a); provided, further, that the aggregate outstanding principal amount of such Ratio Debt incurred by Restricted Subsidiaries that are not Loan Parties under this Section 6.01(w) shall not exceed the greater of US$21,000,000 and 20% of Consolidated Adjusted EBITDA;

(x) Indebtedness of any Borrower and/or any Restricted Subsidiary incurred in connection with supplier financing arrangements or any other Permitted Receivables Financing in an aggregate amount not to exceed the greater of US$42,000,000 and 40% of Consolidated Adjusted EBITDA of the Borrowers and their Restricted Subsidiaries for the most recently ended Test Period;

(y) Indebtedness of any Borrower and/or any Restricted Subsidiary incurred in connection with Sale and Lease-Back Transactions permitted pursuant to Section 6.08;

(z) senior or subordinated notes and/or loans (and/or commitments in respect thereof) issued or incurred by any Borrower in lieu of Incremental Loans (such notes or loans, “Incremental Equivalent Debt”); provided, that (i) the aggregate outstanding principal amount (or committed amount, if applicable) of all Incremental Equivalent Debt, shall not exceed the then-available Incremental Cap (as in effect at the time of determination, including giving effect to any reclassification on or prior to such date of determination), (ii) any Incremental Equivalent Debt shall be subject to clauses (vi), (vii), (viii) and (x) (except, in the case of clause (x), as otherwise agreed by the Persons providing such Incremental Equivalent Debt) of the proviso to Section 2.22(a), (iii) any Incremental Equivalent Debt in the form of broadly syndicated floating rate US Dollar denominated term loans (other than Customary Bridge Loans) that (A) is secured on a pari passu basis with the Term Loan Facility in right of payment and with respect to security, (B) has a final maturity date which is more than 24 months after the Initial Term Loan Maturity Date and (C) is in an aggregate outstanding principal amount, when taken together with all other outstanding broadly syndicated floating rate US Dollar denominated term loans incurred pursuant to Section 2.22(a), Section 6.01(q) and Section 6.01(w), that is greater than the greater of US$52,600,000 and 50% of the Consolidated Adjusted EBITDA of the Borrowers and their Restricted Subsidiaries as of the last day of the most recently ended Test Period, shall be subject to clause (v) of the proviso to Section 2.22(a) and (iv) any Incremental Equivalent Debt that ranks pari passu or junior in right of security with the Credit Facilities, or that is subordinated in right of payment or security, in each case, shall be subject to intercreditor arrangements reasonably satisfactory to the Borrower Representative and the Administrative Agent;

(aa) Indebtedness (including obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments with respect to such Indebtedness) incurred by any Borrower and/or any Restricted Subsidiary in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits;

(bb) Indebtedness of any Borrower and/or any Restricted Subsidiary representing (i) deferred compensation to directors, officers, employees, members of management, managers, and consultants of any Parent Company, any Borrower and/or any Restricted Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with the Transactions, any Permitted Acquisition or any other Investment permitted hereby;

(cc) Indebtedness of any Borrower and/or any Restricted Subsidiary in respect of any letter of credit or bank guarantee issued in favor of any Issuing Bank, or the Swingline Lender to support any Defaulting Lender’s participation in Letters of Credit issued, or Swingline Loans made, hereunder;

(dd) Indebtedness of any Borrower or any Restricted Subsidiary supported by any Letter of Credit;

(ee) unfunded pension fund and other employee benefit plan obligations and liabilities incurred by any Borrower and/or any Restricted Subsidiary in the ordinary course of business;

(ff) without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness of any Borrower and/or any Restricted Subsidiary hereunder; and

(gg) customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business.

Section 6.02. Liens. No Borrower shall, nor shall any Borrower permit any of its Restricted Subsidiaries to, create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, except:

(a) Liens securing the Secured Obligations;

(b) Liens for Taxes which are (i) for amounts not yet due or (ii) if due, not at such time required to be paid pursuant to Section 5.03;

(c) statutory Liens (and rights of set-off) of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen, suppliers and materialmen, and other Liens imposed by applicable Requirements of Law, in each case, incurred in the ordinary course of business (i) for amounts not yet overdue by more than 30 days or (ii) for amounts that are overdue by more than 30 days and that are being contested in good faith by appropriate proceedings, so long as any reserves or other appropriate provisions required by IFRS have been made for any such contested amounts;

(d) Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business securing (x) any liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty, liability or other insurance to the Borrowers and their subsidiaries or (y) leases or licenses of property otherwise permitted by this Agreement and (iv) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above;

(e) Liens consisting of easements, rights-of-way, restrictions, encroachments, and other defects or irregularities in or encumbrances on title, in each case, which do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Borrowers and/or their Restricted Subsidiaries, taken as a whole;

(f) Liens consisting of any (i) interest or title of a lessor or sub-lessor under any lease of real estate permitted hereunder, (ii) landlord lien permitted by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sub-lessor may be subject or (iv) subordination of the interest of the lessee or sub-lessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);

(g) Liens (i) solely on any Cash earnest money deposits (including as part of any escrow arrangement) made by any Borrower and/or any Restricted Subsidiary in connection with any letter of intent or purchase agreement with respect to any Investment permitted hereunder and (ii) consisting of (A) an agreement to Dispose of any property in a Disposition permitted under Section 6.07 and/or (B) the pledge of Cash as part of an escrow arrangement required in any Disposition permitted under Section 6.07;

(h) precautionary or purported Liens evidenced by the filing of UCC financing statements, PPSA financing statements or similar financing statements under applicable Requirements of Law relating solely to (i) operating leases or consignment or bailee arrangements entered into in the ordinary course of business and/or (ii) the sale of accounts receivable in the ordinary course of business for which a UCC financing statement, PPSA financing statement or similar financing statement is required;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) Liens in connection with any zoning, building or similar Requirements of Law or right reserved to or vested in any Governmental Authority to control or regulate the use of any or dimensions of real property or the structure thereon;

(k) Liens securing Indebtedness permitted pursuant to Section 6.01(p) (solely with respect to the permitted refinancing of Indebtedness permitted pursuant to Sections 6.01(a), (i), (j), (m), (n), (q), (u), (w), (x) and (z)); provided, that (i) no such Lien extends to any asset not covered by the Lien securing the Indebtedness that is being refinanced (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) and (ii) if the Lien securing the Indebtedness being refinanced was subject to intercreditor arrangements, then the Lien securing any refinancing Indebtedness in respect thereof shall be subject to intercreditor arrangements that are not materially less favorable to the Secured Parties, taken as a whole, than the intercreditor arrangements governing the Lien securing the Indebtedness that is refinanced or the intercreditor arrangements governing the Lien securing the relevant refinancing Indebtedness shall be otherwise reasonably acceptable to the Borrower Representative and the Administrative Agent;

(l) Liens described on Schedule 6.02 and any modification, replacement, refinancing, renewal or extension thereof; provided, that (i) no such Lien extends to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01 and (B) proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) and (ii) any such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if constituting Indebtedness, is permitted by Section 6.01;

(m) Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.08;

(n) Liens securing Indebtedness permitted pursuant to Section 6.01(m); provided, that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, replacements, accessions or additions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates);

(o) (i) Liens securing Indebtedness permitted pursuant to Section 6.01(n) on the relevant acquired assets or on the Capital Stock and assets of the relevant newly acquired Restricted Subsidiary; provided, that no such Lien (x) extends to or covers any other assets (other than the proceeds or products thereof, accessions or additions thereto and improvements thereon; it being understood that individual financings of the type permitted under Section 6.01(m) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its affiliates) or (y) was created in contemplation of the applicable acquisition of assets or Capital Stock, and (ii) Liens securing Incurred Acquisition Debt;

(p) (i) Liens that are contractual rights of set-off or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of any Borrower and/or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of any Borrower and/or any Restricted Subsidiary, (C) purchase orders and other agreements entered into with customers of any Borrower and/or any Restricted Subsidiary in the ordinary course of business and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business, (ii) Liens encumbering reasonable customary initial deposits and margin deposits and (iii) Liens on the proceeds of any Indebtedness incurred in connection with any transaction permitted hereunder, which proceeds have been deposited into an escrow account on customary terms to secure such Indebtedness pending the application of such proceeds to finance such transaction;

(q) Liens on assets and Capital Stock of Restricted Subsidiaries that are not Loan Parties (including Capital Stock owned by such Persons) securing Indebtedness or other obligations of Restricted Subsidiaries that are not Loan Parties permitted under this Agreement;

(r) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of any Borrower and/or any of its Restricted Subsidiaries;

(s) [reserved];

(t) Liens securing Indebtedness incurred pursuant to Section 6.01(z), subject to an intercreditor agreement in form and substance reasonably satisfactory to the Borrower Representative and the Administrative Agent;

(u) other Liens on assets securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of US$32,000,000 and 30% of Consolidated Adjusted EBITDA of the Borrowers and their Restricted Subsidiaries for the most recently ended Test Period;

(v) (i) Liens on assets securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation being contested in good faith not constituting an Event of Default under Section 7.01(h) and (ii) any pledge and/or deposit securing any settlement of litigation;

(w) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrowers and their respective Restricted Subsidiaries (other than any Immaterial Subsidiary) or (ii) secure any Indebtedness;

(x) Liens on Securities that are the subject of repurchase agreements constituting Investments permitted under Section 6.06 arising out of such repurchase transaction;

(y) Liens securing obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Section 6.01(d), (e), (g), (aa) and (cc);

(z) Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any assets or property in the ordinary course of business and permitted by this Agreement or (ii) by operation of law under Article 2 of the UCC (and/or the PPSA equivalent thereof and/or any similar Requirements of Law under any jurisdiction);

(aa) Liens (i) in favor of any Loan Party and/or (ii) granted by any non-Loan Party in favor of any Restricted Subsidiary that is not a Loan Party, in the case of each of clauses (i) and (ii), securing intercompany Indebtedness permitted under Section 6.01;

(bb) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(cc) Liens on specific items of inventory or other goods and the proceeds thereof securing the relevant Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;

(dd) Liens securing (x) obligations under Hedge Agreements in connection with any Derivative Transaction of the type described in Section 6.01(s) and/or (y) obligations of the type described in Section 6.01(f);

(ee) (i) Liens on Capital Stock of joint ventures or Unrestricted Subsidiaries securing capital contributions to, or obligations of, such Persons and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries;

(ff) Liens on Cash or Cash Equivalents arising in connection with the defeasance, discharge or redemption of Indebtedness;

(gg) Liens evidenced by the filing of UCC financing statements or PPSA financing statements, as applicable, relating to factoring or similar arrangements entered into in the ordinary course of business;

(hh) Liens securing Ratio Debt;

(ii) Liens on accounts receivable and related assets of Receivables Sellers securing Indebtedness permitted by Section 6.01(x) (subject, in the case of any Liens that are pari passu, or junior to, the Liens securing the Secured Obligations, to an intercreditor agreement reasonably satisfactory to the Borrower Representative and the Administrative Agent); and

(jj) reservations, limitations, provisos and conditions expressed in any original grant from the Crown for owned real estate.

For the avoidance of doubt, none of the Borrowers nor any of their Restricted Subsidiaries shall encumber any Real Property Assets constituting Excluded Assets pursuant to clause (e)(iv) of the definition of Excluded Assets with a Lien (other than Liens by operation of law) without granting (i) a prior ranking Lien in favor of the Secured Obligations or (ii) a prior ranking Lien in favor of the Secured Obligations and any pari passu Indebtedness incurred pursuant to Section 6.01(p), (q), (w) or (z).

Section 6.03. No Further Negative Pledges. No Borrower shall, nor shall any Borrower permit any Restricted Subsidiary that is not a Loan Party to, enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Obligations, except with respect to:

(a) specific property to be sold pursuant to any Disposition permitted by Section 6.07;

(b) restrictions contained in any agreement with respect to Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien, but only if such restrictions apply only to the Person or Persons obligated under such Indebtedness and its or their Restricted Subsidiaries or the property or assets securing such Indebtedness;

(c) restrictions contained in the documentation governing Indebtedness permitted by clauses (j), (m), (q), (r), (u), (w), (x) and/or (z) of Section 6.01 (and clause (p) of Section 6.01 to the extent relating to any refinancing, refunding or replacement of Indebtedness incurred in reliance on clauses (a), (j), (m), (q), (r), (u), (w), (x) and/or (z) of Section 6.01);

(d) restrictions by reason of customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien and restrictions on indirect equity transfers) contained in leases, subleases, licenses, sublicenses and other agreements entered into in the ordinary course of business (provided, that such restrictions are limited to the relevant leases, subleases, licenses, sublicenses or other agreements and/or the property or assets secured by such Liens or the property or assets subject to such leases, subleases, licenses, sublicenses or other agreements, as the case may be);

(e) Permitted Liens and restrictions in the agreements relating thereto that limit the right of any Borrower or any of its Restricted Subsidiaries to Dispose of, or encumber the assets subject to such Liens;

(f) provisions limiting the Disposition or distribution of assets or property in joint venture agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements (or the Persons the Capital Stock of which is the subject of such agreement);

(g) any encumbrance or restriction assumed in connection with an acquisition of the property or Capital Stock of any Person, so long as such encumbrance or restriction relates solely to the property so acquired (or to the Person or Persons (and its or their subsidiaries) bound thereby) and was not created in connection with or in anticipation of such acquisition;

(h) restrictions imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of the assets of, or ownership interests in, the relevant partnership, limited liability company, joint venture or any similar Person;

(i) restrictions on Cash or other deposits imposed by Persons under contracts entered into in the ordinary course of business or for whose benefit such Cash or other deposits exist;

(j) restrictions set forth in documents which exist on the Closing Date;

(k) restrictions set forth in any Loan Document, any Hedge Agreement and/or any agreement relating to any Banking Service Obligation;

(l) restrictions contained in documents governing Indebtedness permitted hereunder of any Restricted Subsidiary that is not a Loan Party; and

(m) other restrictions or encumbrances imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of the contracts, instruments or obligations referred to in clauses (a) through (l) above; provided, that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower Representative, more restrictive with respect to such encumbrances and other restrictions, taken as a whole, than those in effect prior to the relevant amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.04. Restricted Payments; Certain Payments of Indebtedness.

(a) The Canadian Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, pay or make, directly or indirectly, any Restricted Payment, except that:

(i) The Canadian Borrower may make customary Restricted Payments to the extent necessary to permit any Parent Company:

(A) to pay general administrative costs and expenses (including corporate overhead, legal or similar expenses and customary salary, bonus and other benefits payable to directors, officers, employees, members of management, managers and/or consultants of any Parent Company) and franchise fees and Taxes and similar fees, Taxes and expenses required to enable such Parent Company to maintain its organizational existence or qualification to do business, in each case, which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by directors, officers, members of management, managers, employees or consultants of any Parent Company, in each case, to the extent attributable to the ownership or operations of any Parent Company and its subsidiaries (but excluding the portion of such amount that is attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrowers and their subsidiaries);

(B) [reserved];

(C) to pay audit and other accounting and reporting expenses of such Parent Company to the extent such expenses are attributable to any Parent Company and/or its subsidiaries (but excluding, for the avoidance of doubt, the portion of any such expenses, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrowers and/or their subsidiaries);

(D) for the payment of insurance premiums to the extent attributable to any Parent Company (but excluding, for the avoidance of doubt, the portion of any such premiums, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrowers and/or their subsidiaries), the Borrowers and their subsidiaries;

(E) to pay (x) fees and expenses related to debt or equity offerings, investments or acquisitions permitted or not restricted by this Agreement (whether or not consummated) and (y) Public Company Costs;

(F) to finance any Investment permitted under Section 6.06 (provided, that (x) any Restricted Payment under this clause (a)(i)(F) shall be made substantially concurrently with the closing of such Investment, (y) the relevant Parent Company shall, promptly following the closing thereof, cause (I) all property acquired to be contributed to the Borrowers or one or more of their Restricted Subsidiaries, or (II) the merger, consolidation or amalgamation of the Person formed or acquired into the Borrowers or one or more of their Restricted Subsidiaries, in order to consummate such Investment in compliance with the applicable requirements of Section 6.06 as if undertaken as a direct Investment by the relevant Borrower or the relevant Restricted Subsidiary and (z) such Investment shall not build the Available Amount); and

(G) to pay customary salary, bonus, severance and other benefits payable to current or former directors, officers, members of management, managers, employees or consultants of any Parent Company (or any Immediate Family Member of any of the foregoing) to the extent such salary, bonuses, severance and other benefits are attributable and reasonably allocated to the operations of the Borrowers and/or their subsidiaries, in each case, so long as such Parent Company applies the amount of any such Restricted Payment for such purpose;

(ii) the Canadian Borrower may pay (or make Restricted Payments to allow any Parent Company to pay) for the repurchase, redemption, retirement or other acquisition or retirement for value of Capital Stock of any Parent Company or any subsidiary held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, any Borrower or any subsidiary:

(A) with Cash and Cash Equivalents (and including, to the extent constituting a Restricted Payment, amounts paid in respect of promissory notes issued to evidence any obligation to repurchase, redeem, retire or otherwise acquire or retire for value the Capital Stock of any Parent Company or any subsidiary held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Affiliate or Immediate Family Member thereof) of any Parent Company, any Borrower or any subsidiary) in an aggregate amount not to exceed the greater of US$11,000,000 and 10% of Consolidated Adjusted EBITDA of the Borrowers and their Restricted Subsidiaries for the most recently ended Test Period in any Fiscal Year, which, if not used in any Fiscal Year, may be carried forward to the next two succeeding Fiscal Years;

(B) with the proceeds of any sale or issuance of Qualified Capital Stock of any Borrower or any Parent Company (to the extent such proceeds are contributed in respect of Qualified Capital Stock to any Borrower or any Restricted Subsidiary); or

(C) with the net proceeds of any key-man life insurance policies;

(iii) the Canadian Borrower may make additional Restricted Payments in an amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Canadian Borrower elects to apply to this clause (iii)(A); provided, that (x) no Event of Default has occurred and is continuing at the time of declaration of such Restricted Payment and (y) the Total Leverage Ratio, calculated on a Pro Forma Basis, would not exceed 6.50:1.00 plus (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Canadian Borrower elects to apply to this clause (iii)(B);

(iv) the Canadian Borrower may make Restricted Payments (i) to any Parent Company to enable such Parent Company to make Cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of such Parent Company and (ii) consisting of (A) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management, managers or consultants of any Borrower, any Restricted Subsidiary or any Parent Company or any of their respective Immediate Family Members and/or (B) repurchases of Capital Stock in consideration of the payments described in sub clause (A) above, including demand repurchases in connection with the exercise of stock options;

(v) the Canadian Borrower may repurchase (or make Restricted Payments to any Parent Company to enable it to repurchase) Capital Stock upon the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents all or a portion of the exercise price of such warrants, options or other securities convertible into or exchangeable for Capital Stock as part of a “cashless” exercise;

(vi) the Canadian Borrower may pay (or make Restricted Payments to allow any Parent Company to pay) fees and expenses under the Management Agreement subject to the restrictions set forth in, and in an amount not to exceed the amount set forth in, Section 6.09(f)(i);

(vii) the Canadian Borrower may make Restricted Payments, the proceeds of which are applied (i) on the Closing Date, solely to effect the consummation of the Transactions and (ii) on and after the Closing Date, to satisfy any payment obligations owing under the Share Purchase Agreement (including payment of working capital, purchase price adjustments and/or deferred transaction fees) and to pay Transaction Costs, in each case, with respect to the Transactions;

(viii) so long as no Event of Default exists, following the consummation of a Qualifying IPO, the Canadian Borrower may (or may make Restricted Payments to any Parent Company to enable it to) make Restricted Payments with respect to any Capital Stock in an amount equal to the sum of (A) 6% per annum of the net Cash proceeds received by or contributed to the Canadian Borrower from such Qualifying IPO and (B) 5% of the market capitalization at the time of such Qualifying IPO;

(ix) the Canadian Borrower may make Restricted Payments to (i) redeem, repurchase, retire or otherwise acquire any (A) Capital Stock (“Treasury Capital Stock”) of any Borrower and/or any Restricted Subsidiary or (B) Capital Stock of any Parent Company, in the case of each of sub clauses (A) and (B), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to any Borrower and/or any Restricted Subsidiary) of, Qualified Capital Stock of any Borrower or any Parent Company to the extent any such proceeds are contributed to the capital of the Borrowers and/or any Restricted Subsidiary in respect of Qualified Capital Stock (“Refunding Capital Stock”) and (ii) declare and pay dividends on any Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Borrower or a Restricted Subsidiary) of any Refunding Capital Stock;

(x) to the extent constituting a Restricted Payment, the Canadian Borrower may consummate any transaction permitted by Section 6.06 (other than Sections 6.06(j) and (t)), and Section 6.09 (other than Section 6.09(d));

(xi) so long as no Event of Default exists or would result therefrom, the Canadian Borrower may make additional Restricted Payments in an aggregate amount not to exceed the greater of US$21,000,000 and 20% of Consolidated Adjusted EBITDA of the Borrowers and their Restricted Subsidiaries for the most recently ended Test Period minus (A) the amount of Restricted Debt Payments made by any Borrower or any Restricted Subsidiary in reliance on Section 6.04(b)(iv), minus (B) the outstanding amount of Investments made by any Borrower or any Restricted Subsidiary in reliance on Section 6.06(q)(ii);

(xii) the Canadian Borrower may pay any dividend or consummate any redemption within 60 days after the date of the declaration thereof or the provision of a redemption notice with respect thereto, as the case may be, if at the date of such declaration or notice, the dividend or redemption notice would have complied with the provisions hereof;

(xiii) the Canadian Borrower may make additional Restricted Payments so long as (A) no Event of Default exists or would result therefrom and (B) the First Lien Leverage Ratio, calculated on a Pro Forma Basis, would not exceed 4.00:1.00; and

(xiv) each Restricted Subsidiary may make Restricted Payments to any Borrower and other Restricted Subsidiaries of any Borrower (and, in the case of a Restricted Payment by a non-Wholly Owned Subsidiary that is a Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary, as compared to the other owners of Capital Stock in such Restricted Subsidiary, on a pro rata or more than pro rata basis based on their ownership interests of the relevant class of Capital Stock).

(b) The Borrowers shall not, nor shall they permit any Restricted Subsidiary to, make any payment (whether in Cash, securities or other property) on or in respect of principal of or interest on (x) any Junior Lien Indebtedness or (y) any Junior Indebtedness (such Indebtedness under clauses (x) and (y), collectively, the “Restricted Debt”), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Debt prior to its scheduled maturity (collectively, “Restricted Debt Payments”), except:

(i) any purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement of any Restricted Debt permitted hereunder made by exchange for, or out of the proceeds of, Refinancing Indebtedness permitted by Section 6.01(p);

(ii) payments as part of an “applicable high yield discount obligation” catch- up payment;

(iii) payments of regularly scheduled interest and payments of fees, expenses and indemnification obligations as and when due in respect of any Restricted Debt, except for any payments with respect to any Subordinated Indebtedness that are prohibited by the subordination provisions thereof;

(iv) so long as no Event of Default exists or would result therefrom, additional Restricted Debt Payments in an aggregate amount not to exceed the greater of US$21,000,000 and 20% of Consolidated Adjusted EBITDA of the Borrowers and their Restricted Subsidiaries as of the last day of the most recently ended Test Period, minus (A) the amount of Restricted Payments made by the Borrowers in reliance on Section 6.04(a)(xi) and (B) the outstanding amount of Investments made by any Borrower or any Restricted Subsidiary in reliance on Section 6.06(q)(ii);

(v) (A) Restricted Debt Payments in exchange for, or with proceeds of any issuance of, Qualified Capital Stock of any Borrower and/or any Restricted Subsidiary and/or any capital contribution in respect of Qualified Capital Stock of any Borrower or any Restricted Subsidiary, (B) Restricted Debt Payments as a result of the conversion of all or any portion of any Restricted Debt into Qualified Capital Stock of any Borrower and/or any Restricted Subsidiary and (C) to the extent constituting a Restricted Debt Payment, payment-in-kind interest with respect to any Restricted Debt that is permitted under Section 6.01;

(vi) Restricted Debt Payments in an aggregate amount not to exceed (A) the portion, if any, of the Available Amount on such date that either Borrower elects to apply to this clause (vi)(A); provided, that (x) no Event of Default has occurred and is continuing at the time of declaration of such Restricted Debt Payment and (y) the Total Leverage Ratio, calculated on a Pro Forma Basis, would not exceed 6.50:1.00 plus (B) the portion, if any, of the Available Excluded Contribution Amount on such date that either Borrower elects to apply to this clause (vi)(B);

(vii) additional Restricted Debt Payments; provided, that (A) both before and after giving effect thereto on a Pro Forma Basis, no Event of Default exists and (B) the First Lien Leverage Ratio, calculated on a Pro Forma Basis, would not exceed 4.25:1.00.

Section 6.05. Restrictions on Subsidiary Distributions. Except as provided herein or in any other Loan Document, any document with respect to any Incremental Equivalent Debt and/or in any agreements with respect to refinancings, renewals or replacements of such Indebtedness that are permitted by Section 6.01, the Borrowers shall not, nor shall they permit any of their Restricted Subsidiaries to, enter into or cause to exist any agreement restricting the ability of (i) any Restricted Subsidiary of any Borrower that is not a Loan Party to pay dividends or other distributions to any Loan Party or (ii) any Restricted Subsidiary that is not a Loan Party to make cash loans or advances to any Loan Party, except:

(a) as set forth in any agreement evidencing (i) Indebtedness of a Restricted Subsidiary that is not a Loan Party permitted by Section 6.01, (ii) Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien if the relevant restriction applies only to the Person obligated under such Indebtedness and its Restricted Subsidiaries or the property or assets intended to secure such Indebtedness and (iii) Indebtedness permitted pursuant to clauses (m), (p) (as it relates to Indebtedness in respect of clauses (a), (m), (q), (r), (u), (w), (x) and/or (z) of Section 6.01), (q), (r), (u), (w), (x) and/or (z) of Section 6.01;

(b) arising under customary provisions restricting assignments, subletting or other transfers contained in leases, subleases, licenses, sublicenses, joint venture agreements and similar agreements entered into in the ordinary course of business;

(c) that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of, any option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement;

(d) that are assumed in connection with any acquisition of property or the Capital Stock of any Person, so long as the relevant encumbrance or restriction relates solely to the Person and its subsidiaries (including the Capital Stock of the relevant Person or Persons) and/or property so acquired and was not created in connection with or in anticipation of such acquisition;

(e) set forth in any agreement for any Disposition of any Restricted Subsidiary (or all or substantially all of the property and/or assets thereof) that restricts the payment of dividends or other distributions or the making of cash loans or advances by such Restricted Subsidiary pending such Disposition;

(f) set forth in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;

(g) imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements;

(h) on Cash, other deposits or net worth or similar restrictions imposed by any Person under any contract entered into in the ordinary course of business or for whose benefit such Cash, other deposits or net worth or similar restrictions exist;

(i) set forth in documents which exist on the Closing Date and not created in contemplation thereof;

(j) arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be incurred after the Closing Date if the relevant restrictions, taken as a whole, are not materially less favorable to the Lenders than the restrictions contained in this Agreement, taken as a whole (as determined in good faith by the Borrower Representative);

(k) arising under or as a result of applicable Requirements of Law or the terms of any license, authorization, concession or permit;

(l) arising in any Hedge Agreement and/or any agreement relating to any Banking Service Obligation;

(m) customary subordination and/or subrogation provisions set forth in guaranty or similar documentation not with respect to Indebtedness that are entered into in the ordinary course of business; and/or

(n) imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of any contract, instrument or obligation referred to in clauses (a) through (m) above; provided, that no such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing is, in the good faith judgment of the Borrower Representative, more restrictive with respect to such restrictions, taken as a whole, than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 6.06. Investments. No Borrower shall, nor shall any Borrower permit any of their Restricted Subsidiaries to, make any Investment in any other Person except:

(a) Cash or Investments that were Cash Equivalents at the time made;

(b) (i) Investments existing on the Closing Date in any Borrower or in any subsidiary or joint venture, (ii) Investments made after the Closing Date among any Borrower, any other Borrower and/or one or more Restricted Subsidiaries that are Loan Parties, (iii) Investments made after the Closing Date by any Loan Party in any Restricted Subsidiary that is not a Loan Party in an aggregate outstanding amount not to exceed the greater of US$32,000,000 and 30% of Consolidated Adjusted

EBITDA as of the last day of the most recently ended Test Period, (iv) Investments made by any Loan Party and/or any Restricted Subsidiary that is not a Loan Party in the form of any contribution or Disposition of the Capital Stock of any Person that is not a Loan Party; provided, that, prior to such contribution or Disposition or series of transactions resulting in such contribution or Disposition, such Capital Stock was not owned directly by a Loan Party and (iv) Investments made by any Restricted Subsidiary that is not a Loan Party in any Loan Party;

(c) Investments (i) constituting deposits, prepayments and/or other credits to suppliers and/or (ii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to any Borrower or any Restricted Subsidiary;

(d) Investments in Unrestricted Subsidiaries; provided, that immediately after giving effect to any such Investment, the amount invested pursuant to this clause (d), when aggregated with the amounts then invested in all other Unrestricted Subsidiaries pursuant to this clause (d), shall not exceed the greater of US$11,000,000 and 10% of Consolidated Adjusted EBITDA of the Borrowers and their Restricted Subsidiaries for the most recently ended Test Period, at any one time outstanding;

(e) Permitted Acquisitions;

(f) Investments (i) existing on, or contractually committed to or contemplated as of, the Closing Date and described on Schedule 6.06 and (ii) any modification, replacement, renewal or extension of any Investment described in clause (i) above so long as no such modification, renewal or extension thereof increases the amount of such Investment except by the terms thereof or as otherwise permitted by this Section 6.06);

(g) Investments received in lieu of Cash in connection with any Disposition permitted by Section 6.07;

(h) loans or advances to present or former employees, directors, members of management, officers, managers or consultants or independent contractors (or their respective Immediate Family Members) of any Parent Company, the Borrowers and their subsidiaries to the extent permitted by Requirements of Law, either (i) in an aggregate principal amount not to exceed the greater of US$11,000,000 and 10% of Consolidated Adjusted EBITDA of the Borrowers and their Restricted Subsidiaries for the most recently ended Test Period, at any one time outstanding or (ii) in connection with such Person’s purchase of Capital Stock of any Parent Company, so long as the proceeds of such loan or advance are substantially contemporaneously contributed to the Borrowers for the purchase of such Capital Stock;

(i) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(j) Investments consisting of Indebtedness permitted under Section 6.01 (other than Indebtedness permitted under Sections 6.01(b) and (h)), Permitted Liens, Restricted Payments permitted under Section 6.04 (other than Section 6.04(a)(x)), Restricted Debt Payments permitted by Section 6.04 and mergers, consolidations, amalgamations, liquidations, windings up, dissolutions or Dispositions permitted by Section 6.07 (other than Section 6.07(a) (if made in reliance on sub clause (ii)(y) of the proviso thereto), Section 6.07(b) (if made in reliance on clause (ii) therein), Section 6.07(c)(ii) (if made in reliance on clause (B) therein) and Section 6.07(g));

(k) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;

(l) Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;

(m) loans and advances of payroll payments or other compensation to present or former employees, directors, members of management, officers, managers or consultants of any Parent Company (to the extent such payments or other compensation relate to services provided to such Parent Company (but excluding, for the avoidance of doubt, the portion of any such amount, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrowers and/or their subsidiaries)), any Borrower and/or any subsidiary in the ordinary course of business;

(n) Investments to the extent that payment therefor is made solely with Capital Stock of any Parent Company or Qualified Capital Stock of any Borrower or any Restricted Subsidiary, in each case, to the extent not resulting in a Change of Control;

(o) (i) Investments of any Restricted Subsidiary acquired after the Closing Date, or of any Person acquired by, or merged into or consolidated or amalgamated with, any Borrower or any Restricted Subsidiary after the Closing Date, in each case, as part of an Investment otherwise permitted by this Section 6.06 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this Section 6.06(o) so long as no such modification, replacement, renewal or extension thereof increases the amount of such Investment except as otherwise permitted by this Section 6.06;

(p) Investments made in connection with the Transactions;

(q) Investments made after the Closing Date by any Borrower and/or any of its Restricted Subsidiaries in an aggregate amount at any time outstanding not to exceed:

(i) the greater of US$32,000,000 and 30% of Consolidated Adjusted EBITDA of the Borrowers and their Restricted Subsidiaries as of the last day of the most recently ended Test Period, plus

(ii) at the election of the Borrowers, the amount of Restricted Payments or Restricted Debt Payments, as applicable, then permitted to be made by any Borrower or any Restricted Subsidiary in reliance on Section 6.04(a)(xi) or Section 6.04(b)(iv), as applicable (it being understood that any amount utilized under this clause (ii) to make an Investment shall result in a reduction in availability under Section 6.04(a)(xi) and Section 6.04(b)(iv), as applicable), plus

(iii) in the event that (A) any Borrower or any Restricted Subsidiary makes any Investment pursuant to this Section 6.06(q) after the Closing Date in any Person that is not a Restricted Subsidiary and (B) such Person subsequently becomes a Loan Party, an amount equal to 100% of the fair market value of such Investment as of the date on which such Person becomes a Loan Party;

(r) Investments made after the Closing Date by any Borrower and/or any Restricted Subsidiary in an aggregate outstanding amount not to exceed (i) the portion, if any, of the Available Amount on such date that either Borrower elects to apply to this clause (r)(i); provided, that, the Total Leverage Ratio, calculated on a Pro Forma Basis, would not exceed 6.50:1.00 plus (ii) the portion, if any, of the Available Excluded Contribution Amount on such date that either Borrower elects to apply to this clause (r)(ii);

(s) (i) Guarantees of leases (other than Capital Leases) or of other obligations not constituting Indebtedness and (ii) Guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Borrowers and/or their Restricted Subsidiaries, in each case, in the ordinary course of business;

(t) Investments in any Parent Company in amounts and for purposes for which Restricted Payments to such Parent Company are permitted under Section 6.04(a); provided, that any Investment made as provided above in lieu of any such Restricted Payment shall reduce availability under the applicable Restricted Payment basket under Section 6.04(a);

(u) [Reserved];

(v) Investments in subsidiaries and joint ventures in connection with reorganizations and related activities related to tax planning; provided, that, after giving effect to any such reorganization and/or related activity, the security interest of the Administrative Agent in the Collateral, taken as a whole, is not materially impaired;

(w) Investments under any Derivative Transaction of the type permitted under Section 6.01(s);

(x) Investments made in connection with the creation, formation and/or acquisition of any joint venture, or in any Restricted Subsidiary to enable such Restricted Subsidiary to create, form and/or acquire any joint venture, in an aggregate outstanding amount not to exceed the greater of US$21,000,000 and 20% of Consolidated Adjusted EBITDA of the Borrowers and their Restricted Subsidiaries for the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or (b), as applicable;

(y) Investments made in joint venture as required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture agreements and similar binding arrangements entered into in the ordinary course of business;

(z) Investments in any Borrower, any subsidiary and/or any joint venture in connection with intercompany cash management arrangements and related activities in the ordinary course of business;

(aa) additional Investments so long as, (A) both before and after giving effect thereto on a Pro Forma Basis, no Event of Default under Section 7.01(a), (f) or (g) exists and (B) after giving effect thereto on a Pro Forma Basis, the First Lien Leverage Ratio does not exceed 4.25:1.00;

(bb) Investments consisting of the licensing or contribution of IP Rights pursuant to joint marketing arrangements with other Persons;

(cc) any Investment made by any Unrestricted Subsidiary prior to the date on which such Unrestricted Subsidiary is designated as a Restricted Subsidiary so long as the relevant Investment was not made in contemplation of the designation of such Unrestricted Subsidiary as a Restricted Subsidiary;

(dd) Investments made in connection with any Permitted Receivables Financing or other supplier financing arrangements under Section 6.01(x), including Investments made to fund the payment of fees and expenses incurred in connection with such Permitted Receivables Financing or supplier financing arrangement and the purchase of assets pursuant to a repurchase obligation in connection with such Permitted Receivables Financing or supplier financing arrangement; and/or

(ee) Investments in any Similar Business; provided, that immediately after giving effect to any such Investment, the amount invested pursuant to this clause (ee), when aggregated with the amounts then invested in all other Similar Businesses pursuant to this clause (ee), shall not exceed the greater of US$11,000,000 and 10% of Consolidated Adjusted EBITDA of the Borrowers and their Restricted Subsidiaries for the most recently ended Test Period, at any one time outstanding.

Section 6.07. Fundamental Changes; Disposition of Assets. No Borrower shall, nor shall any Borrower permit any of its Restricted Subsidiaries to, enter into any transaction of merger, consolidation or amalgamation, or liquidate, wind up or dissolve themselves (or suffer any liquidation or dissolution), or make any Disposition, in a single transaction or in a series of related transactions, except:

(a) any Restricted Subsidiary (other than a Borrower) may be merged, consolidated or amalgamated with or into any Borrower or any other Restricted Subsidiary; provided, that (i) in the case of any such merger, consolidation or amalgamation with or into a Borrower, (A) such Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving or continuing following any such merger, consolidation or amalgamation is not a Borrower (any such Person, the “Successor Borrower”), (x) the Successor Borrower shall be an entity organized or existing under the law of the US, any state thereof or the District of Columbia, (y) the Successor Borrower shall expressly assume the Obligations of such Borrower in a manner reasonably satisfactory to the Administrative Agent and (z) except as the Administrative Agent may otherwise agree, each Guarantor, unless it is the other party to such merger, consolidation or amalgamation, shall have executed and delivered a reaffirmation agreement with respect to its obligations under the Loan Guaranty and the other Loan Documents; it being understood and agreed that if the foregoing conditions under clauses (x) through (z) are satisfied, the Successor Borrower will succeed to, and be substituted for, such Borrower under this Agreement and the other Loan Documents, and (ii) in the case of any such merger, consolidation or amalgamation with or into any Subsidiary Guarantor, either (x) such Subsidiary Guarantor shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume the obligations of the Subsidiary Guarantor in a manner reasonably satisfactory to the Administrative Agent or (y) the relevant transaction shall be treated as an Investment and shall comply with Section 6.06;

(b) Dispositions (including of Capital Stock) among any Borrower and/or any Restricted Subsidiary (upon voluntary liquidation or otherwise); provided, that any such Disposition made by any Loan Party to any Person that is not a Loan Party shall be (i) for fair market value (as reasonably determined by such Person) with at least 75% of the consideration for such Disposition consisting of Cash or Cash Equivalents at the time of such Disposition or (ii) treated as an Investment and otherwise made in compliance with Section 6.06 (other than in reliance on clause (j) thereof);

(c) (i) the liquidation or dissolution of any Restricted Subsidiary (other than a Borrower) if any Borrower determines in good faith that such liquidation or dissolution is in the best interests of such Borrower, is not materially disadvantageous to the Lenders and any Borrower or any Restricted Subsidiary receives any assets of the relevant dissolved or liquidated Restricted Subsidiary; provided, that in the case of any liquidation or dissolution of any Loan Party that results in a distribution of assets to any Restricted Subsidiary that is not a Loan Party, such distribution shall be treated as an Investment and shall comply with Section 6.06 (other than in reliance on clause (j) thereof); (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect (A) any Disposition otherwise permitted under this Section 6.07 (other than Section 6.07(a), (b) or (c)) or (B) any Investment permitted under Section 6.06; and (iii) the conversion of any Borrower or any Restricted Subsidiary into another form of entity, in each case, so long as such conversion does not adversely affect the value of the Loan Guaranty or the Collateral, if any, taken as a whole;

(d) (x) Dispositions of inventory or equipment or immaterial assets in the ordinary course of business (including on an intercompany basis) and (y) the leasing or subleasing of real property in the ordinary course of business;

(e) Dispositions of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the Borrower Representative, is (A) no longer useful in its business (or in the business of any Restricted Subsidiary or any Borrower) or (B) otherwise economically impracticable to maintain;

(f) Dispositions of Cash and/or Cash Equivalents and/or other assets that were Cash Equivalents when the relevant original Investment was made;

(g) Dispositions, mergers, amalgamations, consolidations or conveyances that constitute Investments permitted pursuant to Section 6.06 (other than Section 6.06(j)), Permitted Liens, Restricted Payments permitted by Section 6.04(a) (other than Section 6.04(a)(ix)) and Sale and Lease-Back Transactions permitted by Section 6.08;

(h) Dispositions for fair market value; provided, that with respect to any such Disposition with a purchase price in excess of the greater of US$11,000,000 and 10% of Consolidated Adjusted EBITDA of the Borrowers and their Restricted Subsidiaries for the most recently ended Test Period, as applicable, at least 75% of the consideration for such Disposition shall consist of Cash or Cash Equivalents (provided, that for purposes of the 75% Cash consideration requirement, (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to any Borrower or any Restricted Subsidiary) of any Borrower or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet or statement of financial position (or in the notes thereto) that are assumed by the transferee of any such assets and for which the Borrowers and/or their applicable Restricted Subsidiary have been validly released by all relevant creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition, (y) any Securities received by any Borrower or any Restricted Subsidiary from such transferee that are converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (z) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) and clause (B)(1) of the proviso in Section 6.08 that is at that time outstanding, not in excess of the greater of US$11,000,000 and 10% of Consolidated Adjusted EBITDA of the Borrowers and their Restricted Subsidiaries as of the last day of the most recently ended Test Period, in each case, shall be deemed to be Cash); provided, further, that (x) immediately prior to and after giving effect to such Disposition, as determined on the date on which the agreement governing such Disposition is executed, no Event of Default shall exist and (y) the Net Proceeds of such Disposition shall be applied and/or reinvested as (and to the extent) required by Section 2.11(b)(ii);

(i) to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property;

(j) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venture or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;

(k) Dispositions of notes receivable or accounts receivable in the ordinary course of business (including any discount and/or forgiveness thereof and any factoring or similar arrangement), in connection with the collection or compromise thereof or in connection with any Permitted Receivables Financing;

(l) Dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under any open source license), which (i) do not materially interfere with the business of the Borrowers and their Restricted Subsidiaries or (ii) relate to closed facilities or the discontinuation of any product line;

(m) (i) any termination of any lease in the ordinary course of business, (ii) any expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or litigation claims (including in tort) in the ordinary course of business;

(n) Dispositions of property subject to foreclosure, casualty, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding);

(o) Dispositions or consignments of equipment, inventory or other assets (including leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed;

(p) Dispositions in connection with the Transactions;

(q) Dispositions of non-core assets and sales of Real Estate Assets, in each case, acquired in any acquisition permitted hereunder which, within 90 days of the date of such acquisition, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of any Borrower or any Restricted Subsidiary or any of their respective businesses; provided, that no Event of Default exists on the date on which the definitive agreement governing the relevant Disposition is executed;

(r) exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of property or assets so long as any such exchange or swap is made for fair value (as reasonably determined by the Borrower Representative) for like property or assets; provided, that upon the consummation of any such exchange or swap by any Loan Party, to the extent the property received does not constitute an Excluded Asset, the Administrative Agent has a perfected Lien with the same priority as the Lien held on the Real Estate Assets so exchanged or swapped;

(s) Dispositions of assets that do not constitute Collateral for fair market value;

(t) (i) non-exclusive licensing and cross-licensing arrangements involving any technology, intellectual property or other IP Rights of any Borrower or any Restricted Subsidiary in the ordinary course of business and (ii) Dispositions, abandonments, cancellations or lapses of IP Rights, or issuances or registrations, or applications for issuances or registrations, of IP Rights, which, in the reasonable good faith determination of the Borrower Representative, are not material to the conduct of the business of the Borrowers or their Restricted Subsidiaries, or are no longer economical to maintain in light of its use;

(u) terminations or unwinds of Derivative Transactions;

(v) Dispositions of Capital Stock of, or sales of Indebtedness or other Securities of, Unrestricted Subsidiaries;

(w) Dispositions of Real Estate Assets and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management, managers or consultants of any Parent Company, any Borrower and/or any Restricted Subsidiary;

(x) Dispositions made to comply with any order of any Governmental Authority or any applicable Requirements of Law;

(y) any merger, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any US Subsidiary in another jurisdiction in the US and/or (ii) any Non-US Subsidiary in the US, Canada or any other jurisdiction;

(z) any sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter;

(aa) Dispositions contemplated on the Closing Date and described on Schedule 6.07 hereto; and

(bb) other Dispositions involving assets having a fair market value (as reasonably determined by the Borrower Representative at the time of the relevant Disposition) in the aggregate in any Fiscal Year of not more than the greater of US$11,000,000 and 10% of Consolidated Adjusted EBITDA of the Borrowers and their Restricted Subsidiaries for the most recently ended Test Period; provided, that any amount of Dispositions permitted by this clause (bb) that is not used in any given Fiscal Year will added to the amount permitted by this clause (bb) in the subsequent Fiscal Year and, for the avoidance of doubt, such amount may continue to accrue in each subsequent Fiscal Year to the extent not utilized.

To the extent that any Collateral is Disposed of as expressly permitted by this Section 6.07 to any Person other than a Loan Party, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, which Liens shall be automatically released upon the consummation of such Disposition; it being understood and agreed that the Administrative Agent shall be authorized to take, and shall take, any actions reasonably requested by the Borrower Representative in order to effect the foregoing in accordance with Article 8.

Section 6.08. Sale and Lease-Back Transactions. The Borrowers shall not, nor shall they permit any of their Restricted Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the relevant Borrower or the relevant Restricted Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than any Borrower or any Restricted Subsidiary) and (b) intends to use for substantially the same purpose as the property which has been or is to be sold or transferred by such Borrower or such Restricted Subsidiary to any Person (other than any Borrower or any Restricted Subsidiary) in connection with such lease (such a transaction described herein, together with the Specified Sale and Lease-Back Transactions, a “Sale and Lease-Back Transaction”); provided, that (i) the Specified Sale and Lease-Back Transactions shall be permitted and (ii) any other Sale and Lease-Back Transaction shall be permitted so long as either (A) the resulting Indebtedness is permitted by Section 6.01 or (B)(1) the relevant Sale and Lease-Back Transaction is made in exchange for not less than 75% cash consideration (provided, that for purposes of the 75% Cash consideration requirement, (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to any Borrower or any Restricted Subsidiary) of any Borrower or any Restricted Subsidiary (as shown on such Person’s most recent balance sheet or statement of financial position (or in the notes thereto)) that are assumed by the transferee of any such assets and for which the applicable Borrower and/or its applicable Restricted Subsidiary have been validly released by all relevant creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition, (y) any Securities received by any Borrower or any Restricted Subsidiary from such transferee that are converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (z) any Designated Non-Cash Consideration received in respect of the relevant Sale and Lease-Back Transaction having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) and Section 6.07(h)(z) that is at that time outstanding, not in excess of the greater of US$11,000,000 and 10% of Consolidated Adjusted EBITDA of the Borrowers and their Restricted Subsidiaries as of the last day of the most recently ended Test Period, in each case, shall be deemed to be Cash), (2) the applicable Borrower or its applicable Restricted Subsidiary would otherwise be permitted to enter into, and remain liable under, the applicable underlying lease and (3) the aggregate fair market value of the assets sold subject to all Sale and Lease-Back Transactions under this clause (B) shall not exceed the greater of US$26,300,000 and 25% of Consolidated Adjusted EBITDA of the Borrowers and their Restricted Subsidiaries as of the last day of the most recently ended Test Period.

Section 6.09. Transactions with Affiliates. No Borrower shall, nor shall any Borrower permit any of its Restricted Subsidiaries to, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) involving amounts in excess of the greater of US$11,000,000 and 10% of Consolidated Adjusted EBITDA of the Borrowers and their Restricted Subsidiaries for the most recently ended Test Period with any of their respective Affiliates on terms that are less favorable to such Borrower or such Restricted Subsidiary, as the case may be (as reasonably determined by the Borrower Representative), than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate; provided, that the foregoing restriction shall not apply to:

(a) any transaction between or among the Borrowers and/or one or more Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction) to the extent permitted or not restricted by this Agreement;

(b) any issuance, sale or grant of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of any Parent Company or of any Borrower or any Restricted Subsidiary;

(c) (i) any collective bargaining, employment or severance agreement or compensatory (including profit sharing) arrangement entered into by any Borrower or any Restricted Subsidiary with their respective current or former officers, directors, members of management, managers, employees, consultants or independent contractors or those of any Parent Company, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, managers, employees, consultants or independent contractors or any employment contract or arrangement;

(d) (i) transactions permitted by Sections 6.01(d), (o), (bb) and (ee), 6.04 and 6.06(h), (m), (o), (t), (v), (x), (y), (z) and (aa) and (ii) issuances of Capital Stock and issuances and incurrences of Indebtedness not restricted by this Agreement;

(e) transactions in existence on the Closing Date and any amendment, modification or extension thereof to the extent such amendment, modification or extension, taken as a whole, is not (i) materially adverse to the Lenders or (ii) more disadvantageous to the Lenders than the relevant transaction in existence on the Closing Date;

(f) (i) so long as no Event of Default under Section 7.01(a), 7.01(f) or 7.01(g) then exists or would result therefrom, the payment of management, monitoring, consulting, advisory and similar fees to any Investor in an amount not to exceed (x) on the Closing Date, $4,000,000 and (y) after the Closing Date, the sum of (A) 2.5% of Consolidated Adjusted EBITDA of the Borrowers and their Restricted Subsidiaries in any Fiscal Year and (B) 1% of the enterprise value of any Person acquired by the Borrowers or their Restricted Subsidiaries after the Closing Date to the extent permitted by Section 6.06 and (ii) the payment of all indemnification obligations and expenses owed to any Investor and any of their respective directors, officers, members of management, managers, employees and consultants, in each case of clauses (i) and (ii) whether currently due or paid in respect of accruals from prior periods;

(g) the Transactions, including the payment of Transaction Costs and payments required under the Share Purchase Agreement;

(h) customary compensation to Affiliates in connection with financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, which payments are approved by the majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of the Borrower Representative in good faith;

(i) Guarantees permitted by Section 6.01 or Section 6.06;

(j) loans and other transactions among the Loan Parties to the extent permitted under this Article 6 (other than non-cash dividends to Holdings);

(k) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, members of the board of directors (or similar governing body), officers, employees, members of management, managers, consultants and independent contractors of the Borrowers and/or any of their Restricted Subsidiaries in the ordinary course of business and, in the case of payments to such Person in such capacity on behalf of any Parent Company, to the extent attributable to the operations of the Borrowers or their Restricted Subsidiaries;

(l) transactions with customers, clients, suppliers, joint ventures, purchasers or sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are (i) fair to the Borrowers and/or their applicable Restricted Subsidiary in the good faith determination of the board of directors (or similar governing body) of the Borrower Representative or the senior management thereof or (ii) on terms at least as favorable to the Borrowers and/or their applicable Restricted Subsidiary as might reasonably be obtained from a Person other than an Affiliate;

(m) the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement;

(n) (i) any purchase by any Borrower of the Capital Stock of (or contribution to the equity capital of) such Borrower and (ii) any intercompany loans made by any Borrower to any Restricted Subsidiary;

(o) any transaction in respect of which the Borrower Representative delivers to the Administrative Agent a letter addressed to the board of directors (or equivalent governing body) of the Borrower Representative from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is on terms that are no less favorable to the applicable Borrower or the applicable Restricted Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate; and

(p) sales of accounts receivable and related assets, or participations therein, in connection with any Permitted Receivables Financing or other supplier financing arrangement under Section 6.01(x) or servicing agreements in connection with any Permitted Receivables Financing or other supplier financing arrangement under Section 6.01(x);

Section 6.10. Conduct of Business. From and after the Closing Date, the Borrowers shall not, nor shall they permit any of their Restricted Subsidiaries to, engage in any material line of business other than (a) the businesses engaged in by any Borrower or any Restricted Subsidiary on the Closing Date and any Similar Business and (b) such other lines of business to which the Administrative Agent may consent.

Section 6.11. Amendments or Waivers of Organizational Documents. The Borrowers shall not, nor shall they permit any Subsidiary Guarantor to, amend or modify their respective Organizational Documents, in each case, in a manner that is materially adverse to the Lenders (in their capacities as such) without obtaining the prior written consent of the Administrative Agent; provided, that, for purposes of clarity, it is understood and agreed that any Borrower and/or any Subsidiary Guarantor may effect a change to its organizational form and/or consummate any other transaction that is permitted under Section 6.07.

Section 6.12. Amendments of or Waivers with Respect to Restricted Debt. The Borrowers shall not, nor shall they permit any of their Restricted Subsidiaries to, amend or otherwise modify the terms of any Restricted Debt (or the documentation governing the foregoing) if the effect of such amendment or modification, together with all other amendments or modifications made, is materially adverse to the interests of the Lenders (in their capacities as such); provided, that, for purposes of clarity, it is understood and agreed that the foregoing limitation shall not otherwise prohibit any Refinancing Indebtedness or any other replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any Restricted Debt, in each case, that is permitted under the Loan Documents in respect thereof.

Section 6.13. Fiscal Year. The Borrowers shall not change their Fiscal Year-end to a date other than April 30; provided, that, the Borrower Representative may, upon written notice to the Administrative Agent, change the Fiscal Year-end of any Borrower to another date, in which case the Borrower Representative and the Administrative Agent will, and are hereby authorized to, make any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.

Section 6.14. Permitted Activities of Holdings. Holdings shall not:

(a) incur any Indebtedness for borrowed money other than (i) Indebtedness under the Loan Documents or otherwise in connection with the Transactions and (ii) Guarantees of Indebtedness or other obligations of any Borrower and/or any Restricted Subsidiary that are otherwise permitted hereunder;

(b) create or suffer to exist any Lien on any property or asset now owned or hereafter acquired by it other than (i) the Liens created under the Collateral Documents to which it is a party, (ii) any other Lien created in connection with the Transactions, (iii) Permitted Liens on the Collateral that are secured on a pari passu or junior basis with the Secured Obligations, so long as such Permitted Liens secure Guarantees permitted under clause (a)(ii) above and the underlying Indebtedness subject to such Guarantee is permitted to be secured on the same basis pursuant to Section 6.02 and (iv) Liens of the type permitted under Section 6.02 (other than in respect of debt for borrowed money);

(c) engage in any business activity or own any material assets other than (i) holding the Capital Stock of the Borrowers, and, indirectly, any other subsidiary of any Borrower, (ii) performing its obligations under the Loan Documents and other Indebtedness, Liens (including the granting of Liens) and Guarantees permitted hereunder; (iii) issuing its own Capital Stock (including, for the avoidance of doubt, the making of any dividend or distribution on account of, or any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of, any shares of any class of Capital Stock); (iv) filing Tax reports and paying Taxes and other customary obligations in the ordinary course (and contesting any Taxes); (v) preparing reports to Governmental Authorities and to its shareholders; (vi) holding director and shareholder meetings, preparing organizational records and other organizational activities required to maintain its separate organizational structure or to comply with applicable Requirements of Law; (vii) effecting any initial public offering of its Capital Stock; (viii) holding (A) Cash, Cash Equivalents and other assets received in connection with permitted distributions or dividends received from, or permitted Investments or permitted Dispositions made by, any of its subsidiaries or permitted contributions to the capital of, or proceeds from the issuance of Capital Stock of, Holdings pending the application thereof and (B) the proceeds of Indebtedness permitted by Section 6.01; (x) providing indemnification for its officers, directors, members of management, employees and advisors or consultants; (xi) participating in tax, accounting and other administrative matters; (xii) making payments of the type permitted under Section 6.09(f) and the performance of its obligations under any document, agreement and/or Investment contemplated by the Transactions or otherwise not prohibited under this Agreement; (xiii) complying with applicable Requirements of Law (including with respect to the maintenance of its existence); (xiv) making and holding intercompany loans to the Borrowers and/or the Restricted Subsidiaries of the Borrowers, as applicable; (xv) making and holding Investments of the type permitted under Section 6.06(h); (xvi) entry into, payment of fees and expenses under and performance of any other obligations under the Management Agreement and (xvii) activities incidental to any of the foregoing; or

(d) consolidate or amalgamate with, or merge with or into, or convey, sell or otherwise transfer all or substantially all of its assets to, any Person; provided, that, so long as no Default or Event of Default exists or would result therefrom, (A) Holdings may consolidate or amalgamate with, or merge with or into, any other Person (other than the Borrowers and any of their subsidiaries) so long as (i) Holdings is the continuing or surviving Person or (ii) if the Person formed by or surviving any such consolidation, amalgamation or merger is not Holdings, (x) the successor Person expressly assumes all obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto and/or thereto in a form reasonably satisfactory to the Administrative Agent and (y) the Borrower Representative delivers a certificate of a Responsible Officer with respect to the satisfaction of the conditions set forth in clause (x) of this clause (A) and (B) Holdings may convey, sell or otherwise transfer all or substantially all of its assets to any other Person (other than any Borrower and any of its subsidiaries) so long as (x) no Change of Control results therefrom, (y) the Person acquiring such assets expressly assumes all of the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto and/or thereto in a form reasonably satisfactory to the Administrative Agent and (z) the Borrower Representative delivers a certificate of a Responsible Officer with respect to the satisfaction of the conditions under clause (x) set forth in this clause (B); provided, further, that if the conditions set forth in the preceding proviso are satisfied, the successor to Holdings will succeed to, and be substituted for, Holdings under this Agreement.

Section 6.15. Financial Covenant.

(a) First Lien Leverage Ratio. On the last day of any Test Period on which the Revolving Facility Test Condition is then satisfied (it being understood and agreed that this Section 6.15 shall not apply until the last day of the first full Fiscal Quarter ending after the Closing Date), the Borrowers shall not permit the First Lien Leverage Ratio to be greater than 7.75:1.00.

(b) Financial Cure. Notwithstanding anything to the contrary in this Agreement (including Article 7), upon any Borrower’s failure to comply with Section 6.15(a) above for any Fiscal Quarter, Holdings shall have the right (the “Cure Right”) (at any time during such Fiscal Quarter or thereafter until the date that is 15 Business Days after the date on which financial statements for such Fiscal Quarter are required to be delivered pursuant to Section 5.01(a) or (b), as applicable) to issue Qualified Capital Stock or other equity (such other equity to be on terms reasonably acceptable to the Administrative Agent) for Cash or otherwise receive Cash contributions in respect of Qualified Capital Stock (the “Cure Amount”) (which Holdings will promptly contribute to either Borrower in the form of common equity), and thereupon, at the request of the Borrower Representative, the Borrowers’ compliance with Section 6.15(a) shall be recalculated giving effect to a pro forma increase in the amount of Consolidated Adjusted EBITDA by an amount equal to the Cure Amount (notwithstanding the absence of a related addback in the definition of “Consolidated Adjusted EBITDA”) solely for the purpose of determining compliance with Section 6.15(a) as of the end of such Fiscal Quarter and for applicable subsequent periods that include such Fiscal Quarter. If, after giving effect to the foregoing recalculation (but not, for the avoidance of doubt, taking into account any immediate repayment of Indebtedness in connection therewith), the requirements of Section 6.15(a) would be satisfied, then the requirements of Section 6.15(a) shall be deemed satisfied as of the end of the relevant Fiscal Quarter with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of Section 6.15(a) that had occurred (or would have occurred) shall be deemed cured for the purposes of this Agreement. Notwithstanding anything herein to the contrary, (i) in each four consecutive Fiscal Quarter period there shall be at least two Fiscal Quarters (which may, but are not required to be, consecutive) in which the Cure Right is not exercised, (ii) during the term of this Agreement, the Cure Right shall not be exercised more than five times, (iii) the Cure Amount shall be no greater than the amount required for the purpose of complying with Section 6.15(a), (iv) upon the Administrative Agent’s receipt of a written notice from the Borrower Representative that Holdings intends to exercise the Cure Right (a “Notice of Intent to Cure”), until the 15th Business Day following the date on which financial statements for the Fiscal Quarter to which such Notice of Intent to Cure relates are required to be delivered pursuant to Section 5.01(a) or (b), as applicable, neither the Administrative Agent (nor any sub-agent therefor) nor any Lender shall exercise any right to accelerate the Loans or terminate the Revolving Credit Commitments or any Additional Commitments, and none of the Administrative Agent (nor any sub-agent therefor) nor any Lender or Secured Party shall exercise any right to foreclose on or take possession of the Collateral or any other right or remedy under the Loan Documents solely on the basis of the relevant Event of Default under Section 6.15(a), (v) during any Test Period in which any Cure Amount is included in the calculation of Consolidated Adjusted EBITDA as a result of any exercise of the Cure Right, such Cure Amount shall be (A) counted solely as an increase to Consolidated Adjusted EBITDA (and not as a reduction of Indebtedness) for the purpose of determining compliance with Section 6.15(a) and (B) disregarded for all other purposes, including the purpose of determining whether any financial ratio-based condition has been satisfied, the Applicable Rate or the Commitment Fee Rate or the availability of any carve-out set forth in Article 6 of this Agreement and (vi) no Revolving Lender or Issuing Bank shall be required to make any Revolving Loan or issue, increase or extend any Letter of Credit from and after the earlier of (x) the date on which the Administrative Agent receives a Notice of Intent to Cure and (y) the last day of the relevant Test Period, unless and until the Cure Amount is actually received.

ARTICLE 7

EVENTS OF DEFAULT

Section 7.01. Events of Default. If any of the following events (each, an “Event of Default”) shall occur:

(a) Failure To Make Payments When Due. Failure by any Borrower to pay (i) any installment of principal of any Loan or reimburse any LC Disbursement when due, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any interest on any Loan or any fee or any other amount due hereunder within five Business Days after the date due; or

(b) Default in Other Agreements. (i) Failure by any Borrower or any Restricted Subsidiary to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in clause (a) above) with an aggregate outstanding principal amount exceeding the Threshold Amount, in each case, beyond the grace period, if any, provided therefor; or (ii) breach or default by any Borrower or any Restricted Subsidiary with respect to any other term of (A) one or more items of Indebtedness with an aggregate outstanding principal amount exceeding the Threshold Amount or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness (other than, for the avoidance of doubt, with respect to Indebtedness consisting of Hedging Obligations, termination events or equivalent events pursuant to the terms of the relevant Hedge Agreement which are not the result of any default thereunder by any Loan Party or any Restricted Subsidiary), in each case, beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of such Indebtedness with the giving of notice (if required) (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided, that (x) clause (ii) of this paragraph (b) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness if such sale or transfer is permitted hereunder, (y) any failure described under clause (i) or (ii) above is unremedied and is not waived by the holders of such Indebtedness prior to any termination of the Commitments or acceleration of the Loans pursuant to Article 7 and (z) with respect to any default, event or condition referred to in clauses (i) or (ii) above resulting from the breach of any financial covenant under any revolving facility, such default, event or condition shall only constitute an Event of Default if such default, event or condition results in the demand by the holders of such Indebtedness of repayment thereof or of the acceleration of such Indebtedness (and the termination of the commitments thereunder), which demand or acceleration has not been rescinded; or

(c) Breach of Certain Covenants. Failure of any Loan Party, as required by the relevant provision, to perform or comply with any term or condition contained in Section 5.01(e)(i), Section 5.02 (as it applies to the preservation of the existence of the Borrowers), Section 5.15 or Article 6; provided, that, notwithstanding this clause (c), (A) any breach or default by any Loan Party under Section 5.01(e)(i) shall automatically be deemed cured and to be no longer continuing immediately upon either (i) the delivery of a notice of Default or Event of Default or (ii) the cessation of the existence of the underlying Default or Event of Default, unless the Borrower Representative had knowledge of the underlying Default or Event of Default and was aware that delivery of such notice was required, (B) any breach under Section 6.15(a) is subject to cure as provided in Section 6.15(b), (C) no breach or default under Section 6.15(a) shall result in an Event of Default until the 15th Business Day following the date on which financial statements for the relevant Fiscal Quarter are required to be delivered pursuant to Section 5.01(a) or (b), as applicable, if a Cure Right may be exercised during such period in respect of such Fiscal Quarter and the Borrower Representative has delivered a Notice of Intent to Cure to the Administrative Agent; provided, that no Revolving Lender or Swing Line Lender shall be required to make any Loans and no Issuing Bank shall be required to issue, increase or extend Letters of Credit during such period unless and until the Cure Amount is actually received and (D) no breach or default under Section 6.15(a) shall result in an Event of Default with respect to the Term Loans or any Additional Term Loans unless and until the Required Revolving Lenders have accelerated the Revolving Loans or any Additional Revolving Loans, terminated the commitments under the Revolving Facilities and demanded repayment of, or otherwise accelerated, the Indebtedness or other obligations under the Revolving Facilities; or

(d) Breach of Representations, Etc. Any representation, warranty or certification made or deemed made by any Loan Party in any Loan Document or in any certificate required to be delivered in connection herewith or therewith (including, for the avoidance of doubt, the Perfection Certificate) being untrue in any material respect as of the date made or deemed made and such incorrect representation or warranty (if curable, including by a restatement of any relevant financial statements) shall remain incorrect for a period of 30 days after written notice thereof from the Administrative Agent to the Borrower Representative; or

(e) Other Defaults Under Loan Documents. Default by any Loan Party in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Article 7, which default has not been remedied or waived within 30 days after receipt by the Borrower Representative of written notice thereof from the Administrative Agent; or

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry by a court of competent jurisdiction of a decree or order for relief in respect of Holdings, any Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) in an involuntary case under any Debtor Relief Law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal, provincial, territorial, state or local Requirements of Law; or (ii) the commencement of an involuntary case or proceeding against Holdings, any Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) under any Debtor Relief Law; the entry by a court having jurisdiction in the premises of a decree or order for the appointment of a receiver, receiver and manager, (preliminary) insolvency receiver, interim receiver, liquidator, sequestrator, trustee, monitor, administrator, custodian or other officer having similar powers over Holdings, any Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary), or over all or a substantial part of its property; or the involuntary appointment of an interim receiver, trustee or other custodian of Holdings, any Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) for all or a substantial part of its property, which remains undismissed, unvacated, unbounded or unstayed pending appeal for 60 consecutive days; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The entry against Holdings, any Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) of an order for relief, the commencement by Holdings, any Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) of a voluntary case or proceeding under any Debtor Relief Law, or the consent by Holdings, any Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) to the entry of an order for relief in an involuntary case or proceeding or to the conversion of an involuntary case to a voluntary case or proceeding under any Debtor Relief Law, or the consent by Holdings, any Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) to the appointment of or taking possession by a receiver, receiver and manager, (preliminary) insolvency receiver, interim receiver, liquidator, sequestrator, trustee, monitor, administrator, custodian or other officer having similar powers for or in respect of itself or for all or a substantial part of its property; (ii) the making by Holdings, any Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) of a general assignment for the benefit of creditors; or (iii) the admission by Holdings, any Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) in writing of their inability to pay their respective debts as such debts become due; or

(h) Judgments and Attachments. The entry or filing of one or more final money judgments, writs or warrants of attachment or similar process against any Borrower or any Restricted Subsidiary or any of their respective assets involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case to the extent not adequately covered by insurance as to which the relevant third party insurance company has been notified and not denied coverage), which judgment, writ, warrant or similar process remains unpaid, undischarged, unvacated, unbonded or unstayed pending appeal for a period of 60 days; or

(i) Employee Benefit Plans. (i) The occurrence of one or more ERISA Events or there is or arises an Unfunded Pension Liability (taking into account only Pension Plans with positive Unfunded Pension Liability), which individually or in the aggregate results in liability of any Borrower or any Restricted Subsidiary in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect or (ii) any Canadian Loan Party has any liability under any Canadian Defined Benefit Pension Plan, which individually or in the aggregate results in liability of any Canadian Loan Party in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect; or

(j) Change of Control. The occurrence of a Change of Control; or

(k) Guaranties, Collateral Documents and Other Loan Documents. At any time after the execution and delivery thereof (i) any material Loan Guaranty for any reason ceasing to be in full force and effect (other than in accordance with its terms or as a result of the occurrence of the Termination Date) or being declared to be null and void or the repudiation in writing by any Loan Party of its obligations thereunder (other than as a result of the discharge of such Loan Party in accordance with the terms thereof), (ii) this Agreement or any material Collateral Document or any lien of any Collateral Document on material portion of Collateral ceasing to be in full force and effect (other than by reason of (w) such perfection not being required pursuant to this Agreement or any other Loan Document, (x) the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it or the failure of the Administrative Agent to file UCC or PPSA (or equivalent) continuation statements, (y) a release of Collateral in accordance with the terms hereof or thereof or (z) the occurrence of the Termination Date or any other termination of such Collateral Document in accordance with the terms thereof) or being declared null and void or (iii) the contesting by any Loan Party of the validity or enforceability of any material provision of any Loan Document (or any Lien purported to be created by the Collateral Documents or any Loan Guaranty) in writing or denial by any Loan Party in writing that it has any further liability (other than by reason of the occurrence of the Termination Date), including with respect to future advances by the Lenders, under any Loan Document to which it is a party; it being understood and agreed that the failure of the Administrative Agent to maintain possession of any Collateral actually delivered to it or file any UCC or PPSA (or equivalent) continuation statement shall not result in an Event of Default under this clause (k) or any other provision of any Loan Document; or

(l) Subordination. The Obligations ceasing or the assertion in writing by any Loan Party that the Obligations cease to constitute senior indebtedness under the subordination provisions of any document or instrument evidencing any permitted Subordinated Indebtedness in excess of the Threshold Amount or any such subordination provision being invalidated or otherwise ceasing, for any reason, to be valid, binding and enforceable obligations of the parties thereto;

then, and in every such event (other than (x) an event with respect to any Borrower described in clause (f) or (g) of this Article or (y) any Event of Default arising under Section 6.15(a)) and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, take any of the following actions, at the same or different times: (i) terminate the Revolving Credit Commitments or any Additional Commitments, and thereupon such Revolving Credit Commitments and/or Additional Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower Representative and (iii) require that the Borrowers deposit in the LC Collateral Account an additional amount in Cash as reasonably requested by the Issuing Banks (not to exceed 100% of the relevant face amount) of the then outstanding LC Exposure (minus the amount then on deposit in the LC Collateral Account); provided, that (A) upon the occurrence of an event with respect to any Borrower described in clause (f) or (g) of this Article, any such Commitments and/or Additional Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower Representative, and the obligation of the Borrowers to Cash collateralize the outstanding Letters of Credit as aforesaid shall automatically become effective, in each case, without further action of the Administrative Agent or any Lender and (B) during the continuance of any Event of Default arising under Section 6.15(a), (X) upon the request of the Required Revolving Lenders (but not the Required Lenders or any other Lender or group of Lenders), the Administrative Agent shall, by notice to the Borrower Representative, (1) terminate the Revolving Credit Commitments, and thereupon such Revolving Credit Commitments shall terminate immediately, (2) declare the Revolving Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Revolving Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower Representative and (3) require that the Borrowers deposit in the LC Collateral Account an additional amount in Cash as reasonably requested by the Issuing Banks (not to exceed 100% of the relevant face amount) of the then outstanding LC Exposure (minus the amount then on deposit in the LC Collateral Account) and (Y) on or after the date on which the rights under clause (X) above are exercised, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower Representative, declare the Loans (other than the Revolving Loans) then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower Representative. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC or PPSA, as applicable.

ARTICLE 8

THE ADMINISTRATIVE AGENT

Each of the Lenders and the Issuing Banks, each, on behalf of itself and its applicable Affiliates and in their respective capacities as such, hereby irrevocably appoints UBS (or any successor appointed pursuant hereto) as Administrative Agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

Any Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, unless the context otherwise requires or unless such Person is in fact not a Lender, include each Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any subsidiary of any

Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default exists, and the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Requirements of Law; it being understood that such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary power, except discretionary rights and powers that are expressly contemplated by the Loan Documents and which the Administrative Agent is required to exercise in writing as directed by the Required Lenders or the Required Revolving Lenders (or such other number or percentage of the Lenders as shall be necessary under the relevant circumstances as provided in Section 9.02); provided, that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Borrower or any of its Restricted Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable to the Lenders or any other Secured Party for any action taken or not taken by it with the consent or at the request of the Required Lenders or the Required Revolving Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the relevant circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct, as determined by the final, non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower Representative or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any covenant, agreement or other term or condition set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of any Lien on the Collateral or the existence, value or sufficiency of the Collateral, (vi) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vii) any property, book or record of any Loan Party or any Affiliate thereof. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions.

If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify the Administrative Agent and the other Lenders thereof in writing; provided, that no Lender shall be liable for any failure to notify the Administrative Agent of a Default or Event of Default. Each Lender agrees that, except with the written consent of the Administrative Agent, it will not take any enforcement action hereunder or under any other Loan Document, accelerate the Obligations under any Loan Document, or exercise any right that it might otherwise have under applicable Requirements of Law or otherwise to credit bid at any foreclosure sale, UCC sale (or PPSA equivalent), any sale under Section 363 of the Bankruptcy Code any sale administered or authorized pursuant to Canadian Insolvency Laws or any or other similar Dispositions of Collateral (an “Insolvency Disposition”). Notwithstanding the foregoing, any Lender may take action to preserve or enforce its rights against a Loan Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of the Obligations held by such Lender, including the filing of a proof of claim in a case or proceeding under the Bankruptcy Code or Canadian Insolvency Laws.

Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Borrowers, the Administrative Agent and each Secured Party agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Loan Guaranty; it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by, the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the other Loan Documents may be exercised solely by, the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or in the event of any other Disposition (including pursuant to an Insolvency Disposition), (A) the Administrative Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such Disposition and (B) the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such Disposition.

No holder of any Secured Hedging Obligation or Banking Services Obligation in its capacity as such shall have any rights in connection with the management or release of any Collateral or of the obligations of any Loan Party under this Agreement or the other Loan Documents.

Each of the Lenders hereby irrevocably authorizes (and by entering into a Hedge Agreement with respect to any Secured Hedging Obligation and/or by entering into documentation in connection with any Banking Services Obligation, each of the other Secured Parties hereby authorizes and shall be deemed to authorize) the Administrative Agent, on behalf of all Secured Parties to take any of the following actions upon the instruction of the Required Lenders:

(a) consent to the Disposition of all or any portion of the Collateral free and clear of the Liens securing the Secured Obligations in connection with any Disposition pursuant to the applicable provisions of the Bankruptcy Code, including Section 363 thereof or any sale administered pursuant to Canadian Insolvency Laws;

(b) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the Bankruptcy Code, including under Section 363 thereof or any sale administered pursuant to Canadian Insolvency Laws;

(c) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC (or the applicable provisions of the PPSA);

(d) credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral (in each case, either directly or through one or more acquisition vehicles), in connection with any foreclosure or other Disposition conducted in accordance with applicable Requirements of Law following the occurrence of an Event of Default, including by power of sale, judicial action or otherwise; and/or

(e) estimate the amount of any contingent or unliquidated Secured Obligations of such Lender or other Secured Party;

it being understood that no Lender shall be required to fund any amount in connection with any purchase of all or any portion of the Collateral by the Administrative Agent pursuant to the foregoing clause (b), (c) or (d) without its prior written consent.

Each Secured Party agrees that the Administrative Agent is under no obligation to credit bid any part of the Secured Obligations or to purchase or retain or acquire any portion of the Collateral; provided, that, in connection with any credit bid or purchase described under clause (b), (c) or (d) of the preceding paragraph, the Secured Obligations owed to all of the Secured Parties (other than with respect to contingent or unliquidated liabilities as set forth in the next succeeding paragraph) may be, and shall be, credit bid by the Administrative Agent on a ratable basis.

With respect to each contingent or unliquidated claim that is a Secured Obligation, the Administrative Agent is hereby authorized, but is not required, to estimate the amount thereof for purposes of any credit bid or purchase described in the second preceding paragraph so long as the Administrative Agent, in its sole and absolute discretion, determines that any estimation of the amount or liquidation of such claim would not unduly delay the ability of the Administrative Agent to credit bid the Secured Obligations or otherwise purchase the Collateral in the relevant Disposition. In the event that the Administrative Agent, in its sole and absolute discretion, elects not to estimate any such contingent or unliquidated claim or the Administrative Agent determines that any such claim cannot be estimated without unduly delaying the ability of the Administrative Agent to consummate any credit bid or purchase in accordance with the second preceding paragraph, then the Administrative Agent, in its sole and absolute discretion, may elect not assert any such contingent or unliquidated claims not so estimated in connection with a credit bid, in which case any such contingent or unliquidated claims not so estimated shall not be entitled to any ownership interest in the portion or the entirety of the Collateral purchased by means of such credit bid; provided, that if the Administrative Agent is notified in writing of an estimate of any contingent or unliquidated claim by the holder thereof prior to such time it shall use such estimate.

Each Secured Party whose Secured Obligations are credit bid under clause (b), (c) or (d) of the third preceding paragraph shall be entitled to receive interests in the Collateral or any other asset acquired in connection with such credit bid (or in the Capital Stock of the acquisition vehicle or vehicles that are used to consummate such acquisition) on a ratable basis in accordance with the percentage obtained by dividing (x) the amount of the Secured Obligations of such Secured Party that were credit bid in such credit bid or other Disposition, by (y) the aggregate amount of all Secured Obligations that were credit bid in such credit bid or other Disposition.

In addition, in case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, each Secured Party agrees that the Administrative Agent (irrespective of whether the principal of any Loan or LC Exposure is then due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower Representative) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans or LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts to the extent due to the Lenders, the Issuing Banks and the Administrative Agent under Sections 2.12 and 9.03) allowed in such judicial proceeding; and

(ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same.

Any custodian, receiver, interim receiver, receiver and manager, assignee, trustee, monitor, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent consents to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amount due to the Administrative Agent under Sections 2.12 and 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, proposal, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding.

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or Intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the applicable Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless the Administrative Agent has received notice to the contrary from such Lender or Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it (including, without limitation, pursuant to paragraph 5 of this Article 8). The Administrative Agent and any such sub-agent may perform any and all of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

The Administrative Agent may resign at any time by giving ten days’ written notice to the Lenders, the Issuing Banks and the Borrower Representative. If the Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, either the Required Lenders or the Borrower Representative may, upon ten days’ notice, remove the Administrative Agent. Upon receipt of any such notice of resignation or delivery of any such notice of removal, the Required Lenders shall have the right, with the consent of the Borrower Representative (not to be unreasonably withheld or delayed), to appoint a successor Administrative Agent which shall be a commercial bank, trust company or other Person reasonably acceptable to the Borrower Representative with offices in the US having combined capital and surplus in excess of US$1,000,000,000; provided, that during the existence and continuation of an Event of Default under Section 7.01(a) or, with respect to the Borrowers, Section 7.01(f) or (g), no consent of the Borrower Representative shall be required. If no successor shall have been appointed as provided above and accepted such appointment within ten days after the retiring Administrative Agent gives notice of its resignation or the Administrative Agent receives notice of removal, then (a) in the case of a retirement, the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent meeting the qualifications set forth above (including, for the avoidance of doubt, consent of the Borrower Representative; provided, that during the existence and continuation of an Event of Default under Section 7.01(a) or, with respect to the Borrowers, Section 7.01(f) or (g), no consent of the Borrower Representative shall be required) or (b) in the case of a removal, the Borrower Representative may, after consulting with the Required Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided, that (x) in the case of a retirement, if the Administrative Agent notifies the Borrower Representative, the Lenders and the Issuing Banks that no qualifying Person has accepted such appointment or (y) in the case of a removal, the Borrower Representative notifies the Required Lenders that no qualifying Person has accepted such appointment, then, in each case, such resignation or removal shall nonetheless become effective in accordance with and on the 30th day following delivery of such notice and (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent in its capacity as collateral agent for the Secured Parties for perfection purposes, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations required to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly (and each Lender and each Issuing Bank will cooperate with the Borrower Representative to enable the Borrower Representative to take such actions), until such time as the Required Lenders or the Borrower Representative, as applicable, appoint a successor Administrative Agent, as provided for above in this Article 8. Upon the acceptance of its appointment as Administrative Agent hereunder as a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder (other than its obligations under Section 9.13). The fees payable by the Borrower Representative to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower Representative and such successor Administrative Agent. After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any action taken or omitted to be taken by any of them while the relevant Person was acting as Administrative Agent (including for this purpose holding any collateral security following the retirement or removal of the Administrative Agent). Notwithstanding anything to the contrary herein, no Disqualified Institution (nor any Affiliate thereof) may be appointed as a successor Administrative Agent.

Notwithstanding anything to the contrary contained herein, any Issuing Bank and/or Swingline Lender may, upon ten days’ prior written notice to the Borrower Representative, each Issuing Bank and the Lenders, resign as Issuing Bank and/or Swingline Lender, which resignation shall be effective as of the date referenced in such notice (but in no event less than ten days after the delivery of such written notice); it being understood that in the event of any such resignation, any Letter of Credit then outstanding shall remain outstanding (irrespective of whether any amounts have been drawn at such time). In the event of any such resignation as an Issuing Bank or the Swingline Lender, the Borrower Representative shall, unless an Event of Default under Section 7.01(a) or, with respect to Holdings or the Borrowers, Section 7.01(f) or (g) then exists, be entitled to appoint any Revolving Lender that is willing to accept such appointment as successor Issuing Bank or Swingline Lender hereunder. Upon the acceptance of any appointment as Issuing Bank or Swingline Lender hereunder by a successor Issuing Bank or Swingline Lender, as applicable, such successor Issuing Bank or Swingline Lender, as applicable, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Issuing Bank or Swingline Lender, as applicable, and the retiring Issuing Bank or Swingline Lender, as applicable, shall be discharged from its duties and obligations in such capacity hereunder. In the event the successor Swingline Lender resigns, the Borrowers shall promptly repay all outstanding Swingline Loans on the effective date of such resignation (which repayment may be effectuated with the proceeds of a Borrowing). The resignation of the Administrative Agent shall automatically constitute its resignation as Issuing Bank and Swingline Lender.

Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any Arranger or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any Arranger or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders and the Issuing Banks by the Administrative Agent herein, neither the Administrative Agent nor any Arranger shall have any duty or responsibility to provide any Lender or any Issuing Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent, such Arranger or any of its Related Parties.

Notwithstanding anything to the contrary herein, none of the Arrangers nor any syndication or documentation agent shall have any obligation, liability, responsibility or duty under this Agreement, except in their respective capacities as the Administrative Agent, an Issuing Bank, Swingline Lender or a Lender hereunder, as applicable. Each Arranger is an intended third party beneficiary hereunder in accordance with the terms hereof.

Each Secured Party irrevocably authorizes and instructs the Administrative Agent to, and the Administrative Agent shall:

(a) release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the occurrence of the Termination Date, (ii) that is sold or to be sold or transferred as part of or in connection with any Disposition permitted under the Loan Documents to a Person that is not a Loan Party, (iii) that does not constitute (or ceases to constitute) Collateral, (iv) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from the Loan Guaranty otherwise in accordance with the Loan Documents, (v) as required under clause (d) below or (vi) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 9.02;

(b) subject to Section 9.21, release any Subsidiary Guarantor (other than a Borrower) from its obligations under the Loan Guaranty if such Person ceases to be (i) a Restricted Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder or (ii) at the option of the Borrower Representative, a Discretionary Guarantor; provided, that the release of any Subsidiary Guarantor from its obligations under the Loan Guaranty if such Subsidiary Guarantor becomes an Excluded Subsidiary of the type described in clause (a) of the definition thereof shall only be permitted if at the time such Guarantor becomes an Excluded Subsidiary of such type (1) no Event of Default exists, (2) after giving pro forma effect to such release and the consummation of the transaction that causes such Person to be an Excluded Subsidiary of such type, the relevant Borrower is deemed to have made a new Investment in such Person for purposes of Section 6.06 (as if such Person were then newly acquired) in an amount equal to the portion of the fair market value of the net assets of such Person attributable to such Borrower’s equity interest therein as reasonably estimated by the Borrower Representative and such Investment is permitted pursuant to Section 6.06 (other than Section 6.06(f)) at such time and (3) a Responsible Officer of the Borrower Representative certifies to the Administrative Agent compliance with preceding clauses (1) and (2));

(c) subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Sections 6.02(d), 6.02(e), 6.02(g), 6.02(m), 6.02(n), 6.02(o) (other than any Lien on the Capital Stock of any Subsidiary Guarantor), 6.02(q), 6.02(r), 6.02(x), 6.02(y), 6.02(z)(i), 6.02(bb), 6.02(cc), 6.02(ee), and 6.02(ff) (and any Refinancing Indebtedness in respect of any thereof to the extent such Refinancing Indebtedness is permitted to be secured under Section 6.02(k)); provided, that the subordination of any Lien on any property granted to or held by the Administrative Agent shall only be required to the extent that the Lien of the Administrative Agent with respect to such property is required to be subordinated to the relevant Permitted Lien in accordance with applicable Requirements of Law or the documentation governing the Indebtedness that is secured by such Permitted Lien; and

(d) enter into subordination, intercreditor, collateral trust and/or similar agreements with respect to Indebtedness that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens, and with respect to which Indebtedness and/or Liens, this Agreement contemplates an intercreditor, subordination, collateral trust agreement or similar agreement.

Upon the request of the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the Guarantee or its Lien on any Collateral pursuant to this Article 8. In each case as specified in this Article 8, the Administrative Agent will (and each Lender, and Issuing Bank hereby authorizes the Administrative Agent, without limitation, to), at the Borrowers’ expense, execute and deliver to the applicable Loan

Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest therein, or to release such Loan Party from its obligations under the Loan Guaranty, in each case, in accordance with the terms of the Loan Documents and this Article 8; provided, that upon the reasonable request of the Administrative Agent, the Borrower Representative shall deliver a certificate of a Responsible Officer certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement.

The Administrative Agent is authorized to enter into any intercreditor agreement contemplated hereby with respect to Indebtedness that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens and which Indebtedness contemplates an intercreditor, subordination, collateral trust and/or similar agreement (any such intercreditor agreement, an “Additional Agreement”), and the parties hereto acknowledge that any such Additional Agreement is binding upon them. Each Lender and Issuing Bank (a) hereby agrees that it will be bound by, and will not take any action contrary to any Additional Agreement and (b) hereby authorizes and instructs the Administrative Agent to enter into any Additional Agreement and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrowers, and the Secured Parties are intended third-party beneficiaries of such provisions and the provisions of any Additional Agreement.

To the extent that the Administrative Agent or any Arranger (or any Affiliate thereof) is not reimbursed and indemnified by the Borrowers in accordance with and to the extent required by Section 9.03(b), the Lenders will reimburse and indemnify the Administrative Agent or any Arranger (and any Affiliate thereof) in proportion to their respective Applicable Percentages (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent or any Arranger (or any Affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s or any Arranger’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment).

For the purposes of the grant of security under the laws of the Province of Quebec (Canada) which may now or in the future be required to be provided by any Loan Party, the Administrative Agent is hereby irrevocably authorized and appointed by each of the Secured Parties, for themselves and for each Affiliate that is a Secured Party, hereto to act as hypothecary representative (within the meaning of Article 2692 of the Civil Code of Québec) for all present and future Secured Parties (in such capacity, the “Hypothecary Representative”) in order to hold any hypothec granted under the laws of the Province of Quebec (Canada) and to exercise such rights and duties as are conferred upon the Hypothecary Representative under the relevant deed of hypothec and applicable law (with the power to delegate any such rights or duties). The execution prior to the date hereof by the Administrative Agent in its capacity as the Hypothecary Representative of any deed of hypothec or other security documents made pursuant to the laws of the Province of Quebec (Canada), is hereby ratified and confirmed. Any Person who becomes a Secured Party or successor Administrative Agent shall be deemed to have consented to and ratified the foregoing appointment of the Administrative Agent as the Hypothecary Representative on behalf of all Secured Parties, including such Person and any Affiliate or branch of such Person designated as a Secured Party. For greater certainty, the Administrative Agent, acting as the Hypothecary Representative, shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of the Administrative Agent in this Agreement, which shall apply mutatis mutandis. In the event of the resignation of the Administrative Agent (which shall include its resignation as the Hypothecary Representative) and appointment of a successor Administrative Agent, such successor Administrative Agent shall also act as the Hypothecary Representative, as contemplated herein.

ARTICLE 9

MISCELLANEOUS

Section 9.01. Notices.

(a) Subject to paragraph (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or email, as follows:

(i)	if to any Loan Party, to such Loan Party in the care of the Borrower Representative at:

Knowlton Development Corporation Inc.

255 Boul. Roland-Therrien, Suite 100

Longueuil, Quebec, J4H 4A6, Canada

Attention: Pierre Prud’homme

Email: pprudhomme@kdc-one.com

with copies to (which shall not constitute notice to any Loan Party):

Cornell Capital LLC
499 Park Avenue, 21st Floor
New York, New York 10022

Telephone:   (212) 818-8990

    (212) 818-8999 (Justine Cheng)

    (212) 818-8970 (Richard Drucker)

    (212) 818-8986 (Rodrigo Bravo)

    (212) 818-8992 (Sunjay Gorawara)

Attention: Justine Cheng
Richard Drucker
Rodrigo Bravo
Sunjay Gorawara
Email: justine@cornellcapllc.com
richard@cornellcapllc.com
rodrigo@cornellcapllc.com
sunjay@cornellcapllc.com
and

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Telephone: (212) 310-8830
Facsimile: (212) 310-8007
Attention: Andrew J. Colao

Email: andrew.colao@weil.com

(ii) if to the Administrative Agent, Issuing Bank or Swingline Lender:

All notices delivered pursuant to Article V:

UBS AG, Stamford Branch,

600 Washington Boulevard,

Stamford, CT 06901

Attention: Agency Group

Facsimile no.: +1.203.719.3888

Email: Agency-UBSAmericas@ubs.com

All other notices:

UBS AG, Stamford Branch,

600 Washington Boulevard,

Stamford, CT 06901

Attention: Agency Group

Facsimile no.: +1.203.719.3888

Email: Agency-UBSAmericas@ubs.com

(iii) if to any Lender, to it at its address or facsimile number or email address set forth in its Administrative Questionnaire.

All such notices and other communications (A) sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof or three Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to the relevant party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01 or (B) sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notices or other communications shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or Intranet websites) pursuant to procedures set forth herein or otherwise approved by the Administrative Agent. Each of the Administrative Agent or the Borrower Representative (on behalf of any Loan Party) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth herein or otherwise approved by it; provided, that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient (subject to such receipt acknowledgment), and (ii) posted to an Internet or Intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Any party hereto may change its address or facsimile number or other notice information hereunder by notice to the other parties hereto.

(d) The Borrower Representative hereby acknowledges that (A) the Administrative Agent will make available to the Lenders and Issuing Banks materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (B) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower Representative hereby agrees that (x) by marking Borrower Materials “PUBLIC,” the Borrower Representative shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) (provided, however, that to the extent such Borrower Materials constitute Confidential Information, they shall be treated as set forth in Section 9.13); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Arrangers shall treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”; provided, that, for purposes of the foregoing, the Loan Documents and all information and materials provided pursuant to Section 5.01(a), (b) or (c) shall be deemed to be suitable for posting to Public Lenders.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Requirements of Law, including United States Federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material nonpublic information with respect to the Borrowers or their respective securities for purposes of United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT, ANY ARRANGER NOR ANY OF THEIR RESPECTIVE RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN ANY SUCH COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE

RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, THE ARRANGERS OR ANY OF THEIR RESPECTIVE RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S OR SUCH ARRANGER’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT SUCH LIABILITY IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH PERSON’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR MATERIAL BREACH OF ANY LOAN DOCUMENT.

Section 9.02. Waivers; Amendments.

(a) No failure or delay by the Administrative Agent, any Arranger, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Arrangers, the Issuing Banks and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same is permitted by Section 9.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, to the extent permitted by applicable Requirements of Law, the making of a Loan or the issuance of any Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

(b) Subject to Section 2.14(b), Section 9.02(b) and Sections 9.02(c) and (d) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified, except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower Representative and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) (with a copy to the Administrative Agent) or (ii) in the case of any other Loan Document (other than any waiver, amendment or modification to effectuate any modification thereto expressly contemplated by the terms of such other Loan Documents), pursuant to an agreement or agreements in writing entered into by the Administrative Agent and each Loan Party that is party thereto, with the consent of the Required Lenders; provided, that, notwithstanding the foregoing:

(A) except with the consent of each Lender directly and adversely affected thereby (but without the consent of the Required Lenders), no such waiver, amendment or modification shall:

(1) increase the Commitment of such Lender (other than with respect to any Incremental Facility pursuant to Section 2.22 or Extended Revolving Loans or Extended Term Loans pursuant to Section 2.23 in respect of which such Lender has agreed to be an Additional Lender); it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall constitute an increase of any Commitment of such Lender;

(2) reduce or forgive the principal amount of any Loan owed to such Lender or reduce any amount due to such Lender on any Loan Installment Date;

(3) (x) extend the scheduled final maturity of any Loan or (y) postpone any Loan Installment Date, any Interest Payment Date with respect to any Loan held by such Lender or the date of any scheduled payment of any fee payable hereunder (in each case, other than any extension for administrative reasons agreed by the Administrative Agent);

(4) reduce the rate of interest (other than to waive any Default or Event of Default or obligation of the Borrowers to pay interest at the default rate of interest under Section 2.13(d), which shall only require the consent of the Required Lenders) or the amount of any fee owed to such Lender; it being understood that no change in the definition of “First Lien Leverage Ratio” or any other ratio used in the calculation of the Applicable Rate or the Commitment Fee Rate, or in the calculation of any other interest or fee due hereunder (including any component definition thereof) shall constitute a reduction in any rate of interest or fee hereunder;

(5) extend the expiry date of such Lender’s Commitment; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of any Commitments shall constitute an extension of any Commitments of any Lender; and

(6) waive, amend or modify the provisions of Section 2.11(a), 2.11(b)(vi), 2.18(b) or 2.18(c) of this Agreement in a manner that would by its terms alter the pro rata sharing of payments required thereby (except in connection with any transaction permitted under Sections 2.22, 2.23, 9.02(c) and/or 9.05(g) or as otherwise provided in this Section 9.02); and

(B) no such waiver, amendment or modification shall:

(1) change (x) any of the provisions of Section 9.02(a) or Section 9.02(b) or the definition of “Required Lenders” to reduce any voting percentage required to waive, amend or modify any right thereunder or make any determination or grant any consent thereunder, without the prior written consent of each Lender or (y) the definition of “Required Revolving Lenders” to reduce any voting percentage required to waive, amend or modify any right thereunder or make any determination or grant any consent thereunder without the prior written consent of each Revolving Lender (it being understood that the consent of the Required Lenders shall not be required in connection with any change to the definition of “Required Revolving Lenders”);

(2) release or subordinate all or substantially all of the Collateral from the Lien granted pursuant to the Loan Documents (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Article 8 or Section 9.22), without the prior written consent of each Lender; or

(3) release all or substantially all of the value of the Guarantees under the Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Article 8 and Section 9.21 hereof), without the prior written consent of each Lender;

(C) solely with the consent of the Required Revolving Lenders (but without the consent of the Required Lenders or any other Lender nor any group of Lenders), any such agreement may (x) waive, amend or modify Section 6.15 (or the definition of “First Lien Leverage Ratio” or any component definition thereof, in each case, as any such definition is used solely for purposes of Section 6.15) (other than, in the case of Section 6.15(a), for purposes of determining compliance with such Section as a condition to taking any action under this Agreement) (other than as permitted under clause (y)), (y) waive, amend or modify any condition precedent set forth in Section 4.02 as it pertains to any Revolving Loan and/or Additional Revolving Loan and/or (z) waive any Event of Default relating solely to the Revolving Facility; and

(D) solely with the consent of the relevant Issuing Bank, the Administrative Agent and the Required Revolving Lenders (but without the consent of the Required Lenders or any other Lender), any such agreement may (x) waive, amend or modify the definition of “Letter of Credit Sublimit” or (y) waive, amend or modify any condition precedent set forth in Section 4.02 hereof as it pertains to the issuance of any Letter of Credit by such Issuing Bank.

provided, further, that no agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or the Swingline Lender hereunder without the prior written consent of the Administrative Agent, such Issuing Bank or the Swingline Lender, as the case may be. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.05, Commitment reductions or terminations pursuant to Section 2.09, incurrences of Additional Commitments or Additional Loans pursuant to Section 2.22, 2.23 or 9.02(c) and reductions or terminations of any such Additional Commitments or Additional Loans without any Lender consent. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment and any Additional Commitment of any Defaulting Lender may not be increased without the consent of such Defaulting Lender (it being understood that any Commitment, Additional Commitment or Loan held or deemed held by any Defaulting Lender shall be excluded from any vote hereunder that requires the consent of any Lender, except as expressly provided in Section 2.21(b)). Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower Representative (i) to add one or more additional credit facilities permitted hereunder to this Agreement and to permit any extension of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the relevant benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion.

(c) Notwithstanding the foregoing, this Agreement may be amended:

(i) with the written consent of the Borrower Representative and the Lenders providing the relevant Replacement Term Loans to permit the refinancing or replacement of all or any portion of the outstanding Term Loans under any Class (any such loans being refinanced or replaced, the “Replaced Term Loans”) with one or more replacement term loans hereunder (“Replacement Term Loans”) pursuant to a Refinancing Amendment; provided, that:

(A) the aggregate principal amount of any Replacement Term Loans shall not exceed the aggregate principal amount of the Replaced Term Loans (plus (1) any additional amounts permitted to be incurred under Section 6.01(a), (q), (u), (w) and/or (z) and, to the extent any such additional amounts are secured, the related Liens are permitted under Section 6.02(k) (with respect to Liens securing Indebtedness permitted by Section 6.01(a), (q), (u), (w) or (z)), (o)(ii), (u) and/or (hh) and plus (2) the amount of accrued interest and premium (including tender premium) thereon and underwriting discounts, fees (including upfront fees and original issue discount), commissions and expenses associated therewith),

(B) any Replacement Term Loans (other than Customary Bridge Loans) must have a final maturity date that is equal to or later than the final maturity date of, and have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Replaced Term Loans at the time of the relevant refinancing,

(C) any Replacement Term Loans may be pari passu or junior in right of payment and pari passu or junior with respect to the Collateral with the remaining portion of any then-existing Class of Term Loans (provided, that if pari passu or junior as to payment or Collateral, such Replacement Term Loans shall be subject to a customary intercreditor agreement or an intercreditor agreement on terms reasonably satisfactory to the Administrative Agent and the Borrower Representative (which may consist of a payment waterfall) and may be, at the option of the Administrative Agent and the Borrower Representative, documented in a separate agreement or agreements), or be unsecured,

(D) if any Class of Replacement Term Loans are secured, such Class of Replacement Term Loans may not be secured by any assets other than the Collateral,

(E) if any Class of Replacement Term Loans are guaranteed, such Class of Replacement Term Loans may not be guaranteed by any Person other than one or more Loan Parties,

(F) any Class of Replacement Term Loans that are pari passu in right of payment and pari passu in right of security may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayment or prepayment in respect of such Class of Term Loans (and any Additional Term Loans then subject to ratable repayment requirements), in each case, as agreed by the Borrower Representative and the Lenders providing the relevant Class of Replacement Term Loans,

(G) any Class of Replacement Term Loans shall have pricing (including interest, fees and premiums) and, subject to preceding clause (F), optional prepayment and redemption terms and, subject to clause (B) above, an amortization schedule as the Borrower Representative and the Lenders providing such Class of Replacement Term Loans may agree,

(H) no Default under Section 7.01(a), 7.01(f) or 7.01(g) or Event of Default shall exist immediately prior to or after giving effect to the effectiveness of the relevant Replacement Term Loans, and

(I) the other terms and conditions of any Class of Replacement Term Loans (excluding the terms described above) shall be (i) substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower Representative) to the Lenders providing such Class of Replacement Term Loans than those applicable to the relevant Replaced Term Loans (other than covenants or other provisions applicable only to periods after the Latest Term Loan Maturity Date (in each case, as of the date of incurrence of such Replacement Term Loans)), (ii) provided on then-current market terms (as reasonably determined by the Borrower Representative) for the applicable type of Indebtedness or (iii) reasonably acceptable to the Administrative Agent (it being agreed that terms and conditions of any Replacement Term Loans that are more favorable to the lenders or the agent of such Replacement Term Loans than those contained in the Loan Documents and are then conformed (or added) to the Loan Documents pursuant to the applicable Refinancing Amendment shall be deemed satisfactory to the Administrative Agent), and

(ii) with the written consent of the Borrower Representative and the Lenders providing the relevant Replacement Revolving Facility to permit the refinancing or replacement of all or any portion of any Revolving Credit Commitment or any Additional Revolving Commitment under the applicable Class (any such Revolving Credit Commitment or Additional Revolving Commitment being refinanced or replaced, a “Replaced Revolving Facility”) with a replacement revolving facility hereunder (a “Replacement Revolving Facility”) pursuant to a Refinancing Amendment; provided, that:

(A) the aggregate principal amount of any Replacement Revolving Facility shall not exceed the aggregate principal amount of the Replaced Revolving Facility (plus (x) any additional amounts permitted to be incurred under Section 6.01(a), (q), (u), (w) and/or (z) and, to the extent any such additional amounts are secured, the related Liens are permitted under Section 6.02(k) (with respect to Liens securing Indebtedness permitted by Section 6.01(a), (q), (u), (w) or (z)), (o)(ii), (u) and/or (hh) and plus (y) the amount of accrued interest and premium thereon, any committed but undrawn amounts and underwriting discounts, fees (including upfront fees and original issue discount), commissions and expenses associated therewith),

(B) no Replacement Revolving Facility may have a final maturity date (or require commitment reductions) prior to the final maturity date of the relevant Replaced Revolving Facility at the time of such refinancing,

(C) any Replacement Revolving Facility may be pari passu or junior in right of payment and pari passu or junior with respect to the Collateral with the remaining portion of any then-existing Revolving Credit Commitments or Additional Revolving Commitments (provided, that if pari passu or junior as to payment or Collateral, such Replacement Revolving Facility shall be subject to a customary intercreditor agreement or an intercreditor agreement on terms reasonably satisfactory to the Administrative Agent and the Borrower Representative (which may consist of a payment waterfall) and may be, at the option of the Administrative Agent and the Borrower Representative, documented in a separate agreement or agreements), or be unsecured,

(D) if any Replacement Revolving Facility is secured, it may not be secured by any assets other than the Collateral,

(E) if any Replacement Revolving Facility is guaranteed, it may not be guaranteed by any Person other than one or more Loan Parties,

(F) any Replacement Revolving Facility shall be subject to the “ratability” provisions applicable to Extended Revolving Credit Commitments and Extended Revolving Loans set forth in the proviso to clause (ii) of Section 2.23(a), mutatis mutandis, to the same extent as if fully set forth in this Section 9.02(c)(ii),

(G) any Replacement Revolving Facility shall have pricing (including interest, fees and premiums) and, subject to preceding clause (F), optional prepayment and redemption terms as the Borrower Representative and the Lenders providing such Replacement Revolving Facility may agree,

(H) no Default under Section 7.01(a), 7.01(f) or 7.01(g) or Event of Default shall exist immediately prior to or after giving effect to the effectiveness of the relevant Replacement Revolving Facility, and

(I) other terms and conditions of any Replacement Revolving Facility (excluding pricing, interest, fees, rate floors, premiums, optional prepayment or redemption terms, security and maturity, subject to preceding clauses (B) through (G)) shall be (i) substantially identical to, or (taken as a whole) no more favorable (as reasonably determined by the Borrower Representative) to the Lenders providing such Replacement Revolving Facility than those applicable to the Replaced Revolving Facility (other than covenants or other provisions applicable only to periods after the Latest Revolving Loan Maturity Date (in each case, as of the date of incurrence of the relevant Replacement Revolving Facility)), (ii) provided on then-current market terms (as reasonably determined by the Borrower Representative) for the applicable type of Indebtedness or (iii) reasonably acceptable to the Administrative Agent (it being agreed that terms and conditions of any Replacement Revolving Facility that are more favorable to the lenders or the agent of such Replacement Revolving Facility than those contained in the Loan Documents and are then conformed (or added) to the Loan Documents pursuant to the applicable Refinancing Amendment shall be deemed satisfactory to the Administrative Agent), and

(J) the commitments in respect of the relevant Replaced Revolving Facility shall be terminated, and all loans outstanding thereunder and all fees the due and payable in connection therewith shall be paid in full, in each case, on the date such Replacement Revolving Facility is implemented;

provided, further, that, in respect of each of clauses (i) and (ii) of this clause (c), (x) any Non-Debt Fund Affiliate and Debt Fund Affiliate shall be permitted (without the consent of the Administrative Agent) to provide any Class of Replacement Term Loans, it being understood that in connection with such Replacement Term Loans, the relevant Non-Debt Fund Affiliate or Debt Fund Affiliate, as applicable, shall be subject to the restrictions applicable to such Persons under Section 9.05 as if such Replacement Term Loans were Term Loans and (y) any Debt Fund Affiliate (but not any Non-Debt Fund Affiliate) may provide any Replacement Revolving Facility.

Each party hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be amended by the Borrower Representative, the Administrative Agent and the Lenders providing the relevant Class of Replacement Term Loans or the Replacement Revolving Facility, as applicable, to the extent (but only to the extent) necessary to reflect the existence and terms of such Class of Replacement Term Loans or Replacement Revolving Facility, as applicable, incurred or implemented pursuant thereto (including any amendment necessary to treat the loans and commitments subject thereto as a separate “tranche” and “Class” of Loans and/or commitments hereunder). It is understood that any Lender approached to provide all or a portion of any Class of Replacement Term Loans or any Replacement Revolving Facility may elect or decline, in its sole discretion, to provide such Class of Replacement Term Loans or Replacement Revolving Facility.

(d) Notwithstanding anything to the contrary contained in this Section 9.02 or any other provision of this Agreement or any provision of any other Loan Document, (i) the Borrower Representative and the Administrative Agent may, without the input or consent of any Lender, amend, supplement and/or waive any guaranty, collateral security agreement, pledge agreement and/or related document (if any) executed in connection with this Agreement to (x) comply with any Requirements of Law or the advice of counsel or (y) cause any such guaranty, collateral security agreement, pledge agreement or other document to be consistent with this Agreement and/or the relevant other Loan Documents, (ii) the Borrower Representative and the Administrative Agent may, without the input or consent of any other Lender (other than the relevant Lenders (including Additional Lenders) providing Loans under such Sections), effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower Representative and the Administrative Agent to (x) effect the provisions of Section 2.22, 2.23, 5.12, 6.13 or 9.02(c), or any other provision specifying that any waiver, amendment or modification may be made with the consent or approval of the Administrative Agent (including, in the case of any Incremental Facility that is to be “fungible” with the Credit Facilities on the Closing Date, providing amortization in such other percentages to be mutually agreed by the Borrower Representative and the Administrative Agent to ensure that such incremental loans are fungible with the applicable Closing Date loans) and/or (y) add terms (including representations and warranties, conditions, prepayments, covenants or events of default) in connection with the addition of any Incremental Facility, Incremental Equivalent Debt, any Replacement Revolving Facility, any Replacement Term Loans and/or any Refinancing Indebtedness that either do not affect or are favorable to the then-existing Lenders, as reasonably determined by the Administrative Agent and (iii) if the Administrative Agent and the Borrower Representative have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature or any necessary or desirable technical change, in each case, in any provision of any Loan Document, then the Administrative Agent and the Borrower Representative shall be permitted to amend such provision without the consent of any Lender solely to address such matter as reasonably determined by them acting jointly.

(e) Notwithstanding the foregoing, this Agreement may be amended or supplemented by an agreement or agreements in writing, solely with the consent of the Administrative Agent and the Borrower Representative, without the need to obtain the consent of any other Lender, to implement the Flex Provisions (as defined in the Amendment No. 5 Fee Letter), and, to the extent such amendment would be otherwise permitted by the terms of this Agreement, such amendment shall become effective without any further action or the consent of any other party to any Loan Document; provided, however, that notwithstanding the foregoing or any other provision hereof, if the Administrative Agent (on behalf of the Requisite Incremental Lead Arrangers (as defined in the Amendment No. 5 Fee Letter)) at any time or from time to time on or prior to the achievement of a Successful Syndication (as defined in the Amendment No. 5 Fee Letter) with respect to the Amendment No. 5 USD Incremental Term Loans proposes to effect the changes contemplated by such Flex Provisions (as defined in the Amendment No. 5 Fee Letter), the Borrower Representative shall enter into such amendment within fifteen Business Days (or such longer period as may be agreed by the Administrative Agent) from the date of delivery to the Borrower Representative of a draft amendment reflecting the applicable Flex Provisions (as defined in the Amendment No. 5 Fee Letter) permitted to be exercised under the Amendment No. 5 Fee Letter; provided, that the Administrative Agent (on behalf of the Requisite Incremental Lead Arrangers) shall use reasonable best efforts to effectuate any such amendment in a timely manner and such period may be extended as reasonably agreed among the Borrower Representative and the Administrative Agent. The Borrower Representative hereby acknowledges that failure to enter into such an amendment or amendments pursuant to this Section 9.02(e) constitutes an Event of Default under Section 7.01 of this Agreement. In addition, the parties hereto acknowledge and agree that the Borrower Representative may elect prior to the Syndication Launch Date (as defined in the Commitment Letter referred to in the Amendment No. 5 Fee Letter) to request that the Arrangers syndicate an Incremental Euro Tranche (as defined in and pursuant to the terms of the Commitment Letter referred to in the Amendment No. 5 Fee Letter) to refinance of all or part of the Amendment No. 5 USD Incremental Term Loans funded hereunder; provided, that the Arrangers shall only be obligated to use commercially reasonable efforts to arrange the Incremental Euro Tranche (as defined in the Commitment Letter referred to in the Amendment No. 5 Fee Letter) if requested in writing by the Borrower Representative on or prior to the Syndication Launch Date (as defined in the Commitment Letter referred to in the Amendment No. 5 Fee Letter) (which Syndication Launch Date shall be communicated by UBS to the Borrower Representative after the date hereof with at least three (3) Business Days prior written notice)).

Section 9.03. Expenses; Indemnity.

(a) The Borrowers shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Arrangers, the Administrative Agent and their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if necessary, of one local counsel in any relevant material jurisdiction to all such Persons, taken as a whole) in connection with the syndication and distribution (including via the Internet or through a service such as SyndTrak) of the Credit Facilities, the preparation, execution, delivery and administration of the Loan Documents and any related documentation, including in connection with any amendment, modification or waiver of any provision of any Loan Document (whether or not the transactions contemplated thereby are consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, the Arrangers, the Issuing Banks or the Lenders or any of their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if necessary, of one local counsel in any relevant material jurisdiction to all such Persons, taken as a whole and, solely in the case of an actual or perceived conflict of interest, (x) one additional counsel to all affected Persons, taken as a whole and (y) one additional local counsel in each relevant material jurisdiction to all affected Persons, taken as a whole) in connection with the enforcement, collection or protection of their respective rights in connection with the Loan Documents, including their respective rights under this Section 9.03, or in connection with the Loans made and/or Letters of Credit issued hereunder. Except to the extent required to be paid on the Closing Date pursuant to Section 4.01(f), all amounts due under this paragraph (a) shall be payable by the Borrowers within 30 days of receipt by the Borrower Representative of an invoice setting forth such expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request.

(b) The Borrowers shall indemnify the Arrangers, the Administrative Agent, each Issuing Bank, each Lender, the Swingline Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages and liabilities (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, if necessary, one local counsel in any relevant material jurisdiction to all Indemnitees, taken as a whole and, solely in the case of an actual or perceived conflict of interest, (x) one additional counsel to all affected Indemnitees, taken as a whole and (y) one additional local counsel in each relevant material jurisdiction to all affected Indemnitees, taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby and/or the enforcement of the Loan Documents, (ii) the use of the proceeds of the Loans or any Letter of Credit, (iii) any actual or alleged Release or presence of Hazardous Materials on, at, under or from any property currently or formerly owned or operated by any Borrower, any Restricted Subsidiary or any other Loan Party or any Environmental Liability related to any Borrower, any Restricted Subsidiary or any other Loan Party and/or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by any Borrower, any other Loan Party or any of their respective Affiliates); provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that any such loss, claim, damage, or liability (i) is determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or, to the extent such judgment finds that any such loss, claim, damage, or liability has resulted from such Person’s material breach of the Loan Documents or (ii) arises out of any claim, litigation, investigation or proceeding brought by such Indemnitee against another Indemnitee (other than any claim, litigation, investigation or proceeding that is brought by or against the Administrative Agent, any Issuing Bank or any Arranger, acting in its capacity as the Administrative Agent, as an Issuing Bank or as an Arranger) that does not involve any act or omission of the Sponsor, Holdings, any Borrower or any of its subsidiaries (as determined by a court of competent jurisdiction in a final, non-appealable judgment). Each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrowers pursuant to this Section 9.03(b) to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment thereof in accordance with the terms hereof. All amounts due under this paragraph (b) shall be payable by the Borrowers within 30 days (x) after written demand therefor, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt of an invoice, setting forth such costs and expenses in reasonable detail, together with backup documentation supporting the relevant reimbursement request. This Section 9.03(b) shall not apply to Taxes other than any Taxes that represent losses, claims, damages or liabilities in respect of a non-Tax claim.

(c) The Borrowers shall not be liable for any settlement of any proceeding effected without its consent (which consent shall not be unreasonably withheld, delayed or conditioned), but if any proceeding is settled with the Borrower Representative’s written consent, or if there is a final, non-appealable judgment against any Indemnitee in any such proceeding, the Borrower Representative agrees to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above. The Borrowers shall not, without the prior written consent of the affected Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (ii) such settlement does not include any statement as to any admission of fault or culpability.

Section 9.04. Waiver of Claim. To the extent permitted by applicable Requirements of Law, no party to this Agreement nor any Secured Party shall assert, and each hereby waives, any claim against any other party hereto, any Loan Party and/or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or any Letter of Credit or the use of the proceeds thereof, except, in the case of any claim by any Indemnitee against any Borrower, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 9.03.

Section 9.05. Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, that (i) except as provided under Section 6.07, no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by such Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with the terms of this Section 9.05 (any attempted assignment or transfer not complying with the terms of this Section 9.05 shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and permitted assigns, Participants (to the extent provided in Section 9.05(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Arrangers, the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of any Additional Loan or Additional Commitment added pursuant to Section 2.22, 2.23 or 9.02(c) at the time owing to it) with the prior written consent (not to be unreasonably withheld or delayed) of:

(A) the Borrower Representative; provided, that the Borrower Representative shall be deemed to have consented to any such assignment of the Term Loans, unless the Borrower Representative has objected thereto by written notice to the Administrative Agent within 10 Business Days after receiving written notice thereof; provided, further, that no consent of the Borrower Representative shall be required (x) for any assignment of (1) Revolving Loans, Additional Revolving Loans, Revolving Credit Commitments or Additional Revolving Commitments to another Revolving Lender or Affiliate thereof that is engaged in providing revolving loan financing pursuant to facilities of this type in the ordinary course of business or (2) Term Loans, Additional Term Loans, Initial Term Loan Commitments or Additional Term

Commitments to an Arranger, another Lender, an Affiliate of any Arranger, Lender or an Approved Fund, or (y) if an Event of Default under Section 7.01(a) or Section 7.01(f) or (g) (solely with respect to the Borrowers) exists; provided, further, that notwithstanding the foregoing, the Borrower Representative may withhold its consent to any assignment to any Person that is not a Disqualified Institution, but is known by the Borrower Representative to be an Affiliate of a Disqualified Institution regardless of whether such Person is reasonably identifiable as an Affiliate of a Disqualified Institution;

(B) the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for any assignment to an Arranger, another Lender, any Affiliate of an Arranger or a Lender or any Approved Fund; and

(C) in the case of any Revolving Facility, each Issuing Bank and the Swingline Lender, but only to the extent such assignment increases the obligation of the Assignee to participate in Letters of Credit or Swingline Loans, respectively.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of any assignment to another Lender, any Affiliate of any Lender or any Approved Fund or any assignment of the entire remaining amount of the relevant assigning Lender’s Loans or Commitments of any Class, the principal amount of Loans or Commitments of the assigning Lender subject to the relevant assignment (determined as of the date on which the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent and determined on an aggregate basis in the event of concurrent assignments by or to two or more Approved Funds) shall not be less than (x) US$1,000,000, in the case of Term Loans and Term Commitments and (y) US$5,000,000 in the case of any Revolving Loans or Revolving Credit Commitments (or, if less, all such Lender’s remaining Loans and Commitments of the applicable Class), unless the Borrower Representative and the Administrative Agent otherwise consent;

(B) any partial assignment shall be made as an assignment of a proportionate part of all the relevant assigning Lender’s rights and obligations in respect of any Credit Facility under this Agreement;

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually); provided, that a copy of such Assignment and Assumption shall be provided by the applicable assigning Lender to the Borrower Representative concurrently the delivery of the same to the Administrative Agent, irrespective of whether or not an Event of Default under Section 7.01(a) or Section 7.01(f) or (g) has occurred and is continuing, and shall pay to the Administrative Agent a processing and recordation fee of US$3,500 (which fee (x) may be waived or reduced in the sole discretion of the Administrative Agent, and only one such fee shall be payable for concurrent assignments by two or more Approved Funds, (y) shall not apply to any assignment by or to an Arranger or an Affiliate of an Arranger and (z) shall not apply to any assignment by any Borrower or any of its Affiliates pursuant to Section 9.05(g) below); provided, that such recordation fee shall not be payable in the case of assignments to or from any Arranger or an Affiliate thereof; and

(D) the relevant Eligible Assignee, if it is not a Lender, shall deliver on or prior to the effective date of such assignment, to the Administrative Agent (1) an Administrative Questionnaire and (2) any IRS form required under Section 2.17.

(iii) Subject to the acceptance and recording thereof pursuant to Section 9.05(b)(iv), from and after the effective date specified in any Assignment and Assumption, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned pursuant to such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be (A) entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment and (B) subject to its obligations thereunder and under Section 9.13). If any assignment by any Lender holding any Promissory Note is made after the issuance of such Promissory Note, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender such Promissory Note to the Administrative Agent for cancellation, and, following such cancellation, if requested by either the assignee or the assigning Lender, the applicable Borrower shall issue and deliver a new Promissory Note to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and their respective successors and assigns, and the commitment of, and principal amount and currency of and interest on the Loans and LC Disbursements owing to, each Lender or Issuing Bank pursuant to the terms hereof from time to time (the “Register”). Failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers’ obligations in respect of such Loans and LC Disbursements. The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower Representative, the Administrative Agent’s Related Parties, each Issuing Bank (but only as to its own holdings), each Arranger and each Lender (but only as to its own holdings), at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire and any tax certification required by Section 9.05(b)(ii)(D)(2) (unless the assignee is already a Lender hereunder), the processing and recordation fee referred to in Section 9.05(b), if applicable, and any written consent to the relevant assignment required by Section 9.05(b), the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) (i) Any Lender may, without the consent of the Borrower Representative, the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender, sell participations to any bank or other entity (other than to any Disqualified Institution, any natural Person or, other than with respect to any participation to any Debt Fund Affiliate (any such participations to a Debt Fund Affiliate being subject to the limitation set forth in the first proviso of the penultimate paragraph set forth in Section 9.05(g), as if the limitation applied to such participations), the Borrowers or any of their Affiliates) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which any Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the relevant Participant, agree to any amendment, modification or waiver described in (x) clause (A) of the first proviso to Section 9.02(b) that directly and adversely affects the Loans or commitments in which such Participant has an interest and (y) clause (B)(1), (2) or (3) of the first proviso to Section 9.02(b). Subject to Section 9.05(c)(ii), the Borrowers agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the limitations and requirements of such Sections and Section 2.19) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.05(b). To the extent permitted by applicable Requirements of Law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided, that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii) No Participant shall be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the participating Lender would have been entitled to receive with respect to the participation sold to such Participant.

Each Lender, whether an initial Lender or an assignee, that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and their respective successors and assigns, and the principal amounts and stated interest of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive absent manifest error, and each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Institution or any natural person) to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to any Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 9.05 shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release any Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower Representative, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of any Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including its obligations under Section 2.15, 2.16 or 2.17) and no SPC shall be entitled to any greater amount under Section 2.13, 2.14 or 2.15 or any other provision of this Agreement or any other Loan Document that the Granting Lender would have been entitled to receive, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (iii) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the Requirements of Law of the US or any State thereof; provided, that (i) such SPC’s Granting Lender is in compliance in all material respects with its obligations to the Borrowers hereunder and (ii) each Lender designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 9.05, any SPC may (i) with notice to, but without the prior written consent of, the Borrower Representative or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC. If an SPC makes a Loan pursuant to this Section 9.05(e), the related Granting Lender shall maintain a register which complies with the provisions applicable to the Participant Register.

(f) (i) No assignment or participation shall be made to, and no Commitment shall be provided by, (A) any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person or the applicable effective date of such Commitment (unless the Borrower Representative has consented to such assignment or Commitment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment, participation or Commitment) or (B) any other Person without the Borrower Representative’s consent (to the extent the Borrower Representative’s consent is required under this Section 9.05), as the case may be (each such Person under the foregoing clauses (A) and (B), a “Disqualified Person”). For the avoidance of doubt, with respect to any assignee or Lender that becomes a Disqualified Institution after the applicable Trade Date, (x) such assignee or

Lender shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower Representative of an Assignment and Assumption or Joinder Agreement with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment or participation in violation of this clause (f)(i) shall not be void, but the other provisions of this clause (f) shall apply. Notwithstanding anything to the contrary in this clause (f), no provisions of this clause (f) shall limit the Borrowers’ remedies under applicable Requirements of Law or in equity.

(ii) If any assignment or participation is made to, or any Commitment is provided by, any Disqualified Person without the Borrower Representative’s prior written consent in violation of clause (i) above, or if any Person becomes a Disqualified Institution after the applicable Trade Date, the Borrower Representative may, at its sole expense and effort, upon notice to the applicable Disqualified Person and the Administrative Agent, (A) terminate the Commitment of such Disqualified Person and repay all obligations of the Borrowers owing to such Disqualified Person in connection with such Commitment and/or (B) require such Disqualified Person to assign, without recourse (in accordance with and subject to the restrictions contained in this Section), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Person paid to acquire such interests, rights and obligations, in each case, plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Persons (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower Representative, the Administrative Agent or any other Lender, (y) attend or participate in conference calls or meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders, (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Person will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Persons consented to such matter and (y) for purposes of voting on any Debtor Relief Plan, each Disqualified Person party hereto agrees (1) not to vote on such Debtor Relief Plan, (2) if such Disqualified Persons does vote on such Debtor Relief Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Debtor Relief Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2) and (C) shall not be entitled to the benefits of Section 9.03.

(iv) Upon the request of any Lender, the Administrative Agent shall have the right, and the Borrower Representative hereby expressly authorizes the Administrative Agent, to provide the list of Disqualified Institutions to each requesting Lender on a confidential basis in accordance with Section 9.13 for the purpose of verifying whether such Person is a Disqualified Institution.

(g) Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to an Affiliated Lender on a non-pro rata basis (A) through Dutch Auctions open to all Lenders holding the relevant Term Loans on a pro rata basis or (B) through open market purchases, in each case with respect to clauses (A) and (B), without the consent of the Administrative Agent; provided, that:

(i) any Term Loans acquired by Holdings, a Borrower or any of their respective subsidiaries shall be retired and cancelled immediately upon the acquisition thereof; provided, that upon any such retirement and cancellation, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans so retired and cancelled, and each principal repayment installment with respect to the Term Loans pursuant to Section 2.10(a) shall be reduced on a pro rata basis by the full par value of the aggregate principal amount of Term Loans so cancelled;

(ii) any Term Loans acquired by any Non-Debt Fund Affiliate may (but shall not be required to) be contributed to Holdings, the Borrowers or any of their subsidiaries for purposes of cancelling such Indebtedness (it being understood that any such Term Loans shall be retired and cancelled immediately upon such contribution); provided, that upon any such cancellation, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Term Loans so contributed and cancelled, and each principal repayment installment with respect to the Term Loans pursuant to Section 2.10(a), in each case, shall be reduced pro rata by the full par value of the aggregate principal amount of Term Loans so contributed and cancelled;

(iii) the relevant Affiliated Lender and assigning Lender shall have executed an Affiliated Lender Assignment and Assumption;

(iv) after giving effect to such assignment and to all other assignments to all Affiliated Lenders, the aggregate principal amount of any Class of Term Loans then held by all Affiliated Lenders shall not exceed 25% of the aggregate principal amount of any Class of Term Loans then outstanding (after giving effect to any substantially simultaneous cancellations thereof) (the “Affiliated Lender Cap”); provided, that each party hereto acknowledges and agrees that the Administrative Agent shall not be liable for any losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever incurred or suffered by any Person in connection with any compliance or non-compliance with this clause (g)(iv) or any purported assignment exceeding the Affiliated Lender Cap (it being understood and agreed that the Affiliated Lender Cap is intended to apply to any Loans made available to Affiliated Lenders by formal assignment and by means other than formal assignment (e.g., as a result of an acquisition of another Lender (other than any Debt Fund Affiliate) by any Affiliated Lender or the provision of Additional Term Loans by any Affiliated Lender); provided, further, that to the extent that any assignment to any Affiliated Lender would result in the aggregate principal amount of any Class of Term Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap (after giving effect to any substantially simultaneous cancellations thereof), the assignment of the relevant excess amount shall be null and void;

(v) in connection with any assignment effected pursuant to a Dutch Auction and/or open market purchase conducted by the Borrowers or any of their subsidiaries, (A) the relevant Person may not use the proceeds of any Revolving Loans to fund such assignment and (B) no Event of Default exists at the time of acceptance of bids for the Dutch Auction or the confirmation of such open market purchase, as applicable; and

(vi) by its acquisition of Term Loans, each relevant Affiliated Lender shall be deemed to have acknowledged and agreed that:

(A) the Term Loans held by such Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of any Required Lender or other Lender vote (and the Term Loans held by such Affiliated Lender shall be deemed to be voted pro rata along with the other Lenders that are not Affiliated Lenders); provided, that (x) such Affiliated Lender shall have the right to vote (and the Term Loans held by such Affiliated Lender shall not be so disregarded) with respect to any amendment, modification, waiver, consent or other action that requires the vote of all Lenders or all Lenders directly and adversely affected thereby, as the case may be, and (y) no amendment, modification, waiver, consent or other action shall (1) disproportionately affect such Affiliated Lender in its capacity as a Lender as compared to other Lenders of the same Class that are not Affiliated Lenders or (2) deprive any Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder, in each case, without the consent of such Affiliated Lender; and

(B) such Affiliated Lender, solely in its capacity as an Affiliated Lender, will not be entitled to (i) attend (including by telephone) or participate in any meeting or discussion (or portion thereof) among the Administrative Agent or any Lender or among Lenders to which the Loan Parties or their representatives are not invited or (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available by the Administrative Agent or any Lender to any Loan Party or its representatives (and in any case, other than the right to receive notices of Borrowings, prepayments and other administrative notices in respect of its Term Loans required to be delivered to Lenders pursuant to Article 2); and

(vii) no Affiliated Lender shall be required to represent or warrant that it is not in possession of material non-public information with respect to the Borrowers and/or any of their subsidiaries and/or their respective securities in connection with any assignment permitted by this Section 9.05(g).

Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of any Class of its Term Loans to any Debt Fund Affiliate, and any Debt Fund Affiliate may, from time to time, purchase Term Loans (x) on a non-pro rata basis through Dutch Auctions open to all applicable Lenders or (y) on a non-pro rata basis through open market purchases without the consent of the Administrative Agent, in each case, notwithstanding the requirements set forth in sub clauses (i) through (vii) of this clause (g); provided, that the Term Loans of all Debt Fund Affiliates shall not account for more than 49.9% of the amounts included in determining whether the Required Lenders have (A) consented to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to the immediately succeeding paragraph, any plan of reorganization pursuant to the Bankruptcy Code, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document. Any Term Loans acquired by any Debt Fund Affiliate may (but shall not be required to) be contributed to any Borrower or any of its subsidiaries for purposes of cancelling such Indebtedness (it being understood that any Term Loans so contributed shall be retired and cancelled immediately upon thereof); provided, that upon any such cancellation, the aggregate outstanding principal amount of the relevant Class of Term Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Term Loans so contributed and cancelled, and each principal repayment installment with respect to the Term Loans pursuant to Section 2.10(a), in each case, shall be reduced pro rata by the full par value of the aggregate principal amount of the Term Loans so contributed and cancelled; provided, further, that any such contribution to any Borrower or any of its subsidiaries shall be treated as an equity contribution that builds the Available Amount by an amount equal to the fair market value of the Term Loans so contributed (it being understood and agreed that if the fair market value of such Term Loans cannot be ascertained by any Borrower, the fair market value shall be deemed to be the purchase price of such Term Loans paid by such Affiliated Lender).

Notwithstanding anything in this Agreement or any other Loan Document to the contrary, each Affiliated Lender hereby agrees that, if a proceeding under any Debtor Relief Law is commenced by or against any Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to each Class of Term Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to each Class of Term Loans held by it as the Administrative Agent directs; provided, that in connection with any matter that proposes to treat any Obligations held by such Affiliated Lender in a manner that is different than the proposed treatment of similar Obligations held by Lenders that are not Affiliates, (a) such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) and (b) the Administrative Agent shall not be entitled to vote on behalf of such Affiliated Lender. Each Affiliated Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender (solely in respect of any Term Loans or Additional Term Loans and participations therein and not in respect of any other claim or status that such Affiliated Lender may otherwise have), from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of (but subject to the limitations set forth in) this paragraph.

Section 9.06. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letter of Credit regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.15, 2.16, 2.17, 9.03 and 9.13 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Credit Commitment, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof but, in each case, subject to the limitations set forth in this Agreement.

Section 9.07. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and the Fee Letter and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it has been executed by the Borrowers and the Administrative Agent and when the Administrative Agent has received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or by email as a “.pdf” or “.tif” or similar attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.08. Severability. To the extent permitted by applicable Requirements of Law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 9.09. Right of Set-off. At any time when an Event of Default exists, upon the written consent of the Administrative Agent, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (in any currency) at any time owing by the Administrative Agent, such Issuing Bank or such Lender or Affiliate (including by branches and agencies of the Administrative Agent, such Issuing Bank or such Lender, wherever located) to or for the credit or the account of any Borrower or any Loan Party against any of and all the Secured Obligations held by the Administrative Agent, such Issuing Bank or such Lender or Affiliate, irrespective of whether or not the Administrative Agent, such Issuing Bank or such Lender or Affiliate shall have made any demand under the Loan Documents and although such obligations may be contingent or unmatured or are owed to a branch or office of such Lender or Issuing Bank different than the branch or office holding such deposit or obligation on such Indebtedness. Any applicable Lender, Issuing Bank or Affiliate shall promptly notify the Borrower Representative and the Administrative Agent of such set-off or application; provided, that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section 9.09. The rights of each Lender, each Issuing Bank, the Administrative Agent and each Affiliate under this Section 9.09 are in addition to other rights and remedies (including other rights of set-off) which such Lender, such Issuing Bank, the Administrative Agent or such Affiliate may have.

Section 9.10. Governing Law; Jurisdiction; Consent to Service of Process.

(a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT) AND ANY CLAIM, CONTROVERSY OR DISPUTE (WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT OR OTHERWISE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS

AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN ANY OTHER LOAN DOCUMENT), SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK; PROVIDED, THAT THE GOVERNING LAW OF THE SHARE PURCHASE AGREEMENT SHALL GOVERN IN DETERMINING (I) THE INTERPRETATION OF A COMPANY MATERIAL ADVERSE EFFECT AND WHETHER A COMPANY MATERIAL ADVERSE EFFECT HAS OCCURRED, (II) THE ACCURACY OF ANY SPECIFIED PURCHASE AGREEMENT REPRESENTATION AND WHETHER AS A RESULT OF ANY INACCURACY THEREOF THE INITIAL BORROWER OR ITS APPLICABLE AFFILIATE HAS THE RIGHT OR WOULD HAVE THE RIGHT (TAKING INTO ACCOUNT ANY APPLICABLE CURE PROVISIONS) TO TERMINATE THE INITIAL BORROWER’S OR SUCH AFFILIATE’S OBLIGATIONS (OR TO REFUSE TO CONSUMMATE THE ACQUISITION) UNDER THE SHARE PURCHASE AGREEMENT AND (III) WHETHER THE ACQUISITION HAS BEEN CONSUMMATED IN ACCORDANCE WITH THE TERMS OF THE SHARE PURCHASE AGREEMENT (IN EACH CASE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF, TO THE EXTENT THAT THE SAME ARE NOT MANDATORILY APPLICABLE BY STATUTE AND WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION).

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION (SUBJECT TO THE LAST SENTENCE OF THIS CLAUSE (B)) OF ANY NEW YORK STATE OR, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE REQUIREMENTS OF LAW, FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE REQUIREMENTS OF LAW, IN SUCH FEDERAL COURT; PROVIDED, THAT WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE SHARE PURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY WHICH DOES NOT INVOLVE ANY CLAIMS AGAINST THE ADMINISTRATIVE AGENT, THE ARRANGERS, THE ISSUING BANKS, THE LENDERS OR ANY INDEMNIFIED PERSON, THIS SENTENCE SHALL NOT OVERRIDE ANY JURISDICTION PROVISION IN THE SHARE PURCHASE AGREEMENT. EACH PARTY HERETO AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH PARTY HERETO AGREES THAT A FINAL, NON-APPEALABLE JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE REQUIREMENTS OF LAW. EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT. WITHOUT LIMITING THE OTHER PROVISIONS OF THIS SECTION 9.10 AND IN ADDITION TO THE SERVICE OF PROCESS PROVIDED FOR HEREIN, THE CANADIAN BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE US BORROWER (AND THE US BORROWER HEREBY IRREVOCABLY ACCEPTS SUCH APPOINTMENT), AS ITS AUTHORIZED DESIGNEE, APPOINTEE AND AGENT

TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON THE US BORROWER SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE CANADIAN BORROWER AGREES TO PROMPTLY DESIGNATE A NEW AUTHORIZED DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT.

(c) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE REQUIREMENTS OF LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 9.10(B). EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.

(d) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01. EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY LOAN DOCUMENT THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.

Section 9.11. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.13. Confidentiality. Each of the Administrative Agent, each Lender, each Issuing Bank and each Arranger agrees (and each Lender agrees to cause its SPC, if any) to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed (a) to its and its Affiliates’ directors, officers, managers, employees, internal consultants independent auditors, or other experts and advisors, including accountants, legal counsel and other advisors (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential in accordance with customary practices for syndicated loans; provided, that such Person shall be responsible for its Affiliates’ and their Representatives’ compliance with this paragraph; provided, further, that unless the Borrower Representative otherwise consents, no such disclosure shall be made by the Administrative Agent, any Issuing Bank, any Arranger, any Lender or any Affiliate or Representative thereof to any Affiliate or Representative of the Administrative Agent, any Issuing Bank, any Arranger, or any Lender that (i) is engaged as a principal primarily in private equity, mezzanine financing or venture capital or that are engaged directly or indirectly in a sale of the Target and its subsidiaries as sell-side representatives or any such affiliates’ Representatives, including those providing advisory services, in each case, other than a limited number of senior employees who are required, in accordance with industry regulations or the Lender’s internal policies and procedures to act in a supervisory capacity and the Lender’s internal legal, compliance, risk management, credit or investment committee members (each, an “Excluded Party”); provided, that, for the avoidance of doubt, neither UBSS, Guggenheim Securities, any of the Financing Sources or Jefferies nor any of their respective Affiliates shall constitute an “Excluded Party”, in each case, solely to the extent that any such disclosure divulged to such Affiliate’s individual deal team members is done so on a “need to know” basis solely in connection with the Transactions and any such Affiliate or individual deal team member is informed of the confidential nature of such information are or have been advised of their obligation to keep the Confidential Information of this type confidential in accordance with customary practices for syndicated loans or (ii) is a Disqualified Institution, (b) upon the demand or request of any regulatory or Governmental Authority (including any self-regulatory body or any Federal Reserve Bank or other central bank acting as pledgee pursuant to Section 9.05) purporting to have jurisdiction over such Person or its Affiliates (in which case such Person shall, except with respect to any audit, investigation or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, to the extent practicable and permitted by applicable Requirements of Law, (i) inform the Borrower Representative promptly in advance thereof (or promptly thereafter, if unable to notify you in advance thereof) and (ii) use commercially reasonable efforts to ensure that any information so disclosed is accorded confidential treatment), (c) to the extent compelled by legal, judicial administrative proceeding or other compulsory process in, or reasonably necessary to, the defense of such legal, judicial or administrative proceeding, in any legal, judicial or administrative proceeding or otherwise as required by applicable Requirements of Law (in which case such Person shall (i) to the extent practicable and permitted by applicable Requirements of Law and except with respect to any routine or ordinary course audit, investigation or examination conducted by bank accountants or any Governmental Authority or regulatory or self-regulatory authority exercising examination or regulatory authority, inform the Borrower Representative promptly in advance thereof (or promptly thereafter, if unable to notify you in advance thereof) and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (d) to any other party to this Agreement, (e) subject to an acknowledgment and agreement by the relevant recipient that the Confidential Information is being disseminated on a confidential basis (on substantially the terms set forth in this paragraph or as otherwise reasonably acceptable to the Borrower Representative and the Administrative Agent, including as set forth in the Information Memorandum) in accordance with the standard syndication process of the Arrangers or customary market standards for dissemination of the relevant type of information, which shall in any event require “click through” or other affirmative action on the part of the recipient to access the Confidential Information and acknowledge its confidentiality obligations in respect thereof, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or prospective Participant in, any of its rights or obligations under this Agreement, including any SPC (in each case, other than a Disqualified Institution), (ii) any pledgee referred to in Section 9.05, (iii) any actual or prospective, direct or indirect contractual counterparty (or its advisors) to any Derivative Transaction (including any credit default swap) or similar derivative product to which any Loan Party is a party and (iv) subject to the Borrower Representative’s prior approval of the information to be disclosed (not to be unreasonably withheld or delayed), to Moody’s or S&P on a confidential basis in connection with obtaining or maintaining ratings as required under Section 5.13, (f) with the prior written consent of the Borrower Representative, (g) to the extent the Confidential Information becomes publicly available other than as a result of a breach of this Section 9.13 by such Person, its Affiliates or their respective Representatives, (h) to the extent such Confidential Information has been received by a third party that, to such Administrative Agent’s, Lender’s, Issuing Bank or Arranger’s knowledge, is not subject to confidentiality obligations owing to the Sponsor, the Borrowers or any of their respective Restricted Subsidiaries, (i) to the extent such Confidential Information was already in the possession of or was independently developed by such Administrative Agent, Lender, Issuing Bank or Arranger, as applicable, in each case, without violating this Section 9.13, (j) for purposes of establishing a “due diligence” defense, (k) to insurers, any numbering administration or settlement services providers on a “need to know” basis solely in connection with the transactions contemplated hereby and who are informed of the confidential nature of the Confidential Information and are or have been advised of their obligation to keep the Confidential Information of this type confidential; provided, that any disclosure made in reliance on this clause (k) is limited to the general terms of this Agreement and does not include financial or other information relating to Holdings or any of its subsidiaries and (l) the existence of the Credit Facilities and generic information about the Credit Facilities (and not, for the avoidance of doubt, Confidential Information regarding Holdings, the Borrowers, the Target or any of their respective subsidiaries or Affiliates) to market data collectors, similar service providers to the lending industry, and service providers to the Arrangers and the Lenders in connection with the administration and management of the Credit Facilities. For purposes of this Section 9.13, “Confidential Information” means all information relating to the Borrowers and/or any of their subsidiaries and their respective businesses, the Sponsor or the Transactions (including any information obtained by the Administrative Agent, any Issuing Bank, any Lender or any Arranger, or any of their respective Affiliates or Representatives, based on a review of the books and records relating to the Borrowers and/or any of their subsidiaries and its Affiliates from time to time, including prior to the date hereof) other than any such information that is publicly available to the Administrative Agent or any Arranger, Issuing Bank, or Lender on a non-confidential basis prior to disclosure by any Borrower or any of their subsidiaries. For the avoidance of doubt, in no event shall any disclosure of any Confidential Information be made to Person that is a Disqualified Institution at the time of disclosure.

Section 9.14. No Fiduciary Duty. Each of the Administrative Agent, each Arranger, each Lender, the Swingline Lender, each Issuing Bank and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their respective affiliates and none of the Administrative Agent, Arrangers, Lenders, Swingline Lenders, Issuing Banks or their respective Affiliates has any obligation to disclose any such interests by virtue of any advisory, agency or fiduciary relationship. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, any Arranger, any Issuing Bank, the Administrative Agent or the Swingline Lender, on the one hand, and such Loan Party, its stockholders or its affiliates, on the other. Each Loan Party acknowledges and agrees that: (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, Swingline Lenders, Issuing Banks, Administrative Agent and Arrangers, on the one hand, and the Loan Parties, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender, Administrative Agent, Issuing Bank, Swingline Lender or Arranger has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender, Administrative Agent, Swingline Lender, Issuing Bank or Arranger has advised, is currently advising or will advise any Loan Party, its stockholders or its Affiliates on other matters, including the Acquisition) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender, Administrative Agent, Swingline Lender, Issuing Bank and Arranger is acting solely as principal and not as the agent or fiduciary of such Loan Party, its management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that such Loan Party has consulted its own legal, tax and financial advisors to the extent it deemed appropriate in connection with the Loan Documents and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party waives, to the fullest extent possible, on behalf of itself, its management, its stockholders, its creditors and any other Person, all claims against the Administrative Agent, any Arranger, any Lender, the Swingline Lender or any Issuing Bank for breach of fiduciary duty or alleged breach of fiduciary duty.

Section 9.15. Several Obligations. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan, issue any Letter of Credit or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.

Section 9.16. AML Legislation; FINCEN Customer Due Diligence.

(a) The Administrative Agent (for itself) and each Lender that is subject to the requirements of the USA PATRIOT Act, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) or any other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your customer” laws (collectively, “AML Legislation”) hereby notifies each Loan Party that pursuant to the requirements of such AML Legislation, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow the Administrative Agent or such Lender to identify such Loan Party in accordance with such AML Legislation. The Loan Parties shall, promptly following a reasonable request in writing by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including such AML Legislation.

(b) The Administrative Agent and each Lender that is a subject to the requirements the Beneficial Ownership Regulation hereby notifies each Loan Party that it is required to obtain beneficial ownership certifications with respect to the Borrowers pursuant to the requirements of the Beneficial Ownership Regulation and, in certain “high-risk” circumstances, their internal beneficial ownership compliance procedures.

Section 9.17. Disclosure. Each Loan Party, each Issuing Bank and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.

Section 9.18. Appointment for Perfection. Each Lender hereby appoints each other Lender and each Issuing Bank as its agent for the purpose of perfecting Liens for the benefit of the Administrative Agent, the Issuing Banks and the Lenders, in assets which, in accordance with the PPSA, Article 9 of the UCC or any other applicable Requirements of Law can be perfected only by possession. If any Lender or Issuing Bank (other than the Administrative Agent) obtains possession of any Collateral, such Lender or such Issuing Bank shall notify the Administrative Agent thereof; and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.

Section 9.19. Interest Rate Limitation.

(a) Notwithstanding anything herein to the contrary but subject to clause (b) hereof, if at any time the interest rate applicable to any Loan or Letter of Credit, together with all fees, charges and other amounts which are treated as interest on such Loan or Letter of Credit under applicable Requirements of Law (collectively the “Charged Amounts”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender or Issuing Bank holding such Loan or Letter of Credit in accordance with applicable Requirements of Law, the rate of interest payable in respect of such Loan or Letter of Credit hereunder, together with all Charged Amounts payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charged Amounts that would have been payable in respect of such Loan or Letter of Credit but were not payable as a result of the operation of this Section 9.19 shall be cumulated and the interest and Charged Amounts payable to such Lender or Issuing Bank in respect of other Loans or Letters of Credit or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the rate set forth in Section 2.13(d) to the date of repayment, shall have been received by such Lender or Issuing Bank.

(b) Notwithstanding anything herein to the contrary, but subject to the immediately following sentence, if any provision of this Agreement or of any of the other Loan Documents would obligate the Canadian Borrower or any other Canadian Loan Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate which would be prohibited by applicable law or would result in a receipt by such Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provisions, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by such Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: firstly, by reducing the amount or rate of interest required to be paid to such Lender and thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Lender which would constitute “interest” for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Secured Party shall have received an amount in excess of the maximum permitted by that section of the Criminal Code (Canada) from a Canadian Loan Party, such Canadian Loan Party shall be entitled, by notice in writing to such Secured Party, to obtain reimbursement from such Secured Party in an amount equal to such excess and, pending such reimbursement, such amount shall be deemed to be an amount payable by such Secured Party to such Canadian Loan Party. Any amount or rate of interest referred to in this Section 9.19 shall be determined in accordance with IFRS as an effective annual rate of interest over the term that the applicable Loan remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of “interest” (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the period from the Closing Date to the applicable Maturity Date, as applicable, and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Administrative Agent shall be conclusive for the purposes of such determination.

Section 9.20. Conflicts. Notwithstanding anything to the contrary contained herein or in any other Loan Document, in the event of any conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall govern and control.

Section 9.21. Release of Guarantors. Notwithstanding anything in Section 9.02(b) to the contrary, (a) any Subsidiary Guarantor (other than any Borrower) shall automatically be released from its obligations under the Loan Guaranty (i) upon the consummation of any permitted transaction or series of related transactions if as a result thereof such Subsidiary Guarantor ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary as a result of a single transaction or series of related transactions permitted hereunder; provided, that the requirements to such release in the proviso in clause (b) of the fifth to last paragraph of Article 8 are satisfied) and/or (ii) upon the occurrence of the Termination Date and (b) any Subsidiary Guarantor (other than any Borrower) that qualifies as an “Excluded Subsidiary” and satisfies the proviso in clause (b) of the fifth to last paragraph of Article 8 shall be released by the Administrative Agent promptly following the request therefor by the Borrower Representative. In connection with any such release, the Administrative Agent shall promptly execute and deliver to the relevant Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence termination or release; provided, that, in connection with such documents requested by any Loan Party, upon the reasonable request of the Administrative Agent, the Borrower Representative shall deliver a certificate of a Responsible Officer certifying that the relevant transaction has been consummated in compliance with the terms of this Agreement. Any execution and delivery of any document pursuant to the preceding sentence of this Section 9.21 shall be without recourse to or warranty by the Administrative Agent (other than as to the Administrative Agent’s authority to execute and deliver such documents).

Section 9.22. Acknowledgement and Consent to Bail-in of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority

Section 9.23. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of 29 CFR §2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that:

(i) none of the Administrative Agent, any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto);

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR §2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that has under management or control, total assets of at least US$50,000,000, in each case, as described in 29 CFR §2510.3-21(c)(1)(i)(A)-(E);

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies;

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder; and

(v) no fee or other compensation is being paid directly to the Administrative Agent, any Arranger or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent each Arranger hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing

Section 9.24. Judgment Currency. If, for purposes of obtaining judgment in any court in any jurisdiction with respect to this Agreement or any other Loan Document, it becomes necessary to convert into a particular currency (the “Judgment Currency”) any amount due under this Agreement or under any other Loan Document in any currency other than the Judgment Currency (the “Currency Due”), then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which final judgment is given. For this purpose “rate of exchange” means the rate at which the Administrative Agent is able, on the relevant date, to purchase the Currency Due with the Judgment

Currency in accordance with the normal banking procedures of the Administrative Agent. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the final judgment is given and the date of receipt by the Administrative Agent of the amount due, the relevant Loan Party will, on the date of receipt by the Administrative Agent, (i) pay such additional amounts, if any, or (ii) be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by the Administrative Agent on such date is the amount in the Judgment Currency that, when converted to the Currency Due at the rate of exchange prevailing on the date of receipt by the Administrative Agent, is the amount then due under this Agreement or such other Loan Document in the Currency Due. If the amount of the Currency Due that the Administrative Agent is so able to purchase with Judgment Currency is less than the amount of the Currency Due originally due to it, the relevant Loan Party shall indemnify and hold the Administrative Agent and the Lenders harmless from and against all loss or damage arising as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Loan Documents and shall give rise to a separate and independent cause of action. If the amount of the Currency Due so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent shall return the amount of any excess to the relevant Loan Party (or to any other Person who may be entitled thereto under any applicable Requirements of Law).

Section 9.25. Joint and Several Obligations. Solely for purposes of the Bankruptcy and Insolvency Act (Canada), notwithstanding any other provision contained herein or in any other Loan Document, if a “secured creditor” (as that term is defined under the Bankruptcy and Insolvency Act (Canada)) is determined by a court of competent jurisdiction not to include a Person to whom obligations are owed on a joint or joint and several basis, then each Canadian Loan Party’s Obligations, to the extent such Obligations are secured, shall be several obligations and not joint or joint and several Obligations.

Section 9.26. Waiver of Sovereign Immunity. Each Loan Party that is incorporated outside the US, in respect of itself, its subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that such Loan Party or its respective subsidiaries or any of its or its respective subsidiaries’ properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the US or elsewhere, to enforce or collect upon the Loans or any Loan Document or any other liability or obligation of such Loan Party or any of their respective subsidiaries related to or arising from the transactions contemplated by any of the Loan Documents, including, without limitation, immunity from suit, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such Loan Party, for itself and on behalf of its subsidiaries, hereby expressly waives, to the fullest extent permissible under applicable Requirements of Law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the US or elsewhere. Without limiting the generality of the foregoing, each Loan Party further agrees that the waivers set forth in this Section 9.26 shall be effective to the fullest extent permitted under the US Foreign Sovereign Immunities Act of 1976 and are intended to be irrevocable for purposes of such Act.

Section 9.27. Limitations Act. Each of the parties hereto agree that any and all limitation periods provided for in the Limitations Act (Ontario) shall be excluded from application to the Obligations and any undertaking, covenant, indemnity or other agreement of any Loan Party provided for in any Loan Document to which it is a party in respect thereof, in each case to the fullest extent permitted by the Limitations Act (Ontario).

Section 9.28. Appointment of the Administrative Agent under French law. Without limiting any other rights of the Collateral Agent under the Credit Agreement, in relation to the French Security Documents and the French law Collateral created thereunder (the “French Law Collateral”):

(a) the Administrative Agent, on behalf of each of the Lenders and the Issuing Banks:

(i) irrevocably and unconditionally appoints the Collateral Agent to act as “agent des sûretés” (security agent) pursuant to articles 2488-6 and following of the French Code civil for the purpose of taking, registering, managing and enforcing any French Law Collateral in the name of the Administrative Agent for the benefit of such Lenders and such Issuing Banks;

(ii) irrevocably authorizes, empowers and directs the Collateral Agent (by the Collateral Agent or by such person(s) as it may nominate) to perform the duties and to exercise the rights, powers, prerogatives and discretions that are specifically granted to it under or in connection with the French Law Collateral, to take any action and exercise any right, power, prerogative and discretion upon the terms and conditions set out in this Agreement or under or in connection with the French Security Documents and more generally to take any action to protect the rights of the Lenders and the Issuing Banks under or in connection with any French Law Collateral created thereunder, in each case together with any other right, power, prerogative and discretion which are incidental thereto; and

(iii) confirms that the appointment of the Collateral Agent under this Section 9.28 shall remain in full force and effect until termination and payment in full of all Obligations; and

(b) the Collateral Agent accepts its appointment as “agent des sûretés” pursuant to this Section 9.28; and

(c) acknowledges that it shall act in its name for the benefit of (au profit de) the Secured Parties for the purposes of the French Security Documents;

in each case, in accordance with articles 2488-6 and following of the French Code civil and the provisions of this Agreement, and accordingly any action taken by the Collateral Agent in connection with or for the purposes of the French Law Collateral and the French Security Documents in accordance with this Agreement and the French Security Documents shall be deemed to be taken by the Collateral Agent acting as agent des sûretés in its own name and for the benefit of the Lenders and the Issuing Banks.

Any change of the Collateral Agent (remplacement conventionnel or remplacement judiciaire) appointed pursuant to this Section 9.28 shall be made in accordance with Article 8 and/or article 2488-11 of the French Code civil.

~~ARTICLE 10~~

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Prior to the Closing Date Amalgamations:

1184248 B.C. LTD., as the Initial Borrower

By:
Name:
Title:

KDC US HOLDINGS, INC.,as the US Borrower

By:
Name:
Title:

KNOWLTON DEVELOPMENT HOLDCO, INC.,as Holdings

By:
Name:
Title:

[SIGNATURE PAGE TO CREDIT AGREEMENT]

After the Closing Date Amalgamations:

KNOWLTON DEVELOPMENT CORPORATION INC., as the Canadian Borrower

By:
Name:
Title:

[SIGNATURE PAGE TO CREDIT AGREEMENT]

UBS AG, STAMFORD BRANCH, as Administrative Agent, Issuing Bank, Swingline Lender and Lender

By:
Name:
Title:

[SIGNATURE PAGE TO CREDIT AGREEMENT]

MIDCAP FINANCIAL TRUST, as a Revolving Lender

By:
Name:
Title:

APOLLO INVESTMENT CORPORATION, as a Revolving Lender

By:
Name:
Title:

APOLLO TACTICAL VALUE SPN INVESTMENTS, L.P., as a Revolving Lender

By:
Name:
Title:

APOLLO CENTRE STREET PARTNERSHIP, L.P., as a Revolving Lender

By:
Name:
Title:

APOLLO MOULTRIE CREDIT FUND, L.P., as a Revolving Lender

By:
Name:
Title:

[SIGNATURE PAGE TO CREDIT AGREEMENT]

JEFFERIES FINANCE LLC, as a Revolving Lender and an Issuing Bank

By:
Name:
Title:

[SIGNATURE PAGE TO CREDIT AGREEMENT]